                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-130961-14

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 26, 2006)

                           [THORNBURG MORTGAGE LOGO]
                               [GRAPHIC OMITTED]

                                 $1,541,159,100
                                 (APPROXIMATE)

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-3
            MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-3

                      GREENWICH CAPITAL ACCEPTANCE, INC.
                                   Depositor

                  THORNBURG MORTGAGE SECURITIES TRUST 2006-3
                                Issuing Entity

                      THORNBURG MORTGAGE HOME LOANS, INC.
                              Sponsor and Seller

                            WELLS FARGO BANK, N.A.
                 Master Servicer and Securities Administrator

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-20 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 6 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE TRUST

o   The trust will issue twelve classes of certificates, of which eight classes are offered by this prospectus supplement and the accompanying prospectus.

o   The trust assets will consist primarily of adjustable rate and hybrid residential mortgage loans. The mortgage loans will be segregated into three loan groups as described in this prospectus supplement.

THE CERTIFICATES

o   The certificates represent ownership interests in the trust assets.

o   The initial certificate principal balances of the classes of the certificates may vary in the aggregate by 10%.

o   Each class of offered certificates will bear interest at the applicable pass-through rate calculated as described in this prospectus supplement.

o   Credit enhancement for the offered certificates includes subordination, loss allocation and limited cross-collateralization features.

o   Amounts payable under three yield maintenance agreements provided by The
    Royal Bank of Scotland plc will be applied to pay, if necessary, a portion of current interest on the Class A-1, Class A-2 and Class A-3 Certificates.

o   THE CLASS A-1, CLASS A-2 AND CLASS A-3 CERTIFICATES WILL BE SUBJECT TO A
    MANDATORY AUCTION THROUGH AN AUCTION SWAP PROVIDED BY CREDIT SUISSE
    INTERNATIONAL ON THE DISTRIBUTION DATE IN JUNE 2009, AS DESCRIBED IN THIS
    PROSPECTUS SUPPLEMENT, AFTER WHICH THE PASS-THROUGH RATE ON EACH SUCH CLASS
    WILL CHANGE TO A WEIGHTED AVERAGE PASS-THROUGH RATE.

o   Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be July 25,
    2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Greenwich Capital Markets, Inc., Bear, Stearns & Co. Inc., Lehman Brothers
Inc. and Credit Suisse Securities (USA) LLC will offer the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are expected to be approximately 101.60% of their initial aggregate principal balance plus accrued interest, as applicable, before deducting issuance expenses payable by the depositor, estimated to be approximately $500,000. See "Method of Distribution" in this prospectus supplement.

RBS GREENWICH CAPITAL

                         BEAR, STEARNS & CO. INC.
                                                  LEHMAN BROTHERS
                                                                  CREDIT SUISSE

                                 June 26, 2006

     FOR EUROPEAN PURCHASERS ONLY: IN RELATION TO EACH MEMBER STATE OF THE
EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A
"RELEVANT MEMBER STATE"), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH
EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS
IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE "RELEVANT IMPLEMENTATION DATE")
IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT
RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO
THE SECURITIES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT
RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER
STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL
IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT
FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF SECURITIES
TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME: (A) TO LEGAL ENTITIES
WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT
SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN
SECURITIES; (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF
AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET
OF MORE THAN (euro)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(euro)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR (C)
IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF
A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

                                                                            Page
                                                                            ----

SCHEDULE I:  Interest Rate Curves.......................................   S-I-1
ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures..   S-A-1

PROSPECTUS

                                                                            Page
                                                                            ----
Important Notice About Information in This Prospectus and Each

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar

Possible Application of Contingent Payment Regulations to Certain Non-

                                       S-3

PROSPECTUS (CONT'D)

                                                                            Page
                                                                            ----

                                       S-4

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES

     The certificates consist of the classes of certificates listed in the table below, together with the Class B-4, Class B-5, Class B-6 and Class I
Certificates. Only the classes of certificates listed in the table below are offered by this prospectus supplement.

                                                                                   FINAL
               CLASS        PASS-THROUGH RATE FORMULA     PASS-THROUGH RATE      SCHEDULED
             PRINCIPAL        (ON OR BEFORE AUCTION    FORMULA (AFTER AUCTION  DISTRIBUTION
CLASS       BALANCE(1)        DISTRIBUTION DATE) (2)    DISTRIBUTION DATE)(3)     DATE(4)
-----       ----------      -------------------------  ----------------------  ------------

A-1        $283,032,000          LIBOR + 0.090% (6)     Weighted Average (7)     June 2036
A-2        $591,214,000          LIBOR + 0.105% (6)     Weighted Average (7)     June 2036
A-3        $631,161,000          LIBOR + 0.110% (6)     Weighted Average (7)     June 2036
A-X    Notional Amount (8)          Variable (9)                 0.00%           June 2009
A-R        $        100       Weighted Average (10)     Weighted Average (10)    July 2006
B-1        $ 17,099,000       Weighted Average (11)     Weighted Average (11)    June 2036
B-2        $ 11,658,000       Weighted Average (11)     Weighted Average (11)    June 2036
B-3        $  6,995,000       Weighted Average (11)     Weighted Average (11)    June 2036

          EXPECTED
            FINAL                    INITIAL CERTIFICATE RATINGS
        DISTRIBUTION                 ---------------------------
CLASS     DATE (5)     CUSIP NUMBER         MOODY'S  FITCH
-----  --------------  ------------         -------  -----

A-1       June 2009     885221 AA 9           Aaa     AAA
A-2       June 2009     885221 AB 7           Aaa     AAA
A-3       June 2009     885221 AC 5           Aaa     AAA
A-X       June 2009     885221 AD 3           Aaa     AAA
A-R       July 2006     885221 AE 1           Aaa     AAA
B-1    September 2013   885221 AF 8           Aa2     AA+
B-2    September 2013   885221 AG 6            A2     AA-
B-3    September 2013   885221 AH 4           Baa2      A

----------
(1)  These balances are approximate, as described in this prospectus supplement.

(2)  Reflects the pass-through rate formula up to and including the date on which the Class A-1, Class A-2 and Class A-3 Certificates will be transferred to a third-party investor scheduled for the distribution date in June 2009, as described in this prospectus supplement under "Description of the Certificates--Mandatory Auction of the Auction Certificates."

(3)  Reflects the pass-through rate formula after the date on which the Class
     A-1, Class A-2 and Class A-3 Certificates will be transferred to a third-party investor as described in this prospectus supplement under
     "Description of the Certificates--Mandatory Auction of the Auction
     Certificates."

(4)  The final scheduled distribution date for the offered certificates (other than the Class A-X and Class A-R Certificates) is based upon the first distribution date after the date of the last scheduled payment of the latest maturing thirty-year mortgage loan.

(5)  The expected final distribution date, based upon (a) a constant prepayment rate of 20% annually and the structuring assumptions used in this prospectus supplement, each as described under "Yield, Prepayment and
     Maturity Considerations--Structuring Assumptions" and (b) the assumption that the option to purchase the outstanding certificates is exercised by
     Thornburg Mortgage, Inc. on the earliest possible distribution date as described in this prospectus supplement under "The Pooling and Servicing
     Agreement--Securities Purchase Right." The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(6)  Any portion of the interest distributable on the Class A-1, Class A-2 and
     Class A-3 Certificates which is not received from collections on the related mortgage loans will be paid from amounts received under the related yield maintenance agreement as described under "Description of
     Certificates--Priority of Distributions on the Certificates."

(7)  The Class A-1, Class A-2 and Class A-3 Certificates will accrue interest at the weighted average of the net loan rates of the mortgage loans in the related loan group, less, on and after the distribution date in June 2016, the related final maturity reserve rate, adjusted for the related accrual period after the auction distribution date as described under "Description of the Certificates--Interest--Pass-Through Rates."

(8)  The Class A-X Certificates are interest-only certificates and will accrue interest at a variable rate on a notional amount based on the aggregate class principal balance of the Class A-1, Class A-2 and Class A-3
     Certificates calculated as described under "Description of the
     Certificates--Interest--Calculation of Interest."

(9)  The Class A-X Certificates will accrue interest at a variable rate as described under "Description of the Certificates--Interest--Calculation of
     Interest."

(10) Interest on the Class A-R Certificate for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans.

(11) The Class B-1, Class B-2 and Class B-3 Certificates will accrue interest based on the weighted average of the weighted average of the net loan rates of the mortgage loans in each loan group (weighted on the basis of the related subordinate component for each loan group after taking into account, on and after the distribution date in June 2016, the related final maturity reserve rate, adjusted for the related accrual period).

--------------------------------------------------------------------------------

                                       S-5

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
     INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE
     OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE
     ACCOMPANYING PROSPECTUS.

o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
     PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED
     BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND
     OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
     PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS
     RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
     ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND
     UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED
     RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL
     ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE
     WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE
     BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY
     DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

o    WHENEVER WE REFER IN THIS PROSPECTUS SUPPLEMENT TO A PERCENTAGE OF SOME OR
     ALL OF THE MORTGAGE LOANS EXPECTED TO BE INCLUDED AS TRUST ASSETS OR IN A
     LOAN GROUP THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL
     PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF JUNE 1, 2006, UNLESS WE
     SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "THE
     MORTGAGE LOAN GROUPS--GENERAL" HOW THE PRINCIPAL BALANCE OF A MORTGAGE LOAN
     IS CALCULATED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK
     FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE AGGREGATE PRINCIPAL
     BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL
     BALANCES, UNLESS WE SPECIFY OTHERWISE.

OFFERED CERTIFICATES

On the closing date, Thornburg Mortgage Securities Trust 2006-3, a Delaware statutory trust, will issue twelve classes of certificates. Only the Class A-1,
Class A-2, Class A-3, Class A-X, Class A-R, Class B-1, Class B-2 and Class B-3
Certificates are being offered by this prospectus supplement and the accompanying prospectus.

Except for the Class A-R Certificate, the offered certificates will be book-entry securities clearing through The Depository Trust Company in the U.S.
or upon request through Clearstream or Euroclear in Europe, in minimum denominations of $25,000 and increments of $1 in excess thereof (except for the
Class A-X Certificates which will be in minimum notional amounts of $100,000 and increments of $1,000 in excess thereof). The Class A-R Certificate will be issued as a single certificate in fully registered, certificated form.

ADDITIONAL CERTIFICATES

In addition to the eight classes of offered certificates, the trust will issue four other classes of certificates. These certificates will be designated the
Class B-4, Class B-5, Class B-6 and Class I Certificates and are not being offered by this prospectus supplement and the prospectus. Information about the
Class B-4, Class B-5 and Class B-6 Certificates is being included because these classes provide credit enhancement for the offered certificates. The Class B-4,
Class B-5 and Class B-6 Certificates will have original aggregate principal balances of approximately $3,886,000, $3,109,000 and $6,216,452, respectively, subject to a variance as described in this prospectus supplement. Information about the Class I Certificates is being included because this class will be entitled to any funds remaining in the final maturity reserve account following payment in full of all other classes of certificates. The Class I Certificates do not have a principal amount or bear interest.

See "Description of the Certificates--General," "--Book-Entry Registration and
Definitive Certificates" and "The Mortgage Loan Groups" in this prospectus supplement and "The Trust Fund--The Mortgage Loans--General" in the prospectus for additional information.

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

CUT-OFF DATE

June 1, 2006.

CLOSING DATE

On or about June 28, 2006.

ISSUING ENTITY OR TRUST

Thornburg Mortgage Securities Trust 2006-3, a Delaware statutory trust.

SPONSOR AND SELLER

Thornburg Mortgage Home Loans, Inc., a wholly-owned subsidiary of Thornburg
Mortgage, Inc.

See "The Sponsor and Seller" in this prospectus supplement for additional information.

MASTER SERVICER

Wells Fargo Bank, N.A.

See "The Master Servicer" in this prospectus supplement for additional information.

DEPOSITOR

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
(203) 625-2700.

See "The Depositor" in this prospectus supplement for additional information.

TRUSTEE

LaSalle Bank National Association.

See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement for additional information.

SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A.

See "The Pooling and Servicing Agreement--The Securities Administrator" in this prospectus supplement for additional information.

DELAWARE TRUSTEE

Wilmington Trust Company.

See "The Pooling and Servicing Agreement--The Delaware Trustee" in this prospectus supplement for additional information.

SERVICERS

On the closing date, Thornburg Mortgage Home Loans, Inc. and First Republic Bank
will service approximately 82.64% and 12.24% of the mortgage loans, respectively, included in the trust. The remainder of the mortgage loans will be serviced by various other banks, savings and loans and other mortgage lending institutions. Cenlar FSB will subservice all of the mortgage loans serviced by
Thornburg Mortgage Home Loans, Inc. No other servicer will service in excess of
10% of the mortgage loans.

See "The Servicers" in this prospectus supplement for information regarding the servicers of the mortgage loans.

ORIGINATORS

Approximately 82.64% and 12.24% of the mortgage loans were originated by
Thornburg Mortgage Home Loans, Inc. (together with its correspondent lenders other than First Republic Bank) and First Republic Bank, respectively. The remainder of the mortgage loans were originated by various other banks, savings and loans and other mortgage lending institutions. No other originator has originated more than 10% of the mortgage loans.

See "Mortgage Loan Origination" in this prospectus supplement for information regarding the originators and the related underwriting guidelines for the mortgage loans.

YIELD MAINTENANCE COUNTERPARTY

The Royal Bank of Scotland plc, an affiliate of the depositor and Greenwich
Capital Markets, Inc.

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

AUCTION SWAP COUNTERPARTY

Credit Suisse International, an affiliate of Credit Suisse Securities (USA) LLC.

AUCTION ADMINISTRATOR

Wells Fargo Bank, N.A., in its capacity as securities administrator.

MORTGAGE LOANS

The assets of the trust will consist primarily of a pool of adjustable rate and hybrid, first lien, residential mortgage loans which are divided into three loan groups, each having the characteristics described in this prospectus supplement.
Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period following origination.
Approximately 95.68% of the mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination. The loan rates on approximately 0.42% of the mortgage loans can be converted, at the option of the related borrowers, to a fixed interest rate and the loan rates on approximately
21.18% of the mortgage loans may be modified to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan.
Thornburg Mortgage, Inc., the parent of the seller, has the obligation to purchase any mortgage loan whose interest rate has been converted to a fixed interest rate or modified in accordance with the related mortgage note. The seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note.

The mortgage loans will have an aggregate principal balance of approximately
$1,554,370,552 as of the cut-off date, subject to a variance of plus or minus
10%.

LOAN GROUPS

o    Group 1 Mortgage Loans

     A group of conventional first lien, mortgage loans of which 1.59% are adjustable rate mortgage loans that adjust on a monthly, semi-annual or annual basis, 13.97% are hybrid mortgage loans with interest rates that have an initial fixed rate period of three years and thereafter adjust on a monthly, semi-annual or annual basis and 84.44% are hybrid mortgage loans with interest rates that have an initial fixed rate period of five years and thereafter adjust on a monthly, semi-annual or annual basis.

o    Group 2 Mortgage Loans

     A group of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of seven years and thereafter adjust on a monthly, semi-annual or annual basis.

o    Group 3 Mortgage Loans

     A group of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of ten years and thereafter adjust on a monthly, semi-annual or annual basis.

--------------------------------------------------------------------------------

                                       S-8

                         AGGREGATE MORTGAGE LOAN SUMMARY

                                                                            NON-ZERO
                                                                            WEIGHTED        TOTAL
                                                      RANGE OR TOTAL       AVERAGE(1)   PERCENTAGE(2)
                                                   ---------------------   ----------   -------------

Number of Mortgage Loans .......................                   2,092          --           --
Total Stated Principal Balance .................   $       1,554,370,552          --           --
Stated Principal Balances ......................   $42,750 to $9,999,999    $743,007           --
Mortgage Rates .................................         4.500% to 7.500%      6.279%          --
Original Terms to Maturity (in months) .........              300 to 480         360           --
Remaining Terms to Maturity (in months) ........              244 to 479         356           --
Original Loan-to-Value Ratios ..................         8.21% to 100.00%      67.00%          --
Original Effective Loan-to-Value Ratios ........          8.21% to 95.00%      66.75%
Number of Interest-Only Mortgage Loans .........                   1,973          --        95.68%
Geographic Concentration in Excess of 10% of the
   Total Stated Principal Balance:
   California ..................................   $         503,787,108          --        32.41%
   Number of Mortgage Loans in California ......                     493          --           --
   Colorado ....................................   $         168,606,809          --        10.85%
   Number of Mortgage Loans in Colorado ........                     212          --           --
Mortgage Loans in the Maximum Single Zip Code
   Concentration ...............................         90266 (Zip Code)         --         1.44%
Credit Scores ..................................              473 to 830         744           --
Number of Mortgage Loans with Prepayment
  Penalties at Origination .....................                     271          --        18.15%
Gross Margins ..................................         1.000% to 3.250%      1.910%          --
Maximum Mortgage Rates .........................        9.500% to 17.900%     11.430%          --
Minimum Mortgage Rates .........................         1.000% to 6.125%      1.919%          --
Months to Next Mortgage Rate Adjustment ........                1 to 120          92           --
Initial Caps ...................................         1.000% to 6.000%      4.964%          --
Periodic Caps ..................................         1.000% to 2.000%      1.888%          --

----------
(1)  As used in this table, the "non-zero weighted average" of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)  Percentages calculated based on the total principal balance of the mortgage loans in all mortgage groups.

                                      S-9

                          GROUP 1 MORTGAGE LOAN SUMMARY

                                                                            NON-ZERO
                                                                            WEIGHTED        TOTAL
                                                      RANGE OR TOTAL       AVERAGE(1)   PERCENTAGE(2)
                                                   ---------------------   ----------   -------------

Number of Mortgage Loans .......................                     457         --            --
Total Stated Principal Balance .................   $         292,238,259         --            --
Stated Principal Balances ......................   $42,750 to $9,999,999   $639,471            --
Mortgage Rates .................................         4.500% to 7.125%     6.145%           --
Original Terms to Maturity (in months) .........              300 to 480        360            --
Remaining Terms to Maturity (in months) ........              244 to 479        352            --
Original Loan-to-Value Ratios ..................        19.30% to 100.00%     66.50%           --
Original Effective Loan-to-Value Ratios ........         19.30% to 95.00%     66.33%
Number of Interest-Only Mortgage Loans .........                     433         --         96.28%
Geographic Concentration in Excess of 10% of the
   Total Stated Principal Balance:
   California ..................................   $          85,277,584         --         29.18%
   Number of Mortgage Loans in California ......                      89         --            --
   Colorado ....................................   $          37,104,358         --         12.70%
   Number of Mortgage Loans in Colorado ........                      42         --            --
   Florida .....................................   $          34,290,851         --         11.73%
   Number of Mortgage Loans in Florida .........                      69         --            --
Mortgage Loans in the Maximum Single Zip Code
   Concentration ...............................         93013 (Zip Code)        --          3.42%
Credit Scores ..................................              550 to 816        745            --
Number of Mortgage Loans with Prepayment
   Penalties at Origination ....................                      44         --         17.87%
Gross Margins ..................................         1.000% to 3.250%     1.912%           --
Maximum Mortgage Rates .........................        9.500% to 16.750%    11.338%           --
Minimum Mortgage Rates .........................         1.000% to 6.125%     1.950%           --
Months to Next Mortgage Rate Adjustment ........                 1 to 60         53            --
Initial Caps ...................................         1.000% to 6.000%     4.803%           --
Periodic Caps ..................................         1.000% to 2.000%     1.923%           --

----------
(1)  As used in this table, the "non-zero weighted average" of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 1 mortgage loans.

                                      S-10

                          GROUP 2 MORTGAGE LOAN SUMMARY

                                                                            NON-ZERO
                                                                            WEIGHTED        TOTAL
                                                      RANGE OR TOTAL       AVERAGE(1)   PERCENTAGE(2)
                                                   ---------------------   ----------   -------------

Number of Mortgage Loans .......................                     802          --           --
Total Stated Principal Balance .................   $         610,443,216          --           --
Stated Principal Balances ......................   $75,000 to $5,850,000    $761,151           --
Mortgage Rates .................................         5.250% to 7.500%      6.344%          --
Original Terms to Maturity (in months) .........              345 to 480         360           --
Remaining Terms to Maturity (in months) ........              300 to 478         357           --
Original Loan-to-Value Ratios ..................        11.18% to 100.00%      67.29%          --
Original Effective Loan-to-Value Ratios ........         11.18% to 95.00%      66.92%
Number of Interest-Only Mortgage Loans .........                     758          --        95.33%
Geographic Concentration in Excess of 10% of the
   Total Stated Principal Balance:
   California ..................................   $         155,728,252          --        25.51%
   Number of Mortgage Loans in California ......                     165          --           --
   Colorado ....................................   $          66,776,983          --        10.94%
   Number of Mortgage Loans in Colorado ........                      87          --           --
Mortgage Loans in the Maximum Single Zip Code
   Concentration ...............................         81611 (Zip Code)         --         2.54%
Credit Scores ..................................              473 to 820         740           --
Number of Mortgage Loans with Prepayment
   Penalties at Origination ....................                      99          --        18.94%
Gross Margins ..................................         1.000% to 2.750%      1.927%          --
Maximum Mortgage Rates .........................       10.250% to 13.000%     11.431%          --
Minimum Mortgage Rates .........................         1.000% to 4.250%      1.931%          --
Months to Next Mortgage Rate Adjustment ........                75 to 84          82           --
Initial Caps ...................................                   5.000%      5.000%          --
Periodic Caps ..................................         1.000% to 2.000%      1.885%          --

----------
(1)  As used in this table, the "non-zero weighted average" of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 2 mortgage loans.

                                      S-11

                          GROUP 3 MORTGAGE LOAN SUMMARY

                                                                            NON-ZERO
                                                                            WEIGHTED        TOTAL
                                                      RANGE OR TOTAL       AVERAGE(1)   PERCENTAGE(2)
                                                   ---------------------   ----------   -------------

Number of Mortgage Loans .......................                     833          --           --
Total Stated Principal Balance .................   $         651,689,077          --           --
Stated Principal Balances ......................   $50,000 to $6,000,000    $782,340           --
Mortgage Rates .................................         5.375% to 7.250%      6.278%          --
Original Terms to Maturity (in months) .........              346 to 480         360           --
Remaining Terms to Maturity (in months) ........              304 to 479         358           --
Original Loan-to-Value Ratios ..................         8.21% to 100.00%      66.96%          --
Original Effective Loan-to-Value Ratios ........          8.21% to 95.00%      66.79%
Number of Interest-Only Mortgage Loans .........                     782          --        95.73%
Geographic Concentration in Excess of 10% of the
   Total Stated Principal Balance:
   California ..................................   $         262,781,271          --        40.32%
   Number of Mortgage Loans in California ......                     239          --           --
Credit Scores ..................................              613 to 830         748           --
Number of Mortgage Loans with Prepayment
   Penalties at Origination ....................                     128          --        17.53%
Gross Margins ..................................         1.875% to 2.500%      1.892%          --
Maximum Mortgage Rates .........................       10.375% to 17.900%     11.471%          --
Minimum Mortgage Rates .........................         1.875% to 2.750%      1.895%          --
Months to Next Mortgage Rate Adjustment ........              110 to 120         118           --
Initial Caps ...................................                   5.000%      5.000%          --
Periodic Caps ..................................         1.000% to 2.000%      1.874%          --

----------
(1)  As used in this table, the "non-zero weighted average" of any characteristic of the mortgage loans will not include in such weighted average those mortgage loans which do not have that characteristic (or for which that characteristic cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 3 mortgage loans.

                                      S-12

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES/DEFECTIVE DOCUMENTATION

The seller has made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans in the trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor's rights with respect to these representations and warranties will be assigned to the trust for the benefit of certificateholders under the pooling and servicing agreement.

In addition, within 90 days after receipt by the trustee or the custodian of the mortgage loans and the related documents, the trustee or the custodian will review the mortgage loans and the related documents in the mortgage loan files for defects.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or following the discovery by the trustee, in its capacity as custodian, that a mortgage loan or related document is defective in any material respect, the seller will be required to either (1) cure that breach, (2)
repurchase the affected mortgage loan from the trust or (3) if within two years of the closing date, substitute a materially similar mortgage loan.

See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in
this prospectus supplement.

OPTIONAL PURCHASE OF CERTAIN DELINQUENT MORTGAGE LOANS AND REO PROPERTY

Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter and at the time of purchase, is delinquent in payment by 90 days or more or which has become REO property.

See "Mortgage Loan Servicing--Realization Upon Defaulted Mortgage Loans."

DESIGNATIONS

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    Offered Certificates

     Class A-1, Class A-2, Class A-3, Class A-X, Class A-R, Class B-1, Class B-2
     and Class B-3 Certificates.

o    Senior Certificates

     Class A-1, Class A-2, Class A-3, Class A-X and Class A-R Certificates.

o    Auction Certificates

     Class A-1, Class A-2 and Class A-3 Certificates.

o    Class A Certificates

     Class A-1, Class A-2, Class A-3 and Class A-R Certificates.

o    Subordinate Certificates

     Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
     Certificates.

o    Book-Entry Certificates

     All classes of offered certificates other than the Class A-R Certificate.

o    Interest-Only Certificates

     Class A-X Certificates.

o    Residual Certificate

     Class A-R Certificate.

Payments of interest and principal on the Class A-1, Class A-2 and Class A-3
Certificates will primarily be based on collections from the group 1, group 2 and group 3 mortgage loans, respectively. Payments of interest and principal on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates will be based on collections from all of the group 1, group 2 and group 3 mortgage loans. Payments of interest on the Class A-X Certificates will primarily be based on collections from the group 1, group 2 and group 3 mortgage loans. Payments of principal and interest on the Class A-R Certificates will primarily be based on collections from the group 1 mortgage loans as well as any remaining amounts available after distributions to all other Certificates from the group 1, group 2 and group 3 mortgage loans as described in this prospectus supplement. The Class I Certificates will be entitled to any funds remaining in the final maturity reserve account following payment in full of all other classes of certificates. The Class I Certificates do not have a principal amount or bear interest.

                                      S-13

DISTRIBUTION DATE

Beginning in July 2006, the securities administrator will make distributions on the certificates on the 25th day of each month or if the 25th day is not a business day, on the next business day.

INTEREST PAYMENTS ON THE CERTIFICATES

General

Interest on the Class A-1, Class A-2 and Class A-3 Certificates will accrue on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period. Interest on the Class A-X and Class A-R Certificates and the subordinate certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period for the Class A-1, Class A-2 and Class A-3
Certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. The interest accrual period for the Class A-X and Class A-R Certificates and the subordinate certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

Class A-1

On or before the distribution date in June 2009, interest on the Class A-1
Certificates for any distribution date will be calculated at an annual rate equal to the sum of LIBOR and 0.090%. After the distribution date in June 2009, interest on the Class A-1 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 1 mortgage loans, less, on and after the distribution date in June
2016, the related final maturity reserve rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-2

On or before the distribution date in June 2009, interest on the Class A-2
Certificates for any distribution date will be calculated at an annual rate equal to the sum of LIBOR and 0.105%. After the distribution date in June 2009, interest on the Class A-2 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 2 mortgage loans, less, on and after the distribution date in June
2016, the related final maturity reserve rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-3

On or before the distribution date in June 2009, interest on the Class A-3
Certificates for any distribution date will be calculated at an annual rate equal to the sum of LIBOR and 0.110%. After the distribution date in June 2009, interest on the Class A-3 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the group 3 mortgage loans, less, on and after the distribution date in June
2016, the related final maturity reserve rate, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Class A-X

Interest on the Class A-X Certificates for any distribution date on or prior to the distribution date in June 2009 will be calculated at an annual rate equal to the weighted average (weighted on the basis of the certificate principal balances of the related Class A-1, Class A-2 and Class A-3 Certificates) of the
excess of (a) the weighted average net loan rate of the mortgage loans for each loan group for that distribution date over (b) the certificate pass-through rate, adjusted to reflect the accrual of interest on a 30/360 basis, of the
Class A-1, Class A-2 or Class A-3 Certificates, as applicable, computed for this purpose by subjecting the pass-through rate on each such class of certificates to a cap equal to the weighted average of the net loan rates of the related loan group as of the first day of the related due period. On or before the distribution date in June 2009, the certificate notional balance of the Class
A-X Certificates for any distribution date will be equal to the aggregate certificate principal balance of the Class A-1, Class A-2 and Class A-3
Certificates immediately before that distribution date. After the distribution date in June 2009, the certificate notional balance of the Class A-X
Certificates will equal zero and the Class A-X Certificates will not be entitled to any interest distributions thereafter.

Class A-R

Interest on the Class A-R Certificates for any distribution date will be calculated at an annual rate equal to the weighted average of the net loan rates of the mortgage loans in loan group 1.

                                      S-14

Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6

Interest on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class
B-6 Certificates for any distribution date will be calculated at an annual rate equal to the weighted average (weighted on the basis of the related subordinate component for each loan group) of the weighted average net loan rate of the mortgage loans for each loan group for that distribution date (after taking into account, on and after the distribution date in June 2016, the related final maturity reserve rate).

Class I

The Class I Certificates do not have a principal amount or bear interest. They will be entitled only to any funds remaining in the final maturity reserve account following payment in full of all other classes of certificates.

Reduction of Interest Payments

Interest payable on the offered certificates on any distribution date may be less than the amount calculated on the basis of the applicable pass-through rate, under certain circumstances described in this prospectus supplement and in the prospectus.

See "Description of the Certificates--Interest--Net Interest Shortfall" in this prospectus supplement.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Principal will be paid to holders of the offered certificates (other than the
Class A-X Certificates) to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under "Description of the Certificates--Principal." The Class A-X
Certificates are interest-only certificates and are not entitled to payments of principal.

PAYMENT PRIORITIES

On each distribution date, the securities administrator will apply the amounts in respect of the mortgage loans available for payment (and amounts from the yield maintenance agreements in the case of the priority (3) below) generally in the following order of priority:

(1)  on the distribution date in June 2016 and each distribution date thereafter, for deposit into the final maturity reserve account, the final maturity reserve amount for the related loan group;

(2)  interest on the related senior certificates accrued at the applicable pass-through rate for each such class, provided, however, that for purposes of computing distributions under this priority, the pass-through rates of the Class A-1, Class A-2 and Class A-3 Certificates will be subject to a cap equal to the weighted average of the net loan rates of the related loan group, adjusted to reflect the accrual of interest on an actual/360 basis;

(3)  yield maintenance amounts from the related yield maintenance agreement, to the Class A-1, Class A-2 and Class A-3 Certificates, as applicable, to the extent of any interest (accrued at the applicable pass-through rate for that class) not paid to that class in priority (2) above and then, to the extent of any excess yield maintenance amounts, to the Class A-X
     Certificates;

(4)  principal on the Class A-R Certificates from amounts from loan group 1;

(5)  principal on the remaining senior certificates (other than the Class A-X
     Certificates);

(6)  interest on, and then principal of, each class of subordinate certificates in the order of their numerical class designations, beginning with the
     Class B-1 Certificates; and

(7)  any remaining available funds to the Class A-R Certificate.

See "Description of the Certificates" in this prospectus supplement for additional information.

LIMITED CROSS-COLLATERALIZATION

In certain very limited circumstances relating to a loan group's experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan groups may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing those conditions.

See "Description of the Certificates--Principal--Limited
Cross-Collateralization" in this prospectus supplement for additional information.

                                      S-15

ADVANCES

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans it is servicing unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances if any servicer that is obligated to make an advance fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do
so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicers are also required to make certain servicing-related advances.

See "The Servicers--Advances" in this prospectus supplement for additional information.

MANDATORY AUCTION OF THE CLASS A-1, CLASS A-2 AND CLASS A-3 CERTIFICATES

Prior to the distribution date in June 2009, Wells Fargo Bank, N.A., in its capacity as securities administrator acting as auction administrator, will auction each class of the Class A-1, Class A-2 and Class A-3 Certificates then outstanding to third party investors.

ON THE DISTRIBUTION DATE IN JUNE 2009, THE CLASS A-1, CLASS A-2 AND CLASS A-3
CERTIFICATES WILL BE TRANSFERRED TO THIRD-PARTY INVESTORS, IN RETURN FOR A
DISTRIBUTION OF THE THEN OUTSTANDING CERTIFICATE PRINCIPAL BALANCE OF THOSE
CERTIFICATES (TO THE EXTENT RECEIVED FROM THE RELATED THIRD PARTY INVESTORS AND,
IF APPLICABLE, THE AUCTION SWAP COUNTERPARTY).

The auction administrator will enter into an auction swap agreement pursuant to which Credit Suisse International, as the auction swap counterparty, will agree to pay the excess, if any, of the outstanding certificate principal balance of the Class A-1, Class A-2 and Class A-3 Certificates, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in June 2009, over the amount received in the auction. In the event that all or a portion of a class of Class A-1, Class A-2 or Class A-3 Certificates is not
sold in the auction, the auction proceeds for such unsold certificates will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding certificate principal balance of the unsold certificates, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the distribution date in June 2009, in exchange for those certificates. In the event that the amount received in the auction is greater than the principal balance of the certificates, that excess will not be paid to the certificateholders.

See "Description of the Certificates--Mandatory Auction of the Certificates" in
this prospectus supplement.

OPTIONAL SECURITIES PURCHASE RIGHT

Thornburg Mortgage, Inc. will have the option to call the certificates on any distribution date on or after which the aggregate stated principal balance of the mortgage loans is equal to or less than 20% of their aggregate stated
principal balance as of the cut-off date. We refer to this option as the
"optional securities purchase right" in this prospectus supplement.

See "The Pooling and Servicing Agreement --Optional Securities Purchase Right"
in this prospectus supplement for additional information.

OPTIONAL TERMINATION OF THE TRUST

Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of mortgage loans, may purchase from the trust all of the trust assets and retire all outstanding certificates when the aggregate stated
principal balance of the mortgage loans and any real estate owned by the trust is 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If Thornburg Mortgage Home Loans, Inc. does not exercise its option to repurchase the mortgage loans and REO properties, Wells Fargo
Bank, N.A., in its capacity as master servicer, may purchase from the trust all mortgage loans and REO properties remaining in the trust at the purchase price set forth above when the stated principal balance of the mortgage loans is less than 5% of their aggregate stated principal balance as of the cut-off date. We refer to the option of Thornburg Mortgage Home Loans, Inc. to repurchase the mortgage loans from the trust as the "optional termination" in this prospectus supplement.

                                      S-16

See "The Pooling and Servicing Agreement--Optional Termination of the Trust" in
this prospectus supplement for additional information.

YIELD MAINTENANCE AGREEMENTS

The holders of the Class A-1, Class A-2 and Class A-3 Certificates will each have the benefit of a separate interest rate cap agreement (referred to herein as a "yield maintenance agreement"). Any payments received under the related yield maintenance agreement with respect to a distribution date will be available to pay the excess of the current interest accrued on the Class A-1,
Class A-2 or Class A-3 Certificates, as applicable, at the related pass-through rate over the weighted average of the net loan rates of the related loan group, adjusted to reflect accrual of interest on an actual/360 basis.

See "Description of the Certificates--Interest" in this prospectus supplement for additional information concerning the amounts payable under the yield maintenance agreements.

FINAL MATURITY RESERVE TRUST

On and after the distribution date in June 2016, a portion of interest collections calculated at a per annum rate of approximately 0.01151%, 0.00777%
and 0.00799% of the total principal balance of the group 1, group 2 and group 3 mortgage loans, respectively, to the extent available after payment of certain fees and expenses of the trust but before payment of interest to certificateholders, will be deposited in the final maturity reserve account, which is a separate trust account maintained by the securities administrator on behalf of the final maturity reserve trust. On the earlier of the final scheduled distribution date for all classes other than the Class A-X
Certificates and the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

See "Description of the Certificates--The Final Maturity Reserve Trust" in this prospectus supplement.

FEES AND EXPENSES

Before payments are made on the certificates, each servicer will be paid a monthly fee calculated as 0.250% annually, 0.375% annually or 0.250% annually until the first adjustment date and 0.375% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement. In addition, Thornburg Mortgage Home Loans, Inc. will receive as additional compensation a portion of the investment income on funds held in the distribution account.

The master servicer will be paid a monthly fee calculated as 0.010% annually on the principal balances of all of the mortgage loans and will receive as additional compensation a portion of the investment income on funds held in the distribution account. The fees of the securities administrator and the trustee, as trustee and custodian, will not be paid by the trust but rather will be paid by the master servicer on behalf of the trust. The fees of the Delaware trustee will not be paid by the trust but rather will be paid by the seller.

The servicer, the master servicer, the trustee, the Delaware trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the certificates.

See "Fees and Expenses of the Trust" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for each class of the offered certificates will be the applicable distribution date specified in the table on page S-5. The actual final distribution date for each class of the offered certificates may be earlier, and could be substantially earlier, than the applicable final scheduled distribution date.

CREDIT ENHANCEMENT

The senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the Class B-1
Certificates will have the highest payment priority and the Class B-6
Certificates will have the lowest payment priority.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior

                                      S-17

certificates (other than the Class A-X Certificates) on a pro rata basis.

In addition, the manner of allocating payments of principal to the certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers.

Up to and including the distribution date in June 2013, the subordinate certificates will not receive any unscheduled principal unless the senior certificates (other than the Class A-X Certificates) are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled prior to that date and certain loss and delinquency tests have been satisfied.
After the distribution date in June 2013, subject to certain loss and delinquency triggers being satisfied, the subordinate certificates will receive increasing portions of principal prepayments over time.

See "Description of the Certificates--Principal," "--Allocation of Losses" and
"--Subordination of the Subordinate Certificates" in this prospectus supplement.

RATINGS

It is a condition to the issuance of the offered certificates that the certificates initially have the ratings from Fitch Ratings and Moody's Investors
Service, Inc. set forth in the table on page S-5. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the mortgage loans to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

The ratings do not address the likelihood that any payments under the yield maintenance agreements will be made to the holders of the Class A-1, Class A-2 or Class A-3 Certificates.

See "Ratings" in this prospectus supplement for additional information.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of McKee Nelson LLP, for federal income tax purposes, a portion of the trust will comprise multiple "real estate mortgage investment conduits"
or REMICs. Each offered certificate (other than the Class A-R Certificate) will represent ownership of REMIC "regular interests." In addition, each Class A-1,
Class A-2 and Class A-3 certificate will represent ownership of certain rights and obligations with respect to the sale of such certificates on the auction distribution date. Moreover, each such certificate will represent certain rights to payments in respect of the related yield maintenance agreement, and the Class
A-X Certificates will represent the right to receive any excess amounts from the yield maintenance agreements. The offered certificates (other than the Class A-X
Certificates) represent ownership of rights and obligations with respect to the purchase of such certificates from payments from the final maturity reserve trust. These additional rights and obligations will represent rights and obligations separate from the REMIC regular interest. The Class A-R Certificate will represent the sole "residual interest" in each REMIC created under the pooling and servicing agreement.

The offered certificates (other than the Class A-R Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes.
Beneficial owners of the offered certificates will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

ERISA CONSIDERATIONS

Subject to satisfaction of certain conditions, ERISA Plans may purchase the offered certificates other than the Class A-R Certificate. However, before the termination of the final maturity reserve trust, the offered certificates (other than the Class A-X Certificates), may not be acquired or held by any person investing assets of any such plans or arrangements, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA
Considerations--ERISA Considerations With Respect to Auction Swap Agreement and
the Final Maturity Reserve Trust." A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                      S-18

LEGAL INVESTMENT CONSIDERATIONS

The senior certificates and Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be "mortgage related securities"
for purposes of SMMEA.

See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

LISTING

The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

                                      S-19

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, TOGETHER WITH THE INFORMATION SET FORTH UNDER
"RISK FACTORS" IN THE PROSPECTUS WHICH YOU ALSO SHOULD CAREFULLY CONSIDER,
IDENTIFIES THE PRINCIPAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE
CERTIFICATES.

THE YIELD ON THE CERTIFICATES
MAY BE AFFECTED BY CHANGES IN
INTEREST RATES................   No prediction can be made as to future levels
                                 of LIBOR (the applicable index in determining
                                 the pass-through rates for the Class A-1, Class
                                 A-2 and Class A-3 Certificates (which
                                 pass-through rates are used to determine the
                                 pass-through rate of the Class A-X
                                 Certificates) and one-month LIBOR (the
                                 applicable index in determining the loan rate
                                 for approximately 12.21% of the mortgage
                                 loans), six-month LIBOR (the applicable index
                                 in determining the loan rate for approximately
                                 9.86% of the mortgage loans), one-year LIBOR
                                 (the applicable index in determining the loan
                                 rate for approximately 75.77% of the mortgage
                                 loans) and one-year CMT (the applicable index
                                 in determining the loan rate for approximately
                                 2.15% of the mortgage loans) or as to the
                                 timing of any changes therein, each of which
                                 will affect the yield of the certificates.

                                 The amount of interest collections generated
                                 from the related loan group may not always be
                                 sufficient to pay the holders of the Class A-1,
                                 Class A-2 and Class A-3 Certificates interest
                                 at a rate equal to LIBOR plus the applicable
                                 margin due to, among other factors, the
                                 following:

                                 o    The indices described above applicable to
                                      the mortgage loans differ from, and adjust
                                      at different intervals than, LIBOR, and,
                                      in some cases do not adjust for a period
                                      of years. In addition, certain of the
                                      mortgage loans are subject to maximum
                                      interest rate ceilings which maximum rates
                                      may be less than the pass-through rates of
                                      one or more classes of the offered
                                      certificates. Consequently, the interest
                                      that becomes due on these mortgage loans
                                      during the related due period may be less
                                      than interest that would accrue on these
                                      certificates at the rate of LIBOR plus the
                                      applicable margin.

                                 o    Losses on or prepayments of mortgage loans
                                      with relatively higher net loan rates may
                                      reduce the weighted average of the net
                                      loan rates of the loan group below the
                                      applicable pass-through rates on these
                                      certificates.

                                 Except in the case of losses on the related
                                 mortgage loans, payments due under the related
                                 yield maintenance agreement for the benefit of
                                 the Class A-1, Class A-2 and Class A-3
                                 Certificates, as described herein, are intended
                                 to be sufficient to cover any interest
                                 shortfall attributable to the excess of (i) the
                                 amount of interest accrued on each such class
                                 at the applicable pass-through rate over (ii)
                                 the amount of interest that would have accrued
                                 on such class assuming the pass-through rate
                                 for such class had been subject to a cap equal
                                 to the weighted average of the net loan rates
                                 of the related loan group. Accordingly, a
                                 portion of the interest owed to the Class A-1,
                                 Class A-2 and Class A-3 Certificates under
                                 their applicable pass-through rate may be
                                 dependent on payments received by the
                                 securities administrator under the related
                                 yield maintenance agreements.

                                      S-20

                                 In addition, if on any distribution date, up to
                                 and including the distribution date in June
                                 2009, the weighted average of the weighted
                                 average net loan rates of the mortgage loans in
                                 each loan group is less than or equal to the
                                 weighted average of the pass-through rates of
                                 the Class A-1, Class A-2 and Class A-3
                                 Certificates, the pass-through rate of the
                                 Class A-X Certificates will be reduced to zero.
                                 Thus, the yield to investors in the Class A-X
                                 Certificates will be sensitive to fluctuations
                                 in LIBOR relative to the weighted average net
                                 loan rates of the mortgage loans.

                                 See "The Mortgage Loan Groups" in this
                                 prospectus supplement.

LOAN PREPAYMENTS MAY ADVERSELY
AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR
CERTIFICATES..................   Borrowers may prepay their mortgage loans in
                                 whole or in part at any time; however,
                                 approximately 17.87%, 18.94% and 17.53% of the
                                 group 1, group 2 and group 3 mortgage loans,
                                 respectively, require the payment of a
                                 prepayment penalty in connection with any
                                 voluntary prepayment occurring during periods
                                 that generally range from six months to five
                                 years after origination. These penalties may
                                 discourage borrowers from prepaying their
                                 mortgage loans during the penalty period. All
                                 prepayment penalty payments will be remitted to
                                 the master servicer by the servicers to the
                                 extent provided in their related servicing
                                 agreements but will not be available to make
                                 distributions on the certificates. We cannot
                                 predict the rate at which borrowers will repay
                                 their mortgage loans. A prepayment of a
                                 mortgage loan generally will result in a
                                 payment of principal on the offered
                                 certificates.

                                 o    If you purchase your certificates at a
                                      discount and principal is repaid slower
                                      than you anticipate, then your yield may
                                      be lower than you anticipate.

                                 o    If you purchase your certificates at a
                                      premium and principal is repaid faster
                                      than you anticipate, then your yield may
                                      be lower than you anticipate.

                                 o    The rate of prepayments on the mortgage
                                      loans will be sensitive to prevailing
                                      interest rates. Generally, if prevailing
                                      interest rates decline significantly below
                                      the interest rates on the mortgage loans,
                                      the mortgage loans are more likely to
                                      prepay than if prevailing rates remain
                                      above the interest rates on the mortgage
                                      loans. Conversely, if prevailing interest
                                      rates rise significantly, prepayments on
                                      the mortgage loans are likely to decrease.

                                 o    The seller is required to purchase from
                                      the trust the related mortgage loans in
                                      the event certain breaches of
                                      representations and warranties occur and
                                      are not cured. Thornburg Mortgage, Inc.
                                      has the obligation to purchase any
                                      mortgage loan for which the borrower
                                      elects to convert its interest rate to a
                                      fixed interest rate or modify its interest
                                      rate in accordance with the related
                                      mortgage note. Moreover, the seller has
                                      the option, but not the obligation, to
                                      repurchase from the trust and then modify
                                      any mortgage loan for which the borrower
                                      has requested a modification that is not
                                      then permitted under the related mortgage
                                      note. These purchases or liquidations will
                                      have the same effect on the holders

                                      S-21

                                      of the offered certificates as a
                                      prepayment in full of the related mortgage
                                      loans.

                                 o    If the rate of default or the severity of
                                      losses on the mortgage loans is higher
                                      than you expect, then your yield may be
                                      lower than you expect.

                                 o    Under the principal distribution
                                      priorities described in this prospectus
                                      supplement, if prepayments in one or more
                                      loan groups reduce the certificate
                                      principal balance of the related senior
                                      certificates to zero, future distributions
                                      which would otherwise be payable to the
                                      subordinate certificates may be used to
                                      pay outstanding senior certificates in
                                      another loan group thereby reducing the
                                      amount distributable to the subordinate
                                      certificates and increasing the amount
                                      distributable to the senior certificates.

                                 o    Prospective purchasers of the Class A-X
                                      Certificates should carefully consider the
                                      risk that a rapid rate of principal
                                      payments on the mortgage loans could
                                      result in the failure of such purchasers
                                      to recover their initial investments.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement
                                 for a description of factors that may influence
                                 the rate and timing of prepayments on the
                                 mortgage loans.

MORTGAGE LOANS WITH
INTEREST-ONLY PAYMENTS........   As of the cut-off date, approximately 96.28%,
                                 95.33% and 95.73% of the group 1, group 2 and
                                 group 3 mortgage loans, respectively, require
                                 the borrowers to make monthly payments of
                                 accrued interest, but not principal, for a
                                 fixed period following origination ranging from
                                 three years to ten years. After the
                                 interest-only period, the borrower's monthly
                                 payment will be recalculated to cover both
                                 interest and principal so that the mortgage
                                 loan will be paid in full by its final payment
                                 date. When the monthly payment increases, the
                                 borrower may not be able to pay the increased
                                 amount and may default or may refinance the
                                 loan to avoid the higher payment. Because no
                                 principal payments may be made on the mortgage
                                 loans for a period of time, certificateholders
                                 will receive smaller principal distributions
                                 than they would have received if the borrowers
                                 were required to make monthly payments of
                                 interest and principal for the lives of the
                                 mortgage loans. Absent other considerations,
                                 this slower rate of principal distributions
                                 will result in longer, and in some cases
                                 substantially longer, weighted average lives of
                                 the related offered certificates and may reduce
                                 the return on an investment in an offered
                                 certificate that is purchased at a discount to
                                 its principal amount.

IF CREDIT ENHANCEMENT IS
INSUFFICIENT, YOU COULD
EXPERIENCE LOSSES ON YOUR
CERTIFICATES..................   Credit enhancement will be provided for the
                                 offered certificates, first, by the right of
                                 the holders of offered certificates to receive
                                 payments before the classes subordinate to them
                                 and, second, by the allocation of realized
                                 losses on the mortgage loans to the subordinate
                                 classes in reverse order of their numerical
                                 class designations.

                                 The first form of credit enhancement uses
                                 collections on the mortgage loans otherwise
                                 payable to holders of subordinate classes to
                                 pay interest or

                                      S-22

                                 principal due on more senior classes.
                                 Collections otherwise payable to subordinate
                                 classes represent the sole source of funds from
                                 which this type of credit enhancement is
                                 provided.

                                 The second form of credit enhancement provides
                                 that, except as described below, realized
                                 losses from any loan group are allocated:

                                      first, to the subordinate certificates in
                                      the reverse order of their priority of
                                      payment, beginning with the subordinate
                                      certificates with the lowest payment
                                      priority, until the principal amount of
                                      each such class has been reduced to zero,
                                      and

                                      second, to the related class of senior
                                      certificates (other than the Class A-X
                                      Certificates) on a pro rata basis until
                                      their respective principal amounts are
                                      reduced to zero.

                                 Accordingly, if the aggregate principal balance
                                 of each subordinate class were to be reduced to
                                 zero, delinquencies and defaults on the
                                 mortgage loans in a loan group would reduce the
                                 amount of funds available for monthly
                                 distributions to holders of the related senior
                                 certificates. In addition, higher than expected
                                 losses on one group of mortgage loans will
                                 decrease the amount of credit support provided
                                 by the subordinate certificates to the senior
                                 certificates with respect to all other groups
                                 of mortgage loans.

                                 See "Description of the
                                 Certificates--Allocation of Losses" and
                                 "--Subordination of the Subordinate
                                 Certificates" in this prospectus supplement for
                                 additional information.

LOAN PREPAYMENTS MAY RESULT IN
SHORTFALLS IN INTEREST
COLLECTIONS AND REDUCE THE
YIELD ON YOUR CERTIFICATES....   When a mortgage loan is prepaid in full or in
                                 part, the borrower is charged interest only up
                                 to the date on which the payment is made,
                                 rather than for an entire month. This may
                                 result in a shortfall in interest collections
                                 available for payment on the next distribution
                                 date. The servicers are generally required to
                                 cover the shortfall in interest collections
                                 attributable to prepayments in full and, in
                                 some cases, in part, but only to the extent of
                                 the related servicing fee. The master servicer
                                 is required to cover these interest shortfalls,
                                 to the extent required but not paid by the
                                 servicers, up to an amount equal to the master
                                 servicing fee.

                                 Any uncovered prepayment interest shortfall may
                                 adversely affect the yield on your investment.

RAPID PREPAYMENTS WILL REDUCE
THE YIELD ON THE CLASS A-X
CERTIFICATES..................   The Class A-X Certificates receive only
                                 distributions of interest. The yield to
                                 maturity on the Class A-X Certificates will be
                                 extremely sensitive to the level of prepayments
                                 on the mortgage loans. The notional amount of
                                 the Class A-X Certificates with respect to any
                                 distribution date on or prior to the
                                 distribution date in June 2009 will equal the
                                 aggregate certificate principal balances of the
                                 Class A-1, Class A-2 and Class A-3 Certificates
                                 immediately prior to that distribution date.
                                 Accordingly, the faster that the mortgage loans
                                 prepay, the faster the Class A-1, Class A-2 and
                                 Class A-3

                                      S-23

                                 Certificates will be reduced and therefore, the
                                 less interest the Class A-X Certificates will
                                 receive.

                                 The yield to maturity on the Class A-X
                                 Certificates will be especially sensitive to
                                 the level of prepayments on the mortgage loans
                                 with higher initial interest rates. In
                                 addition, the Class A-X Certificates will not
                                 be entitled to any distributions of interest
                                 after the distribution date in June 2009.

                                 You should fully consider the risks associated
                                 with an investment in the Class A-X
                                 Certificates. If the mortgage loans prepay
                                 faster than expected or if the trust is
                                 terminated earlier than expected, you may not
                                 fully recover your initial investment. See
                                 "Yield, Prepayment and Maturity
                                 Considerations--Yield Considerations with
                                 Respect to the Class A-X Certificates" in this
                                 prospectus supplement for a table showing
                                 expected yields at different prepayment rates.

CHANGES IN MORTGAGE INDICES
MAY REDUCE THE YIELDS ON
CERTAIN CERTIFICATES..........   As described in this prospectus supplement, the
                                 subordinate certificates will accrue interest
                                 at a rate based on the weighted average of the
                                 net loan rates on all the mortgage loans, the
                                 Class A-R Certificates will accrue interest at
                                 a rate based on the weighted average of the net
                                 loan rates on the group 1 mortgage loans, and
                                 after the auction date, the remaining classes
                                 of senior certificates will accrue interest at
                                 rates generally based on the weighted average
                                 of the net loan rates of the mortgage loans in
                                 the related loan group. Except with respect to
                                 the hybrid mortgage loans during their
                                 respective fixed rate periods, the interest
                                 rates on the mortgage loans will be calculated
                                 on the basis of the related index plus the
                                 applicable margin, as described in this
                                 prospectus supplement. As a result, declines in
                                 the indices on which the interest rates on the
                                 mortgage loans in any loan group are based will
                                 generally result, over time, in lower yields on
                                 the related classes of certificates.
                                 Furthermore, any increase in the indices in any
                                 loan group on which the interest rates are
                                 based may result in prepayments on the mortgage
                                 loans and payments of principal on offered
                                 certificates then entitled to principal and a
                                 decrease in the notional amount of the Class
                                 A-X Certificates. In addition, prepayments on
                                 mortgage loans in any loan group with higher
                                 interest rates will reduce the weighted average
                                 of the interest rates on the mortgage loans in
                                 such loan group and, consequently, reduce the
                                 interest rate of the related classes of
                                 certificates.

CERTAIN FEATURES OF THE
MORTGAGE LOANS MAY ADVERSELY
AFFECT YOUR INVESTMENT IN THE
CERTIFICATES .................   The mortgage loans have features that create
                                 additional risks to investors, including those
                                 described below.

                                 o    As of the cut-off date, approximately
                                      45.77%, 53.49% and 53.54% of the group 1,
                                      group 2 and group 3 mortgage loans,
                                      respectively, had principal balances
                                      greater than $1,000,000. You should
                                      consider the risk that the loss and
                                      delinquency experience on these high
                                      balance mortgage loans may have a
                                      disproportionate effect on the related
                                      loan group and the pool of mortgage loans
                                      as a whole.

                                      S-24

                                 o    As of the cut-off date, approximately
                                      0.65%, 1.22% and 0.72% of the group 1,
                                      group 2 and group 3 mortgage loans,
                                      respectively, are secured by additional
                                      collateral, generally marketable
                                      securities and certificates of deposit.
                                      Because of special tax rules and
                                      applicable state anti-deficiency laws, the
                                      trust may not be able to make use of the
                                      value of the additional collateral if the
                                      borrower defaults. In addition, the market
                                      value of any additional collateral will
                                      change from time to time and may not equal
                                      the market value at the time the loan was
                                      made. As a result, if a borrower under one
                                      of these mortgage loans defaults, there
                                      can be no assurance that the value of the
                                      additional collateral will be available or
                                      adequate to protect the trust from losses.

CONVERSION OR MODIFICATION OF
THE MORTGAGE LOANS MAY REDUCE
THE YIELDS ON THE
CERTIFICATES..................   As of the cut-off date, approximately 1.08%,
                                 0.34% and 0.19% of the group 1, group 2 and
                                 group 3 mortgage loans, respectively, allow the
                                 borrower to convert the adjustable interest
                                 rate of such mortgage loans to a fixed interest
                                 rate and approximately 24.59%, 20.77% and
                                 20.03% of the group 1, group 2 and group 3
                                 mortgage loans, respectively, allow the
                                 borrower to modify the interest rate of such
                                 mortgage loan to any other then-available
                                 hybrid or adjustable rate product of the
                                 seller, including to a different index or to a
                                 different hybrid structure. The seller is not
                                 aware of any publicly available statistics that
                                 set forth principal prepayment, conversion or
                                 modification experience or forecasts of similar
                                 adjustable rate or hybrid mortgage loans over
                                 an extended period of time, and its experience
                                 with respect to adjustable rate or hybrid
                                 mortgages is insufficient to draw any
                                 conclusions with respect to the expected
                                 conversion or modification rates on these
                                 mortgage loans.

                                 Just as mortgage loans originated in a high
                                 interest rate environment may be subject to a
                                 greater rate of principal prepayments when
                                 interest rates decrease, convertible or
                                 modifiable mortgage loans may be subject to a
                                 greater rate of conversion to fixed interest
                                 rate loans or modification to new adjustable or
                                 hybrid interest rates in a low interest rate
                                 environment. For example, if prevailing
                                 interest rates fall significantly, convertible
                                 or modifiable mortgage loans could be subject
                                 to higher conversion or modification rates than
                                 if prevailing interest rates remain constant
                                 because the availability of fixed rate or other
                                 adjustable rate mortgage loans at competitive
                                 interest rates may encourage borrowers to
                                 convert their mortgages to "lock in" a lower
                                 fixed interest rate or to modify their mortgage
                                 loans to take advantage of the availability of
                                 other adjustable rates. The conversion and
                                 modification features may also be exercised in
                                 a rising interest rate environment as borrowers
                                 attempt to limit their risk of higher rates. In
                                 addition, any mortgage loans which convert or
                                 modify to a lower interest rate will lower the
                                 interest rate on the related class or classes
                                 of certificates to the extent that the interest
                                 rates on such class or classes are based on the
                                 net rates of such mortgage loans.

                                 Thornburg Mortgage, Inc. is obligated to
                                 purchase any mortgage loan whose interest rate
                                 has been modified or converted in accordance
                                 with the terms of the related mortgage note.
                                 The seller also has the option, but not the
                                 obligation, to repurchase and modify any
                                 mortgage loan for which the borrower has
                                 requested a modification that is not then
                                 permitted under the related mortgage note. As a
                                 result of these purchases, the trust may incur
                                 increased prepayments. If Thornburg Mortgage,
                                 Inc. does not purchase all

                                      S-25

                                 of the mortgage loans whose interest rate has
                                 been converted to a fixed interest rate, the
                                 trust may include over time fixed rate mortgage
                                 loans, which will affect the interest rates on
                                 certain of the offered certificates.

WHEN YOUR CLASS A-1, CLASS A-2
AND CLASS A-3 CERTIFICATES ARE
TRANSFERRED ON THE AUCTION
DISTRIBUTION DATE, YOU MAY NOT
RECEIVE PAR FOR THOSE
CERTIFICATES IF THE MONEY
AVAILABLE UNDER THE AUCTION
AND THE AUCTION SWAP AGREEMENT
IS INSUFFICIENT...............   If you hold a Class A-1, Class A-2 or Class A-3
                                 Certificate on the distribution date in June
                                 2009, your certificate will be transferred to
                                 third-party investors on that distribution
                                 date, thereby ending your investment in that
                                 certificate.

                                 If the outstanding principal balance of any of
                                 these classes of certificates after application
                                 of interest and principal distributions and
                                 allocations of realized losses and any
                                 recoveries of principal from liquidated
                                 mortgage loans on the distribution date in June
                                 2009, is greater than the amount received in
                                 the auction, the auction swap counterparty,
                                 pursuant to an auction swap agreement, will be
                                 obligated to pay the amount of that excess to
                                 the auction administrator for distribution to
                                 the holders of the applicable certificates. In
                                 the event that all or a portion of a class of
                                 the Class A-1, Class A-2 or Class A-3
                                 Certificates is not sold in the auction, the
                                 auction proceeds for such certificates will be
                                 deemed to be zero and the auction swap
                                 counterparty will pay the auction administrator
                                 the entire outstanding principal balance of the
                                 unsold certificates after application of
                                 interest and principal distributions and
                                 allocation of realized losses and any
                                 recoveries of principal from liquidated
                                 mortgage loans on the distribution date in June
                                 2009, in exchange for such certificates. If the
                                 auction swap counterparty defaults on its
                                 obligations under the auction swap agreement,
                                 you may receive an amount less than the sum of
                                 the outstanding principal balance of your
                                 certificates after application of interest and
                                 principal distributions and allocation of
                                 realized losses and any recoveries of principal
                                 from liquidated mortgage loans, on the
                                 distribution date in June 2009. In addition, if
                                 the auction swap counterparty defaults and if
                                 not all of the class of certificates is
                                 purchased by third-party investors in the
                                 auction, then your certificate (or part of your
                                 certificate) may not be transferred, in which
                                 case you will not receive any proceeds from the
                                 auction and you will retain your certificate
                                 (or part of your certificate). Furthermore, if
                                 there are auction proceeds in excess of the
                                 outstanding principal balance of the Class A-1,
                                 Class A-2 and Class A-3 Certificates you will
                                 not be entitled to receive any such excess
                                 proceeds.

THE CLASS A-1, CLASS A-2 AND
CLASS A-3 CERTIFICATES ARE
SUBJECT TO YIELD MAINTENANCE
COUNTERPARTY RISK.............   The securities administrator will enter into
                                 three yield maintenance agreements on behalf of
                                 Thornburg Mortgage Securities Trust 2006-3 with
                                 The Royal Bank of Scotland plc, as yield
                                 maintenance counterparty, one each for the
                                 benefit of the Class A-1, Class A-2 and Class
                                 A-3 Certificates. The yield maintenance
                                 agreements will require the yield maintenance
                                 counterparty to make certain payments to the
                                 trust if the amount of interest

                                      S-26

                                 received from interest collections on the
                                 related mortgage loans is less than interest
                                 accrued on the related certificates at the
                                 applicable pass-through rates as described
                                 herein under "Description of the
                                 Certificates--Interest--The Yield Maintenance
                                 Agreements." To the extent that interest
                                 payments on the Class A-1, Class A-2 and Class
                                 A-3 Certificates depends in part on payments
                                 received by the securities administrator under
                                 the yield maintenance agreements, the ability
                                 of the securities administrator to make such
                                 payments will be subject to the credit risk of
                                 the yield maintenance counterparty.

IF THE RECEIPT OF LIQUIDATION
PROCEEDS IS DELAYED OR IF THE
LIQUIDATION PROCEEDS ARE LESS
THAN THE MORTGAGE LOAN
BALANCE, YOU COULD SUFFER A
LOSS ON YOUR CERTIFICATES.....   Substantial delays could be encountered in
                                 connection with the liquidation of delinquent
                                 mortgage loans. Further, liquidation expenses
                                 such as legal fees, real estate taxes and
                                 maintenance and preservation expenses may
                                 reduce the portion of liquidation proceeds
                                 payable to you. If a mortgaged property fails
                                 to provide adequate security for the related
                                 mortgage loan, you will incur a loss on your
                                 investment if the credit enhancement is
                                 insufficient to cover that deficiency.

AN INVESTMENT IN THE
CERTIFICATES MAY NOT BE
APPROPRIATE FOR SOME
INVESTORS.....................   The offered certificates may not be an
                                 appropriate investment for investors who do not
                                 have sufficient resources or expertise to
                                 evaluate the particular characteristics of the
                                 offered certificates. This may be the case due,
                                 for example, to the following reasons.

                                 o    The yield to maturity of offered
                                      certificates purchased at a price other
                                      than par will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans.

                                 o    The rate of principal distributions on and
                                      the weighted average lives of the offered
                                      certificates will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans and the
                                      priority of principal distributions among
                                      the classes of certificates entitled to
                                      principal. Accordingly, the offered
                                      certificates may be an inappropriate
                                      investment if you require a distribution
                                      of a particular amount of principal on a
                                      specific date or an otherwise predictable
                                      stream of distributions.

                                 o    You may not be able to reinvest
                                      distributions on an offered certificate at
                                      a rate at least as high as the
                                      pass-through rate applicable to your
                                      certificate, since distributions generally
                                      are expected to be greater during periods
                                      of relatively low interest rates.

                                 o    Your investment in any of the offered
                                      certificates may be ended before you
                                      desire if either the optional securities
                                      purchase right or the optional termination
                                      of the trust is exercised.

                                      S-27

GEOGRAPHIC CONCENTRATION OF
THE MORTGAGE LOANS MAY
ADVERSELY AFFECT YOUR
CERTIFICATES..................   Approximately 29.18%, 25.51% and 40.32% of the
                                 group 1, group 2 and group 3 mortgage loans,
                                 respectively, are secured by properties in
                                 California, approximately 12.70% and 10.94% of
                                 the group 1 and group 2 mortgage loans,
                                 respectively, are secured by properties in
                                 Colorado, and approximately 11.73% of the group
                                 1 mortgage loans are secured by properties in
                                 Florida. The rate of delinquencies, defaults
                                 and losses on the mortgage loans may be higher
                                 than if fewer of the mortgage loans were
                                 concentrated in those states because the
                                 following conditions in those states, now or in
                                 the future, will have a disproportionate impact
                                 on the mortgage loans in general:

                                 o    Weak economic conditions, which may or may
                                      not affect real property values, may
                                      affect the ability of borrowers to repay
                                      their loans on time.

                                 o    Declines in the residential real estate
                                      market in those states may reduce the
                                      values of properties, which would result
                                      in an increase in the loan-to-value
                                      ratios.

                                 o    Properties in those states, particularly
                                      California and Florida, may be more
                                      susceptible than homes located in other
                                      parts of the country to certain types of
                                      uninsurable hazards, such as earthquakes,
                                      as well as storms, floods, hurricanes,
                                      wildfires, mudslides and other natural
                                      disasters.

                                 Natural disasters affect regions of the United
                                 States from time to time, and may result in
                                 increased losses on mortgage loans in those
                                 regions, or in insurance payments that will
                                 constitute prepayments of those mortgage loans.

IT MAY BE DIFFICULT TO RESELL
YOUR CERTIFICATES.............   There is currently no secondary market for the
                                 offered certificates and there can be no
                                 assurance that a secondary market for the
                                 offered certificates will develop.
                                 Consequently, you may not be able to sell your
                                 certificates readily or at prices that will
                                 enable you to realize your desired yield. The
                                 market values of the certificates are likely to
                                 fluctuate. Any of these fluctuations may be
                                 significant and could result in significant
                                 losses to you.

                                 The secondary markets for asset-backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the
                                 future. Illiquidity can have a severely adverse
                                 effect on the prices of securities that are
                                 especially sensitive to prepayment, credit, or
                                 interest rate risk.

MILITARY ACTION AND TERRORIST
ATTACKS MAY ADVERSELY IMPACT
THE PERFORMANCE OF THE
MORTGAGE LOANS................   The effects that military action by U.S. forces
                                 in Iraq or other regions, possible terrorist
                                 attacks in the United States or other incidents
                                 and related military action may have on the
                                 performance of the mortgage loans or on the
                                 values of mortgaged properties cannot be
                                 determined at this time. Investors should
                                 consider the possible effects on delinquency,
                                 default and prepayment experience of the
                                 mortgage loans. Federal agencies and
                                 non-government lenders have and may continue to
                                 defer, reduce or forgive

                                      S-28

                                 payments and delay foreclosure proceedings in
                                 respect of loans to borrowers affected in some
                                 way by recent and possible future events.

                                 In addition, activation of a substantial number
                                 of U.S. military reservists or members of the
                                 National Guard may significantly increase the
                                 proportion of mortgage loans whose interest
                                 rates are reduced by application of the
                                 Servicemembers Civil Relief Act or similar
                                 state or local laws (the "Relief Act").
                                 Interest payable to holders of the senior
                                 certificates and the subordinate certificates
                                 will be reduced on a pro rata basis by any
                                 reductions in the amount of interest
                                 collectible as a result of the application of
                                 the Relief Act. The servicers and master
                                 servicer are not required to advance these
                                 shortfalls as delinquent payments, and such
                                 shortfalls are not covered by any form of
                                 credit enhancement on the certificates.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON YOUR
CERTIFICATES..................   The transfer of the mortgage loans by the
                                 seller to the depositor will be characterized
                                 in the mortgage loan purchase agreement as a
                                 sale transaction. Nevertheless, in the event of
                                 a bankruptcy of the seller, the trustee in
                                 bankruptcy could attempt to recharacterize the
                                 sale of the mortgage loans to the depositor as
                                 a borrowing secured by a pledge of the mortgage
                                 loans.

                                 If the attempt to recharacterize the transfer
                                 of the mortgage loans were successful, a
                                 trustee in bankruptcy could elect to accelerate
                                 payment of the certificates and liquidate the
                                 mortgage loans, with the holders of the
                                 certificates entitled to no more than the
                                 outstanding class principal balances, if any,
                                 of the classes of certificates, together with
                                 interest thereon at the applicable pass-through
                                 rate to the date of payment. In the event of an
                                 acceleration of the certificates, the holders
                                 of the certificates would lose the right to
                                 future payments of interest, might suffer
                                 reinvestment losses in a lower interest rate
                                 environment and may fail to recover their
                                 initial investment. Regardless of whether an
                                 acceleration takes place, delays in payments on
                                 the certificates and possible reductions in the
                                 amount of those payments could occur.

THE CLASS A-R CERTIFICATE IS
SUBJECT TO SPECIAL RISKS......   Although the holder of the Class A-R
                                 Certificate is entitled to receive a
                                 distribution of principal and interest as
                                 described in this prospectus supplement, it is
                                 not expected to receive any distribution in
                                 respect of its certificate after the first
                                 distribution date. In addition, the holder of
                                 the Class A-R Certificate may have tax
                                 liabilities with respect to its certificate
                                 during the early years of the related REMIC
                                 that substantially exceed the principal payable
                                 on that certificate.

                                      S-29

                                    GLOSSARY

     There is a Glossary of Terms beginning on page S-168 where you will find definitions of certain capitalized terms used in this prospectus supplement. You should read the Glossary of Terms carefully because it defines many concepts that are important to understanding the certificates.

                            THE MORTGAGE LOAN GROUPS

GENERAL

     The assets held by Thornburg Mortgage Securities Trust 2006-3 will consist primarily of three loan groups of adjustable rate and hybrid, first lien, residential mortgage loans. The mortgage loans have interest rates ("loan rates") that adjust based on various indices with original terms to maturity of not more than 40 years. The adjustable rate mortgage loans adjust on a monthly, semi-annual or annual basis. The hybrid mortgage loans generally have loan rates that first adjust after an initial fixed rate period of three, five, seven or ten years following origination depending on the terms of the particular mortgage note and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

     As of the cut-off date, there were 2,092 mortgage loans with an aggregate principal balance of approximately $1,554,370,552. The mortgage loans have been divided into three loan groups designated as the "group 1 mortgage loans,"
"group 2 mortgage loans" and "group 3 mortgage loans." We refer to each of the groups of mortgage loans as a "loan group." Approximately 13.97% of the group 1 mortgage loans are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately three years following origination and approximately 84.44% are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately five years following origination, in each case as set forth in the related mortgage note. The remaining 1.59% of the group
1 mortgage loans are adjustable rate mortgage loans which have interest rates that adjust monthly, semi-annually or annually. All of the group 2 mortgage loans are hybrid mortgage loans for which their first rate adjustment date occurs approximately seven years following origination and all of the group 3 mortgage loans are hybrid mortgage loans for which their first loan rate adjustment date occurs approximately ten years following origination, in each case as set forth in the related mortgage note. Each hybrid mortgage loan will then adjust either monthly, semi-annually or annually depending on the terms of the particular mortgage note.

     The principal balance of each mortgage loan as of the cut-off date reflects the application of scheduled payments of any principal due on that mortgage loan on or prior to the cut-off date, whether or not received, and any prepayments received on or prior to the cut-off date. Whenever reference is made herein to a percentage of some or all of the mortgage loans, that percentage is determined on the basis of the principal balances of such mortgage loans as of the cut-off date, unless otherwise specified. Certain mortgage loans described in this prospectus supplement may prepay or become ineligible prior to the closing date.
As a result of the foregoing, the statistical characteristics of the mortgage loans delivered on the closing date may vary somewhat from the characteristics described in this prospectus supplement although it is not anticipated that the variances will be material. The aggregate principal balance of the mortgage loans set forth above is subject to a variance of plus or minus ten percent.

     Each of the mortgage loans in the trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as "mortgages" in this prospectus supplement. The mortgaged properties are detached or semi-detached one- to four-family dwelling units, individual units in planned unit developments, individual condominium units and, in some cases, shares issued by cooperative housing corporations and related leasehold interests.

     Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. Under the pooling and servicing agreement, the depositor will cause the mortgage loans to be assigned to the trust for the benefit of the certificateholders. See "The
Pooling and Servicing Agreement" in this prospectus supplement.

                                      S-30

     The mortgage loans were generally originated in accordance with the seller's underwriting guidelines for its correspondent and retail channels described herein. See "The Seller--Underwriting Standards--The Seller's
Underwriting Process" herein.

     All of the mortgage loans were originated by the seller (including its correspondent lenders). The mortgage loans originated by the Seller and its correspondent lenders, other than First Republic Bank and Countrywide Home
Loans, Inc. ("Countrywide"), were originated by them in accordance with the
Seller's underwriting guidelines. Approximately 12.24% and 0.64% of the mortgage loans were originated by First Republic Bank and Countrywide, respectively, in accordance with their underwriting guidelines. Approximately 82.64% and 12.24%
of the mortgage loans are being serviced by Thornburg Mortgage Home Loans, Inc.
(in its capacity as a servicer) and First Republic Bank, respectively. No other entity is the servicer with respect to more than 10% of the mortgage loans. See
"The Master Servicer" and "The Servicers" herein.

     Under the mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor, which will assign its rights under those representations and warranties to the trust under the pooling and servicing agreement. The representations and warranties relate to, among other things, certain characteristics of the mortgage loans and, subject to certain limitations, the seller will be obligated to repurchase the affected mortgage loan or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the certificateholders' interests in the mortgage loan. See "The Pooling and Servicing Agreement--Assignment of the
Mortgage Loans--Representations and Warranties" for a description of the representations and warranties applicable to the mortgage loans.

     The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above.

MORTGAGE LOAN STATISTICS

     The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

     Loan Documentation. Approximately 85.37%, 83.97% and 89.95% of the group 1, group 2 and group 3 mortgage loans, respectively, were originated under a full documentation program. The remaining mortgage loans were originated under programs pursuant to which no or limited information was obtained regarding borrowers' income or employment.

     The Indices. The indices applicable to the determination of the loan rates for the mortgage loans generally will be a per annum rate equal to either: the average of interbank offered rates for one-month, six-month or one-year, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the "1-Month
LIBOR index," the "6-Month LIBOR index" and the "1-Year LIBOR index,"
respectively), or the weekly average yield on United States Treasury securities adjusted to a constant maturity of one-year as published by the Federal Reserve
Board in Statistical Release H.15(519) (the "1-Year CMT index"). The 1-Month
LIBOR index, the 6-Month LIBOR index, the 1-Year LIBOR index and the 1-Year CMT index are each referred to herein as an "index" or together as the "indices."

     The related index applied under a mortgage note will be most recently available either as of (1) the first business day of a specified period of time prior to such loan rate adjustment date, (2) the first business day of the month preceding the month of such loan rate adjustment date, or (3) the last business day of the second month preceding the month in which such loan rate adjustment date occurs, as specified in the related mortgage note. In the event that any of the indices described above becomes unavailable or is otherwise unpublished, the related servicer or master servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

                                      S-31

     Loan Rate Adjustments. On each loan rate adjustment date for a mortgage loan, its loan rate will be adjusted to equal the sum, generally rounded up to the nearest multiple of 0.125%, of the index applicable to that loan and a fixed percentage amount known as the "gross margin" for that loan. The mortgage loans adjust according to the applicable index as discussed under "--The Indices"
above. On the first loan rate adjustment date, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to 1-Month LIBOR)
cannot increase or decrease by more than a fixed percentage known as the
"initial rate cap" for that loan. On subsequent loan rate adjustment dates, the loan rate on each mortgage loan (other than any mortgage loans which adjust according to 1-Month LIBOR) cannot increase or decrease by more than a fixed percentage on any such loan rate adjustment date known as a "periodic rate cap"
for that loan.

     No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of initial rate caps on the first loan rate adjustment date as well as the periodic rate caps and the maximum loan rates, the loan rate on each mortgage loan which has such a cap, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See "--The
Indices" above.

     Monthly Payment Adjustments. Effective with the next monthly payment due date occurring after a loan rate adjustment date, the monthly payment amount for each mortgage loan will be adjusted to equal (i) for an interest only loan subsequent to its interest only period and for any other adjustable rate loan, the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the loan rate as adjusted and
(ii) for an interest only loan during its interest only period, the interest only payment at the loan rate as adjusted.

     Interest-Only Loans. Approximately 96.28%, 95.33% and 95.73% of the group
1, group 2 and group 3 mortgage loans, respectively, have an interest-only period following origination ranging from three years to ten years. During this period, the scheduled monthly payments are limited to accrued interest, with no required payment of principal. At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current loan rate.

     High Loan-to-Value Mortgage Loans. Approximately 2.33%, 2.00% and 1.19% of
the group 1, group 2 and group 3 mortgage loans, respectively, have original loan-to-value ratios in excess of 80%. Approximately 98.01% of the mortgage loans which have original loan-to-value ratios in excess of 80%, are additional collateral mortgage loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 75% of the value of the related mortgaged property). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less. One mortgage loan which has an original loan-to-value ratio in excess of 80%, and which is not an additional collateral mortgage loan and is not covered by a primary mortgage guaranty insurance policy, has paid down such that its current loan-to-value ratio, as of the cut-off date, is less than or equal to 80%.

     For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date and the denominator of which is the value of the mortgaged property as determined at the origination of the related loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan. For each mortgage loan and any date of determination, the effective loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date less the value of the required amount of any additional collateral and the denominator of which is the value of the mortgaged property.

     Additional Collateral Mortgage Loans. In the case of approximately 0.65%,
1.22% and 0.72% of the group 1, group 2 and group 3 mortgage loans, respectively, the related originator required the borrower to pledge additional collateral to secure the mortgage loan, including marketable securities or certificates of deposit acceptable to the originator. All of the mortgage loans with additional collateral have original loan-to-value ratios in excess of 80%, but after giving effect to the pledge of additional collateral, the effective loan-to-value ratios are 80% or lower. This type of loan, referred to as an
"additional collateral mortgage loan," allows the borrower to pledge assets in

                                      S-32

addition to the mortgaged property as an alternative to, or to supplement, a cash down payment. There are a total of 18 mortgage loans (representing approximately 0.91% of the mortgage loans) with additional collateral, all of which were acquired by the seller through its correspondent channel.

     The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral. The weighted average effective loan-to-value ratio for the additional collateral mortgage loans after giving credit for the value of the pledged additional collateral is approximately 75.00%, 66.62% and 76.33%
with respect to the group 1, group 2 and group 3 mortgage loans, respectively.
The additional collateral will be assigned to the trust but will not be a part of any REMIC.

     Prepayment Penalty Payments. Approximately 17.87%, 18.94% and 17.53% of the
group 1, group 2 and group 3 mortgage loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment before the end of a fixed period ranging from the first six months to five years after the date of origination. Prepayment penalties paid by borrowers will not be available for payment on the certificates.

     Employee Mortgage Loans. Approximately 0.59%, 0.19% and 0.07% of the group
1, group 2 and group 3 mortgage loans, respectively, were made to employees of
Thornburg Mortgage, Inc. and its affiliates. These mortgage loans were originated at an interest rate equal to the then current rate for mortgage loans less a discount rate specified in an employee rate reduction agreement. In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or its affiliates, the interest rate on the mortgage loan will increase by the amount of the employee discount. The seller will retain the increased interest (the
"retained interest") and such retained interest will not be conveyed to or included in the trust or available for any distributions on the certificates.

     Conversion and Modification Option and Purchase Obligations and Options.
The loan rates on approximately 1.08%, 0.34% and 0.19% of the group 1, group 2 and group 3 mortgage loans, respectively, can be converted, at the option of the related borrowers, to a fixed interest rate. The loan rates on approximately
24.59%, 20.77% and 20.03% of the group 1, group 2 and group 3 mortgage loans, respectively, may be modified, at the option of the related borrowers, to another adjustable rate based on a different index or to another type of adjustable rate or hybrid mortgage loan. Upon conversion, the loan rate will be converted to a fixed rate, determined in accordance with the formula set forth in the related mortgage note, which formula is intended to result in a loan rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion or modification, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

     Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose interest rate is converted to a fixed interest rate or is modified to another then-available adjustable rate or hybrid product in accordance with the terms of the related mortgage note. In addition, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. The purchase price payable by Thornburg Mortgage,
Inc. or the seller for any such mortgage loans is equal to 100% of the current outstanding principal balance of the mortgage loan and any interest accrued at the related loan rate.

AGGREGATE MORTGAGE LOAN STATISTICS

     The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of the cut-off date.

     Approximately 99.26% of the mortgage loans have original terms to stated
maturity of 360 months. The weighted average remaining term to stated maturity of the mortgage loans was approximately 356 months as of the cut-off date. None of the mortgage loans had a first due date prior to July 1, 2001 or after July
1, 2006 or had a remaining term to stated maturity of less than 244 months or greater than 479 months as of the cut-off date. The latest stated maturity date of any mortgage loan occurs in May 2046.

                                      S-33

     The average principal balance of the mortgage loans at origination was approximately $747,619. The average principal balance of the mortgage loans as of the cut-off date was approximately $743,007. No mortgage loan had a principal balance of less than approximately $42,750 or greater than approximately
$9,999,999 as of the cut-off date.

     The mortgage loans had annual loan rates of not less than 4.500% and not more than 7.500% and the weighted average annual loan rate was approximately
6.279%. Approximately 12.30% of the mortgage loans did not have an initial rate cap. As of the cut-off date, 87.70% of the mortgage loans had initial rate caps ranging from 1.000% to 6.000%. As of the cut-off date, approximately 12.30% of the mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the mortgage loans had gross margins ranging from 1.000% to 3.250%, maximum loan rates ranging from 9.500% to 17.900% and minimum loan rates ranging from 1.000% to 6.125%. As of the cut-off date, the weighted average gross margin was approximately 1.910%, the weighted average maximum loan rate was approximately 11.430% and the weighted average minimum loan rate was approximately 1.919% for all of the mortgage loans. The latest next loan rate adjustment date following the cut-off date on any mortgage loan occurs in 120 months and the weighted average next loan rate adjustment date following the cut-off date for all of the mortgage loans occurs in approximately 92 months.

     As of the cut-off date, none of the mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the mortgage loans is provided in the tables below.

     The mortgage loans had the characteristics shown in the following tables.
The sum in any column in the following tables may not equal the indicated due to rounding.

                                      S-34

                 STATED PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
STATED PRINCIPAL BALANCE ($)    MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------------    --------------  -----------------  -------------  --------  ---------  --------  --------

           0 -   100,000.00...          31      $    2,662,759.63        0.17%      6.419%     358       67.45%     771
  100,000.01 -   200,000.00...         279          44,043,245.52        2.83       6.338      354       74.10      753
  200,000.01 -   300,000.00...         287          72,246,814.85        4.65       6.312      354       72.46      758
  300,000.01 -   400,000.00...         206          73,187,474.68        4.71       6.261      351       72.13      745
  400,000.01 -   500,000.00...         197          90,447,070.25        5.82       6.249      356       69.89      748
  500,000.01 -   600,000.00...         177          98,182,508.27        6.32       6.213      356       70.70      747
  600,000.01 -   700,000.00...         144          93,966,995.61        6.05       6.264      356       69.75      749
  700,000.01 -   800,000.00...         121          91,283,468.14        5.87       6.221      355       69.98      747
  800,000.01 -   900,000.00...          71          60,995,843.69        3.92       6.168      354       66.46      740
  900,000.01 - 1,000,000.00...         121         118,161,621.56        7.60       6.230      355       64.97      749
1,000,000.01 - 2,000,000.00...         377         541,673,464.75       34.85       6.234      358       66.70      747
2,000,000.01 - 3,000,000.00...          46         116,714,556.17        7.51       6.357      357       64.22      735
3,000,000.01 - 4,000,000.00...          21          75,265,019.99        4.84       6.380      357       62.35      722
4,000,000.01 - 5,000,000.00...           8          37,124,784.59        2.39       6.574      358       53.10      724
5,000,000.01 and Greater......           6          38,414,924.00        2.47       6.846      358       51.16      715
                                     -----      -----------------      ------       -----      ---       -----      ---
TOTAL.........................       2,092      $1,554,370,551.70      100.00%      6.279%     356       67.00%     744
                                     =====      =================      ======       =====      ===       =====      ===

     The average principal balance of the mortgage loans was approximately
$743,007 as of the cut-off date.

                                      S-35

             ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINAL TERM (MONTHS)          MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------          --------------  -----------------  -------------  --------  ---------  --------  --------

300...........................           2      $      366,386.55        0.02%      6.125%     246       83.99%     724
327...........................           1           1,299,764.93        0.08       5.500      324       51.99      684
335...........................           1           2,000,000.00        0.13       5.850      332       43.48      742
345...........................           1             800,000.00        0.05       5.875      341       74.42      721
346...........................           1           1,154,000.00        0.07       5.750      340       80.00      731
360...........................       2,074       1,542,931,293.05       99.26       6.281      356       67.04      744
480...........................          12           5,819,107.17        0.37       6.355      473       64.56      739
                                     -----      -----------------      ------       -----      ---       -----      ---
TOTAL.........................       2,092      $1,554,370,551.70      100.00%      6.279%     356       67.00%     744
                                     =====      =================      ======       =====      ===       =====      ===

     The weighted average original term to stated maturity of the mortgage loans was approximately 360 months as of the cut-off date.

            REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
REMAINING TERM (MONTHS)         MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  -----------------  -------------  --------  ---------  --------  --------

241 - 300.....................           3      $      750,298.98        0.05%      6.253%     274       79.39%     709
301 - 360.....................       2,077       1,547,801,145.55       99.58       6.279      356       67.01      744
361 and Greater................         12           5,819,107.17        0.37       6.355      473       64.56      739
                                     -----      -----------------      ------       -----      ---       -----      ---
TOTAL.........................       2,092      $1,554,370,551.70      100.00%      6.279%     356       67.00%     744
                                     =====      =================      ======       =====      ===       =====      ===

     The weighted average remaining term to stated maturity of the mortgage loans was approximately 356 months as of the cut-off date.

                                      S-36

                      PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PROPERTY TYPE                   MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------                   --------------  -----------------  -------------  --------  ---------  --------  --------

Condominium...................         368      $  185,474,121.23       11.93%      6.264%     355       70.81%     746
Condominium Detached..........           1             165,950.00        0.01       6.750      359       80.00      780
Condotel......................          18          13,816,951.29        0.89       6.360      358       70.36      738
Cooperative...................          39          30,393,344.15        1.96       6.118      358       59.62      755
PUD Attached..................          81          30,180,896.86        1.94       6.314      355       73.39      746
PUD Detached..................         429         302,144,753.95       19.44       6.252      356       68.56      748
Single Family Detached........       1,046         910,409,813.52       58.57       6.287      356       65.42      742
Townhouse.....................          25          14,296,320.35        0.92       6.346      358       70.71      720
Two-Four Family...............          85          67,488,400.35        4.34       6.359      358       69.89      753
                                     -----      -----------------      ------       -----      ---       -----      ---
TOTAL.........................       2,092      $1,554,370,551.70      100.00%      6.279%     356       67.00%     744
                                     =====      =================      ======       =====      ===       =====      ===

                  STATED OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
OCCUPANCY                       MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------                       --------------  -----------------  -------------  --------  ---------  --------  --------

Investor......................         508      $  181,899,324.36       11.70%      6.392%     357       72.55%     748
Primary.......................       1,266       1,104,081,324.72       71.03       6.268      356       66.33      744
Second Home...................         318         268,389,902.62       17.27       6.250      355       66.00      741
                                     -----      -----------------      ------       -----      ---       -----      ---
TOTAL.........................       2,092      $1,554,370,551.70      100.00%      6.279%     356       67.00%     744
                                     =====      =================      ======       =====      ===       =====      ===

     In the preceding table, "stated occupancy status" refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

                       LOAN PURPOSES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PURPOSE                         MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------                         --------------  -----------------  -------------  --------  ---------  --------  --------

Cash Out Refinance............         548      $  422,101,369.80       27.16%      6.292%     356       63.26%     739
Purchase......................       1,211         846,441,886.34       54.46       6.287      357       71.71      747
Rate/Term Refinance...........         333         285,827,295.56       18.39       6.239      355       58.59      742
                                     -----      -----------------      ------       -----      ---       -----      ---
TOTAL.........................       2,092      $1,554,370,551.70      100.00%      6.279%     356       67.00%     744
                                     =====      =================      ======       =====      ===       =====      ===

                                      S-37

                  DOCUMENTATION PROGRAMS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
DOCUMENTATION                   MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------                   --------------  -----------------  -------------  --------  ---------  --------  --------

Full Documentation............       1,873      $1,348,245,320.44      86.74%      6.239%      356      67.49%      743
No Ratio Documentation........          11           9,027,575.33       0.58       6.478       352      62.94       745
Stated Documentation..........         203         195,308,298.49      12.57       6.547       358      63.77       750
Streamline Documentation......           5           1,789,357.44       0.12       6.321       359      71.11       744
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
ORIGINAL LOAN-TO-VALUE             NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
RATIO(%)                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------          --------------  -----------------  -------------  --------  ---------  --------  --------

  0.01 - 49.99 ...............         230      $  200,360,955.84      12.89%      6.227%      357       37.57%     748
 50.00 - 54.99 ...............          91          95,246,964.67       6.13       6.275       358       52.17      731
 55.00 - 59.99 ...............         109         100,951,093.95       6.49       6.293       357       57.45      750
 60.00 - 64.99 ...............         130         152,807,950.21       9.83       6.354       358       62.11      740
 65.00 - 69.99 ...............         155         165,515,545.87      10.65       6.324       355       67.39      742
 70.00 - 74.99 ...............         242         189,010,257.83      12.16       6.258       355       71.66      744
 75.00 - 79.99 ...............         375         243,333,109.42      15.65       6.318       356       76.83      740
 80.00 - 80.00 ...............         699         380,390,937.42      24.47       6.247       356       80.00      748
 80.01 - 84.99 ...............           1             164,880.00       0.01       6.250       357       80.74      767
 85.00 - 89.99 ...............          11           2,592,457.62       0.17       5.917       332       88.65      746
 90.00 - 94.99 ...............          28           9,274,116.49       0.60       6.263       354       90.69      741
 95.00 - 99.99 ...............           6           5,045,672.35       0.32       6.371       350       95.19      752
100.00 .......................          15           9,676,610.03       0.62       6.079       358      100.00      740
                                     -----      -----------------     ------       -----       ---      ------      ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356       67.00%     744
                                     =====      =================     ======       =====       ===      ======      ===

     The weighted average original loan-to-value ratio of the mortgage loans was approximately 67.00% as of the cut-off date.

                                      S-38

              EFFECTIVE LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
EFFECTIVE LOAN-TO-VALUE            NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
RATIO(%)                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  -----------------  -------------  --------  ---------  --------  --------

  0.01 - 49.99 ...............         230      $  200,360,955.84      12.89%      6.227%      357      37.57%      748
 50.00 - 54.99 ...............          91          95,246,964.67       6.13       6.275       358      52.17       731
 55.00 - 59.99 ...............         110         104,951,093.95       6.75       6.296       357      58.89       750
 60.00 - 64.99 ...............         130         152,807,950.21       9.83       6.354       358      62.11       740
 65.00 - 69.99 ...............         156         165,646,245.87      10.66       6.324       355      67.41       742
 70.00 - 74.99 ...............         246         189,714,513.63      12.21       6.259       355      71.76       744
 75.00 - 79.99 ...............         379         249,333,109.42      16.04       6.310       356      77.39       740
 80.00 - 80.00 ...............         707         383,634,991.45      24.68       6.247       356      80.17       748
 80.01 - 84.99 ...............           1             164,880.00       0.01       6.250       357      80.74       767
 85.00 - 89.99 ...............          11           2,592,457.62       0.17       5.917       332      88.65       746
 90.00 - 94.99 ...............          27           9,143,416.49       0.59       6.262       354      90.70       742
 95.00 - 99.99 ...............           4             773,972.55       0.05       6.218       314      95.00       746
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

     The weighted average effective loan-to-value ratio of the mortgage loans was approximately 66.75% as of the cut-off date.

                                      S-39

                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
LOCATION                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------                        --------------  -----------------  -------------  --------  ---------  --------  --------

Alabama ......................           6      $    1,451,432.97       0.09%      6.338%      357      68.44%      737
Arizona ......................          66          41,751,930.25       2.69       6.444       359      70.56       722
Arkansas .....................           1             176,764.09       0.01       6.375       336      80.00       712
California ...................         493         503,787,107.56      32.41       6.267       358      63.84       747
Colorado .....................         212         168,606,809.45      10.85       6.236       356      64.15       746
Connecticut ..................          20          22,332,451.58       1.44       6.341       357      72.24       749
Delaware .....................           5           2,380,787.28       0.15       5.921       376      71.47       712
District of Columbia .........           5           7,287,723.75       0.47       6.258       358      75.55       748
Florida ......................         222         112,145,832.39       7.21       6.320       354      69.37       744
Georgia ......................         140          68,073,301.94       4.38       6.200       348      71.46       746
Hawaii .......................          15          18,810,585.20       1.21       6.416       359      60.67       754
Idaho ........................           6           3,645,400.00       0.23       6.168       358      70.89       734
Illinois .....................          64          37,053,788.91       2.38       6.239       359      67.62       752
Indiana ......................           2           1,737,766.63       0.11       6.266       356      80.00       712
Kansas .......................           4           1,203,387.33       0.08       6.353       359      67.51       759
Kentucky .....................           2           2,000,000.00       0.13       6.188       358      68.94       747
Louisiana ....................           7           1,265,100.00       0.08       6.035       354      77.37       745
Maine ........................           1           1,299,837.50       0.08       5.875       320      32.50       718
Maryland .....................          20          13,268,941.94       0.85       6.297       358      70.11       748
Massachusetts ................          31          23,713,594.02       1.53       6.303       358      69.98       751
Michigan .....................           2             793,140.13       0.05       6.251       346      84.45       740
Minnesota ....................          58          26,956,786.83       1.73       6.229       358      73.53       755
Mississippi ..................           1             153,600.00       0.01       5.250       349      80.00       816
Missouri .....................          10           2,699,771.77       0.17       6.427       359      65.89       768
Montana ......................           5           8,258,900.00       0.53       6.599       358      66.02       719
Nevada .......................          25          20,293,012.98       1.31       6.366       358      67.85       752
New Jersey ...................          88          63,287,139.16       4.07       6.314       354      72.10       740
New Mexico ...................          51          25,518,538.11       1.64       6.208       353      72.69       752
New York .....................         116         128,933,081.79       8.29       6.358       357      62.55       731
North Carolina ...............          52          29,294,739.54       1.88       6.260       358      74.19       745
Ohio .........................           3             791,183.64       0.05       6.304       400      79.21       746
Oklahoma .....................           2             291,536.40       0.02       6.196       358      71.95       794
Oregon .......................          22           9,549,866.64       0.61       6.280       358      71.28       763
Pennsylvania .................          59          46,148,222.04       2.97       6.186       357      70.43       739
South Carolina ...............          61          31,246,749.83       2.01       6.221       354      69.25       734
Tennessee ....................          18           9,753,135.86       0.63       6.349       341      73.28       730
Texas ........................          27          16,567,771.19       1.07       6.247       358      72.42       735
Utah .........................          36          27,823,809.52       1.79       6.244       356      68.38       750
Vermont ......................           1           1,038,500.00       0.07       6.500       360      79.97       808
Virginia .....................          56          32,384,211.14       2.08       6.186       351      71.16       751
Washington ...................          73          39,265,304.01       2.53       6.358       360      72.57       746
Wisconsin ....................           4           1,329,008.33       0.09       6.356       357      64.87       745
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

     As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of mortgage loans by principal balance was approximately 1.44% in the 90266 ZIP Code.

                                      S-40

                    CURRENT LOAN RATES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
CURRENT LOAN RATE (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

4.500 - 4.999 ................           1      $      714,167.25       0.05%      4.500%      330      71.42%      646
5.000 - 5.499 ................          16          13,289,097.49       0.85       5.372       356      65.70       763
5.500 - 5.999 ................         321         273,604,176.47      17.60       5.803       355      63.28       749
6.000 - 6.499 ................       1,130         780,636,899.65      50.22       6.214       355      68.47       747
6.500 - 6.999 ................         590         441,457,466.66      28.40       6.629       359      67.36       741
7.000 - 7.499 ................          33          41,868,744.18       2.69       7.162       357      60.86       695
7.500 - 7.999 ................           1           2,800,000.00       0.18       7.500       360      59.57       722
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

     The weighted average current loan rate of the mortgage loans was approximately 6.279% as of the cut-off date.

                    MAXIMUM LOAN RATES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MAXIMUM LOAN RATE (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

 9.500 - 9.999 ...............           1      $      714,167.25       0.05%      4.500%      330      71.42%      646
10.000 - 10.499 ..............          12           7,251,597.49       0.47       5.332       355      75.59       756
10.500 - 10.999 ..............         203         145,901,744.23       9.39       5.806       353      67.46       746
11.000 - 11.499 ..............       1,058         727,767,096.87      46.82       6.214       355      69.15       747
11.500 - 11.999 ..............         700         559,180,725.06      35.97       6.451       359      65.61       744
12.000 - 12.499 ..............         111          98,076,065.80       6.31       6.526       358      59.94       728
12.500 - 12.999 ..............           2           3,097,500.00       0.20       7.409       360      58.65       729
13.000 - 13.499 ..............           2           5,559,700.00       0.36       6.535       353      60.76       596
14.500 - 14.999 ..............           1           1,447,000.00       0.09       7.000       328      37.10       759
16.500 - 16.999 ..............           1             374,955.00       0.02       5.875       356      79.79       781
17.500 - 17.999 ..............           1           5,000,000.00       0.32       5.950       358      41.67       720
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

     The weighted average maximum loan rate of the mortgage loans was approximately 11.430% as of the cut-off date.

                                      S-41

                    MINIMUM LOAN RATES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MINIMUM LOAN RATE (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

1.000 - 1.499 ................           7      $    3,836,501.12       0.25%      5.938%      358      74.07%      730
1.500 - 1.999 ................       1,948       1,419,541,486.64      91.33       6.252       356      67.22       746
2.000 - 2.499 ................          58          83,732,693.64       5.39       6.777       358      60.55       711
2.500 - 2.999 ................          70          40,378,784.15       2.60       6.280       358      72.16       756
3.000 - 3.499 ................           1           2,300,000.00       0.15       5.875       352      54.76       676
3.500 - 3.999 ................           3           2,107,850.00       0.14       5.819       357      75.27       767
4.000 - 4.499 ................           3           1,665,636.15       0.11       6.155       358      65.41       723
6.000 - 6.499 ................           2             807,600.00       0.05       6.699       356      75.17       760
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

     The weighted average minimum loan rate of the mortgage loans was approximately 1.919% as of the cut-off date.

                       GROSS MARGINS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
GROSS MARGIN (%)                MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------                --------------  -----------------  -------------  --------  ---------  --------  --------

1.000 - 1.499 ................           7      $    3,410,001.12       0.22%      5.829%      358      75.04%      726
1.500 - 1.999 ................       1,977       1,433,516,226.53      92.22       6.252       356      67.26       746
2.000 - 2.499 ................          44          77,358,053.75       4.98       6.828       358      59.84       708
2.500 - 2.999 ................          63          37,786,270.30       2.43       6.273       358      71.90       759
3.000 - 3.499 ................           1           2,300,000.00       0.15       5.875       352      54.76       676
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

     The weighted average gross margin of the mortgage loans was approximately
1.910% as of the cut-off date.

                                      S-42

                       PRODUCT TYPE OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PRODUCT TYPE                    MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
------------                    --------------  -----------------  -------------  --------  ---------  --------  --------

10/1 Hybrid ARM...............          44      $   24,324,600.47       1.56%      6.386%      364      69.56%      761
10/1 Hybrid ARM (IO)..........         611         461,875,326.15      29.71       6.329       357      68.33       748
10/1 Mo Hybrid ARM............           3           1,470,466.47       0.09       5.929       358      61.02       795
10/1 Mo Hybrid ARM (IO).......         101          94,072,621.57       6.05       5.982       358      57.15       746
10/6 Hybrid ARM...............           3           1,311,889.85       0.08       5.908       359      68.45       737
10/6 Hybrid ARM (IO)..........          71          68,634,172.73       4.42       6.323       358      70.38       744
3/1 Hybrid ARM................           7           3,866,517.02       0.25       5.993       359      68.36       762
3/1 Hybrid ARM (IO)...........          68          30,423,013.74       1.96       6.077       342      72.79       740
3/1 Mo Hybrid ARM (IO)........           2           1,265,400.00       0.08       6.141       359      59.73       746
3/6 Hybrid ARM (IO)...........           4           5,278,348.44       0.34       6.426       357      65.19       736
5/1 Hybrid ARM................          16           6,001,008.62       0.39       6.136       352      72.84       755
5/1 Hybrid ARM (IO)...........         308         186,000,596.24      11.97       6.243       352      66.56       744
5/1 Mo Hybrid ARM.............           1             996,701.23       0.06       5.500       357      58.82       776
5/1 Mo Hybrid ARM (IO)........          27          41,116,634.93       2.65       5.690       355      59.64       749
5/6 Hybrid ARM (IO)...........          17          12,644,989.89       0.81       6.233       357      72.18       753
7/1 Hybrid ARM................          39          26,802,594.49       1.72       6.461       356      63.18       735
7/1 Hybrid ARM (IO)...........         648         476,231,905.10      30.64       6.375       356      68.28       740
7/1 Mo Hybrid ARM.............           5           1,684,008.40       0.11       6.002       358      51.73       726
7/1 Mo Hybrid ARM (IO)........          55          47,890,211.52       3.08       5.896       358      59.03       755
7/6 Hybrid ARM (IO)...........          55          57,834,496.00       3.72       6.416       358      68.34       731
Reg ARM (IO)..................           7           4,645,048.84       0.30       6.426       345      63.29       752
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                     INITIAL RATE CAPS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
INITIAL RATE CAP (%)            MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------------------            --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................        198       $  191,226,124.37      12.30%      5.904%      357      58.16%      749
1.000.........................          2              917,468.59       0.06       6.525       344      75.75       757
2.000.........................          5            2,659,986.15       0.17       5.996       357      74.56       775
4.000.........................         76           37,775,243.05       2.43       6.125       345      70.93       740
5.000.........................      1,810        1,320,851,729.54      84.98       6.339       356      68.14       743
6.000.........................          1              940,000.00       0.06       5.750       357      80.00       776
                                    -----       -----------------     ------       -----       ---      -----       ---
TOTAL.........................      2,092       $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                    =====       =================     ======       =====       ===      =====       ===

                                      S-43

               SUBSEQUENT PERIODIC RATE CAPS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
SUBSEQUENT                         NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PERIODIC RATE CAP (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

None .........................         198      $  191,226,124.37      12.30%      5.904%      357      58.16%      749
1.000 ........................         154         153,127,187.89       9.85       6.377       358      69.03       737
2.000 ........................       1,740       1,210,017,239.44      77.85       6.326       356      68.14       744
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                       CREDIT SCORES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
FICO SCORE                      MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------                      --------------  -----------------  -------------  --------  ---------  --------  --------

400 - 499 ....................           1      $      130,000.00       0.01%      6.000%      323      74.29%      473
525 - 549 ....................           1           3,259,700.00       0.21       7.000       354      65.00       540
550 - 574 ....................           2           1,301,498.51       0.08       6.125       315      78.50       551
600 - 624 ....................           6           7,777,300.00       0.50       6.567       356      59.41       613
625 - 649 ....................          23          18,099,067.16       1.16       6.033       353      55.99       640
650 - 674 ....................          78          75,841,004.37       4.88       6.578       357      64.93       665
675 - 699 ....................         203         170,934,569.08      11.00       6.337       357      66.68       688
700 - 724 ....................         284         230,703,793.03      14.84       6.285       357      67.73       713
725 - 749 ....................         313         226,067,542.40      14.54       6.262       356      68.94       738
750 - 774 ....................         463         352,154,091.19      22.66       6.295       356      66.94       763
775 - 799 ....................         547         368,135,426.46      23.68       6.193       356      67.10       786
800 - 824 ....................         164          94,877,279.50       6.10       6.236       356      65.03       806
825 - 849 ....................           2           1,189,280.00       0.08       6.520       357      75.01       829
None .........................           5           3,900,000.00       0.25       6.360       359      71.75         0
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

     The weighted average FICO score of the mortgage loans with scores was approximately 744 as of the cut-off date.

                                      S-44

                    AMORTIZATION TYPES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
AMORTIZATION TYPE               MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------               --------------  -----------------  -------------  --------  ---------  --------  --------

Interest-only* ...............       1,973      $1,487,178,517.30      95.68%      6.277%      356      67.02%      744
Fully Amortizing .............         119          67,192,034.40       4.32       6.322       359      66.54       749
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

*    The interest-only period ranges from three to ten years following origination of the applicable mortgage loans.

                         SERVICERS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
SERVICER                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------                        --------------  -----------------  -------------  --------  ---------  --------  --------

Colonial Savings, F.A ........          54      $   41,518,205.84       2.67%      6.236%      373      67.28%      736
Countrywide ..................           1           9,999,999.00       0.64       6.875       358      35.09       695
First Horizon Home Loans .....           2           3,017,600.00       0.19       7.482       360      61.04       725
First Republic Bank ..........         196         190,205,044.12      12.24       5.903       357      58.05       749
Los Alamos National Bank .....           2           1,407,523.54       0.09       6.075       357      65.33       773
Mellon Trust of New England,
   N.A .......................          31          23,639,835.00       1.52       6.511       359      63.60       738
Thornburg Mortgage Home Loans,
   Inc. ......................       1,806       1,284,582,344.20      82.64       6.325       355      68.65       744
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                        ORIGINATORS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINATOR                      MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------                      --------------  -----------------  -------------  --------  ---------  --------  --------

Countrywide* .................           1      $    9,999,999.00       0.64%      6.875%      358      35.09%      695
First Republic Bank* .........         196         190,205,044.12      12.24       5.903       357      58.05       749
Other* .......................       1,750       1,289,171,968.54      82.94       6.335       356      68.58       743
Thornburg Mortgage Home Loans,
   Inc.(Retail) ..............         145          64,993,540.04       4.18       6.181       350      66.74       756
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

*    The indicated originators are correspondents of the seller. See "Mortgage
     Loan Origination--The Seller's Underwriting Standards--The Seller's
     Underwriting Process--Correspondent and Retail."

                                      S-45

                  NEXT RATE CHANGE DATES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
NEXT RATE CHANGE DATE           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

July 2006 ....................           4      $    1,813,080.25       0.12%      6.388%      355      76.93%      748
October 2006 .................           1           1,447,000.00       0.09       7.000       328      37.10       759
November 2006 ................           1             387,468.59       0.02       5.875       329      80.00       751
December 2006 ................           1             714,167.25       0.05       4.500       330      71.42       646
February 2007 ................           1             997,500.00       0.06       5.875       356      70.00       752
July 2008 ....................           1             303,200.00       0.02       5.250       349      79.81       782
August 2008 ..................           3           1,609,198.32       0.10       5.583       350      74.94       766
December 2008 ................           1             132,000.00       0.01       5.500       354      74.16       652
January 2009 .................           3           1,326,400.00       0.09       5.969       355      72.45       695
February 2009 ................           8           5,348,006.59       0.34       5.857       328      59.63       731
March 2009 ...................          23           9,453,233.83       0.61       6.071       347      73.87       758
April 2009 ...................          30          17,028,720.48       1.10       6.245       347      72.71       735
May 2009 .....................           8           3,765,852.73       0.24       6.604       359      73.55       768
June 2009 ....................           3           1,152,500.00       0.07       6.403       360      55.89       742
May 2010 .....................           1             276,421.00       0.02       5.500       347      90.00       682
July 2010 ....................           1             153,600.00       0.01       5.250       349      80.00       816
August 2010 ..................           2             691,200.00       0.04       5.479       350      80.00       686
September 2010 ...............           3             797,800.00       0.05       5.804       351      81.20       659
October 2010 .................           3           3,400,000.00       0.22       5.754       352      55.52       688
November 2010 ................           2             884,000.00       0.06       5.599       353      40.30       707
December 2010 ................           8           4,641,400.00       0.30       6.028       354      68.73       729
January 2011 .................           5           1,546,786.39       0.10       6.008       355      75.21       757
February 2011 ................          58          26,259,306.30       1.69       6.009       337      73.57       746
March 2011 ...................         123          88,043,949.71       5.66       6.017       352      64.64       751
April 2011 ...................          77          61,683,363.90       3.97       6.342       355      62.91       734
May 2011 .....................          51          33,551,738.99       2.16       6.231       360      67.85       761
June 2011 ....................          35          24,830,364.62       1.60       6.278       360      66.18       748
September 2012 ...............           1           1,000,000.00       0.06       6.000       351      38.07       701
October 2012 .................           2             482,482.72       0.03       5.630       352      67.58       781
November 2012 ................           2             457,742.83       0.03       5.870       353      86.43       708
December 2012 ................           4           6,869,700.00       0.44       6.369       354      68.53       632
January 2013 .................           6           3,299,897.99       0.21       6.505       355      72.05       699
February 2013 ................          46          30,703,457.68       1.98       6.092       349      73.40       745
March 2013 ...................         183         120,497,132.22       7.75       6.196       354      69.59       736
April 2013 ...................         282         214,760,990.20      13.82       6.312       357      66.76       739
May 2013 .....................         213         188,826,936.87      12.15       6.471       359      66.08       744
June 2013 ....................          63          43,544,875.00       2.80       6.546       360      64.42       751
August 2015 ..................           1             599,200.00       0.04       5.625       350      80.00       757
September 2015 ...............           2           1,479,963.05       0.10       5.875       351      73.45       709
December 2015 ................           3           2,461,000.00       0.16       5.863       347      66.40       748
January 2016 .................          12           6,366,112.26       0.41       6.095       355      74.48       741
February 2016 ................          37          18,104,831.49       1.16       6.143       349      74.74       763
March 2016 ...................         197         161,921,053.91      10.42       6.133       356      67.16       750
April 2016 ...................         273         205,614,203.04      13.23       6.262       357      65.87       747
May 2016 .....................         229         183,000,087.49      11.77       6.412       360      67.25       745
June 2016 ....................          79          72,142,626.00       4.64       6.392       360      66.06       748
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL ........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                                      S-46

             ORIGINAL PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
ORIGINAL PREPAYMENT PENALTY        NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TERM (MONTHS)                   MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

No Prepayment Penalty.........       1,821      $1,272,273,307.66      81.85%      6.304%      356      68.08%      745
6.............................           3           3,972,754.00       0.26       6.614       356      70.45       736
12............................          48          59,315,197.04       3.82       6.667       352      64.81       722
24............................           5           4,894,600.00       0.31       6.692       358      74.50       723
36............................         103         102,852,162.15       6.62       6.130       357      62.59       742
48............................          11          17,010,471.23       1.09       5.653       358      58.17       758
60............................         101          94,052,059.62       6.05       5.946       358      59.71       750
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                           LIEN OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
LIEN                            MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----                            --------------  -----------------  -------------  --------  ---------  --------  --------

First Lien....................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                    INTEREST ONLY TERMS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
INTEREST ONLY TERM (MONTHS)     MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................         119      $   67,192,034.40       4.32%      6.322%      359      66.54%      749
36............................           8           3,767,177.98       0.24       5.966       341      72.30       760
60............................          40          33,317,860.00       2.14       6.448       358      61.25       720
84............................          97          80,518,632.11       5.18       6.402       358      65.35       736
104...........................           1             800,000.00       0.05       5.875       341      74.42       721
105...........................           1           1,154,000.00       0.07       5.750       340      80.00       731
120...........................       1,826       1,367,620,847.21      87.99       6.267       356      67.23       745
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                                      S-47

               REMAINING INTEREST ONLY TERMS OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
REMAINING INTEREST ONLY TERM       NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
(MONTHS)                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------------    --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................         122      $   68,726,034.40       4.42%      6.314%      358      66.49%      749
 1 -  60......................          46          35,934,950.41       2.31       6.416       357      62.42       723
61 - 120......................       1,924       1,449,709,566.89      93.27       6.274       356      67.14       744
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

            CONVERSION AND MODIFIABLE FEATURES OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
CONVERSION AND                     NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MODIFIABLE FEATURES             MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------------             --------------  -----------------  -------------  --------  ---------  --------  --------

Convertible and Modifiable....          13      $    6,042,265.32       0.39%      6.131%      318      77.00%      756
Neither Convertible nor
   Modifiable.................       1,534       1,224,775,090.77      78.80       6.278       357      66.73       743
Only Convertible..............           1             418,758.78       0.03       6.250       308      60.85       797
Only Modifiable...............         544         323,134,436.83      20.79       6.286       355      67.84       749
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                    ORIGINATION CHANNEL OF THE MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINATION CHANNEL             MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------------             --------------  -----------------  -------------  --------  ---------  --------  --------

Correspondent.................       1,947      $1,489,377,011.66      95.82%      6.284%      357      67.01%      744
Retail........................         145          64,993,540.04       4.18       6.181       350      66.74       756
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                                      S-48

          30-DAY DELINQUENCIES OF THE MORTGAGE LOANS SINCE ORIGINATION

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TIMES 30-59 DAYS DELINQUENT     MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

0.............................       2,084      $1,546,287,401.70      99.48%      6.279%      356      66.98%      744
1.............................           8           8,083,150.00       0.52       6.253       354      70.49       740
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

          60-DAY DELINQUENCIES OF THE MORTGAGE LOANS SINCE ORIGINATION

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TIMES 60-89 DAYS DELINQUENT     MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

0.............................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

      90-DAY OR MORE DELINQUENCIES OF THE MORTGAGE LOANS SINCE ORIGINATION

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
TIMES 90 OR MORE DAYS              NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
DELINQUENT                      MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

0.............................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     -----      -----------------     ------       -----       ---      -----       ---
TOTAL.........................       2,092      $1,554,370,551.70     100.00%      6.279%      356      67.00%      744
                                     =====      =================     ======       =====       ===      =====       ===

                                      S-49

GROUP 1 MORTGAGE LOAN STATISTICS

     The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 mortgage loans as of the cut-off date.

     Approximately 98.27% of the group 1 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated
maturity of the group 1 mortgage loans was approximately 352 months as of the cut-off date. None of the group 1 mortgage loans had a first due date prior to
October 1, 2001 or after July 1, 2006 or had a remaining term to stated maturity of less than 244 months or greater than 479 months as of the cut-off date. The latest stated maturity date of any group 1 mortgage loan occurs in May 2046.

     The average principal balance of the group 1 mortgage loans at origination was approximately $650,039. The average principal balance of the group 1 mortgage loans as of the cut-off date was approximately $639,471. No group 1 mortgage loan had a principal balance of less than approximately $42,750 or greater than approximately $9,999,999 as of the cut-off date.

     Approximately 13.97% of the group 1 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of three years following origination and then adjust semi-annually or annually depending on the terms of the particular mortgage note, approximately 84.44% of the group
1 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of five years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note, and approximately 1.59% of the group 1 mortgage loans are adjustable rate mortgage loans which have loan rates that adjust monthly, semi-annually or annually.

     The group 1 mortgage loans had annual loan rates of not less than 4.500%
and not more than 7.125% and the weighted average annual loan rate was approximately 6.145%. As of the cut-off date, 84.22% of the group 1 mortgage loans had initial rate caps ranging from 1.000% to 6.000%. Approximately 15.78%
of the mortgage loans did not have an initial rate cap. As of the cut-off date, approximately 15.78% of the group 1 mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from 1.000%
to 2.000%. As of the cut-off date, the group 1 mortgage loans had gross margins ranging from 1.000% to 3.250%, maximum loan rates ranging from 9.500% to 16.750%
and minimum loan rates ranging from 1.000% to 6.125%. As of the cut-off date, the weighted average gross margin was approximately 1.912%, the weighted average maximum loan rate was approximately 11.338% and the weighted average minimum loan rate was approximately 1.950% for all of the group 1 mortgage loans. The latest next loan rate adjustment date following the cut-off date on any group 1 mortgage loan occurs in 60 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 1 mortgage loans occurs in approximately 53 months.

     As of the cut-off date, none of the group 1 mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the group 1 mortgage loans is provided in the tables below.

     The group 1 mortgage loans had the characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

                                      S-50

             STATED PRINCIPAL BALANCES OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
STATED PRINCIPAL BALANCE ($)    MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------------    --------------  ----------------  -------------  --------  ---------  --------  --------

           0 -   100,000.00 ..          6        $    469,036.39       0.16%      6.150%      357      73.65%      747
  100,000.01 -   200,000.00 ..         88          13,687,296.08       4.68       6.213       352      75.81       754
  200,000.01 -   300,000.00 ..         71          17,829,892.96       6.10       6.218       350      77.21       752
  300,000.01 -   400,000.00 ..         56          19,746,823.66       6.76       6.161       346      74.70       740
  400,000.01 -   500,000.00 ..         46          20,894,165.39       7.15       6.152       353      72.38       745
  500,000.01 -   600,000.00 ..         30          16,566,057.12       5.67       6.163       350      70.09       759
  600,000.01 -   700,000.00 ..         36          23,191,905.30       7.94       6.218       356      69.30       752
  700,000.01 -   800,000.00 ..         24          18,127,604.60       6.20       6.166       350      75.07       736
  800,000.01 -   900,000.00 ..         10           8,681,759.66       2.97       6.025       342      69.51       722
  900,000.01 - 1,000,000.00 ..         20          19,295,323.14       6.60       5.980       347      67.71       747
1,000,000.01 - 2,000,000.00 ..         55          81,602,375.65      27.92       6.077       353      61.63       749
2,000,000.01 - 3,000,000.00 ..          8          19,904,750.00       6.81       6.140       354      63.52       712
3,000,000.01 - 4,000,000.00 ..          5          17,741,270.00       6.07       6.008       352      62.59       767
4,000,000.01 - 5,000,000.00 ..          1           4,500,000.00       1.54       6.125       358      45.00       788
5,000,000.01 and Greater .....          1           9,999,999.00       3.42       6.875       358      35.09       695
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL ........................        457        $292,238,258.95     100.00%      6.145%      352      66.50%      745
                                      ===        ===============     ======       =====       ===      =====       ===

     The average principal balance of the group 1 mortgage loans was approximately $639,471 as of the cut-off date.

                                      S-51

         ORIGINAL TERMS TO STATED MATURITY OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINAL TERM (MONTHS)          MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------          --------------  ----------------  -------------  --------  ---------  --------  --------

300 ..........................          2        $    366,386.55       0.13%      6.125%      246      83.99%      724
327 ..........................          1           1,299,764.93       0.44       5.500       324      51.99       684
335 ..........................          1           2,000,000.00       0.68       5.850       332      43.48       742
360 ..........................        449         287,175,741.07      98.27       6.150       352      66.72       745
480 ..........................          4           1,396,366.40       0.48       6.229       478      61.40       734
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        457        $292,238,258.95     100.00%      6.145%      352      66.50%      745
                                      ===        ===============     ======       =====       ===      =====       ===

     The weighted average original term to stated maturity of the group 1 mortgage loans was approximately 360 months as of the cut-off date.

        REMAINING TERMS TO STATED MATURITY OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
REMAINING TERM (MONTHS)         MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  ----------------  -------------  --------  ---------  --------  --------

241 - 300 ....................          2        $    366,386.55       0.13%      6.125%      246      83.99%      724
301 - 360 ....................        451         290,475,506.00      99.40       6.145       351      66.50       745
361 and Greater ..............          4           1,396,366.40       0.48       6.229       478      61.40       734
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL ........................        457        $292,238,258.95     100.00%      6.145%      352      66.50%      745
                                      ===        ===============     ======       =====       ===      =====       ===

     The weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 352 months as of the cut-off date.

                  PROPERTY TYPES OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PROPERTY TYPE                   MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------                   --------------  ----------------  -------------  --------  ---------  --------  --------

Condominium...................        104        $ 45,036,502.96      15.41%      6.093%      352      71.56%      754
Condotel......................          1             303,200.00       0.10       5.250       349      79.81       782
Cooperative...................          5           6,851,670.00       2.34       5.735       356      59.76       783
PUD Attached..................         20           6,630,571.74       2.27       6.135       348      74.05       759
PUD Detached..................        111          62,622,038.63      21.43       6.163       350      68.99       746
Single Family Detached........        198         159,145,528.60      54.46       6.177       352      63.84       740
Townhouse.....................          6           1,920,229.96       0.66       6.040       355      74.78       735
Two-Four Family...............         12           9,728,517.06       3.33       6.098       356      68.01       748
                                     ----        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        457        $292,238,258.95     100.00%      6.145%      352      66.50%      745
                                      ===        ===============     ======       =====       ===      =====       ===

                                      S-52

              STATED OCCUPANCY STATUS OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
OCCUPANCY                       MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------                       --------------  ----------------  -------------  --------  ---------  --------  --------

Investor .....................        158        $ 58,721,238.80      20.09%      6.309%      356      71.52%      742
Primary ......................        240         188,987,283.86      64.67       6.120       351      64.64       745
Second Home ..................         59          44,529,736.29      15.24       6.037       349      67.74       749
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL ........................        457        $292,238,258.95     100.00%      6.145%      352      66.50%      745
                                      ===        ===============     ======       =====       ===      =====       ===

     In the preceding table, "stated occupancy status" refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

                   LOAN PURPOSES OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PURPOSE                         MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------                         --------------  ----------------  -------------  --------  ---------  --------  --------

Cash Out Refinance ...........        108        $ 84,737,193.59      29.00%      6.122%      352      64.04%      743
Purchase .....................        267         148,311,052.18      50.75       6.219       353      71.04       745
Rate/Term Refinance ..........         82          59,190,013.18      20.25       5.994       348      58.63       747
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL ........................        457        $292,238,258.95     100.00%      6.145%      352      66.50%      745
                                      ===        ===============     ======       =====       ===      =====       ===

              DOCUMENTATION PROGRAMS OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
DOCUMENTATION                   MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------                   --------------   ----------------  -------------  --------  ---------  --------  --------

Full Documentation ...........        403         $249,483,286.61      85.37%      6.090%      351      66.22%      743
No Ratio Documentation .......          3            3,154,000.00       1.08       6.329       340      64.55       761
Stated Documentation .........         50           39,423,972.34      13.49       6.479       358      68.37       756
Streamline Documentation .....          1              177,000.00       0.06       6.375       360      77.63       742
                                      ---         ---------------     ------       -----       ---      -----       ---
TOTAL ........................        457         $292,238,258.95     100.00%      6.145%      352      66.50%      745
                                      ===         ===============     ======       =====       ===      =====       ===

                                      S-53

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
ORIGINAL LOAN-TO-VALUE             NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
RATIO (%)                       MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------          --------------  -----------------  -------------  --------  ---------  --------  --------

  0.01 - 49.99................         42        $ 47,653,807.29        16.31%      6.167%     353        37.43%    746
 50.00 - 54.99................         14          16,220,473.74         5.55       5.907      358        51.77     707
 55.00 - 59.99................         16          13,841,365.47         4.74       5.904      352        57.62     746
 60.00 - 64.99................         26          22,046,992.86         7.54       6.299      352        61.80     760
 65.00 - 69.99................         21          26,845,993.63         9.19       6.111      349        67.41     754
 70.00 - 74.99................         67          42,401,614.62        14.51       6.201      348        72.05     745
 75.00 - 79.99................         97          52,751,802.91        18.05       6.209      353        76.91     744
 80.00 - 80.00................        154          63,658,617.60        21.78       6.128      353        80.00     744
 80.01 - 84.99................          1             164,880.00         0.06       6.250      357        80.74     767
 85.00 - 89.99................          6           1,365,056.28         0.47       5.968      326        89.04     758
 90.00 - 94.99................         10           2,964,205.17         1.01       6.150      353        90.82     726
 95.01 - 99.99................          2             423,449.38         0.14       6.089      311        95.00     787
100.00........................          1           1,900,000.00         0.65       5.750      358       100.00     792
                                      ---        ---------------       ------       -----      ---       ------     ---
TOTAL.........................        457        $292,238,258.95       100.00%      6.145%     352        66.50%    745
                                      ===        ===============       ======       =====      ===       ======     ===

     The weighted average original loan-to-value ratio of the group 1 mortgage loans was approximately 66.50% as of the cut-off date.

          EFFECTIVE LOAN-TO-VALUE RATIOS OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
EFFECTIVE LOAN-TO-VALUE            NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
RATIO (%)                       MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  -----------------  -------------  --------  ---------  --------  --------

  0.01 - 49.99................         42        $ 47,653,807.29        16.31%      6.167%     353       37.43%     746
 50.00 - 54.99................         14          16,220,473.74         5.55       5.907      358       51.77      707
 55.00 - 59.99................         16          13,841,365.47         4.74       5.904      352       57.62      746
 60.00 - 64.99................         26          22,046,992.86         7.54       6.299      352       61.80      760
 65.00 - 69.99................         21          26,845,993.63         9.19       6.111      349       67.41      754
 70.00 - 74.99................         67          42,401,614.62        14.51       6.201      348       72.05      745
 75.00 - 79.99................         98          54,651,802.91        18.70       6.193      353       77.72      746
 80.00 - 80.00................        154          63,658,617.60        21.78       6.128      353       80.00      744
 80.01 - 84.99................          1             164,880.00         0.06       6.250      357       80.74      767
 85.00 - 89.99................          6           1,365,056.28         0.47       5.968      326       89.04      758
 90.00 - 94.99................         10           2,964,205.17         1.01       6.150      353       90.82      726
 95.01 - 99.99................          2             423,449.38         0.14       6.089      311       95.00      787
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

     The weighted average effective loan-to-value ratio of the group 1 mortgage loans was approximately 66.33% as of the cut-off date.

                                      S-54

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
LOCATION                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------                        --------------  -----------------  -------------  --------  ---------  --------  --------

Alabama.......................          4        $    987,763.79         0.34%      6.373%     357       69.51%     737
Arizona.......................         12           7,205,191.19         2.47       6.245      364       71.60      725
California....................         89          85,277,584.46        29.18       6.161      356       60.28      744
Colorado......................         42          37,104,358.17        12.70       6.144      351       60.26      751
Connecticut...................          5           5,463,324.87         1.87       5.996      352       71.91      752
Delaware......................          1             478,000.00         0.16       5.875      357       79.71      742
District of Columbia..........          1           1,000,000.00         0.34       6.250      357       80.00      689
Florida.......................         69          34,290,851.43        11.73       6.128      349       69.20      739
Georgia.......................         41          14,772,372.63         5.05       6.054      337       77.44      756
Idaho.........................          1           2,325,000.00         0.80       6.000      358       75.00      723
Illinois......................          5           1,185,300.00         0.41       6.147      359       77.14      778
Indiana.......................          1             757,772.63         0.26       6.125      357       80.00      736
Kansas........................          2             912,187.33         0.31       6.329      359       63.52      756
Kentucky......................          1           1,000,000.00         0.34       6.250      358       79.05      731
Louisiana.....................          3             393,000.00         0.13       5.670      351       82.45      735
Maine.........................          1           1,299,837.50         0.44       5.875      320       32.50      718
Maryland......................          7           4,053,870.00         1.39       6.283      363       76.15      740
Massachusetts.................          2           1,749,722.27         0.60       6.162      357       71.00      732
Michigan......................          2             793,140.13         0.27       6.251      346       84.45      740
Minnesota.....................         14           5,196,273.13         1.78       6.114      357       79.01      753
Mississippi...................          1             153,600.00         0.05       5.250      349       80.00      816
Missouri......................          5           1,035,400.00         0.35       6.290      359       69.58      776
Montana.......................          1           3,390,000.00         1.16       7.000      357       60.00      764
Nevada........................          6           4,224,464.62         1.45       6.228      356       70.49      754
New Jersey....................         16           7,809,610.39         2.67       6.146      346       75.62      751
New Mexico....................         10           6,258,700.00         2.14       6.194      349       71.31      757
New York......................         16          13,490,813.98         4.62       5.865      349       60.61      746
North Carolina................         20           7,944,171.45         2.72       6.084      342       75.83      749
Oregon........................          5           2,020,187.39         0.69       6.136      357       65.17      788
Pennsylvania..................          8           4,201,215.92         1.44       6.280      357       75.16      759
South Carolina................         16          10,163,399.78         3.48       6.084      352       64.47      722
Tennessee.....................          5           4,041,806.52         1.38       6.299      333       67.14      722
Texas.........................          8           2,284,977.00         0.78       6.142      338       74.80      760
Utah..........................          6           3,600,743.64         1.23       6.173      344       72.60      745
Vermont.......................          1           1,038,500.00         0.36       6.500      360       79.97      808
Virginia......................         17           9,093,663.19         3.11       6.102      352       73.38      740
Washington....................         12           4,944,647.21         1.69       6.249      371       75.30      725
Wisconsin.....................          1             296,808.33         0.10       6.625      357       80.00      790
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

     As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of group 1 mortgage loans by principal balance was approximately
3.42% in the 93013 ZIP Code.

                                      S-55

                CURRENT LOAN RATES OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
CURRENT LOAN RATE (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

4.500 - 4.999..........                 1        $    714,167.25         0.24%      4.500%     330       71.42%     646
5.000 - 5.499..........                10           8,332,298.32         2.85       5.392      355       60.25      768
5.500 - 5.999..........               120          90,014,012.44        30.80       5.768      349       63.77      745
6.000 - 6.499..........               231         131,441,635.30        44.98       6.188      351       69.24      746
6.500 - 6.999..........                82          50,818,645.64        17.39       6.662      358       65.42      737
7.000 - 7.499..........                13          10,917,500.00         3.74       7.009      354       65.38      761
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL..................               457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

     The weighted average current loan rate of the group 1 mortgage loans was approximately 6.145% as of the cut-off date.

                MAXIMUM LOAN RATES OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MAXIMUM LOAN RATE (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

 9.500 -  9.999........                 1        $    714,167.25         0.24%      4.500%     330       71.42%     646
10.000 - 10.499........                 6           2,294,798.32         0.79       5.315      351       77.15      758
10.500 - 10.999........                91          50,852,852.69        17.40       5.799      344       66.15      745
11.000 - 11.499........               235         135,343,717.99        46.31       6.159      351       68.52      747
11.500 - 11.999........               105          85,298,131.55        29.19       6.271      357       63.35      742
12.000 - 12.499........                16          13,612,636.15         4.66       6.699      358       70.05      756
13.000 - 13.499........                 1           2,300,000.00         0.79       5.875      352       54.76      676
14.500 - 14.999........                 1           1,447,000.00         0.50       7.000      328       37.10      759
16.500 - 16.999........                 1             374,955.00         0.13       5.875      356       79.79      781
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL..................               457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

     The weighted average maximum loan rate of the group 1 mortgage loans was approximately 11.338% as of the cut-off date.

                                      S-56

                MINIMUM LOAN RATES OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MINIMUM LOAN RATE (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

1.000 - 1.499.................          2        $  1,539,555.00         0.53%      5.686%     358       65.80%     751
1.500 - 1.999.................        414         260,056,863.66        88.99       6.119      351       67.38      747
2.000 - 2.499.................         18          19,142,314.14         6.55       6.542      358       50.89      723
2.500 - 2.999.................         15           5,431,440.00         1.86       6.271      355       77.51      749
3.000 - 3.499.................          1           2,300,000.00         0.79       5.875      352       54.76      676
3.500 - 3.999.................          3           2,107,850.00         0.72       5.819      357       75.27      767
4.000 - 4.499.................          2             852,636.15         0.29       6.065      358       79.92      789
6.000 - 6.499.................          2             807,600.00         0.28       6.699      356       75.17      760
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

     The weighted average minimum loan rate of the group 1 mortgage loans was approximately 1.950% as of the cut-off date.

                   GROSS MARGINS OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
GROSS MARGIN (%)                MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------                --------------  -----------------  -------------  --------  ---------  --------  --------

1.000 - 1.499................           3        $  2,275,555.00         0.78%     5.828%      358       70.39%     736
1.500 - 1.999................         434         268,097,103.55        91.74      6.122       351       67.49      747
2.000 - 2.499................           6          13,861,624.25         4.74      6.712       358       43.96      714
2.500 - 2.999................          13           5,703,976.15         1.95      6.078       355       77.62      762
3.000 - 3.499................           1           2,300,000.00         0.79      5.875       352       54.76      676
                                      ---        ---------------       ------      -----       ---       -----      ---
TOTAL.........................        457        $292,238,258.95       100.00%     6.145%      352       66.50%     745
                                      ===        ===============       ======      =====       ===       =====      ===

     The weighted average gross margin of the group 1 mortgage loans was approximately 1.912% as of the cut-off date.

                                      S-57

                   PRODUCT TYPE OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PRODUCT TYPE                    MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
------------                    --------------  -----------------  -------------  --------  ---------  --------  --------

3/1 Hybrid Arm................          7        $  3,866,517.02         1.32%      5.993%     359       68.36%     762
3/1 Hybrid Arm IO.............         68          30,423,013.74        10.41       6.077      342       72.79      740
3/1 MO Hybrid Arm IO..........          2           1,265,400.00         0.43       6.141      359       59.73      746
3/6 Hybrid Arm IO.............          4           5,278,348.44         1.81       6.426      357       65.19      736
5/1 Hybrid Arm................         16           6,001,008.62         2.05       6.136      352       72.84      755
5/1 Hybrid Arm IO.............        308         186,000,596.24        63.65       6.243      352       66.56      744
5/1 MO Hybrid Arm.............          1             996,701.23         0.34       5.500      357       58.82      776
5/1 MO Hybrid Arm IO..........         27          41,116,634.93        14.07       5.690      355       59.64      749
5/6 Hybrid Arm IO.............         17          12,644,989.89         4.33       6.233      357       72.18      753
Reg Arm IO....................          7           4,645,048.84         1.59       6.426      345       63.29      752
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

                 INITIAL RATE CAPS OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
INITIAL RATE CAP (%)            MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------------------            --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................         34        $ 46,108,816.41        15.78%      5.751%     355       59.45%     750
1.000.........................          2             917,468.59         0.31       6.525      344       75.75      757
2.000.........................          5           2,659,986.15         0.91       5.996      357       74.56      775
4.000.........................         76          37,775,243.05        12.93       6.125      345       70.93      740
5.000.........................        339         203,836,744.75        69.75       6.240      352       67.06      744
6.000.........................          1             940,000.00         0.32       5.750      357       80.00      776
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

                                      S-58

           SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
SUBSEQUENT PERIODIC                NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
RATE CAP (%)                    MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------------             --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................         34        $ 46,108,816.41        15.78%      5.751%     355       59.45%     750
1.000.........................         23          18,840,806.92         6.45       6.301      356       70.40      749
2.000.........................        400         227,288,635.62        77.78       6.212      351       67.60      744
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

                   CREDIT SCORES OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
FICO SCORE                      MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------                      --------------  -----------------  -------------  --------  ---------  --------  --------

550 - 574.....................          1        $    973,651.96         0.33%      6.125%     318       78.00%     550
600 - 624.....................          1             596,000.00         0.20       5.875      351       80.00      624
625 - 649.....................          9           6,598,685.97         2.26       5.784      349       59.46      637
650 - 674.....................         15           6,489,250.72         2.22       5.996      347       70.16      668
675 - 699.....................         45          43,058,914.20        14.73       6.330      355       59.06      689
700 - 724.....................         58          35,062,885.30        12.00       6.193      354       68.93      714
725 - 749.....................         74          48,681,768.90        16.66       6.136      351       69.00      739
750 - 774.....................         92          55,713,420.90        19.06       6.202      351       68.37      764
775 - 799.....................        129          79,803,723.52        27.31       6.038      352       66.19      786
800 - 824.....................         32          14,659,957.48         5.02       6.136      351       69.71      808
None..........................          1             600,000.00         0.21       5.900      360       48.98        0
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

     The weighted average FICO score of the group 1 mortgage loans with scores was approximately 745 as of the cut-off date.

                AMORTIZATION TYPES OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
AMORTIZATION TYPE               MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------               --------------  -----------------  -------------  --------  ---------  --------  --------

Interest-only*................        433        $281,374,032.08        96.28%      6.150%     352       66.36%     744
Fully Amortizing..............         24          10,864,226.87         3.72       6.027      355       69.96      759
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        457        $292,238,258.95       100.00%      6.145%     352       66.50%     745
                                      ===        ===============       ======       =====      ===       =====      ===

----------
*    The interest-only period ranges from three to ten years following origination of the applicable mortgage loans.

                                      S-59

                     SERVICERS OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
SERVICER                        MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------                        --------------  ----------------  -------------  --------  ---------  --------  --------

Colonial Savings, F.A.........         15        $ 11,509,366.96       3.94%      6.100%      372      65.89%      729
Countrywide...................          1           9,999,999.00       3.42       6.875       358      35.09       695
First Republic Bank...........         31          44,825,736.16      15.34       5.740       355      58.90       750
Los Alamos National Bank......          1             565,000.00       0.19       6.000       357      72.44       773
Mellon Trust of New England,
   N.A........................          3           2,610,000.00       0.89       6.206       359      65.86       746
Thornburg Mortgage Home Loans,
   Inc........................        406         222,728,156.83      76.21       6.196       350      69.46       747
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        457        $292,238,258.95     100.00%      6.145%      352      66.50%      745
                                      ===        ===============     ======       =====       ===      =====       ===

                    ORIGINATOR OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINATOR                      MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------                      --------------  ----------------  -------------  --------  ---------  --------  --------

Countrywide*..................          1        $  9,999,999.00       3.42%      6.875%      358      35.09%      695
First Republic Bank*..........         31          44,825,736.16      15.34       5.740       355      58.90       750
Other*........................        377         214,064,471.11      73.25       6.193       352      69.30       745
Thornburg Mortgage Home Loans,
   Inc.(Retail)...............         48          23,348,052.68       7.99       6.169       346      68.79       755
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        457        $292,238,258.95     100.00%      6.145%      352      66.50%      745
                                      ===        ===============     ======       =====       ===      =====       ===

*    The indicated originators are correspondents of the seller. See "Mortgage
     Loan Origination--The Seller's Underwriting Standards--The Seller's
     Underwriting Process--Correspondent and Retail."

                                      S-60

               NEXT RATE CHANGE DATE OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
NEXT RATE CHANGE DATE           MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  ----------------  -------------  --------  ---------  --------  --------

July 2006.....................          4        $  1,813,080.25        0.62%     6.388%      355      76.93%      748
October 2006..................          1           1,447,000.00        0.50      7.000       328      37.10       759
November 2006.................          1             387,468.59        0.13      5.875       329      80.00       751
December 2006.................          1             714,167.25        0.24      4.500       330      71.42       646
February 2007.................          1             997,500.00        0.34      5.875       356      70.00       752
July 2008.....................          1             303,200.00        0.10      5.250       349      79.81       782
August 2008...................          3           1,609,198.32        0.55      5.583       350      74.94       766
December 2008.................          1             132,000.00        0.05      5.500       354      74.16       652
January 2009..................          3           1,326,400.00        0.45      5.969       355      72.45       695
February 2009.................          8           5,348,006.59        1.83      5.857       328      59.63       731
March 2009....................         23           9,453,233.83        3.23      6.071       347      73.87       758
April 2009....................         30          17,028,720.48        5.83      6.245       347      72.71       735
May 2009......................          8           3,765,852.73        1.29      6.604       359      73.55       768
June 2009.....................          3           1,152,500.00        0.39      6.403       360      55.89       742
May 2010......................          1             276,421.00        0.09      5.500       347      90.00       682
July 2010.....................          1             153,600.00        0.05      5.250       349      80.00       816
August 2010...................          2             691,200.00        0.24      5.479       350      80.00       686
September 2010................          3             797,800.00        0.27      5.804       351      81.20       659
October 2010..................          3           3,400,000.00        1.16      5.754       352      55.52       688
November 2010.................          2             884,000.00        0.30      5.599       353      40.30       707
December 2010.................          8           4,641,400.00        1.59      6.028       354      68.73       729
January 2011..................          5           1,546,786.39        0.53      6.008       355      75.21       757
February 2011.................         58          26,259,306.30        8.99      6.009       337      73.57       746
March 2011....................        123          88,043,949.71       30.13      6.017       352      64.64       751
April 2011....................         77          61,683,363.90       21.11      6.342       355      62.91       734
May 2011......................         51          33,551,738.99       11.48      6.231       360      67.85       761
June 2011.....................         35          24,830,364.62        8.50      6.278       360      66.18       748
                                      ---        ---------------      ------      -----       ---      -----       ---
TOTAL.........................        457        $292,238,258.95      100.00%     6.145%      352      66.50%      745
                                      ===        ===============      ======      =====       ===      =====       ===

                                      S-61

         ORIGINAL PREPAYMENT PENALTY TERMS OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
ORIGINAL PREPAYMENT PENALTY        NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TERM (MONTHS)                   MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  ----------------  -------------  --------  ---------  --------  --------

No Prepayment Penalty.........        413        $240,007,494.62       82.13%     6.203%      352      67.29%      744
6.............................          2           2,211,930.00        0.76      6.406       355      70.81       787
12............................          9           6,070,078.17        2.08      6.036       321      68.29       730
24............................          2           2,117,100.00        0.72      6.699       358      76.10       706
36............................         18          24,528,464.93        8.39      5.870       352      62.75       749
48............................         11          17,010,471.23        5.82      5.653       358      58.17       758
60............................          2             292,720.00        0.10      6.150       356      73.32       783
                                      ---        ---------------      ------      -----       ---      -----       ---
TOTAL.........................        457        $292,238,258.95      100.00%     6.145%      352      66.50%      745
                                      ===        ===============      ======      =====       ===      =====       ===

                INTEREST ONLY TERMS OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
INTEREST ONLY TERM (MONTHS)     MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  ----------------  -------------  --------  ---------  --------  --------

None..........................         24        $ 10,864,226.87        3.72%     6.027%      355      69.96%      759
36............................          6           2,954,177.98        1.01      5.890       343      73.72       760
60............................         39          33,169,060.00       11.35      6.449       358      61.17       720
120...........................        388         245,250,794.10       83.92      6.112       351      66.98       748
                                      ---        ---------------      ------      -----       ---      -----       ---
TOTAL.........................        457        $292,238,258.95      100.00%     6.145%      352      66.50%      745
                                      ===        ===============      ======      =====       ===      =====       ===

           REMAINING INTEREST ONLY TERMS OF THE GROUP 1 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
REMAINING INTEREST ONLY            NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TERM (MONTHS)                   MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  ----------------  -------------  --------  ---------  --------  --------

None..........................         26        $ 12,014,226.87        4.11%     6.012%      351      69.73%      758
 1 -  60......................         43          34,973,237.98       11.97      6.421       358      62.02       722
61 - 120......................        388         245,250,794.10       83.92      6.112       351      66.98       748
                                      ---        ---------------      -------     -----       ---      -----       ---
TOTAL.........................        457        $292,238,258.95      100.00%     6.145%      352      66.50%      745
                                      ===        ===============      ======      =====       ===      =====       ===

                                      S-62

        CONVERSION AND MODIFIABLE FEATURES OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE       BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
CONVERSION AND                     NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MODIFIABLE FEATURES             MORTGAGE LOANS     CUT-OFF DATE    CUT-OFF DATE    COUPON      TERM     VALUE     SCORE
-------------------             --------------  -----------------  -------------  --------  ---------  --------  --------

Convertible and Modifiable ...         6         $  3,147,526.21        1.08%      6.031%      319      78.33%      760
Neither Convertible nor
   Modifiable ................       312          220,369,242.68       75.41       6.113       353      65.35       742
Only Modifiable ..............       139           68,721,490.06       23.52       6.254       351      69.63       753
                                     ---         ---------------      ------       -----       ---      -----       ---
TOTAL ........................       457         $292,238,258.95      100.00%      6.145%      352      66.50%      745
                                     ===         ===============      ======       =====       ===      =====       ===

                ORIGINATION CHANNEL OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE       BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINATION CHANNEL             MORTGAGE LOANS     CUT-OFF DATE    CUT-OFF DATE    COUPON      TERM     VALUE     SCORE
-------------------             --------------  -----------------  -------------  --------  ---------  --------  --------

Correspondent ................       409         $268,890,206.27       92.01%      6.143%      352      66.30%      744
Retail .......................        48           23,348,052.68        7.99       6.169       346      68.79       755
                                     ---         ---------------      ------       -----       ---      -----       ---
TOTAL ........................       457         $292,238,258.95      100.00%      6.145%      352      66.50%      745
                                     ===         ===============      ======       =====       ===      =====       ===

          ADDITIONAL COLLATERAL SERVICERS OF THE GROUP 1 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE       BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ADDITIONAL COLLATERAL SERVICER  MORTGAGE LOANS     CUT-OFF DATE    CUT-OFF DATE    COUPON      TERM     VALUE     SCORE
------------------------------  --------------  -----------------  -------------  --------  ---------  --------  --------

First Republic Bank ..........         1         $  1,900,000.00        0.65%      5.750%      358      100.00%     792
No Additional Collateral .....       455          289,908,638.33       99.20       6.147       352       66.26      745
Thornburg Mortgage Home Loans,
   Inc. ......................         1              429,620.62        0.15       6.625       360       74.65      787
                                     ---         ---------------      ------       -----       ---       -----      ---
TOTAL ........................       457         $292,238,258.95      100.00%      6.145%      352       66.50%     745
                                     ===         ===============      ======       =====       ===       =====      ===

                                      S-63

      30-DAY DELINQUENCIES OF THE GROUP 1 MORTGAGE LOANS SINCE ORIGINATION

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE       BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TIMES 30-59 DAYS DELINQUENT     MORTGAGE LOANS     CUT-OFF DATE    CUT-OFF DATE    COUPON      TERM     VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

0.............................       453         $287,360,808.95       98.33%      6.144%      352      66.47%      745
1.............................         4            4,877,450.00        1.67       6.176       351      67.91       728
                                     ---         ---------------      ------       -----       ---      -----       ---
TOTAL.........................       457         $292,238,258.95      100.00%      6.145%      352      66.50%      745
                                     ===         ===============      ======       =====       ===      =====       ===

      60-DAY DELINQUENCIES OF THE GROUP 1 MORTGAGE LOANS SINCE ORIGINATION

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE       BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TIMES 60-89 DAYS DELINQUENT     MORTGAGE LOANS     CUT-OFF DATE    CUT-OFF DATE    COUPON      TERM     VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

0.............................       457         $292,238,258.95      100.00%      6.145%      352      66.50%      745
                                     ---         ---------------      ------       -----       ---      -----       ---
TOTAL.........................       457         $292,238,258.95      100.00%      6.145%      352      66.50%      745
                                     ===         ===============      ======       =====       ===      =====       ===

  90-DAY OR MORE DELINQUENCIES OF THE GROUP 1 MORTGAGE LOANS SINCE ORIGINATION

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE       BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
TIMES 90 OR MORE DAYS              NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
DELINQUENT                      MORTGAGE LOANS     CUT-OFF DATE    CUT-OFF DATE    COUPON      TERM     VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

0.............................       457         $292,238,258.95      100.00%      6.145%      352      66.50%      745
                                     ---         ---------------      ------       -----       ---      -----       ---
TOTAL.........................       457         $292,238,258.95      100.00%      6.145%      352      66.50%      745
                                     ===         ===============      ======       =====       ===      =====       ===

                                      S-64

GROUP 2 MORTGAGE LOAN STATISTICS

     The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 mortgage loans as of the cut-off date.

     Approximately 99.52% of the group 2 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated
maturity of the group 2 mortgage loans was approximately 357 months as of the cut-off date. None of the group 2 mortgage loans had a first due date prior to
July 1, 2001 or after July 1, 2006 or had a remaining term to stated maturity of less than 300 months or greater than 478 months as of the cut-off date. The latest stated maturity date of any group 2 mortgage loan occurs in April 2046.

     The average principal balance of the group 2 mortgage loans at origination was approximately $762,913. The average principal balance of the group 2 mortgage loans as of the cut-off date was approximately $761,151. No group 2 mortgage loan had a principal balance of less than approximately $75,000 or greater than approximately $5,850,000 as of the cut-off date.

     All of the group 2 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of seven years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

     The group 2 mortgage loans had annual loan rates of not less than 5.250%
and not more than 7.500% and the weighted average annual loan rate was approximately 6.344%. As of the cut-off date, 91.88% of the group 2 mortgage loans had an initial rate cap of 5.000%. The remaining group 2 mortgage loans did not have an initial rate cap. As of the cut-off date, approximately 8.12% of the group 2 mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the group 2 mortgage loans had gross margins ranging from 1.000%
to 2.750%, maximum loan rates ranging from 10.250% to 13.000% and minimum loan rates ranging from 1.000% to 4.250%. As of the cut-off date, the weighted average gross margin was approximately 1.927%, the weighted average maximum loan rate was approximately 11.431% and the weighted average minimum loan rate was approximately 1.931% for all of the group 2 mortgage loans. The latest next loan rate adjustment date following the cut-off date on any group 2 mortgage loan occurs in 84 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 2 mortgage loans occurs in approximately 82 months.

     As of the cut-off date, none of the group 2 mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the group 2 mortgage loans is provided in the tables below.

     The group 2 mortgage loans had the characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

                                      S-65

             STATED PRINCIPAL BALANCES OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE       BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
STATED PRINCIPAL BALANCE ($)    MORTGAGE LOANS     CUT-OFF DATE    CUT-OFF DATE    COUPON      TERM     VALUE     SCORE
----------------------------    --------------  -----------------  -------------  --------  ---------  --------  --------

           0 -   100,000.00...        14         $  1,278,784.00        0.21%      6.469%      359      70.69%      781
  100,000.01 -   200,000.00...        94           14,799,625.41        2.42       6.352       353      73.67       748
  200,000.01 -   300,000.00...       117           28,951,669.30        4.74       6.331       356      73.72       754
  300,000.01 -   400,000.00...        91           32,632,291.72        5.35       6.289       353      71.72       746
  400,000.01 -   500,000.00...        65           29,479,124.69        4.83       6.295       359      72.31       750
  500,000.01 -   600,000.00...        71           39,717,357.62        6.51       6.189       358      71.01       752
  600,000.01 -   700,000.00...        53           34,903,684.96        5.72       6.254       354      71.96       750
  700,000.01 -   800,000.00...        41           30,873,414.08        5.06       6.262       355      66.45       746
  800,000.01 -   900,000.00...        26           22,349,075.62        3.66       6.166       352      61.71       749
  900,000.01 - 1,000,000.00...        50           48,948,855.69        8.02       6.271       355      65.38       745
1,000,000.01 - 2,000,000.00...       144          210,051,657.13       34.41       6.273       358      67.14       743
2,000,000.01 - 3,000,000.00...        20           50,310,640.70        8.24       6.489       358      64.73       739
3,000,000.01 - 4,000,000.00...         9           31,947,250.00        5.23       6.587       358      64.75       696
4,000,000.01 - 5,000,000.00...         4           17,624,784.59        2.89       6.872       358      55.94       686
5,000,000.01 and Greater .....         3           16,575,000.00        2.72       7.165       359      55.11       694
                                     ---         ---------------      ------       -----       ---      -----       ---
TOTAL.........................       802         $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                     ===         ===============      ======       =====       ===      =====       ===

     The average principal balance of the group 2 mortgage loans was approximately $761,151 as of the cut-off date.

                                      S-66

         ORIGINAL TERMS TO STATED MATURITY OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINAL TERM (MONTHS)          MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------          --------------  -----------------  -------------  --------  ---------  --------  --------

345 ..........................          1        $    800,000.00        0.13%      5.875%      341      74.42%      721
360 ..........................        796         607,498,661.89       99.52       6.346       356      67.27       740
480 ..........................          5           2,144,553.62        0.35       6.130       464      69.18       773
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL ........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

     The weighted average original term to stated maturity of the group 2 mortgage loans was approximately 360 months as of the cut-off date.

        REMAINING TERMS TO STATED MATURITY OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
REMAINING TERM (MONTHS)         MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  -----------------  -------------  --------  ---------  --------  --------

241 - 300 ....................          1        $    383,912.43        0.06%      6.375%      300      75.00%      694
301 - 360 ....................        796         607,914,749.46       99.59       6.345       356      67.28       740
361 and Greater ..............          5           2,144,553.62        0.35       6.130       464      69.18       773
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL ........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

     The weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 357 months as of the cut-off date.

                                      S-67

                  PROPERTY TYPES OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PROPERTY TYPE                   MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------                   --------------  -----------------  -------------  --------  ---------  --------  --------

Condominium...................         136       $ 73,226,349.41       12.00%      6.335%      356      69.11%      743
Condominium Detached..........           1            165,950.00        0.03       6.750       359      80.00       780
Condotel......................           9          6,045,583.68        0.99       6.292       358      77.53       780
Cooperative...................           9          7,067,055.50        1.16       6.253       358      70.08       755
PUD Attached..................          39         15,668,657.77        2.57       6.368       356      73.74       744
PUD Detached..................         185        138,677,291.21       22.72       6.248       356      69.56       747
Single Family Detached........         385        336,275,910.50       55.09       6.374       357      65.25       736
Townhouse.....................           9          8,369,290.39        1.37       6.437       358      68.06       711
Two-Four Family...............          29         24,947,127.05        4.09       6.502       358      69.15       742
                                       ---       ---------------      ------       -----       ---      -----       ---
TOTAL.........................         802       $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                       ===       ===============      ======       =====       ===      =====       ===

              STATED OCCUPANCY STATUS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
OCCUPANCY                       MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------                       --------------  -----------------  -------------  --------  ---------  --------  --------

Investor......................        198        $ 70,448,583.88       11.54%      6.460%      357      73.59%      749
Primary.......................        474         412,511,793.14       67.58       6.338       357      66.87       738
Second Home...................        130         127,482,838.49       20.88       6.302       357      65.15       741
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

     In the preceding table, "stated occupancy status" refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

                                      S-68

                   LOAN PURPOSES OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PURPOSE                         MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------                         --------------  -----------------  -------------  --------  ---------  --------  --------

Cash Out Refinance............        215        $165,053,650.49       27.04%      6.373%      356      62.93%      738
Purchase......................        458         327,894,610.44       53.71       6.351       357      71.84       742
Rate/Term Refinance...........        129         117,494,954.58       19.25       6.287       356      60.70       736
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

              DOCUMENTATION PROGRAMS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
DOCUMENTATION                   MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------                   --------------  -----------------  -------------  --------  ---------  --------  --------

Full Documentation............        710        $512,564,006.08       83.97%      6.295%      356      68.14%      740
No Ratio Documentation........          4           3,458,000.00        0.57       6.451       358      64.08       743
Stated Documentation..........         85          93,408,851.99       15.30       6.611       358      62.78       742
Streamline Documentation......          3           1,012,357.44        0.17       6.279       359      66.22       724
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
ORIGINAL LOAN-TO-VALUE             NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
RATIO (%)                       MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------          --------------  -----------------  -------------  --------  ---------  --------  --------

  0.01 - 49.99 ...............         78        $ 64,062,624.21       10.49%      6.209%      357       35.93%     743
 50.00 - 54.99 ...............         39          46,065,740.42        7.55       6.390       357       52.01      735
 55.00 - 59.99 ...............         39          35,502,433.45        5.82       6.460       357       57.01      747
 60.00 - 64.99 ...............         52          63,557,515.55       10.41       6.470       357       62.21      730
 65.00 - 69.99 ...............         72          74,123,316.78       12.14       6.436       356       67.01      730
 70.00 - 74.99 ...............         88          69,491,254.46       11.38       6.259       357       71.64      742
 75.00 - 79.99 ...............        144         101,531,141.51       16.63       6.362       357       76.73      738
 80.00 - 80.00 ...............        262         143,927,843.49       23.58       6.295       357       80.00      747
 85.00 - 89.99 ...............          4           1,077,832.58        0.18       5.806       340       87.97      737
 90.00 - 94.99 ...............         12           3,597,251.26        0.59       6.197       353       90.90      737
 95.00 - 99.99 ...............          3           4,443,649.80        0.73       6.403       355       95.22      750
100.00 .......................          9           3,062,612.00        0.50       6.285       358      100.00      755
                                      ---        ---------------      ------       -----       ---      ------      ---
TOTAL ........................        802        $610,443,215.51      100.00%      6.344%      357       67.29%     740
                                      ===        ===============      ======       =====       ===      ======      ===

     The weighted average original loan-to-value ratio of the group 2 mortgage loans was approximately 67.29% as of the cut-off date.

                                      S-69

          EFFECTIVE LOAN-TO-VALUE RATIOS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
EFFECTIVE LOAN-TO-VALUE            NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
RATIO (%)                       MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  -----------------  -------------  --------  ---------  --------  --------

 0.01 - 49.99.................         78        $ 64,062,624.21       10.49%      6.209%      357      35.93%      743
50.00 - 54.99.................         39          46,065,740.42        7.55       6.390       357      52.01       735
55.00 - 59.99.................         40          39,502,433.45        6.47       6.452       357      60.88       748
60.00 - 64.99.................         52          63,557,515.55       10.41       6.470       357      62.21       730
65.00 - 69.99.................         73          74,254,016.78       12.16       6.436       356      67.05       730
70.00 - 74.99.................         92          70,195,510.26       11.50       6.261       357      71.91       741
75.00 - 79.99.................        144         101,531,141.51       16.63       6.362       357      76.73       738
80.00 - 80.00.................        268         146,557,899.49       24.01       6.295       357      80.36       748
85.00 - 89.99.................          4           1,077,832.58        0.18       5.806       340      87.97       737
90.00 - 94.99.................         11           3,466,551.26        0.57       6.190       353      90.94       740
95.00 - 99.99.................          1             171,950.00        0.03       6.500       317      95.00       685
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

     The weighted average effective loan-to-value ratio of the group 2 mortgage loans was approximately 66.92% as of the cut-off date.

                                      S-70

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
LOCATION                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------                        --------------  -----------------  -------------  --------  ---------  --------  --------

Arizona.......................         40        $ 26,172,762.00        4.29%      6.508%      358      71.35%      719
California....................        165         155,728,252.34       25.51       6.317       358      66.84       743
Colorado......................         87          66,776,983.42       10.94       6.226       356      59.66       741
Connecticut...................          6           7,183,500.00        1.18       6.528       359      75.03       719
Delaware......................          2             748,819.43        0.12       6.075       422      73.70       749
District of Columbia..........          2           5,000,000.00        0.82       6.275       358      74.91       770
Florida.......................         89          47,838,665.95        7.84       6.421       357      67.40       747
Georgia.......................         63          29,965,384.33        4.91       6.312       349      68.79       742
Hawaii........................          8           8,298,585.20        1.36       6.237       358      67.23       759
Idaho.........................          2             283,400.00        0.05       6.456       358      76.49       767
Illinois......................         31          18,847,615.10        3.09       6.201       358      70.21       740
Indiana.......................          1             979,994.00        0.16       6.375       356      80.00       694
Kansas........................          2             291,200.00        0.05       6.428       360      80.00       770
Louisiana.....................          3             762,500.00        0.12       6.173       356      74.54       756
Maryland......................         10           7,495,071.94        1.23       6.355       355      65.00       744
Massachusetts.................          9           5,891,987.11        0.97       6.414       357      68.07       739
Minnesota.....................         18           7,151,501.99        1.17       6.204       358      75.00       759
Missouri......................          3           1,102,700.00        0.18       6.659       359      61.67       788
Montana.......................          4           4,868,900.00        0.80       6.319       359      70.21       687
Nevada........................         14          13,145,648.36        2.15       6.453       358      70.90       759
New Jersey....................         37          30,793,923.65        5.04       6.358       354      70.68       742
New Mexico....................         14           8,045,383.80        1.32       6.146       348      74.67       746
New York......................         38          59,178,483.02        9.69       6.580       358      58.55       719
North Carolina................         17          12,920,276.18        2.12       6.374       354      79.75       753
Ohio..........................          2             427,183.64        0.07       6.031       437      78.54       777
Oklahoma......................          1             107,105.00        0.02       6.750       360      80.00       800
Oregon........................          6           2,818,459.25        0.46       6.574       358      78.38       742
Pennsylvania..................         19          14,316,988.00        2.35       6.117       357      71.16       743
South Carolina................         26          15,054,134.39        2.47       6.296       355      72.21       738
Tennessee.....................          6           4,088,456.17        0.67       6.420       351      77.37       720
Texas.........................         10           9,461,621.59        1.55       6.240       363      68.98       726
Utah..........................         20          17,855,861.40        2.93       6.252       358      65.24       752
Virginia......................         17          11,281,917.40        1.85       6.261       349      73.81       741
Washington....................         30          15,559,950.85        2.55       6.378       360      72.36       750
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

     As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of group 2 mortgage loans by principal balance was approximately
2.54% in the 81611 ZIP Code.

                                      S-71

                CURRENT LOAN RATES OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
CURRENT LOAN RATE (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

5.000 - 5.499.................          2        $  1,908,000.00        0.31%      5.283%      358      72.66%      793
5.500 - 5.999.................        104          86,405,407.39       14.15       5.817       357      63.45       748
6.000 - 6.499.................        441         292,361,406.11       47.89       6.216       355      68.83       746
6.500 - 6.999.................        243         202,487,517.42       33.17       6.643       358      67.62       737
7.000 - 7.499.................         11          24,480,884.59        4.01       7.229       358      60.17       663
7.500 - 7.999.................          1           2,800,000.00        0.46       7.500       360      59.57       722
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

     The weighted average current loan rate of the group 2 mortgage loans was approximately 6.344% as of the cut-off date.

                MAXIMUM LOAN RATES OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MAXIMUM LOAN RATE (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

10.000 - 10.499...............          2        $  1,908,000.00        0.31%      5.283%      358      72.66%      793
10.500 - 10.999...............         66          50,642,599.48        8.30       5.813       357      67.60       743
11.000 - 11.499...............        418         278,318,644.10       45.59       6.222       355      69.19       746
11.500 - 11.999...............        281         238,250,325.33       39.03       6.520       358      66.11       740
12.000 - 12.499...............         33          35,263,946.60        5.78       6.796       358      60.38       710
12.500 - 12.999...............          1           2,800,000.00        0.46       7.500       360      59.57       722
13.000 - 13.499...............          1           3,259,700.00        0.53       7.000       354      65.00       540
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

     The weighted average maximum loan rate of the group 2 mortgage loans was approximately 11.431% as of the cut-off date.

                                      S-72

                MINIMUM LOAN RATES OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MINIMUM LOAN RATE (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

1.000 - 1.499.................          5        $  2,296,946.12         0.38%      6.107%     358       79.62%     717
1.500 - 1.999.................        738         533,227,908.66        87.35       6.295      356       67.43      743
2.000 - 2.499.................         26          51,665,279.50         8.46       6.886      358       62.51      702
2.500 - 2.999.................         32          22,440,081.23         3.68       6.302      358       74.34      760
4.000 - 4.499.................          1             813,000.00         0.13       6.250      358       50.19      654
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        802        $610,443,215.51       100.00%      6.344%     357       67.29%     740
                                      ===        ===============       ======       =====      ===       =====      ===

     The weighted average minimum loan rate of the group 2 mortgage loans was approximately 1.931% as of the cut-off date.

                   GROSS MARGINS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
GROSS MARGIN (%)                MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------                --------------  -----------------  -------------  --------  ---------  --------  --------

1.000 - 1.499.................          4        $  1,134,446.12         0.19%      5.831%     359       84.36%     706
1.500 - 1.999.................        744         537,030,458.66        87.97       6.295      356       67.42      743
2.000 - 2.499.................         25          51,180,279.50         8.38       6.885      358       62.56      702
2.500 - 2.999.................         29          21,098,031.23         3.46       6.323      358       74.42      760
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        802        $610,443,215.51       100.00%      6.344%     357       67.29%     740
                                      ===        ===============       ======       =====      ===       =====      ===

     The weighted average gross margin of the group 2 mortgage loans was approximately 1.927% as of the cut-off date.

                   PRODUCT TYPE OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PRODUCT TYPE                    MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
------------                    --------------  -----------------  -------------  --------  ---------  --------  --------

7/1 Hybrid ARM................         39        $ 26,802,594.49         4.39%      6.461%     356       63.18%     735
7/1 Hybrid ARM (IO)...........        648         476,231,905.10        78.01       6.375      356       68.28      740
7/1 Mo Hybrid ARM.............          5           1,684,008.40         0.28       6.002      358       51.73      726
7/1 Mo Hybrid ARM (IO)........         55          47,890,211.52         7.85       5.896      358       59.03      755
7/6 Hybrid ARM (IO)...........         55          57,834,496.00         9.47       6.416      358       68.34      731
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        802        $610,443,215.51       100.00%      6.344%     357       67.29%     740
                                      ===        ===============       ======       =====      ===       =====      ===

                                      S-73

                 INITIAL RATE CAPS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
INITIAL RATE CAP (%)            MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------------------            --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................         60        $ 49,574,219.92         8.12%      5.899%     358       58.79%     754
5.000.........................        742         560,868,995.59        91.88       6.384      357       68.04      739
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        802        $610,443,215.51       100.00%      6.344%     357       67.29%     740
                                      ===        ===============       ======       =====      ===       =====      ===

           SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
SUBSEQUENT PERIODIC                NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
RATE CAP (%)                    MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------------             --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................         60        $ 49,574,219.92         8.12%      5.899%     358       58.79%     754
1.000.........................         57          64,348,686.51        10.54       6.468      358       67.22      725
2.000.........................        685         496,520,309.08        81.34       6.373      356       68.15      740
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        802        $610,443,215.51       100.00%      6.344%     357       67.29%     740
                                      ===        ===============       ======       =====      ===       =====      ===

                   CREDIT SCORES OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
FICO SCORE                      MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------                      --------------  -----------------  -------------  --------  ---------  --------  --------

400 - 499.....................          1        $    130,000.00         0.02%      6.000%     323       74.29%     473
525 - 549.....................          1           3,259,700.00         0.53       7.000      354       65.00      540
550 - 574.....................          1             327,846.55         0.05       6.125      308       80.00      555
600 - 624.....................          2           5,275,000.00         0.86       6.746      358       59.56      609
625 - 649.....................          9           8,729,488.00         1.43       6.122      358       48.92      642
650 - 674.....................         29          41,814,062.92         6.85       6.726      358       65.16      666
675 - 699.....................         79          56,972,205.31         9.33       6.385      354       68.99      688
700 - 724.....................        117         102,289,124.13        16.76       6.352      357       67.81      712
725 - 749.....................        113          80,915,288.30        13.26       6.329      357       68.92      739
750 - 774.....................        197         155,078,150.60        25.40       6.319      357       67.98      763
775 - 799.....................        200         128,330,947.39        21.02       6.247      357       67.04      787
800 - 824.....................         53          27,321,402.31         4.48       6.214      356       65.01      804
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        802        $610,443,215.51       100.00%      6.344%     357       67.29%     740
                                      ===        ===============       ======       =====      ===       =====      ===

     The weighted average FICO score of the group 2 mortgage loans with scores was approximately 740 as of the cut-off date.

                                      S-74

                AMORTIZATION TYPES OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
AMORTIZATION TYPE               MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------               --------------  -----------------  -------------  --------  ---------  --------  --------

Interest-only*................        758        $581,956,612.62        95.33%      6.340%     357       67.52%     740
Not Interest-only.............         44          28,486,602.89         4.67       6.434      356       62.51      734
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        802        $610,443,215.51       100.00%      6.344%     357       67.29%     740
                                      ===        ===============       ======       =====      ===       =====      ===

----------
*    The interest-only period ranges from three to ten years following origination of the applicable mortgage loans.

                     SERVICERS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
SERVICER                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------                        --------------  -----------------  -------------  --------  ---------  --------  --------

Colonial Savings, F.A.........         20        $ 16,130,040.25         2.64%      6.255%     370       69.23%     734
First Horizon Home Loans......          2           3,017,600.00         0.49       7.482      360       61.04      725
First Republic Bank...........         60          49,574,219.92         8.12       5.899      358       58.79      754
Los Alamos National Bank......          1             842,523.54         0.14       6.125      357       60.57      773
Mellon Trust of New England,
   N.A.....................             9           8,238,000.00         1.35       6.586      360       69.37      750
Thornburg Mortgage Home Loans,
   Inc........................        710         532,640,831.80        87.25       6.379      356       68.04      739
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        802        $610,443,215.51       100.00%      6.344%     357       67.29%     740
                                      ===        ===============       ======       =====      ===       =====      ===

                    ORIGINATOR OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINATOR                      MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------                      --------------  -----------------  -------------  --------  ---------  --------  --------

First Republic Bank*..........         60        $ 49,574,219.92         8.12%      5.899%     358       58.79%     754
Other*........................        699         539,817,075.84        88.43       6.394      357       68.12      738
Thornburg Mortgage Home Loans,
   Inc.(Retail)...............         43          21,051,919.75         3.45       6.120      350       66.05      754
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL.........................        802        $610,443,215.51       100.00%      6.344%     357       67.29%     740
                                      ===        ===============       ======       =====      ===       =====      ===

*    The indicated originators are correspondents of the seller. See "Mortgage
     Loan Origination--The Seller's Underwriting Standards--The Seller's
     Underwriting Process--Correspondent and Retail."

                                      S-75

               NEXT RATE CHANGE DATE OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
NEXT RATE CHANGE DATE           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  -----------------  -------------  --------  ---------  --------  --------

September 2012................          1        $  1,000,000.00        0.16%      6.000%      351      38.07%      701
October 2012..................          2             482,482.72        0.08       5.630       352      67.58       781
November 2012.................          2             457,742.83        0.07       5.870       353      86.43       708
December 2012.................          4           6,869,700.00        1.13       6.369       354      68.53       632
January 2013..................          6           3,299,897.99        0.54       6.505       355      72.05       699
February 2013.................         46          30,703,457.68        5.03       6.092       349      73.40       745
March 2013....................        183         120,497,132.22       19.74       6.196       354      69.59       736
April 2013....................        282         214,760,990.20       35.18       6.312       357      66.76       739
May 2013......................        213         188,826,936.87       30.93       6.471       359      66.08       744
June 2013.....................         63          43,544,875.00        7.13       6.546       360      64.42       751
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

         ORIGINAL PREPAYMENT PENALTY TERMS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
ORIGINAL PREPAYMENT PENALTY        NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TERM (MONTHS)                   MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

No Prepayment Penalty.........        703        $494,828,797.05       81.06%      6.336%      357      67.97%      741
6.............................          1           1,760,824.00        0.29       6.875       358      70.00       671
12............................         25          39,944,043.67        6.54       6.751       356      64.01       721
24............................          1           1,537,500.00        0.25       7.000       359      75.00       760
36............................         40          43,640,129.16        7.15       6.284       358      63.03       738
60............................         32          28,731,921.63        4.71       5.945       358      66.11       755
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

                       LIEN OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
LIEN                            MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----                            --------------  -----------------  -------------  --------  ---------  --------  --------

First Lien....................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

                                      S-76

                INTEREST ONLY TERMS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
INTEREST ONLY TERM (MONTHS)     MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................         44        $ 28,486,602.89        4.67%      6.434%      356      62.51%      734
36............................          1             384,000.00        0.06       6.375       322      54.86       724
60............................          1             148,800.00        0.02       6.250       338      80.00       762
84............................         97          80,518,632.11       13.19       6.402       358      65.35       736
104...........................          1             800,000.00        0.13       5.875       341      74.42       721
120...........................        658         500,105,180.51       81.92       6.331       357      67.87       741
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

           REMAINING INTEREST ONLY TERMS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
REMAINING INTEREST ONLY TERM       NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
(MONTHS)                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------------    --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................         45        $ 28,870,602.89        4.73%      6.433%      356      62.40%      734
1 -  60.......................          2             532,712.43        0.09       6.340       311      76.40       713
61 - 120......................        755         581,039,900.19       95.18       6.340       357      67.52       740
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

        CONVERSION AND MODIFIABLE FEATURES OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
CONVERSION AND                     NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MODIFIABLE FEATURES             MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------------             --------------  -----------------  -------------  --------  ---------  --------  --------

Convertible and Modifiable....          4        $  1,633,334.91        0.27%      6.230%      318      78.84%      726
Neither Convertible nor
   Modifiable.................        579         483,235,443.53       79.16       6.365       357      67.55       737
Only Convertible..............          1             418,758.78        0.07       6.250       308      60.85       797
Only Modifiable...............        218         125,155,678.29       20.50       6.266       355      66.14       752
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

                                      S-77

                ORIGINATION CHANNEL OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINATION CHANNEL             MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------------             --------------  -----------------  -------------  --------  ---------  --------  --------

Correspondent.................        759        $589,391,295.76       96.55%      6.352%      357      67.33%      739
Retail........................         43          21,051,919.75        3.45       6.120       350      66.05       754
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

          ADDITIONAL COLLATERAL SERVICERS OF THE GROUP 2 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ADDITIONAL COLLATERAL SERVICER  MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
------------------------------  --------------  -----------------  -------------  --------  ---------  --------  --------

No Additional Collateral......        790        $602,978,203.71       98.78%      6.344%      357      66.92%      740
Thornburg Mortgage Home Loans,
   Inc........................         12           7,465,011.80        1.22       6.352       357      97.09       752
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

                                      S-78

      30-DAY DELINQUENCIES OF THE GROUP 2 MORTGAGE LOANS SINCE ORIGINATION

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TIMES 30-59 DAYS DELINQUENT     MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

0.............................        800        $608,721,215.51       99.72%      6.345%      357      67.27%      740
1.............................          2           1,722,000.00        0.28       6.260       357      76.08       774
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

      60-DAY DELINQUENCIES OF THE GROUP 2 MORTGAGE LOANS SINCE ORIGINATION

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TIMES 60-89 DAYS DELINQUENT     MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  -----------------  -------------  --------  ---------  --------  --------

0.............................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

  90-DAY OR MORE DELINQUENCIES OF THE GROUP 2 MORTGAGE LOANS SINCE ORIGINATION

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
TIMES 90 OR                        NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MORE DAYS DELINQUENT            MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------------------            --------------  -----------------  -------------  --------  ---------  --------  --------

0.............................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        802        $610,443,215.51      100.00%      6.344%      357      67.29%      740
                                      ===        ===============      ======       =====       ===      =====       ===

                                      S-79

GROUP 3 MORTGAGE LOAN STATISTICS

     The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 3 mortgage loans as of the cut-off date.

     Approximately 99.47% of the group 3 mortgage loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated
maturity of the group 3 mortgage loans was approximately 358 months as of the cut-off date. None of the group 3 mortgage loans had a first due date prior to
November 1, 2001 or after July 1, 2006 or had a remaining term to stated
maturity of less than 304 months or greater than 479 months as of the cut-off date. The latest stated maturity date of any group 3 mortgage loan occurs in May
2046.

     The average principal balance of the group 3 mortgage loans at origination was approximately $786,428. The average principal balance of the group 3 mortgage loans as of the cut-off date was approximately $782,340. No group 3 mortgage loan had a principal balance of less than approximately $50,000 or greater than approximately $6,000,000 as of the cut-off date.

     All of the group 3 mortgage loans are hybrid mortgage loans which have loan rates that first adjust after a fixed period of ten years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

     The group 3 mortgage loans had annual loan rates of not less than 5.375%
and not more than 7.250% and the weighted average annual loan rate was approximately 6.278%. As of the cut-off date, 85.34% of the group 3 mortgage loans had an initial rate cap of 5.000%. The remaining group 3 mortgage loans did not have an initial rate cap. As of the cut-off date, approximately 14.66%
of the group 3 mortgage loans did not have a periodic rate cap and the remaining mortgage loans had periodic rate caps ranging from 1.000% to 2.000%. As of the cut-off date, the group 3 mortgage loans had gross margins ranging from 1.875%
to 2.500%, maximum loan rates ranging from 10.375% to 17.900% and minimum loan rates ranging from 1.875% to 2.750%. As of the cut-off date, the weighted average gross margin was approximately 1.892%, the weighted average maximum loan rate was 11.471% and the weighted average minimum loan rate was approximately
1.895% for all of the group 3 mortgage loans. The latest next loan rate adjustment date following the cut-off date on any group 3 mortgage loan occurs in 120 months and the weighted average next loan rate adjustment date following the cut-off date for all of the group 3 mortgage loans occurs in approximately
118 months.

     As of the cut-off date, none of the group 3 mortgage loans were 30 or more days delinquent. Certain historical delinquency information with respect to the group 3 mortgage loans is provided in the tables below.

     The group 3 mortgage loans had the characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

                                      S-80

             STATED PRINCIPAL BALANCES OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
STATED PRINCIPAL BALANCE ($)    MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------------    --------------  -----------------  -------------  --------  ---------  --------  --------

           0 -   100,000.00...         11        $    914,939.24        0.14%      6.487%      358      59.74%      771
  100,000.01 -   200,000.00...         97          15,556,324.03        2.39       6.435       356      73.02       757
  200,000.01 -   300,000.00...         99          25,465,252.59        3.91       6.356       355      67.70       766
  300,000.01 -   400,000.00...         59          20,808,359.30        3.19       6.311       353      70.33       747
  400,000.01 -   500,000.00...         86          40,073,780.17        6.15       6.265       356      66.82       749
  500,000.01 -   600,000.00...         76          41,899,093.53        6.43       6.256       358      70.65       738
  600,000.01 -   700,000.00...         55          35,871,405.35        5.50       6.303       358      67.88       746
  700,000.01 -   800,000.00...         56          42,282,449.46        6.49       6.215       357      70.37       751
  800,000.01 -   900,000.00...         35          29,965,008.41        4.60       6.211       358      69.12       738
  900,000.01 - 1,000,000.00...         51          49,917,442.73        7.66       6.287       358      63.50       753
1,000,000.01 - 2,000,000.00...        178         250,019,431.97       38.36       6.252       359      67.99       749
2,000,000.01 - 3,000,000.00...         18          46,499,165.47        7.14       6.307       358      63.96       740
3,000,000.01 - 4,000,000.00...          7          25,576,499.99        3.92       6.379       358      59.19       722
4,000,000.01 - 5,000,000.00...          3          15,000,000.00        2.30       6.358       359      52.19       750
5,000,000.01 and Greater......          2          11,839,925.00        1.82       6.375       358      59.21       760
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

     The average principal balance of the group 3 mortgage loans was approximately $782,340 as of the cut-off date.

                                      S-81

         ORIGINAL TERMS TO STATED MATURITY OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINAL TERM (MONTHS)          MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------------          --------------  -----------------  -------------  --------  ---------  --------  --------

346 ..........................          1        $  1,154,000.00         0.18%      5.750%     340       80.00%     731
360 ..........................        829         648,256,890.09        99.47       6.278      357       66.95      748
480 ..........................          3           2,278,187.15         0.35       6.645      479       62.15      710
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL ........................        833        $651,689,077.24       100.00%      6.278%     358       66.96%     748
                                      ===        ===============       ======       =====      ===       =====      ===

     The weighted average original term to stated maturity of the group 3 mortgage loans was approximately 360 months as of the cut-off date.

        REMAINING TERMS TO STATED MATURITY OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
REMAINING TERM (MONTHS)         MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  -----------------  -------------  --------  ---------  --------  --------

301-360 ......................       830         $649,410,890.09        99.65%     6.277%      357      66.98%      748
361 and Greater ..............         3            2,278,187.15         0.35      6.645       479      62.15       710
                                     ---         ---------------       ------      -----       ---      -----       ---
TOTAL ........................       833         $651,689,077.24       100.00%     6.278%      358      66.96%      748
                                     ===         ===============       ======      =====       ===      =====       ===

     The weighted average remaining term to stated maturity of the group 3 mortgage loans was approximately 358 months as of the cut-off date.

                                      S-82

                  PROPERTY TYPES OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PROPERTY TYPE                   MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------                   --------------  -----------------  -------------  --------  ---------  --------  --------

Condominium ..................        128        $ 67,211,268.86       10.31%       6.302%     357       72.16%     745
Condotel .....................          8           7,468,167.61        1.15        6.461      358       64.18      703
Cooperative ..................         25          16,474,618.65        2.53        6.219      358       55.08      743
PUD Attached .................         22           7,881,667.35        1.21        6.357      358       72.12      739
PUD Detached .................        133         100,845,424.11       15.47        6.314      359       66.91      752
Single Family Detached .......        463         414,988,374.42       63.68        6.260      358       66.16      747
Townhouse ....................         10           4,006,800.00        0.61        6.305      357       74.28      732
Two-Four Family ..............         44          32,812,756.24        5.04        6.327      358       71.00      763
                                      ---        ---------------      ------        -----      ---       -----      ---
TOTAL ........................        833        $651,689,077.24      100.00%       6.278%     358       66.96%     748
                                      ===        ===============      ======        =====      ===       =====      ===

              STATED OCCUPANCY STATUS OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
OCCUPANCY                       MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------                       --------------  -----------------  -------------  --------  ---------  --------  --------

Investor .....................        152        $ 52,729,501.68         8.09%      6.395%     358       72.29%     755
Primary ......................        552         502,582,247.72        77.12       6.266      358       66.52      749
Second Home ..................        129          96,377,327.84        14.79       6.279      357       66.32      738
                                      ---        ---------------       ------       -----      ---       -----      ---
TOTAL ........................        833        $651,689,077.24       100.00%      6.278%     358       66.96%     748
                                      ===        ===============       ======       =====      ===       =====      ===

     In the preceding table, "stated occupancy status" refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

                                      S-83

                   LOAN PURPOSES OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PURPOSE                         MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------                         --------------  -----------------  -------------  --------  ---------  --------  --------

Cash Out Refinance ...........        225        $172,310,525.72       26.44%       6.297%     357      63.18%      739
Purchase .....................        486         370,236,223.72       56.81        6.257      358      71.86       752
Rate/Term Refinance ..........        122         109,142,327.80       16.75        6.319      357      56.30       747
                                      ---        ---------------      ------        -----      ---      -----       ---
TOTAL ........................        833        $651,689,077.24      100.00%       6.278%     358      66.96%      748
                                      ===        ===============      ======        =====      ===      =====       ===

              DOCUMENTATION PROGRAMS OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
DOCUMENTATION                   MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------                   --------------  -----------------  -------------  --------  ---------  --------  --------

Full Documentation ...........        760        $586,198,027.75       89.95%       6.253%     358       67.47%     746
No Ratio Documentation .......          4           2,415,575.33        0.37        6.711      360       59.22      725
Stated Documentation .........         68          62,475,474.16        9.59        6.496      358       62.36      759
Streamline Documentation .....          1             600,000.00        0.09        6.375      359       77.42      777
                                      ---        ---------------      ------        -----      ---       -----      ---
TOTAL ........................        833        $651,689,077.24      100.00%       6.278%     358       66.96%     748
                                      ===        ===============      ======        =====      ===       =====      ===

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
ORIGINAL LOAN-TO-VALUES            NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
RATIO(%)                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  -----------------  -------------  --------  ---------  --------  --------

  0.01 - 49.99 ...............       110         $ 88,644,524.34        13.60%      6.273%     358       38.83%     752
 50.00 - 54.99 ...............        38           32,960,750.51         5.06       6.295      361       52.60      736
 55.00 - 59.99 ...............        54           51,607,295.03         7.92       6.282      358       57.70      753
 60.00 - 64.99 ...............        52           67,203,441.80        10.31       6.261      361       62.12      743
 65.00 - 69.99 ...............        62           64,546,235.46         9.90       6.284      357       67.82      750
 70.00 - 74.99 ...............        87           77,117,388.75        11.83       6.288      357       71.47      747
 75.00 - 79.99 ...............       134           89,050,165.00        13.66       6.333      357       76.90      742
 80.00 - 80.00 ...............       283          172,804,476.33        26.52       6.252      357       80.00      751
 85.00 - 89.99 ...............         1              149,568.76         0.02       6.250      330       89.96      708
 90.00 - 94.99 ...............         6            2,712,660.06         0.42       6.475      356       90.27      761
 95.00 - 99.99 ...............         1              178,573.17         0.03       6.250      316       95.00      706
100.00                                 5            4,713,998.03         0.72       6.078      358      100.00      711
                                     ---         ---------------       ------       -----      ---      ------      ---
TOTAL ........................       833         $651,689,077.24       100.00%      6.278%     358       66.96%     748
                                     ===         ===============       ======       =====      ===      ======      ===

     The weighted average original loan-to-value ratio of the group 3 mortgage loans was approximately 66.96% as of the cut-off date.

                                      S-84

          EFFECTIVE LOAN-TO-VALUE RATIOS OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
EFFECTIVE                          NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------------         --------------  ----------------  -------------  --------  ---------  --------  --------

 0.01 - 49.99 ................       110         $ 88,644,524.34      13.60%      6.273%      358      38.83%      752
50.00 - 54.99 ................        38           32,960,750.51       5.06       6.295       361      52.60       736
55.00 - 59.99 ................        54           51,607,295.03       7.92       6.282       358      57.70       753
60.00 - 64.99 ................        52           67,203,441.80      10.31       6.261       361      62.12       743
65.00 - 69.99 ................        62           64,546,235.46       9.90       6.284       357      67.82       750
70.00 - 74.99 ................        87           77,117,388.75      11.83       6.288       357      71.47       747
75.00 - 79.99 ................       137           93,150,165.00      14.29       6.321       357      77.91       740
80.00 - 80.00 ................       285          173,418,474.36      26.61       6.251       357      80.07       751
85.00 - 89.99 ................         1              149,568.76       0.02       6.250       330      89.96       708
90.00 - 94.99 ................         6            2,712,660.06       0.42       6.475       356      90.27       761
95.00 - 99.99 ................         1              178,573.17       0.03       6.250       316      95.00       706
                                     ---         ---------------     ------       -----       ---      -----       ---
TOTAL ........................       833         $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                     ===         ===============     ======       =====       ===      =====       ===

     The weighted average effective loan-to-value ratio of the group 3 mortgage loans was approximately 66.79% as of the cut-off date.

                                      S-85

              GEOGRAPHIC DISTRIBUTION OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
LOCATION                        MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------                        --------------  ----------------  -------------  --------  ---------  --------  --------

Alabama.......................         2         $    463,669.18       0.07%      6.264%      358      66.18%      737
Arizona.......................        14            8,373,977.06       1.28       6.414       358      67.19       730
Arkansas......................         1              176,764.09       0.03       6.375       336      80.00       712
California....................       239          262,781,270.76      40.32       6.271       358      63.22       750
Colorado......................        83           64,725,467.86       9.93       6.298       358      71.03       748
Connecticut...................         9            9,685,626.71       1.49       6.396       357      70.35       769
Delaware......................         2            1,153,967.85       0.18       5.841       353      66.61       676
District of Columbia..........         2            1,287,723.75       0.20       6.198       358      74.56       706
Florida.......................        64           30,016,315.01       4.61       6.378       356      72.70       746
Georgia.......................        36           23,335,544.98       3.58       6.148       353      71.11       745
Hawaii........................         7           10,512,000.00       1.61       6.557       359      55.49       751
Idaho.........................         3            1,037,000.00       0.16       6.467       359      60.15       748
Illinois......................        28           17,020,873.81       2.61       6.287       361      64.10       764
Kentucky......................         1            1,000,000.00       0.15       6.125       357      58.82       762
Louisiana.....................         1              109,600.00       0.02       6.375       358      78.85       706
Maryland......................         3            1,720,000.00       0.26       6.076       356      78.11       780
Massachusetts.................        20           16,071,884.64       2.47       6.278       358      70.57       758
Minnesota.....................        26           14,609,011.71       2.24       6.282       358      70.86       754
Missouri......................         2              561,671.77       0.09       6.225       358      67.39       715
Nevada........................         5            2,922,900.00       0.45       6.180       358      50.33       719
New Jersey....................        35           24,683,605.12       3.79       6.313       357      72.74       735
New Mexico....................        27           11,214,454.31       1.72       6.260       358      72.03       752
New York......................        62           56,263,784.79       8.63       6.242       357      67.23       740
North Carolina................        15            8,430,291.91       1.29       6.250       379      64.12       729
Ohio..........................         1              364,000.00       0.06       6.625       357      80.00       710
Oklahoma......................         1              184,431.40       0.03       5.875       357      67.27       791
Oregon........................        11            4,711,220.00       0.72       6.165       358      69.65       764
Pennsylvania..................        32           27,630,018.12       4.24       6.207       357      69.33       733
South Carolina................        19            6,029,215.66       0.93       6.266       355      69.88       743
Tennessee.....................         7            1,622,873.17       0.25       6.295       338      78.30       777
Texas.........................         9            4,821,172.60       0.74       6.311       358      78.03       742
Utah..........................        10            6,367,204.48       0.98       6.261       359      74.79       746
Virginia......................        22           12,008,630.55       1.84       6.179       354      66.98       768
Washington....................        31           18,760,705.95       2.88       6.371       358      72.03       747
Wisconsin.....................         3            1,032,200.00       0.16       6.278       358      60.53       732
                                     ---         ---------------     ------       -----       ---      -----       ---
TOTAL.........................       833         $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                     ===         ===============     ======       =====       ===      =====       ===

     As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of group 3 mortgage loans by principal balance was approximately
2.76% in the 90210 ZIP Code.

                                      S-86

                CURRENT LOAN RATES OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
CURRENT LOAN RATE (%)           MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  ----------------  -------------  --------  ---------  --------  --------

5.000 - 5.499 ................         4         $  3,048,799.17       0.47%      5.375%      357      76.24%      732
5.500 - 5.999 ................        97           97,184,756.64      14.91       5.824       357      62.68       752
6.000 - 6.499 ................       458          356,833,858.24      54.76       6.222       357      67.90       748
6.500 - 6.999 ................       265          188,151,303.60      28.87       6.605       360      67.62       747
7.000 - 7.499 ................         9            6,470,359.59       0.99       7.169       359      55.85       700
                                     ---         ---------------     ------       -----       ---      -----       ---
TOTAL ........................       833         $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                     ===         ===============     ======       =====       ===      =====       ===

     The weighted average current loan rate of the group 3 mortgage loans was approximately 6.278% as of the cut-off date.

                MAXIMUM LOAN RATES OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MAXIMUM LOAN RATE (%)           MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  ----------------  -------------  --------  ---------  --------  --------

10.000 - 10.499...............          4        $  3,048,799.17       0.47%      5.375%      357      76.24%      732
10.500 - 10.999...............         46          44,406,292.06       6.81       5.805       357      68.80       752
11.000 - 11.499...............        405         314,104,734.78      48.20       6.231       357      69.38       749
11.500 - 11.999...............        314         235,632,268.18      36.16       6.447       359      65.93       749
12.000 - 12.499...............         62          49,199,483.05       7.55       6.285       359      56.83       734
12.500 - 12.999...............          1             297,500.00       0.05       6.550       359      50.00       791
17.500 - 17.999...............          1           5,000,000.00       0.77       5.950       358      41.67       720
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

     The weighted average maximum loan rate of the group 3 mortgage loans was approximately 11.471% as of the cut-off date.

                MINIMUM LOAN RATES OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MINIMUM LOAN RATE (%)           MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  ----------------  -------------  --------  ---------  --------  --------

1.500 - 1.999.................        796        $626,256,714.32      96.10%      6.271%      358      66.98%      748
2.000 - 2.499.................         14          12,925,100.00       1.98       6.689       358      67.04       727
2.500 - 2.999.................         23          12,507,262.92       1.92       6.245       358      65.91       752
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

     The weighted average minimum loan rate of the group 3 mortgage loans was approximately 1.895% as of the cut-off date.

                                      S-87

                   GROSS MARGINS OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
GROSS MARGIN (%)                MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------------                --------------  -----------------  -------------  --------  ---------  --------  --------

1.500 - 1.999 ................        799        $628,388,664.32       96.42%      6.270%      358      67.02%      748
2.000 - 2.499 ................         13          12,316,150.00        1.89       6.723       358      66.40       726
2.500 - 2.999 ................         21          10,984,262.92        1.69       6.280       358      64.10       757
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL ........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

     The weighted average gross margin of the group 3 mortgage loans was approximately 1.892% as of the cut-off date.

                   PRODUCT TYPE OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PRODUCT TYPE                    MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
------------                    --------------  -----------------  -------------  --------  ---------  --------  --------

10/1 Hybrid ARM...............         44        $ 24,324,600.47        3.73%      6.386%      364      69.56%      761
10/1 Hybrid ARM (IO)..........        611         461,875,326.15       70.87       6.329       357      68.33       748
10/1 Mo Hybrid ARM............          3           1,470,466.47        0.23       5.929       358      61.02       795
10/1 Mo Hybrid ARM (IO).......        101          94,072,621.57       14.44       5.982       358      57.15       746
10/6 Hybrid ARM...............          3           1,311,889.85        0.20       5.908       359      68.45       737
10/6 Hybrid ARM (IO)..........         71          68,634,172.73       10.53       6.323       358      70.38       744
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

                 INITIAL RATE CAPS OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
INITIAL RATE CAP (%)            MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------------------            --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................        104        $ 95,543,088.04       14.66%      5.981%      358      57.21%      746
5.000.........................        729         556,145,989.20       85.34       6.330       358      68.63       748
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

                                      S-88

           SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
SUBSEQUENT                         NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
PERIODIC RATE CAP (%)           MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------------------            --------------  -----------------  -------------  --------  ---------  --------  --------

None..........................        104        $ 95,543,088.04       14.66%      5.981%      358      57.21%      746
1.000.........................         74          69,937,694.46       10.73       6.313       358      70.33       744
2.000.........................        655         486,208,294.74       74.61       6.332       358      68.39       748
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

                   CREDIT SCORES OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
FICO SCORE                      MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------                      --------------  -----------------  -------------  --------  ---------  --------  --------

600 - 624.....................          3        $  1,906,300.00        0.29%      6.288%      354      52.56%      620
625 - 649.....................          5           2,770,893.19        0.43       6.341       351      70.03       642
650 - 674.....................         34          27,537,690.73        4.23       6.492       356      63.34       664
675 - 699.....................         79          70,903,449.57       10.88       6.303       361      69.46       686
700 - 724.....................        109          93,351,783.60       14.32       6.247       357      67.19       712
725 - 749.....................        126          96,470,485.20       14.80       6.268       358      68.94       738
750 - 774.....................        174         141,362,519.69       21.69       6.305       358      65.24       762
775 - 799.....................        218         160,000,755.55       24.55       6.227       357      67.60       786
800 - 824.....................         79          52,895,919.71        8.12       6.274       358      63.75       806
825 - 849.....................          2           1,189,280.00        0.18       6.520       357      75.01       829
None..........................          4           3,300,000.00        0.51       6.444       359      75.89         0
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

     The weighted average FICO score of the group 3 mortgage loans with scores was approximately 748 as of the cut-off date.

                AMORTIZATION TYPES OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
AMORTIZATION TYPE               MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------------               --------------  -----------------  -------------  --------  ---------  --------  --------

Interest-only*................        782        $623,847,872.60       95.73%      6.276%      358      66.85%      747
Not Interest-only.............         51          27,841,204.64        4.27       6.322       363      69.33       760
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

----------
*    The interest-only period ranges from three to ten years following origination of the applicable mortgage loans.

                                      S-89

                     SERVICERS OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
SERVICER                        MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
--------                        --------------  -----------------  -------------  --------  ---------  --------  --------

Colonial Savings, F.A.........         19        $ 13,878,798.63        2.13%      6.326%      378      66.16%      743
First Republic Bank...........        105          95,805,088.04       14.70       5.981       358      57.27       746
Mellon Trust of New England,
   N.A........................         19          12,791,835.00        1.96       6.525       359      59.43       730
Thornburg Mortgage Home Loans,
   Inc........................        690         529,213,355.57       81.21       6.325       357      68.92       748
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

                    ORIGINATOR OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINATOR                      MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----------                      --------------  -----------------  -------------  --------  ---------  --------  --------

First Republic Bank*..........        105        $ 95,805,088.04       14.70%      5.981%      358      57.27%      746
Other*........................        674         535,290,421.59       82.14       6.333       358      68.76       747
Thornburg Mortgage Home Loans,
   Inc.(Retail)...............         54          20,593,567.61        3.16       6.257       355      65.14       759
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

*    The indicated originators are correspondents of the seller. See "Mortgage
     Loan Origination--The Seller's Underwriting Standards--The Seller's
     Underwriting Process--Correspondent and Retail."

               NEXT RATE CHANGE DATE OF THE GROUP 3 MORTGAGE LOANS

                                                                        % OF
                                                                     AGGREGATE
                                                                       STATED                WEIGHTED  WEIGHTED
                                                 STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                      BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
NEXT RATE                          NUMBER OF        AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
CHANGE DATE                     MORTGAGE LOANS     CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-----------                     --------------  -----------------  -------------  --------  ---------  --------  --------

August 2015...................          1        $    599,200.00        0.09%      5.625%      350      80.00%      757
September 2015................          2           1,479,963.05        0.23       5.875       351      73.45       709
December 2015.................          3           2,461,000.00        0.38       5.863       347      66.40       748
January 2016..................         12           6,366,112.26        0.98       6.095       355      74.48       741
February 2016.................         37          18,104,831.49        2.78       6.143       349      74.74       763
March 2016....................        197         161,921,053.91       24.85       6.133       356      67.16       750
April 2016....................        273         205,614,203.04       31.55       6.262       357      65.87       747
May 2016......................        229         183,000,087.49       28.08       6.412       360      67.25       745
June 2016.....................         79          72,142,626.00       11.07       6.392       360      66.06       748
                                      ---        ---------------      ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24      100.00%      6.278%      358      66.96%      748
                                      ===        ===============      ======       =====       ===      =====       ===

                                      S-90

         ORIGINAL PREPAYMENT PENALTY TERMS OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
ORIGINAL PREPAYMENT PENALTY        NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TERM (MONTHS)                   MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  ----------------  -------------  --------  ---------  --------  --------

No Prepayment Penalty.........        705        $537,437,015.99      82.47%      6.318%      358      68.53%      749
12............................         14          13,301,075.20       2.04       6.701       356      65.63       722
24............................          2           1,240,000.00       0.19       6.300       358      71.16       705
36............................         45          34,683,568.06       5.32       6.121       358      61.93       743
60............................         67          65,027,417.99       9.98       5.946       358      56.82       748
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

                       LIEN OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
LIEN                            MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
----                            --------------  ----------------  -------------  --------  ---------  --------  --------

First Lien....................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

                INTEREST ONLY TERMS OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
INTEREST ONLY TERM (MONTHS)     MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  ----------------  -------------  --------  ---------  --------  --------

None..........................         51        $ 27,841,204.64       4.27%      6.322%      363      69.33%      760
36............................          1             429,000.00       0.07       6.125       347      78.14       794
105...........................          1           1,154,000.00       0.18       5.750       340      80.00       731
120...........................        780         622,264,872.60      95.48       6.278       358      66.82       747
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

           REMAINING INTEREST ONLY TERMS OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
REMAINING INTEREST                 NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ONLY TERM (MONTHS)              MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
------------------              --------------  ----------------  -------------  --------  ---------  --------  --------

None..........................         51        $ 27,841,204.64       4.27%      6.322%      363      69.33%      760
1 - 60........................          1             429,000.00       0.07       6.125       347      78.14       794
61 - 120......................        781         623,418,872.60      95.66       6.277       358      66.85       747
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

                                      S-91

        CONVERSION AND MODIFIABLE FEATURES OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
CONVERSION AND                     NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
MODIFIABLE FEATURES             MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------------             --------------  ----------------  -------------  --------  ---------  --------  --------

Convertible and Modifiable....          3        $  1,261,404.20       0.19%      6.250%      316      71.31%      786
Neither Convertible nor
   Modifiable.................        643         521,170,404.56      79.97       6.268       358      66.56       748
Only Modifiable...............        187         129,257,268.48      19.83       6.321       357      68.54       745
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

                ORIGINATION CHANNEL OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
ORIGINATION CHANNEL             MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
-------------------             --------------  ----------------  -------------  --------  ---------  --------  --------

Correspondent.................        779        $631,095,509.63      96.84%      6.279%      358      67.02%      747
Retail........................         54          20,593,567.61       3.16       6.257       355      65.14       759
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

          ADDITIONAL COLLATERAL SERVICERS OF THE GROUP 3 MORTGAGE LOANS

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
ADDITIONAL COLLATERAL              NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
SERVICER                        MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  ----------------  -------------  --------  ---------  --------  --------

No Additional Collateral......        828        $646,975,079.21      99.28%      6.280%      358       66.72%     748
Thornburg Mortgage Home
   Loans, Inc.................          5           4,713,998.03       0.72       6.078       358      100.00      711
                                      ---        ---------------     ------       -----       ---      ------      ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358       66.96%     748
                                      ===        ===============     ======       =====       ===      ======      ===

                                      S-92

      30-DAY DELINQUENCIES OF THE GROUP 3 MORTGAGE LOANS SINCE ORIGINATION

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TIMES 30-59 DAYS DELINQUENT     MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  ----------------  -------------  --------  ---------  --------  --------

0.............................        831        $650,205,377.24      99.77%      6.278%      358      66.95%      748
1.............................          2           1,483,700.00       0.23       6.500       358      72.47       739
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

      60-DAY DELINQUENCIES OF THE GROUP 3 MORTGAGE LOANS SINCE ORIGINATION

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
                                   NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
TIMES 60-89 DAYS DELINQUENT     MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------------     --------------  ----------------  -------------  --------  ---------  --------  --------

0.............................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

  90-DAY OR MORE DELINQUENCIES OF THE GROUP 3 MORTGAGE LOANS SINCE ORIGINATION

                                                                       % OF
                                                                    AGGREGATE
                                                                      STATED                WEIGHTED  WEIGHTED
                                                STATED PRINCIPAL    PRINCIPAL    WEIGHTED   AVERAGE    AVERAGE  WEIGHTED
                                                     BALANCE      BALANCE AS OF   AVERAGE    STATED   ORIGINAL   AVERAGE
TIMES 90 OR MORE DAYS              NUMBER OF       AS OF THE           THE         GROSS   REMAINING  LOAN-TO-   CREDIT
DELINQUENT                      MORTGAGE LOANS    CUT-OFF DATE     CUT-OFF DATE   COUPON      TERM      VALUE     SCORE
---------------------           --------------  ----------------  -------------  --------  ---------  --------  --------

0.............................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ---        ---------------     ------       -----       ---      -----       ---
TOTAL.........................        833        $651,689,077.24     100.00%      6.278%      358      66.96%      748
                                      ===        ===============     ======       =====       ===      =====       ===

                                      S-93

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the mortgage loans is based upon the mortgage pool as constituted at the close of business on the cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. The depositor will file a current report on
Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event that mortgage loans are removed from or added to the loan groups, such addition or removal, to the extent material, will be noted in the current report on Form 8-K.

     The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Servicing and Administration of the
Trust--Evidence as to Compliance" in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the offered certificates as shall have been filed with the
Securities and Exchange Commission (and in each case as prepared and filed by the securities administrator) will be posted on the securities administrator's internet web site as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Securities and Exchange
Commission. The address of the website is: http://www.ctslink.com . In addition, historical performance data with respect to the sponsor's previous securitization transactions may be found on the securities administrator's website at http://www.ctslink.com/staticpools?issuer=THORNBURG. Information provided through this internet address is not provided by the depositor and will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the certificates offered hereby.

                             STATIC POOL INFORMATION

     Certain, static pool information may be found at www.rbsgcregab.com in a
PDF file entitled "Thornburg 2006-3." Access to this Internet address is unrestricted and free of charge. Information provided through this internet address with respect to mortgage loans securitized prior to January 1, 2006 shall not be deemed to be part of this prospectus supplement, the prospectus or the related registration statement.

     Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed from one another and from the mortgage loans in the trust, and may have differed in ways that were material to the performance of those mortgage loan pools. These differing characteristics may include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust.

                                 ISSUING ENTITY

     Thornburg Mortgage Securities Trust 2006-3 (the "issuing entity") is a statutory trust formed under the laws of the State of Delaware pursuant to (i) a trust agreement dated June 15, 2006, among the depositor, the trustee and the
Delaware trustee and (ii) a certificate of trust filed with the Secretary of
State of the State of Delaware on June 15, 2006. The purposes, powers, separateness and other Delaware trust requirements are provided in the pooling and servicing agreement dated as of June 1, 2006, among the depositor, the sponsor, the master servicer, the securities administrator, the Delaware trustee and the trustee, (the "pooling and servicing agreement"). The pooling and servicing agreement constitutes the "governing instrument" under the laws of the
State of Delaware. After its formation, the issuing entity will not engage in any activity other than (i) to issue the certificates and to sell the certificates to or at the direction of the depositor, (ii) with the proceeds of the sale of the certificates, to purchase the mortgage loans and all related assets, (iii) to enter into the pooling and servicing agreement and to perform its obligations thereunder, (iv) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith and
(v) subject to

                                      S-94

compliance with the pooling and servicing agreement, to engage in such other activities as may be required in connection with the conservation of the assets of the trust and making distributions to the certificateholders. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see
"Operative Agreements -- Amendment" in the prospectus. In addition, the pooling and servicing agreement will include several separateness covenants, including covenants to not commingle assets with any other entity, to maintain its financial and accounting books and records separate from those of another entity, to pay its indebtedness, operating expenses and liabilities from its own funds and to not pay the indebtedness, operating expenses and liabilities of any other entity.

     The trustee, the Delaware trustee and the securities administrator, on behalf of the issuing entity, are only permitted to take such actions as are specifically provided in the pooling and servicing agreement. Under the pooling and servicing agreement, the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without the amendment of the pooling and servicing agreement by holders of certificates and the other parties thereto as described under "The
Pooling and Servicing Agreement--Amendment" in this prospectus supplement.

     The assets of the issuing entity will consist of the mortgage loans and certain related assets described under "The Pooling and Servicing
Agreement--General."

     The issuing entity's fiscal year end is December 31.

                                  THE DEPOSITOR

     The depositor is Greenwich Capital Acceptance, Inc. The depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its
telephone number is (203) 625-2700.

     The depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates
(Registration No. 333-130961).

     After the issuance of the certificates, the depositor will be required to perform certain actions on a continual basis, including but not limited to:

     o    giving prompt written notice to the other parties to the pooling agreement upon the discovery by the depositor of a breach of any of the representations and warranties made by the seller in the mortgage loan purchase agreement in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan;

     o    appointing a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the pooling agreement; and

     o    preparing and filing any reports required under the Exchange Act.

Generally, however, it is expected that the above functions will be performed by the depositor's agents, the trustee or the securities administrator in accordance with the pooling agreement or mortgage loan purchase agreement, as applicable.

     For a description of Greenwich Capital Acceptance, Inc., see "The
Depositors" in the prospectus.

                             THE SPONSOR AND SELLER

     The sponsor and seller is Thornburg Mortgage Home Loans, Inc., a Delaware corporation. It was formed in 1999 and is a wholly-owned subsidiary of Thornburg
Mortgage, Inc., a real estate investment trust incorporated in the State of
Maryland ([NYSE]:TMA). Its executive offices are located at 150 Washington
Avenue, Suite 302, Santa Fe, NM 87501, telephone number (505) 989-1900.

                                      S-95

     The seller purchases and originates first-lien residential mortgage loans primarily for securitization. Prior to the formation of the seller and beginning in 1997, Thornburg Mortgage, Inc. purchased mortgage loans in the bulk secondary market, with servicing generally retained by the seller of the loans. The seller began acquiring loans through its correspondent lending program and in secondary market purchases after being formed in 1999. It began originating loans through its web-based direct lending or retail channel in 2000. Except to the limited extent described below, the seller generally does not service loans but contracts with Cenlar FSB to service loans on its behalf.

     Although the seller securitized loans prior to 2001, the seller has been active as a sponsor in the securitization market since 2001. As of March 31,
2006, the seller has sponsored securitizations in excess of $23 billion of residential mortgage loans. It acquires residential mortgage loans through three separate channels: (1) from unaffiliated correspondent originators that originate loans according to its underwriting guidelines or principally in the case of First Republic Bank and Countrywide, that correspondent's underwriting guidelines, (2) through bulk purchases in the secondary market and (3) through its retail operations. It initiates the securitization of the loans it acquires by transferring the mortgage loans to an unaffiliated special purpose entity, such as the depositor in this securitization, which then transfers the loans to the issuing entity for the related securitization. The seller's securitization program generally concentrates on prime, jumbo adjustable rate and hybrid residential mortgage loans, with features geared towards more sophisticated, affluent borrowers, such as large loan balances, interest-only periods and modification options.

     The following table shows the break-down of loan acquisition by channel over the past three years.

                                Loan Acquisitions
                          (Dollar amounts in thousands)

                              Quarter ended March 31, 2006    Year ended December 31, 2005
                             -----------------------------   -----------------------------
                               Balance    Percent of Total     Balance    Percent of Total
                             ----------   ----------------   ----------   ----------------

Correspondent
  originations               $1,376,553         49.11%       $4,688,550         68.52%
Bulk acquisitions            $1,361,506         48.57%       $1,879,529         27.47%
Direct retail originations   $   65,190          2.32%       $  274,814          4.02%
                             ----------        ------        ----------        ------
Total:                       $2,803,249        100.00%       $6,842,893        100.00%

                              Year ended December 31, 2004    Year ended December 31, 2003
                             -----------------------------   -----------------------------
                               Balance    Percent of Total     Balance    Percent of Total
                             ----------   ----------------   ----------   ----------------

Correspondent
  originations               $3,875,049         87.97%       $3,440,151         64.65%
Bulk acquisitions            $   88,959          2.02%       $1,316,324         24.74%
Direct retail originations   $  441,006         10.01%       $  564,461         10.61%
                             ----------        ------        ----------        ------
Total:                       $4,405,014        100.00%       $5,320,936        100.00%

     Of the mortgage loans in this securitization, 95.82% were acquired from correspondents and 4.18% were originated by the seller through its retail operations. None of the mortgage loans in this securitization were acquired through the bulk purchase program.

CORRESPONDENTS

     As of March 31, 2006, the seller had approximately 235 approved correspondents, which include banks, savings and loan associations and licensed mortgage bankers. In order to be approved by the seller, each correspondent must undergo an evaluation and training process and, unless the seller agrees otherwise, agree to be bound by the seller's Correspondent Sellers Guide. Prior to acquiring any mortgage loan from a correspondent, the seller conducts a review of the mortgage file to determine whether the mortgage loan meets the seller's underwriting standards or, in the case of First Republic Bank and
Countrywide, that correspondent's underwriting guidelines, or whether an exception is warranted on a case by case basis. For a limited number of loans, the review process is conducted under the seller's supervision by one of its retail fulfillment vendors.

THE SELLER'S BULK PURCHASE PROGRAM

     None of the mortgage loans in this securitization were originated through the Seller's bulk purchase program.

RETAIL CHANNEL/DIRECT LENDING

     Approximately 4.18% of the mortgage loans in this securitization were originated through the seller's retail channel. All transactions are initiated on the seller's website or through an "800" number. Borrowers are referred by financial planners, existing customers of the seller, or as a result of posting of the seller's rates on independent websites. Such mortgage loans are underwritten directly by the seller through its two retail fulfillment vendors according to the seller's underwriting standards (subject to any exceptions approved by the seller's underwriters on a case by case basis).

                                      S-96

                         AFFILIATIONS AND RELATIONSHIPS

     The Yield Maintenance Counterparty, the depositor and Greenwich Capital
Markets, Inc. are affiliates of each other and have the following ownership structure:

     o    The depositor, Greenwich Capital Acceptance, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

     o    One of the underwriters, Greenwich Capital Markets, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

     o    Each of Greenwich Capital Holdings, Inc. and The Royal Bank of
          Scotland plc (which is the Yield Maintenance Counterparty), are wholly owned subsidiaries of The Royal Bank of Scotland Group plc.

     The sponsor and seller, Thornburg Mortgage Home Loans, Inc., is a subsidiary of Thornburg Mortgage, Inc., the holder of the optional securities purchase right described under "The Pooling and Servicing Agreement--Optional
Securities Purchase Right" and the entity required to purchase mortgage loans that are converted to fixed rate or modified in accordance with their terms.

     The auction swap counterparty is an affiliate of Credit Suisse Securities
(USA) LLC, one of the underwriters.

     LaSalle Bank National Association and the seller are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to the seller for certain residential mortgage loans originated by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by the seller to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

     Wells Fargo Bank, N.A. serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the mortgage-backed securitization industry.

     In addition, various of the transaction parties may engage in business relationships in the ordinary course of business on an arm's length basis.

                            MORTGAGE LOAN ORIGINATION

     The underwriting criteria under which the mortgage loans were originated by its correspondents (other than First Republic Bank and, in the case of one mortgage loan, Countrywide) or by the seller are described under "--The Seller's
Underwriting Standards" below. As described under "The Pooling and Servicing
Agreement--Assignment of the Mortgage Loans" in this prospectus supplement,
Thornburg Mortgage Home Loans, Inc., as seller, will make the representations and warranties regarding the mortgage loans described in that section to the depositor which representations and warranties will be assigned to the trust. In the event of a breach of a representation or warranty that materially and adversely affects the certificateholders, the seller will be obligated either to cure the breach or repurchase or replace each affected mortgage loan.

THE SELLER'S UNDERWRITING STANDARDS

General.

     Underwriting standards are applied by or on behalf of the seller to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of

                                      S-97

income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.

     When a mortgage loan is originated, the borrower's credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score, called a "FICO" score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and
Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables.
Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant. The FICO scores for substantially all of the mortgage loans were available and the weighted average FICO score for those mortgage loans is provided in the mortgage loan tables under "The Mortgage Loan Groups--Mortgage
Loan Statistics" in this prospectus supplement.

The Seller's Underwriting Process.

     General. The seller's underwriting guidelines are intended to evaluate the value of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability. Generally, the borrowers have FICO scores of 650 or above. With respect to adjustable rate, interest only loans with loan-to-value ratios above 80%, the borrowers are qualified at a note rate 2% in excess of the otherwise applicable rate. With respect to all other interest only loans, the borrowers are qualified based on the seller's regular underwriting guidelines and the interest only payment called for by the note. On a case-by-case basis, the seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A portion of the mortgage loans represent underwriting exceptions.

     Correspondent and Retail. Approximately 92.01%, 96.55% and 96.84% of the
group 1, group 2 and group 3 mortgage loans, respectively, were generally originated or acquired in accordance with the seller's underwriting guidelines with respect to its correspondent channel, except in the case of two correspondents, First Republic Bank and Countrywide, each of which originates in accordance with its own underwriting criteria and guidelines which have been approved by the seller, and approximately 7.99%, 3.45% and 3.16% of the group 1, group 2 and group 3 mortgage loans, respectively, were originated in accordance with the seller's guidelines for its retail channel. The seller's underwriting guidelines for its correspondent and retail channels are applied in accordance with a procedure that generally requires (1) one full appraisal report of the mortgaged property valued up to $650,000, one full appraisal report and one field review for mortgaged property valued between $650,000 and $1,000,000, and two full appraisal reports for mortgaged property valued at $1,000,000 or more, that satisfy the requirements of Fannie Mae and Freddie Mac and (2) a review by the seller of all appraisal reports. The seller's underwriting guidelines generally permit single-family mortgage loans with loan-to-value ratios at origination of up to 95% (or, with respect to additional collateral mortgage loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the loan size, the purpose of the loan application and the documentation type. Generally, all loans with loan-to-value ratios greater than 80% must either have mortgage insurance or additional collateral securing the loan. See "The Mortgage Loan
Groups--Mortgage Loan Statistics--Additional Collateral Mortgage Loans" above.

     Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, assets, income and employment history, as well as certain other personal information. A credit report is required on each applicant from at least one credit reporting company.
The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

                                      S-98

     The mortgage loans were originated or acquired consistent with and generally conform to "full documentation," "streamline documentation," "stated
income documentation," or "no ratio documentation" residential loan programs.

     For "full/alternate documentation" program loans, current employment is verified, a two-year history of previous employment (or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

     For "stated income documentation" program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

     For "no ratio documentation" program loans, current employment is verified and a minimum of two years' history of previous employment and verification of sufficient liquid assets are required.

     Verification of the source of funds (if any) required to be deposited by the applicant as a down payment in the case of a purchase money loan is generally required under all program guidelines.

                               THE MASTER SERVICER

     Wells Fargo Bank will act as master servicer under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005. Wells Fargo & Company is a U.S.
bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo
Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The sponsor, the depositor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank maintains principal corporate trust offices located at 9062 Old Annapolis
Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479.

     The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells
Fargo Bank was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

     Wells Fargo serves or may have served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those serves are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

     The servicers will directly service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described under "Mortgage Loan Servicing--Servicing of the Mortgage
Loans" below.

                                  THE SERVICERS

     The mortgage loans included in the trust will initially be serviced by
Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer, First
Republic Bank and certain other entities, each in their capacity as a servicer,

                                      S-99

(collectively, the "servicers"). Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer and First Republic Bank, in its capacity as servicer, will service approximately 82.64% and 12.24% of the mortgage loans, respectively. No other entity is the servicer with respect to more than 10% of the mortgage loans.

     The information set forth in the following paragraphs has been provided by
Thornburg Mortgage Home Loans, Inc. as the only servicer providing primary servicing for 20% or more of the mortgage loans in the trust.

THORNBURG MORTGAGE HOME LOANS, INC.

     Beginning in the middle of 2000, the seller began originating mortgage loans to which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired. Consequently, the seller has limited experience in servicing residential mortgage loans. However, all mortgage loans originated by the seller and those acquired with servicing rights, including certain of the mortgage loans in the trust, have been and will continue to be subserviced by Cenlar FSB in accordance with the seller's servicing guidelines on behalf of the seller acting as a servicer. Although
Cenlar acts as the subservicer of the mortgage loans serviced by the seller as described below, the seller manages any REO property as described under
"Mortgage Loan Servicing--Realization Upon Defaulted Mortgage Loans."

     The following table sets forth the number of mortgage loans and their principal balances serviced by the seller as of the dates indicated.

                      THORNBURG MORTGAGE HOME LOAN, INC.'S
           PORTFOLIO OF ONE-TO FOUR-FAMILY, RESIDENTIAL MORTGAGE LOANS
                                 (in thousands)

                             AS OF                  AS OF                  AS OF                 AS OF
                       DECEMBER 31, 2003      DECEMBER 31, 2004      DECEMBER 31, 2005       MARCH 31, 2006
                     ---------------------  ---------------------  ---------------------  ---------------------
                     NUMBER OF   PRINCIPAL  NUMBER OF   PRINCIPAL  NUMBER OF   PRINCIPAL  NUMBER OF   PRINCIPAL
                       LOANS      BALANCE     LOANS      BALANCE     LOANS      BALANCE     LOANS      BALANCE
                     ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------

Total Portfolio....    10,223   $4,740,193    15,598   $7,243,436    18,070   $9,198,687    18,880   $9,933,278

     Cenlar FSB

     Cenlar FSB ("Cenlar") is a federally chartered capital stock savings bank formed in 1984 from the combination of a thrift institution located in Mercer
County, New Jersey and an employee-owned mortgage banking business. In September
1996, Cenlar completed its transition to a wholesale bank by selling all of its remaining retail branches to an institution that assumed substantially all deposit liabilities. Its corporate headquarters are located at 425 Phillips
Boulevard, Ewing, New Jersey 08618, telephone number (609) 883-3900. Cenlar continues to conduct wholesale banking activities from a branch located at its corporate headquarters.

     Cenlar has been servicing and subservicing mortgage loans since 1958.

     Cenlar is primarily engaged in servicing and subservicing mortgage loans for approximately 80 clients that include banks, thrifts, credit unions, mortgage companies and agencies. Cenlar is an approved seller/servicer in good standing with Ginnie Mae, Fannie Mae, Freddie Mac, the Federal Housing
Administration, the Federal Home Loan Bank and the Veterans Administration. As
of March 31, 2006, Cenlar serviced or sub-serviced approximately 270,000 loans with an aggregate principal balance in excess of $45 billion consisting of conventional, FHA and VA, and consumer loans, for approximately 1,200 investors in all 50 states, the District of Columbia and the Virgin Islands.

     Cenlar is rated by Standard & Poor's Ratings Group, a division of The
McGraw-Hill Companies, Inc. ("S&P") as 'Strong' and RPS3+ by Fitch. Cenlar also received recognition from Freddie Mac as a Premier Tier One Servicer.

     Servicing and sub-servicing includes collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non-remedied defaults, and generally administering the loans.

                                     S-100

     Cenlar has implemented a number of comprehensive controls and technologies to preserve confidentiality of borrowers' sensitive personal financial information.

     Cenlar's sub-servicing activities include:

     (1) setting up and maintaining new loan production on Cenlar's servicing system to perform data processing and management, and testing the validity and accuracy of designated data elements;

     (2) transferring loan data from a bulk transferee's servicing system to
Cenlar's servicing system and verifying the quality of the data;

     (3) data integrity review of designated data elements for all loans added to Cenlar's servicing system;

     (4) processing payments, depositing checks received within two business days into a clearing account and clearing check disbursements, reconciling funds received and transactions posted in Cenlar's servicing system, processing pay-off transactions and related satisfactions;

     (5) monitoring loans that are in default, collecting funds on loans that are delinquent or in default, conducting loss mitigation activities, including arranging repayment plans, arranging to lift stays or take other action in bankruptcy proceedings involving borrowers, administering foreclosures, making insurance or other claims against insurance companies, sureties or other guarantors and REO processing as opposed to REO management;

     (6) processing activity related to the payment of taxes and insurance and other items escrowed pursuant to the applicable documents;

     (7) answering borrower inquiries received via telephone, mail and email and performing needed research in connection with such inquiries, managing the escrow analysis function to determine appropriate escrow amounts and preparation of required reporting to borrowers;

     (8) remitting funds to the master servicer or when applicable, to other appropriate parties and reviewing the accuracy and completeness of investor reports, and coordinating conversion of new investor records set up;

     (9) confirming that all loans, where required, are covered under tax service contracts and flood determination contracts;

     (10) transferring data when loans or servicing is transferred and coordinating the various notices, transfer of records and reconciliations, and managing interim loan servicing function; and

     (11) processing loan modifications.

     When a loan is past due, a collector reviews the loan and initiates the collection process. The collector is required to document the steps taken to bring a loan current and any recent developments that may occur.

     If the payment is not received by the 15th day after the payment due date, a late charge is assessed and a delinquency notice is mailed to the borrower requesting payment. In addition, Cenlar uses either Fannie Mae's Risk Profiler or Freddie Mac's Early Indicator to determine when, after the payment due date, delinquent borrowers will be called. Collectors contact the borrowers to determine the reason for nonpayment and to discuss a suitable arrangement for bringing the loan current.

     Delinquent loans are systematically sorted into various queues depending on the age of delinquency, loan type and/or client. There is a daily upload of delinquent accounts from Cenlar's servicing system to Cenlar's predictive dialer. Follow-up letters are automatically based on defined parameters.

     Delinquent reports are generated after the end of each month for management review. Delinquent reports are supplied to the Master Servicer and other appropriate parties.

                                     S-101

     Cenlar's loss mitigation department is responsible for working with defaulted borrowers to find alternative ways to avoid foreclosure. With the approval of the servicer of the mortgage loans sub-serviced by Cenlar, this department reviews the borrower's financial status to see if a payment plan, modification of the mortgage, deed-in-lieu, or pre-sale would be an appropriate solution.

     When a loan is determined to be a candidate for possible foreclosure, it is referred to Cenlar's foreclosure review committee. A determination is made to refer the case to the foreclosure department or back to the collection department for further action. If the loan is approved for foreclosure, the loan is systematically coded for special processing related to foreclosure and original documents are ordered from the custodian for the preparation of an attorney referral package. An attorney and a foreclosure technician is assigned to the case based on the state where the property is located.

     Cenlar monitors the ongoing status of each bankruptcy case, including application of checks received and to ensure that all applicable motions are filed with the court as warranted.

                             MORTGAGE LOAN SERVICING

SERVICING OF THE MORTGAGE LOANS

     The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the provisions of the related servicing agreement either between the seller and the servicer or among the seller, the servicer and the master servicer (each, a
"servicing agreement"). See "Servicing and Administration of the
Trust--Servicing and Administrative Responsibilities" in this prospectus supplement.

     The trustee, on behalf of the trust, and the master servicer are either parties or third-party beneficiaries under the servicing agreements and can enforce the rights of the seller thereunder. Such responsibilities will be performed under the supervision of the master servicer in each case in accordance with the provisions of the related servicing agreement. Under each servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

     The servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreements.

     Notwithstanding anything to the contrary in the prospectus, the master servicer will not be ultimately responsible for the performance of the servicing activities by a servicer, except as described under "--Advances" below. If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer has the right to terminate such servicer and appoint a successor servicer as provided in the pooling and servicing agreement.

     Generally, the transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the related servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, (2) each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

SERVICING ACCOUNTS

     The servicing agreement entered into by Thornburg Mortgage Home Loans,
Inc., in its capacity as servicer provides that it will establish a servicing account in the name of the trust and other trusts as to which Thornburg Mortgage
Home Loans, Inc. will act as a servicer, their successors and assigns. The servicing agreements entered into by certain servicers provide that the servicer will establish a servicing account in the name of the Trust. In addition, the servicing agreements entered into by First Republic Bank and certain of the other servicers provide that

                                     S-102

the related servicer may remit payments from borrowers to a general servicing account established in the name of the master servicer and various owners of mortgage loans, not all of which mortgage loans are included in the trust. On the 18th day of each month, or the next business day (or in some cases the preceding business day) if such 18th day is not a business day (the "servicer remittance date"), each servicer is required to remit the amounts on deposit in its servicing account to the securities administrator for deposit into the distribution account, which is maintained by the master servicer. The servicers and the master servicer are entitled to reimburse themselves from the related servicing account or the distribution account, as applicable, for any advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses" and "--Advances."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for master servicing, the master servicer is entitled to the compensation set forth under "Fees and Expenses of the Trust."

     Each servicer will be paid the monthly servicing fee with respect to each mortgage loan serviced by it calculated at the servicing fee rate and any successor to a servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable servicing fee. The servicing fees and the servicing fee rates are set forth under "Fees and Expenses of the Trust."

     As additional servicing compensation, each servicer is entitled to retain
(i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (generally other than prepayment penalty amounts, if the related mortgage loans are subject to prepayment penalties, which to the extent not retained by a primary servicer will be paid to Thornburg Mortgage Home Loans,
Inc. as additional servicing compensation) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in the servicing accounts and escrow accounts and other similar items described under each related servicing agreement.

     The master servicing fees and the servicing fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

     The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust; provided, however, that unless such servicer has received the prior written consent of the master servicer, such servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a "prepayment interest shortfall." Any prepayment interest shortfall resulting from a prepayment in full, and, in certain cases, in part, is generally required to be paid by the applicable servicer and is generally limited to the extent that such amount does not exceed the total of their respective servicing fees on the related mortgage loans for the applicable distribution date.

     Any prepayment interest shortfall required to be funded but not funded by the servicers or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

                                     S-103

ADVANCES

     Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans (such delinquent interest reduced by the related servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer will be obligated to make any such advances if any servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The master servicer, each servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in realized losses.

     The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the
Relief Act.

HAZARD INSURANCE

     To the extent not maintained by the related borrower, the servicers will maintain and keep a hazard insurance policy in full force and effect for each mortgaged property relating to a mortgage loan (other than a loan secured by a cooperative or condominium property). Any such hazard insurance policy must cover the least of: (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause.

     Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Where the mortgaged property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause flood insurance to be maintained with respect to that mortgaged property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of (i) the outstanding principal balance of the related mortgage loan and
(ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood
Insurance Program (assuming that the area in which such mortgaged property is located is participating in that program).

     The servicers, on behalf of the trust and certificateholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with

                                      S-104

normal servicing procedures are to be deposited in a designated account. In most cases, the related servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The servicers will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made.
The servicers make reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. The servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained throughout the process.

     Prior to a foreclosure sale, the servicers perform a market value analysis.
This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. The servicers base the amount they will bid at foreclosure sales on this analysis.

     If the servicers acquire title to a property at a foreclosure sale or otherwise, they obtain an estimate of the sale price of the property and then hire one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

     Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less trust expense fees and retained interest, if any. Servicers may adopt special forbearance programs for those borrowers adversely affected by natural disasters. The intent of these forbearance plans is to provide the borrower the opportunity to recover from the effects of the natural disaster and resume payments on the mortgage loan as soon as feasible by waiving payments, providing repayment plans, and/or modifying the loan.

     Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has the option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property. The purchase option terminates on the last day of the related calendar quarter. If the delinquency is subsequently cured and the mortgage loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that mortgage loan will arise for that calendar quarter.

                                      S-105

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The servicers will, to the extent required by the related loan documents and the servicing agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

INSURANCE COVERAGE

     The master servicer and the servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

SERVICER DEFAULT

     If a servicer is in default in its obligations under the applicable servicing agreement (and such default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the applicable servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the related servicing agreement and the pooling and servicing agreement.

AMENDMENT OF THE SERVICING AGREEMENTS

     Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller, the trustee and the master servicer. Such amendment shall not materially adversely affect the interest of the certificateholders.

                                      S-106

                    SERVICING AND ADMINISTRATION OF THE TRUST

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The servicers, the master servicer, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the trust:

PARTY:                                       RESPONSIBILITIES:
------                                       -----------------
SERVICERS                  Performing the servicing functions with respect to
                           the mortgage loans and the mortgaged properties in
                           accordance with the provisions of the servicing
                           agreements, including, but not limited to:

                                o    collecting monthly remittances of principal
                                     and interest on the mortgage loans from the
                                     related borrowers, depositing such amounts
                                     into the related servicing account and
                                     delivering all amounts on deposit in the
                                     related servicing account to the master
                                     servicer for deposit into the distribution
                                     account on the related servicer remittance
                                     date;

                                o    collecting amounts in respect of taxes and
                                     insurance from the related borrowers,
                                     depositing such amounts in the related
                                     account maintained for the escrow of such
                                     payments and paying such amounts to the
                                     related taxing authorities and insurance
                                     providers, as applicable;

                                o    making advances with respect to delinquent
                                     payments of principal of and interest on
                                     the mortgage loans (any such delinquent
                                     interest reduced by the servicing fee),
                                     except to the extent the related servicer
                                     determines such advance is nonrecoverable;

                                o    paying, as servicing advances, customary
                                     costs and expenses incurred in the
                                     performance by each servicer of its
                                     servicing obligations, including, but not
                                     limited to, the cost of (a) the
                                     preservation, restoration and protection of
                                     the mortgaged property, (b) any enforcement
                                     of judicial proceedings, including
                                     foreclosures, (c) compliance with the
                                     obligations under the servicing agreement
                                     or (d) fire and hazard insurance coverage;
                                     and

                                o    providing monthly loan-level reports to the
                                     master servicer.

                           See "Mortgage Loan Servicing--Servicing of the
                           Mortgage Loans," "--Advances," "--Hazard Insurance"
                           and "--Collection of Taxes, Assessments and Similar
                           Items."

MASTER SERVICER            Performing the master servicing functions in
                           accordance with the provisions of the pooling and
                           servicing agreement and the servicing agreements,
                           including but not limited to:

                                o    monitoring each servicer's performance and
                                     enforcing each servicer's obligations under
                                     the related servicing agreement;

                                o    collecting monthly remittances from each
                                     servicer for deposit in the distribution
                                     account on the related servicer remittance
                                     date;

                                o    gathering the monthly loan-level reports
                                     delivered by each servicer and providing a
                                     comprehensive loan-level report to the
                                     securities administrator with respect to
                                     the mortgage loans;

                                o    upon the termination of a servicer,
                                     appointing a successor servicer, and until
                                     a successor servicer is appointed, acting
                                     as successor servicer; and

                                o    upon the failure of a servicer to make
                                     advances with respect to a mortgage loan,
                                     making those advances to the extent
                                     provided in the pooling and servicing
                                     agreement.

                           See "The Master Servicer" and "Mortgage Loan
                           Servicing" above.

                                      S-107

PARTY:                                       RESPONSIBILITIES:
------                                       -----------------
SECURITIES ADMINISTRATOR   Performing the securities administration functions in
                           accordance with the provisions of the pooling and
                           servicing agreement, including but not limited to:

                                o    distributing all amounts on deposit in the
                                     distribution account to the
                                     certificateholders in accordance with the
                                     priorities described under "Descriptions of
                                     the Certificates--Priority of Distributions
                                     on the Certificates" on each distribution
                                     date;

                                o    preparing and distributing investor
                                     reports, including the monthly distribution
                                     date statement to certificateholders based
                                     on information received from the master
                                     servicer and the Yield Maintenance
                                     Counterparty;

                                o    upon the failure of the master servicer to
                                     make any advance required under the pooling
                                     and servicing agreement, providing notice
                                     of such master servicer event of default to
                                     the trustee, the seller and the rating
                                     agencies;

                                o    preparing and filing annual federal and (if
                                     required) state tax returns on behalf of
                                     the trust; and

                                o    preparing and filing periodic reports with
                                     the Securities and Exchange Commission on
                                     behalf of the trust with respect to the
                                     certificates.

                           See "The Pooling and Servicing Agreement--The
                           Securities Administrator" and "--Reports to
                           Certificateholders" below.

TRUSTEE                    Performing the trustee functions in accordance with
                           the provisions of the pooling and servicing
                           agreement, including but not limited to:

                                o    enforcing the obligations of each of the
                                     master servicer and the securities
                                     administrator under the pooling and
                                     servicing agreement;

                                o    examining certificates, statements and
                                     opinions required to be furnished to it to
                                     ensure they are in the form required under
                                     the pooling and servicing agreement;

                                o    upon the termination of the custodian,
                                     appointing a successor custodian;

                                o    upon the occurrence of a master servicer
                                     event of default under the pooling and
                                     servicing agreement, providing notice of
                                     such master servicer event of default to
                                     the master servicer, the depositor, the
                                     seller and the rating agencies;

                                o    upon the occurrence of a master servicer
                                     event of default under the pooling and
                                     servicing agreement, at its discretion (or
                                     if so directed by the certificateholders
                                     having not less than 51% of the voting
                                     rights applicable to the certificates),
                                     terminating the master servicer; and

                                o    upon such termination of the master
                                     servicer under the pooling and servicing
                                     agreement, appointing a successor master
                                     servicer or succeeding as master servicer.

                           See "The Pooling and Servicing Agreement--The
                           Trustee."

DELAWARE TRUSTEE           Performing certain limited trustee functions in
                           accordance with the provisions of the pooling and
                           servicing agreement, including:

                                o    accepting legal process served on the trust
                                     in the State of Delaware; and

                                o    the execution of any certificates required
                                     to be filed with the Delaware Secretary of
                                     State which the Delaware Trustee is
                                     required to execute under Section 3811 of
                                     the Delaware Statutory Trust Statute.

                                      S-108

PARTY:                                       RESPONSIBILITIES:
------                                       -----------------
CUSTODIAN                  Performing the custodial functions in accordance with
                           the provisions of the pooling and servicing
                           agreement, including but not limited to:

                                o    holding and maintaining the related
                                     mortgage files in a fire resistant facility
                                     intended for the safekeeping of mortgage
                                     loan files as agent for the trustee.

                           See "The Pooling and Servicing Agreement--The
                           Trustee" below.

Accounts

     All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, before distribution thereof to the holders of certificates, be deposited in accounts established in the name of the trustee or, in the case of certain servicers, accounts established in the name of the master servicer and various owners of mortgage loans. Funds on deposit in these accounts may be invested in the permitted investments described below by the party responsible for such account.
The accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows:

                                                         APPLICATION OF
     ACCOUNT:           RESPONSIBLE PARTY:          ANY INVESTMENT EARNINGS:
     -------            ------------------      --------------------------------
SERVICING                    Servicer           Any investment earnings will be
   ACCOUNTS                                     paid to the servicer and will
                                                not be available for
                                                distribution to the holders of
                                                any certificates.

DISTRIBUTION         Securities Administrator   Any investment earnings will be
   ACCOUNT                                      paid as compensation to the
                                                master servicer and to Thornburg
                                                Mortgage Home Loans, Inc. and
                                                will not be available for
                                                distribution to the holders of
                                                any certificates.

YIELD                Securities Administrator   Amounts on deposit in the Yield
   MAINTENANCE                                  Maintenance Account shall not be
   ACCOUNT                                      invested and shall not be held
                                                in an interest-bearing account;
                                                therefore, the Yield Maintenance
                                                Account will not produce any
                                                investment income and no
                                                investment income will be
                                                available for retention or
                                                distribution.

FINAL MATURITY       Securities Administrator   Any investment earnings will
   RESERVE ACCOUNT                              remain in the Final Maturity
                                                Reserve Account and shall be for
                                                the benefit of, and be available
                                                for distribution to, the holder
                                                of the Class I Certificates.

     If funds deposited in any account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such account out of its own funds, without any right of reimbursement therefor.

     Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the master servicer, the securities administrator, the trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities)

                                      S-109

     incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

          (iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by the rating agencies rating the certificates;

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of
     America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Securities and Exchange Commission under the Investment
     Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the trustee, the master servicer or an affiliate thereof having the highest applicable rating from each rating agency rating such funds; and

          (vii) if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                                      S-110

EVIDENCE AS TO COMPLIANCE

     Each servicing agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March of 2007, each servicer will, or will cause a subservicer to, provide to the master servicer and certain other parties (if specified in the related servicing agreement), a report on an assessment of compliance with the AB Servicing
Criteria. The pooling and servicing agreement will provide that on or before
March 15 of each year, including any applicable periods of grace, beginning in
March 2007 for the period specified in the pooling and servicing agreement, (1)
the master servicer will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing
Criteria, (2) the securities administrator will provide to the depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the trustee, in its capacity as custodian, will provide to the depositor and the securities administrator a report on an assessment of compliance with the AB
Servicing Criteria if the trust is then subject to Exchange Act reporting. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the depositor and the securities administrator a report on an assessment of compliance with the AB Servicing Criteria.

     Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing
Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

     Each servicing agreement will also provide for delivery to the master servicer and certain other parties (if specified in the related servicing agreement) on or before March 15 of each year, including applicable periods of grace, beginning in March of 2007, a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer of the servicer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

     Copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer". These items will also be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                                      S-111

Example of Distributions

     The following sets forth an example of collection of payments from borrowers on the mortgage loans, transfer of amounts among the trust accounts, and distributions on the certificates for the distribution date in July 2006:

June 2 through
   July 1.....   Due Period:           Payments due during the related Due
                                       Period (June 2 through July 1) from
                                       borrowers will be deposited in each
                                       servicer's servicing account as received
                                       and will include scheduled principal
                                       payments and interest payments due during
                                       the related collection period.

June 1 through
   June 30....   Prepayment Period     Partial principal prepayments received by
                 for partial and       any servicer and principal prepayments in
                 full prepayments      full received by any servicer during the
                 received from         related prepayment period (June 1 through
                 mortgage loans:       June 30) will be deposited into such
                                       servicer's servicing account for
                                       remittance to the master servicer on the
                                       servicer remittance date (July 18).

June 30 or
   July 24....   Record Date           Distributions will be made to
                                       certificateholders of record for all
                                       classes of offered certificates except
                                       for the auction certificates, as of the
                                       close of business on the last business
                                       day of the month immediately before the
                                       month in which the distribution date
                                       occurs and, to the certificateholders of
                                       record for the auction certificates, as
                                       of the business day immediately preceding
                                       the distribution date, so long as such
                                       certificates remain in book-entry form;
                                       and otherwise the record date shall be
                                       the same as for the other offered
                                       certificates.

July 18.......   Servicer Remittance   The servicers will remit collections and
                 Date:                 recoveries in respect of the mortgage
                                       loans to the distribution account on or
                                       prior to the 18th day of each month (or
                                       if the 18th day is not a business day,
                                       the next succeeding business day or, in
                                       certain cases, if such 18th day is not a
                                       business day, the business day
                                       immediately preceding such 18th day) as
                                       specified in the related servicing
                                       agreement.

July 25.......   Distribution Date:    On the 25th day of each month (or if the
                                       25th day is not a business day, the next
                                       business day), the securities
                                       administrator will make distributions to
                                       certificateholders from amounts on
                                       deposit in the distribution account.

     Succeeding months follow the same pattern.

                                      S-112

                         FEES AND EXPENSES OF THE TRUST

     In consideration of their duties on behalf of the trust, the servicers and the master servicer will receive from the assets of the trust certain fees as set forth in the following table:

                   FREQUENCY                                                     HOW AND WHEN
FEE PAYABLE TO:   OF PAYMENT:                AMOUNT OF FEE:                      FEE IS PAID:
---------------   -----------   ---------------------------------------   --------------------------

Servicers         monthly       For each mortgage loan, a monthly fee     Deducted by each servicer
                                paid to the related servicer out of       from the related servicing
                                interest collections received from the    account in respect of each
                                related mortgage loan calculated on the   mortgage loan serviced by
                                outstanding principal balance of each     that servicer, before
                                mortgage loan at, in the case of (a)      payment of any amounts to
                                approximately 87.03% of the mortgage      certificateholders.
                                loans, 0.250% per annum for each
                                mortgage loan, (b) approximately 0.06%
                                of the mortgage loans, 0.375% per annum
                                for each mortgage loan and (c)
                                approximately 12.91% of the mortgage
                                loans, 0.250% per annum for each
                                mortgage loan until the first
                                adjustment date and 0.375% per annum
                                for each mortgage loan thereafter.

                                In addition, Thornburg Mortgage Home      Distributed by the master
                                Loans, Inc. will receive all investment   servicer to Thornburg
                                earnings on amounts on deposit in the     Mortgage Home Loans, Inc.
                                distribution account other than the
                                amount retained by the master servicer
                                as described immediately below and any
                                prepayment penalty amounts that are not
                                retained by a primary servicer.

Master Servicer   monthly       A monthly fee equal to 0.010% per annum   The monthly fee will be
                                of the outstanding principal balance of   deducted by the master
                                each mortgage loan together with the      servicer from the
                                investment earnings on amounts on         distribution account
                                deposit in the distribution account for   before payment of any
                                one business day.                         amounts to
                                                                          certificateholders.

                                      S-113

     The fees of the securities administrator and the trustee, in its capacity as trustee and custodian, are paid separately by the master servicer and are not obligations of the trust. The fees of the Delaware trustee are paid separately by the seller and are not obligations of the trust.

     The servicing fees are subject to reduction as described above under
"Mortgage Loan Servicing--Prepayment Interest Shortfalls." The servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. The trustee will be entitled to be reimbursed by the trust for certain expenses, including indemnification payments, in connection with the performance of its duties under the pooling and servicing agreement.

     None of the servicing fees set forth in the table above may be changed without amendment of the related servicing agreement, and none of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement.

     To the extent the servicers, the custodian, the master servicer, the securities administrator and the trustee are entitled to be reimbursed by the trust for expenses, they will be reimbursed before payments are made on the certificates.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     On the closing date, and until the termination of the trust pursuant to the pooling and servicing agreement, the issuing entity will be a statutory trust formed under the laws of the State of Delaware. The certificates will be issued pursuant to a pooling and servicing agreement dated as of June 1, 2006, among the depositor, the seller, the securities administrator, the master servicer, the Delaware trustee and the trustee. The issuing entity will be created under a trust agreement and governed by the pooling and servicing agreement. The assets of the issuing entity will in general consist of:

     o    all of the depositor's right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

     o    all payments on or collections in respect of the mortgage loans due after the cut-off date other than any retained interest and prepayment penalties, together with any proceeds thereof;

     o    any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

     o    the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

     o    the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

     o    the rights of the depositor under the servicing agreements (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement);

     o    the pledge agreements relating to the additional collateral loans;

     o    the rights of the trust under the Yield Maintenance Agreements; and

     o    certain other assets of the trust, including rights to amounts in the distribution account other than investment income, as described herein.

     On the closing date, the securities administrator will establish the Yield
Maintenance Account, which will be an asset of the trust.

                                      S-114

     If the assets of the trust are insufficient to pay the holders of certificates all principal and interest owed, holders of some or all classes of holders of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See
"Risk Factors--If credit enhancement is insufficient, you could experience losses on your certificates" in this prospectus supplement. In the event of a bankruptcy of the sponsor, the depositor or the originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

     On the closing date, the Final Maturity Reserve Trust will be created under the pooling and servicing agreement, and its assets will consist of such amounts as from time to time are deposited in the final maturity reserve account. The
Final Maturity Reserve Trust will be a common law trust formed under the laws of the State of Delaware. All assets of the Final Maturity Reserve Trust are payable under the pooling and servicing agreement to certificateholders. See
"Description of the Certificates--The Final Maturity Reserve Trust."

ASSIGNMENT OF THE MORTGAGE LOANS

     On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. Concurrently with the transfer, the securities administrator, on behalf of the trust, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the principal balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans

     Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee's security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the trustee in its capacity as custodian.

Delivery of Mortgage Loan Files.

     The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee (or a custodian, on behalf of the trustee) the mortgage notes evidencing the mortgage loans endorsed to the trustee on behalf of the certificateholders, together with other required documents. In lieu of delivery of an original mortgage note, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

     Within 90 days after the receipt by the trustee or a custodian on its behalf of the mortgage loans and related documents, the trustee or custodian will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. If any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the seller by the trustee (or a custodian, on behalf of the trustee), the seller will be obligated to either:

     o    substitute for the defective loan an eligible substitute mortgage loan
          (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any
          REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

     o    repurchase the defective loan at a purchase price equal to (i) its outstanding principal balance as of the date of purchase, plus (ii)
          all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus (iii)
          any costs or damages incurred by the trust

                                      S-115

          in connection with a violation by such mortgage loan of any predatory or abusive lender law, plus (iv) the amount of any unreimbursed servicing related advances.

     The purchase price will be deposited in the collection account on or prior to the next determination date after the seller's obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

     For a mortgage loan to be eligible to be substituted for a defective mortgage loan, the substituted loan must meet the following criteria on the date of the substitution:

          o    the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single defective mortgage loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

          o    the substituted loan has a maximum loan rate and a gross margin not less than those of the defective loan and uses the same index as the defective loan;

          o    the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective loan;

          o    the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

          o    the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the defective loan;

          o    the substituted loan is of the same or better credit quality as the defective loan; and

          o    the substituted loan satisfies certain other conditions specified in the pooling and servicing agreement.

     In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the collection account, on or prior to the next determination date after the seller's obligation to purchase or substitute the defective loan arises, a substitution adjustment amount equal to the excess of the principal balance of the defective loan over the principal balance of the eligible substitute mortgage loan.

Representations and Warranties.

     The seller will represent and warrant to, and covenant with, the depositor that, as to each mortgage loan, as of the closing date:

     (1)  (a) The information set forth in the final mortgage loan schedule is complete, true and correct in all material respects and (b) the mortgage note or an affidavit of lost note with respect to each mortgage loan has been delivered to the trustee or its designee.

     (2)  As of the cut-off date, none of the mortgage loans (by Stated
          Principal Balance) were 30 or more days delinquent in payment.

     (3)  To the best of the seller's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related mortgaged property or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid.

                                      S-116

     (4)  The terms of the mortgage note and the mortgage (including with respect to provisions relating to any additional collateral (if applicable)) have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the trust, and which are included in the mortgage file, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, in each instance to the extent required by the related policy and is reflected on the mortgage loan schedule. Except for any modification agreement or similar document contained in the mortgage file permitting a borrower to modify his loan, no instrument of waiver, alteration or modification has been executed, and no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, in each instance to the extent required by the policy, and which assumption agreement is part of the mortgage file.

     (5)  The mortgage note and the mortgage (including with respect to provisions relating to any additional collateral (if applicable)) are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to the seller's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

     (6)  All buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. All such insurance policies contain a standard mortgagee clause naming the master servicer or the applicable servicer, their successors and assigns as mortgagee and to the seller's knowledge all premiums thereon have been paid. If upon origination of the mortgage loan, the mortgaged property was in an area identified in the Federal Register by the Federal Emergency
          Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
          Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. The mortgage obligates the mortgagor thereunder to maintain all such insurance at mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the mortgage to maintain such insurance at mortgagor's cost and expense and to seek reimbursement therefor from the mortgagor.

     (7)  The mortgage loan is not a loan (A) subject to 12 CFR Part 226.31, 12
          CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity
          Protection Act of 1994, as amended, or any comparable state law (B) a
          "High Cost Loan" or "Covered Loan" as applicable, as such terms are defined in the current Standard & Poor's LEVELS(R) GLOSSARY classified and/or defined as a "high cost" loan or "predatory," "high cost,"
          "threshold" or "covered" lending under any other state, federal or local law. The mortgage loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures
          Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such mortgage loan.

     (8)  The mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage except for a release that does not materially impair the security of the mortgage loan or is reflected in the loan-to-value ratio, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission unless payoff funds have been deposited in the custodial account.

     (9)  The mortgage is a valid, existing and enforceable first lien on the mortgaged property, including all improvements on the mortgaged property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (a) specifically referred to in a lender's title

                                      S-117

          insurance policy delivered to the originator of the mortgage loan or
          (b) which do not adversely affect the appraised value of the mortgaged property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;
          and, further provided, with respect to cooperative loans, the lien of the related cooperative corporation for unpaid assessments representing the obligor's pro rata share of the cooperative corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the seller has full right to sell and assign the same to the depositor.

     (10) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors and general principles of equity.

     (11) All parties to the mortgage note and the mortgage had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties.

     (12) The proceeds of the mortgage loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the mortgage loan have been paid, except recording fees with respect to mortgages not recorded as of the closing date.

     (13) The seller has acquired its ownership of each mortgage loan in good faith without notice of any adverse claim, and as of the closing date, the mortgage note and the mortgage are not assigned or pledged, and immediately prior to the sale of the mortgage loan to the depositor, the seller was the sole owner thereof and with full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement.

     (14) To the seller's best knowledge, the seller or, if the mortgage loan was not originated by the seller, the originator is or was (or, during the period in which they held and disposed of such interest, were) (A)
          in compliance with any and all applicable licensing requirements of the laws of the state wherein the mortgaged property is located, and
          (B) either (i) organized under the laws of such state, or (ii)
          qualified to do business in such state, or (iii) a federal savings and loan association or national bank or subsidiary having preemptive authority under federal law or under applicable state law to engage in business in such state without qualification, or (iv) not doing business in such state.

     (15) The mortgage loan is covered by an ALTA lender's title insurance policy or other form acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in
          (9)(A) through (C) above) the originator or the seller, their respective successors and assigns as to the first priority lien of the mortgage in the original principal balance of the mortgage loan. The seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by the mortgage loan purchase agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related mortgage, including the seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

                                      S-118

     (16) Except as set forth in (2) above, there is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the seller has not waived any default, breach, violation or event of acceleration.

     (17) To the best of the seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property which are or may be liens prior to, or equal or on parity with, the lien of the related mortgage.

     (18) To the seller's best knowledge, all improvements which were considered in determining the appraised value of the related mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property, and no improvements on adjoining properties encroach upon the mortgaged property.

     (19) The mortgage loan was originated by the seller or a subsidiary of the seller or was purchased by the seller from a third party and the originator of each mortgage loan, was, at the time of origination, (A)
          (1) a Fannie Mae-approved or Freddie Mac-approved seller/servicer and
          (2) a U.S. Department of Housing and Urban Development approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or (B) closed in the name of a loan broker under the circumstances described in the following sentence. If such mortgage loan was originated through a loan broker, the related originator qualifies under clause (A) above, such mortgage loan met such originator's underwriting criteria at the time of origination and was originated in accordance with such originator's polices and procedures and such originator acquired such mortgage loan from the loan broker contemporaneously with the origination thereof.
          Each mortgage note has a mortgage rate that adjusts periodically (not always in correlation to the index calculation term), based on the
          1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR or 1-Year CMT index, (as each is defined in "The Mortgage Loan Groups--Mortgage Loan
          Statistics"), except that some mortgage loans first adjust after an initial period of one or six months or one, three, five, seven or ten years following origination.

     (20) The origination practices used by the seller or the originator of the mortgage loan and the collection practices used by the master servicer or the applicable servicer with respect to each mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the applicable servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

     (21) The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related mortgaged property as security for the related mortgage loan or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof.

     (22) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including, (A) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure. There is no other exemption available to the mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage.

     (23) The mortgage loan was underwritten generally in accordance with either
          (A) the seller's underwriting standards described under "Mortgage Loan
          Origination--The Seller's Underwriting Standards" in this prospectus supplement, (B) in the case of a mortgage loan originated by
          Countrywide Home Loans, Inc., the underwriting standards of
          Countrywide Home Loans, Inc. or (C) in the case of a mortgage loan originated by First Republic Bank, the underwriting standards of First
          Republic Bank.

                                      S-119

     (24) The mortgage file in possession of the related servicer contains an appraisal of the related mortgaged property by a qualified appraiser, duly appointed by the originator of the mortgage loan, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the mortgage loan or, in accordance with certain specified programs of the originator of the mortgage loan an approved AVM in lieu of the appraisal.

     (25) In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the depositor to the trustee under the deed of trust, except, in connection with a trustee's sale after default by the mortgagor.

     (26) No mortgage loan (A) contains provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by the seller, the mortgagor, or anyone on behalf of the mortgagor or paid by any source other than the mortgagor or (B) contains any provision permitting a temporary
          "buydown" of the related mortgage rate. No mortgage loan was a graduated payment mortgage loan as of the date of its origination. No mortgage loan has a shared appreciation or other contingent interest feature.

     (27) No mortgage loan had a loan-to-value ratio in excess of 100%. Other than two mortgage loans (representing approximately 0.03% of the mortgage loans), the portion of the unpaid principal balance of each mortgage loan which is in excess of 80% of the original loan-to-value ratio either (a) has additional collateral or (b) is and will be insured as to payment defaults under a primary mortgage insurance policy issued by primary mortgage insurer licensed to do business in the state in which the mortgaged property is located and acceptable to
          Fannie Mae or Freddie Mac as of the closing date, so as to reduce the mortgagee's exposure in accordance with the standards of Fannie Mae or
          Freddie Mac and applicable law. All provisions of such primary mortgage insurance policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid. With respect to one of the mortgage loans referred to above (representing approximately 0.01% of the mortgage loans), such mortgage loan has paid down such that its current loan-to-value ratio is, as of the cut-off date, less than or equal to
          80%.

     (28) Except for any additional collateral mortgage loans, the mortgage note is not and has not been secured by any collateral, pledged account, or other security except the lien of the Mortgage, and the security interest of any applicable security agreement or chattel mortgage referred to above.

     (29) To the best of seller's knowledge, the mortgaged property is lawfully occupied under applicable law. To the best of seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities.

     (30) No defense against coverage under any primary mortgage insurance policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) exists arising out of actions, representations, errors, omissions, negligence, or fraud of the seller, and the seller is not aware of any fact that could reasonably lead the Seller to believe that any such defense exists arising out of the actions,
          representations, errors, omissions, negligence or fraud of the related mortgagor or any party involved in the application for such coverage.

     (31) Each assignment is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located.

     (32) If the mortgaged property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or
          Freddie Mac or the originator's eligibility requirements.

     (33) Each mortgage is a "qualified mortgage" for purposes of the REMIC provisions of the Code (as defined herein).

                                      S-120

     (34) To the seller's best knowledge, no fraud was committed by the originator of the mortgage loan and the seller is not aware of any fact that would reasonably lead the seller to believe that any mortgagor had committed fraud in connection with the origination of such mortgage loan.

     (35) The mortgagor has not notified the seller, and the Seller has no knowledge of any relief requested by the Mortgagor under the Relief
          Act.

     (36) The seller has no knowledge of any toxic or hazardous substances affecting the mortgaged property or any violation of any local, state, or federal environmental law, rule, or regulation. The seller has no knowledge of any pending action or proceeding directly involving any mortgaged property in which compliance with any environmental law, rule, or regulation is an issue.

     (37) As to any additional collateral mortgage loan, such mortgage loan is secured by a perfected first priority security interest in the related additional collateral.

     (38) As to any additional collateral mortgage loan, the applicable pledge agreement is in place, is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and general principles of equity.

     (39) With respect to each cooperative loan (i) there is no provision in the related proprietary lease which requires the related mortgagor to offer for sale the shares owned by such mortgagor first to the cooperative corporation for a price less than the outstanding amount of the cooperative loan, (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the cooperative loan.

     (40) With respect to each cooperative loan, as of the closing of such cooperative loan, the originator of the cooperative loan obtained evidence that, if the cooperative property is in a federally designated flood area, a flood insurance policy has been obtained in an amount equal to at least that required by applicable law, which insurance the cooperative corporation is obligated to maintain at the cooperative corporation's cost and expense.

     (41) With respect to each cooperative loan, as of the closing date, such cooperative loan is secured by shares held by a "tenant-stockholder"
          of a corporation that qualifies as a "cooperative housing corporation"
          as such terms are defined in Section 216(b)(1) of the Code and to the best of the seller's knowledge, no cooperative corporation is subject to proceedings which would, if adversely determined, result in such cooperative corporation losing its status as a "cooperative housing corporation" under Section 216(b)(1) of the Code.

     (42) With respect to each cooperative loan, the related mortgage and related UCC financing statement creates a first-priority security interest in the stock in the cooperative corporation and the related proprietary lease of the related cooperative unit which were pledged to secure such cooperative loan, and the cooperative corporation owns the cooperative corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie Mae.

     Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. A determination of whether a breach of those representations numbered (3), (14), (17), (18),
(29), (34), (35) and (36) above has occurred will be made without regard to the seller's knowledge of the factual conditions underlying the breach. With respect to the seller, if the breach cannot be cured within the 90-day period, the seller will be obligated to either:

     o    cause the removal of the affected loan from the trust and, if within two years of the closing date, substitute for it one or more eligible substitute mortgage loans, or

     o    purchase the affected loan from the trust.

                                      S-121

     The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller's obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy available to the trustee or the holders of certificates regarding any defect in that mortgage loan and the related documents.

     The same procedure and limitations that are set forth above for the substitution or purchase of defective loans as a result of deficient documentation will apply to the substitution or purchase of a defective loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders. We can make no assurance that the seller will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO DISTRIBUTION ACCOUNT

     The securities administrator will establish and maintain a separate distribution account for the benefit of the holders of the certificates. The distribution account must be a segregated account that is:

          o    an account or accounts maintained with a federal or state
               chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a
               depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

          o    an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by the FDIC), or the
               uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the securities administrator and trustee and to each rating agency named in this prospectus supplement, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the collateral securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which the distribution account is maintained; or

          o    an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

          o    otherwise acceptable to each rating agency named in this
               prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each such rating agency to the trustee.

     Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the related servicing fee, the master servicing fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the permitted investments may mature on the related distribution date. The types of permitted investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under "Servicing and Administration of the Trust--Accounts."

TRUST EXPENSE FEES

     Trust expense fees are payable out of the interest payments on each mortgage loan and will vary from mortgage loan to mortgage loan. Trust expense fees accrue at an annual expense fee rate, referred to as the "trust expense fee rate," calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the "trust expense fee rate" will be equal to the sum of the related servicing fee rate and the master servicing fee rate.

                                     S-122

MATTERS RELATING TO THE TRUSTEE, THE DELAWARE TRUSTEE AND THE SECURITIES
ADMINISTRATOR

     The trustee and the securities administrator will be entitled to reimbursement of all reasonable expenses incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee (in such capacity and in its individual capacity) and the securities administrator will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement and any servicing agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

     On each distribution date, the securities administrator will remit to the trustee any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee will be paid by the master servicer on behalf of the trust.

     The trustee and the securities administrator may resign at any time, in which event the seller will be obligated to appoint a successor trustee or securities administrator, as applicable. The seller may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee or the securities administrator or its respective property. Upon such resignation or removal of the trustee or the securities administrator, the seller and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust.
Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, shall be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee shall also be reimbursed any outstanding and unpaid costs and expenses.

     The Delaware trustee will not be liable for the acts or omissions of the trustee, nor will the Delaware trustee be liable for supervising or monitoring the performance and the duties and obligations of the trustee or the trust under the pooling and servicing agreement or any related document. The Delaware trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. The Delaware trustee may be removed by the trustee upon 30 days prior written notice to the Delaware trustee. The Delaware trustee may resign upon 30 days prior written notice to the trustee. No resignation or removal of the Delaware trustee shall be effective except upon the appointment of a successor Delaware trustee. If no successor has been appointed within such 30 day period, the Delaware trustee or the trustee may, at the expense of the trust, petition a court to appoint a successor Delaware trustee. The Delaware trustee shall be entitled to all of the same rights, protections indemnities and immunities under the pooling and servicing agreement and with respect to the trust as the trustee.

                                      S-123

THE TRUSTEE

     LaSalle Bank National Association will be the trustee and custodian under the pooling and servicing agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN
AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans.
Since January 1994, LaSalle has served as trustee or paying agent on over 400 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30, 2006, LaSalle serves as trustee or paying agent on over 300 residential mortgage-backed security transactions. The depositor, the master servicer, the seller and the servicers may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services
- Thornburg 2006-3 or at such other address as the trustee may designate from time to time.

THE CUSTODIAN

     In its capacity as custodian, LaSalle Bank National Association will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

THE DELAWARE TRUSTEE

     Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890.
Wilmington Trust Company has served as owner trustee and Delaware trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

     Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Delaware trustee.

     Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB.

THE SECURITIES ADMINISTRATOR

     Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K (other than the initial 8-K) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo
Bank was acting as securities administrator with respect to more than
$829,726,924,092 of outstanding residential mortgage-backed securities.

                                      S-124

VOTING RIGHTS

     With respect to any date of determination, 98% of the voting rights will be allocated to each class of certificates (other than the Class A-X, Class A-R and
Class I Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the certificate principal balance of that class and the denominator of which is the aggregate of the certificate principal balances of all classes then outstanding. The Class A-X and Class A-R Certificate will each have 1% of the voting rights; provided, however, when none of the regular certificates is outstanding, all of the voting rights of the regular certificates will be allocated to the holder of the Class A-R Certificate.

     The voting rights allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the certificate principal balance of that class.
However, any certificate registered in the name of the master servicer, the
Delaware trustee, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

AMENDMENT

     The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator, the Delaware trustee and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under "Operative Agreements--Amendment" in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator, the Delaware trustee and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

     o    reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates;
          or

     o    affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66
          2/3%; or

     o    reduce the aforesaid percentages of the aggregate outstanding principal amounts of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

OPTIONAL SECURITIES PURCHASE RIGHT

     On any distribution date on or after the payment date on which the aggregate Stated Principal Balance of the mortgage loans is less than 20% of their aggregate Stated Principal Balance as of the cut-off date, referred to herein as the "optional securities purchase date," Thornburg Mortgage, Inc. will have the option, but not the obligation, to call all outstanding certificates.
Upon the exercise of the optional securities purchase right, the purchase price will be equal to the sum of (1) the aggregate current certificate principal balance and (2) the accrued interest thereon at the related pass-through rates, less amounts of interest and principal otherwise being paid to such certificateholders on such distribution date from Available Funds.

OPTIONAL TERMINATION OF THE TRUST

     On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is equal to or less than 10% of their aggregate Stated
Principal Balance of the mortgage loans as of the cut-off date, Thornburg
Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of the mortgage loans, will have the right to repurchase all of the mortgage loans and REO properties remaining in the trust. We refer to the date on which Thornburg Mortgage Home Loans, Inc. may exercise this option as the
"optional termination date" of the trust. In the event that the option is exercised, the repurchase will be made at a price equal to the unpaid principal balance of each mortgage loan and, with respect to REO property, the lesser of
(1) the appraised value of each REO property less the good faith estimate of the master servicer of liquidation expenses to be incurred in connection with

                                      S-125

its disposal and (2) the principal balance of the related mortgage loan plus accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the related servicer or the master servicer in respect of that mortgage loan. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement. If Thornburg Mortgage Home Loans, Inc. does not exercise such option to repurchase the mortgage loans and REO properties, Wells Fargo Bank, N.A., in its capacity as master servicer, may repurchase from the trust all mortgage loans and REO properties remaining in the trust at the purchase price set forth above when the Stated Principal Balance of the mortgage loans is less than 5% of their aggregate Stated Principal Balance as of the cut-off date.

     Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

EVENTS OF DEFAULT

     An event of default with respect to the master servicer will consist, among other things, of:

     o    any failure by the master servicer to make an advance and any other failure by the master servicer to deposit in the distribution account any deposit required to be made by it under the terms of the pooling and servicing agreement or to remit to the securities administrator any payment which continues unremedied for three business days following written notice to the master servicer; or

     o    any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which continues unremedied for 60 days (or such shorter period specified in the Pooling and Servicing
          Agreement) after the date on which written notice of the failure is given to the master servicer; or

     o    insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by holders of certificates evidencing not less than
51% of the voting rights, shall) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling and servicing agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances.

     In addition, Thornburg Mortgage Home Loans, Inc., as a servicer of a substantial portion of the mortgage loans will have certain rights with respect to the pooling and servicing agreement in respect of the master servicer, including the option, but not the obligation, to become the successor master servicer and the right to consent to the selection of a new master servicer in the event of a default by Wells Fargo Bank.

     No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

     No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer's default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

                                      S-126

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

     Thornburg Mortgage Securities Trust 2006-3 will issue the following classes of senior certificates:

          o    the Class A-1 Certificates,

          o    the Class A-2 Certificates,

          o    the Class A-3 Certificates,

          o    the Class A-X Certificates, and

          o    the Class A-R Certificate,

in addition to the following classes of subordinate certificates:

          o    the Class B-1 Certificates,

          o    the Class B-2 Certificates,

          o    the Class B-3 Certificates,

          o    the Class B-4 Certificates,

          o    the Class B-5 Certificates, and

          o    the Class B-6 Certificates.

     In addition, the Thornburg Mortgage Securities Trust 2006-3 will issue the
Class I Certificates. Only the senior certificates and the Class B-1, Class B-2 and Class B-3 Certificates are offered by this prospectus supplement and the accompanying prospectus.

     The classes of offered certificates will have the respective initial certificate principal balances set forth on page S-5. THE INITIAL CERTIFICATE
PRINCIPAL BALANCES OR CERTIFICATE NOTIONAL AMOUNT OF THE CERTIFICATES MAY VARY
IN THE AGGREGATE BY PLUS OR MINUS 10%. On any date subsequent to the closing date, the certificate principal balance of a class of certificates (other than the Class A-X Certificates) will be equal to its initial certificate principal balance reduced by all amounts actually distributed as principal of that class and all realized losses applied in reduction of principal of that class on all prior distribution dates; provided, however, that on any distribution date the certificate principal balance of a class of certificates to which realized losses have been allocated (including any such class of certificates for which the certificate principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows: (a)
first, the certificate principal balance of the class of senior certificates of the related loan group, up to the amount of realized losses previously allocated to reduce the certificate principal balance of such class of certificates, (b)
second, the certificate principal balance of each remaining class of senior certificates, pro rata, based upon and up to the amount of realized losses previously allocated to reduce the certificate principal balance or balances of such certificates, and (c) third, the certificate principal balance of each class of subordinate certificates will be increased, in order of seniority, up to the amount of realized losses previously allocated to reduce the certificate principal balance of each such class of certificates and,

                                      S-127

in each case, not previously reimbursed. On each date subsequent to the closing date, the certificate notional amount of the Class A-X Certificates will be calculated as described under "--Interest--Calculation of Interest" below.

     The classes of offered certificates will have the respective pass-through rates described under "--Interest--Pass-Through Rates" below.

     The Class B-4, Class B-5, Class B-6 and the Class I Certificates are not
offered by this prospectus supplement. The initial certificate principal balances of the Class B-4, Class B-5 and Class B-6 Certificates will be approximately $3,886,000, $3,109,000 and $6,216,452, respectively, subject to the ten percent variance described above. The pass-through rates for the Class
B-4, Class B-5 and Class B-6 Certificates will be equal to the pass-through rate on the Class B-1, Class B-2 and Class B-3 Certificates. The Class I Certificates
do not have a principal balance or bear interest.

     The offered certificates other than the Class A-R Certificate will be issued in book-entry form as described under "--Book-Entry Registration and
Definitive Certificates" below. The offered certificates other than the Class
A-X and Class A-R Certificates will be issued in minimum dollar denominations of
$25,000 and integral multiples of $1 in excess thereof; provided, that, such certificates must be purchased in minimum total investments of at least
$100,000. The Class A-X Certificates will be issued in minimum notional amounts of $100,000 and integral multiples of $1 in excess thereof. The Class A-R
Certificate will be issued as a single certificate in physical form.

     The assumed final maturity date for a class of certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing thirty year mortgage loan in the trust. The assumed final maturity date for each class of the offered certificates (other than the Class
A-X Certificates) is the distribution date in June 2036. The final maturity date for the Class A-X Certificates is the distribution date in June 2009.

     Distributions on the offered certificates will be made by the securities administrator on each distribution date, beginning in July 2006, to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the offered certificates other than the auction certificates is the last business day of the month immediately preceding the month in which that distribution date occurs and, with respect to the auction certificates, is the business day immediately preceding that distribution date, so long as such certificates remain in book-entry form; and otherwise the record date shall be the same as for the other offered certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     The offered certificates (other than the Class A-R Certificate) initially will be book-entry certificates. Persons and entities that acquire beneficial ownership interests in the book-entry certificates will be deemed "certificate owners" and will hold their certificates through The Depository Trust Company
("DTC") in the United States, or, upon request, through Clearstream Banking,
Luxembourg ("Clearstream"), or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of book-entry certificates will be issued in the form of one or more global certificates which equal the certificate principal balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., generally, but not exclusively, will act as depositary for Clearstream and
JPMorgan Chase Bank, N.A., generally, but not exclusively, will act as depositary for Euroclear. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical)
certificate. Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of book-entry certificates will not be "Certificateholders" as that term is used in the pooling and servicing agreement. Beneficial owners of book-entry certificates are only permitted to exercise their rights indirectly through DTC participants.

     A certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner's account for such purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

                                      S-128

     Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the securities administrator through DTC and DTC participants. So long as the book-entry certificates are outstanding (except under the circumstances described below), DTC's rules
(consisting of all the rules, regulations and procedures creating and affecting
DTC and its operations), require that DTC

          o    make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates, and

          o    receive and transmit distributions of principal of, and interest on, the book-entry certificates.

     Participants and indirect participants with which certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, DTC's rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

     Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

     Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or
Euroclear participant to a DTC participant will be received with value on the
DTC settlement date but will be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.
For information with respect to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--REMIC
Certificates-- C. Regular Certificates--Non-U.S. Persons," and "--Information
Reporting and Backup Withholding" in the prospectus and "Global Clearance,
Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax
Documentation Requirements" in Annex A hereto.

     Transfers between participants will occur in accordance with DTC's rules.
Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through
Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant
European international clearing system by the relevant European depositary.
However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in
DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and
Euroclear Participants may not deliver instructions directly to the European depositaries.

     DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account

                                     S-129

or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC's rules as in effect from time to time.

     Clearstream is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of
Luxembourg as a professional depositary. Clearstream is registered as a bank in
Luxembourg, and as such is subject to regulation by the Institute Monetaire
Luxembourgeois, (the Luxembourg Monetary Authority), which supervises Luxembourg banks.

     Clearstream holds securities for its participating organizations.
Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg
Commission for the Supervision of the Financial Sector (CSSF). Clearstream
participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank
S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance
Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear
Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks
(including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to
Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator has advised us that it is licensed by the Belgian
Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking
Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear. The related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the securities administrator to DTC. DTC will be responsible for crediting the respective amounts to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the securities administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant European depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--REMIC Certificates--
C. Regular Certificates-- Non-U.S. Persons" and "--Information Reporting

                                     S-130

and Backup Withholding" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC's rules, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the trustee and securities administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a
Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant
European depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

     Definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to DTC, only if

          o    DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

          o    after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage
               ownership interests aggregating not less than 51% of the
               book-entry certificates advise the securities administrator and
               DTC, through the financial intermediaries and the DTC
               participants in writing, that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the securities administrator will issue definitive certificates, and thereafter the securities administrator will recognize the holders of the definitive certificates as "Certificateholders"
under the pooling and servicing agreement. The definitive certificates will be transferable and exchangeable at the offices of the securities administrator from time to time for these purposes. The securities administrator has initially designated its offices located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479 for such purposes.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, which may be discontinued at any time.

     None of the depositor, the master servicer, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. The trustee and securities administrator will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the subordinate certificates in the form of book-entry certificates, and the trustee will have no liability for transfers of book-entry certificates or any interests therein made in violation of the restrictions on transfer described in this prospectus supplement and the pooling and servicing agreement.

                                     S-131

     According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

PRIORITY OF DISTRIBUTIONS ON THE CERTIFICATES

     As more fully described in this prospectus supplement, on each distribution date distribution of Available Funds from each loan group (and, solely in the case of priority third in clause (1) below, amounts received from the Yield
Maintenance Agreements) will be made in the following order of priority:

     (1)  with respect to the Available Funds from each loan group:

          first,  on the distribution date in June 2016 and on each distribution date thereafter, for deposit in to the final maturity reserve account, the final maturity reserve amount for the related loan group;

          second, current interest on the Class A-1, Class A-2, Class A-3, Class
                  A-X and Class A-R Certificates, on a pro rata basis with
                  respect to each class of certificates related to the same loan group; provided, however, that any shortfall in Available
                  Funds for the related loan group will be allocated among the senior classes of senior certificates relating to such loan group on a pro rata basis; provided, further, that for the purpose of distributions to the Class A-X Certificates, only the portion of the certificate notional amount derived from the group 1 mortgage loans will be used to calculate
                  distributions to the Class A-X Certificates from Available
                  Funds for loan group 1, only the portion of the certificate notional amount derived from the group 2 mortgage loans will be used to calculate distributions to the Class A-X
                  Certificates from Available Funds for loan group 2 and only the portion of the certificate notional amount derived from the group 3 mortgage loans will be used to calculate
                  distributions to the Class A-X Certificates from Available
                  Funds for loan group 3; provided, further for purposes of
                  computing current interest at this priority on the Class A-1,
                  Class A-2 and Class A-3 Certificates, the pass-through rates of each such class shall be deemed subject to a cap equal to the net WAC (as defined below) of the related loan group,
                  adjusted to reflect the accrual of interest on the basis of a
                  360-day year and the actual number of days elapsed in the
                  related interest accrual period;

          third,  from funds provided under the related Yield Maintenance
                  Agreement, first, to the Class A-1, Class A-2 and Class A-3
                  Certificates, any amount of current interest not paid to such classes in clause second of priority (1) above up to their respective pass-through rates and second, any remaining amount received under each Yield Maintenance Agreement will be
                  distributed to the Class A-X Certificates; and

          fourth, principal of the related class of senior certificates (except that the Class A-R and Class A-1 Certificates will receive payments of principal sequentially, in that order, from
                  payments received on the group 1 mortgage loans) calculated as described under "--Principal" below;

     (2)  with respect to all remaining Available Funds for all loan groups:

          first,  current interest on, and then principal of, each class of subordinate certificates, in the order of their numerical
                  class designations beginning with the Class B-1 Certificates, subject to certain limitations described under "--Principal"
                  below; and

          second, the Class A-R Certificate.

     The priority of distributions described above will be subject to change if a loan group is subject to rapid prepayments or disproportionately high realized losses, as described under "--Limited Cross-Collateralization" below.

     The "net WAC" of a loan group for any distribution date is equal to the weighted average of the net loan rates of the mortgage loans in that loan group, as of the first day of the related Due Period (or, in the case of the first

                                     S-132

distribution date, as of the cut-off date), weighted on the basis of their related Stated Principal Balances as of the first day of the month prior to the month of that distribution date (or, in the case of the first distribution date, as of the cut-off date).

     The net loan rate for each mortgage loan will be equal to the loan rate on such mortgage loan less the sum of the rates at which the master servicing fee, the related servicing fee, any retained interest, and after June 2016, the related Final Maturity Reserve Rate, are calculated.

INTEREST

     Calculation of Interest. On each distribution date, each class of certificates will be entitled to receive, to the extent of funds available, an amount allocable to interest ("current interest") for the related interest accrual period equal to

          o    interest at the applicable pass-through rate on the certificate principal balance or certificate notional amount, as applicable, immediately prior to such distribution date, of that class plus

          o    unpaid interest amounts consisting of the excess of all amounts calculated in accordance with the preceding bullet on all prior distribution dates over the amount actually distributed as interest on the prior distribution dates.

     The interest accrual period for the Class A-1, Class A-2 and Class A-3
Certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. The interest accrual period for the Class A-X and Class A-R Certificates and the subordinate certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

     Interest on the Class A-1, Class A-2 and Class A-3 Certificates will accrue on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period. Interest on the Class A-X and Class A-R
Certificates and the subordinate certificates will accrue on the basis of a
360-day year composed of twelve 30-day months.

     The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans. See "--Net Interest Shortfall" below.

     The certificate notional amount of the Class A-X Certificates with respect to any distribution date on or prior to the distribution date in June 2009 will equal the aggregate certificate principal balances of the Class A-1, Class A-2 and Class A-3 Certificates immediately before such distribution date. After the distribution date in June 2009, the certificate notional balance of the Class
A-X Certificates will equal zero. The initial Class A-X certificate notional amount will be approximately $1,505,407,000.

     Pass-Through Rates. The pass-through rates of the certificates for any distribution date are calculated as described below.

     The "pass-through rate" of the Class A-1 Certificates on any distribution date on or before the Auction Distribution Date will be the sum of (i) LIBOR and
(ii) 0.090% per annum (the "Class A-1 Margin"). On each distribution date after the Auction Distribution Date, the "pass-through rate" of the Class A-1
Certificates will be equal to a per annum rate equal to the product of (i) the net WAC of loan group 1, less, on and after the distribution date in June 2016, the related Final Maturity Reserve Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates.

     The "pass-through rate" of the Class A-2 Certificates on any distribution date on or before the Auction Distribution Date will be the sum of (i) LIBOR and
(ii) 0.105% per annum (the "Class A-2 Margin"). On each distribution date after the Auction Distribution Date, the "pass-through rate" of the Class A-2
Certificates will be equal to a per annum rate equal to the product of (i) the net WAC of loan group 2, less, on and after the distribution

                                     S-133

date in June 2016, the related Final Maturity Reserve Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates.

     The "pass-through rate" of the Class A-3 Certificates on any distribution date on or before the Auction Distribution Date will be the sum of (i) LIBOR and
(ii) 0.110% per annum (the "Class A-3 Margin"). On each distribution date after the Auction Distribution Date, the "pass-through rate" of the Class A-3
Certificates will be equal to a per annum rate equal to the product of (i) the net WAC of loan group 3, less, on and after the distribution date in June 2016, the related Final Maturity Reserve Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest accrual period for such certificates.

     The "pass-through rate" of the Class A-X Certificates on any distribution date on or before the Auction Distribution Date will be equal to an annual rate calculated as the weighted average (weighted based on the relative certificate principal balances of the Class A-1, Class A-2 or Class A-3 Certificates
immediately prior to such distribution date) of the excess of (a) the net WAC applicable to each loan group over (b) the pass-through rate of the Class A-1,
Class A-2 or Class A-3 Certificates, as applicable, computed for this purpose by subjecting the pass-through rates on each such class to a cap equal to the weighted average of the net loan rates of the related loan group as of the first day of the related due period (provided, however, that the pass-through rate for each such class of certificates will be adjusted for this purpose by multiplying that pass-through rate by a fraction, the numerator of which is the actual number of days in the applicable accrual period and the denominator of which is
30). The Class A-X Certificates will not be entitled to any interest distributions on any distribution date after the Auction Distribution Date.

     The "pass-through rate" of the Class A-R Certificate on any distribution date will be equal to the net WAC applicable to loan group 1.

     The "pass-through rate" of the Class B-1, Class B-2, Class B-3, Class B-4,
Class B-5 and Class B-6 Certificates on any distribution date will be equal to the weighted average (weighted on the basis of the related Subordinate Component for each loan group) of the net WAC applicable to each loan group, less on and after the distribution date in June 2016, the related Final Maturity Reserve
Rate.

     Net Interest Shortfall. The interest entitlement of each class of certificates on each distribution date as described under "--Calculation of
Interest" above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by (a) the related loan group, in the case of the senior certificates and (b) by all three loan groups, in the case of the
Class A-X Certificates and the subordinate certificates. For each distribution date and loan group, the "net interest shortfall" will be equal to the sum of

          o    the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related group during the preceding calendar month exceeds the compensating interest paid by the related servicers or the master servicer for the related distribution date as described under "The
               Servicers--Prepayment Interest Shortfalls," plus

          o    the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to
               application of the Relief Act.

     See "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act"
in the prospectus and "Description of the Certificates--Allocation of Losses" in
this prospectus supplement.

     The net interest shortfall for a loan group on any distribution date will be allocated among all classes of the related senior certificates and all classes of the subordinate certificates entitled to receive distributions of interest on such distribution date from such loan group, based on (a) in the case of the senior certificates (other than the Class A-X Certificates), the amount of interest which the respective classes of certificates would otherwise be entitled to receive with respect to such loan group on that distribution date, (b) in the case of the Class A-X Certificates, the amount of interest the
Class A-X Certificates would otherwise be entitled to receive from such loan group, based on the portion of its certificate notional balance attributable to such loan group and (c) in the case of the subordinate certificates, the amount of interest accrued on their Apportioned Principal Balances attributable to such loan group, in each case before taking into account any reduction in those amounts due to the net interest shortfall; provided, however, that on any distribution date after the Senior Termination Date for a loan group, net interest shortfalls for

                                     S-134

that loan group will be allocated to the classes of subordinate certificates based on the amount of interest each such class of subordinate certificates would otherwise be entitled to receive on that distribution date.

     If on any distribution date, Available Funds for a loan group in the distribution account applied in the order described under "--Priority of
Distributions on the Certificates" above are not sufficient to make a full distribution of the interest entitlement on the certificates in that loan group, interest will be distributed on each related class of certificates of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month or, if the Yield Maintenance Counterparty defaults under the related Yield Maintenance
Agreement, as described under "--The Yield Maintenance Agreement" below. Any unpaid interest amount so carried forward will not bear interest.

     The Yield Maintenance Agreements. On the closing date, the securities administrator will enter into three yield maintenance agreements (the "Yield
Maintenance Agreements") with the Yield Maintenance Counterparty (as defined below). The securities administrator will establish an account (the "Yield
Maintenance Account"), which will be an asset of the trust. The securities administrator will deposit into the Yield Maintenance Account amounts received by it pursuant to the Yield Maintenance Agreements. The Yield Maintenance
Agreements will relate to (i) the Class A-1 Certificates, (ii) the Class A-2
Certificates and (iii) the Class A-3 Certificates (collectively, the "Yield
Maintained Certificates"). Each of the Yield Maintained Certificates will be entitled to payments only from the Yield Maintenance Agreement related to such class of certificates.

     Beginning on the second distribution date, payments under the related Yield
Maintenance Agreement for each of the Yield Maintained Certificates will be made based on an amount equal to the product of (i) the excess, if any, of (x) LIBOR, over (y) the applicable Strike Rate (as defined below), (ii) the applicable
Yield Maintenance Scheduled Balance (as defined below) and (iii) a fraction, the numerator of which is the actual number days in the related interest accrual period and the denominator of which is 360. The aggregate of all payments made on the day prior to each distribution date pursuant to a Yield Maintenance
Agreement is referred to in this prospectus supplement as a "Yield Maintenance
Payment."

     On each distribution date with respect to which a Yield Maintenance Payment is received under a Yield Maintenance Agreement, the securities administrator will pay to the related Certificateholders, up to the amount of current interest that each such class would have been entitled to receive based upon its pass-through rate, to the extent not paid out of the Available Funds for such
Payment Date. Any funds from the Yield Maintenance Payment remaining in the
Yield Maintenance Account after payment of current interest to the Yield
Maintained Certificates, as calculated in the preceding sentence, will be distributed to the Class A-X Certificates.

     The "Yield Maintenance Scheduled Balance" with respect to each Yield
Maintenance Agreement for each applicable distribution date will be equal to the aggregate certificate principal balance of the related Yield Maintained
Certificates for the immediately preceding distribution date, after giving effect to distributions on such distribution date (or as of the closing date for the first distribution date).

     The "Strike Rate" for the Yield Maintenance Agreement relating to the Class
A-1 Certificates will equal the excess of (i) the lesser of (a) 4.24% multiplied by 30 divided by the actual number of days in the interest accrual period and
(b) the net WAC of the mortgage loans in loan group 1 as of the first day of the related due period (or, in the case of the first distribution date, the cut-off date) multiplied by 30 divided by the actual number of days in the interest accrual period, over (ii) the Class A-1 Margin.

     The "Strike Rate" for the Yield Maintenance Agreement relating to the Class
A-2 Certificates will equal the excess of (i) the lesser of (a) 4.99% multiplied by 30 divided by the actual number of days in the interest accrual period and
(b) the net WAC of the mortgage loans in loan group 2 as of the first day of the related due period (or, in the case of the first distribution date, the cut-off date) multiplied by 30 divided by the actual number of days in the interest accrual period, over (ii) the Class A-2 Margin.

     The "Strike Rate" for the Yield Maintenance Agreement relating to the Class
A-3 Certificates will equal the excess of (i) the lesser of (a) 5.12% multiplied by 30 divided by the actual number of days in the interest accrual period and
(b) the net WAC of the mortgage loans in loan group 3 as of the first day of the related due period (or, in

                                     S-135

the case of the first distribution date, the cut-off date) multiplied by 30 divided by the actual number of days in the interest accrual period, over (ii)
the Class A-3 Margin.

     After the distribution date in June 2009, the Yield Maintenance Scheduled
Balance with respect to each Yield Maintenance Agreement will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

     The Yield Maintenance Counterparty. The Royal Bank of Scotland plc (the
"Yield Maintenance Counterparty") is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal
Bank of Scotland Group plc ("RBS Group"), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of the Yield Maintenance Counterparty are currently rated "A-1+" by S&P, "P-1" by
Moody's and "F1+" by Fitch. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Yield Maintenance Counterparty are currently rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch. Except for the
information provided in this paragraph, neither the Yield Maintenance
Counterparty nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. The Yield Maintenance Counterparty is an affiliate of Greenwich
Capital Markets, Inc., an underwriter.

     As of the cut-off date, the Yield Maintenance Counterparty, together with its affiliates, will have an aggregate significance percentage of less than 10%
with respect to the applicable certificates as calculated in accordance with
Item 1115 of Regulation AB.

     The Yield Maintenance Agreements are terminable by the trust or the Yield
Maintenance Counterparty following the occurrence of certain specified events of default, including failure of the Yield Maintenance Counterparty to make required payments, and certain standard events under the 1992 International
Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency
Cross-Border). In addition, upon a ratings downgrade of the Yield Maintenance
Counterparty below the levels specified in the Yield Maintenance Agreements, the
Yield Maintenance Counterparty may be required to post collateral or assign the
Yield Maintenance Agreements to another counterparty if specified in the related
Yield Maintenance Agreement.

     Determination of LIBOR. On the second LIBOR Business Day (as defined below)
preceding the commencement of each interest accrual period up to and including the interest accrual period applicable to the Auction Distribution Date (each such date, a "LIBOR Determination Date"), the securities administrator will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of
11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

     The BBA's Interest Settlement Rates are currently displayed on the Dow
Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest
Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page").
Such Interest Settlement Rates are also currently available on Reuters Monitor
Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's
Interest Settlement Rates currently are rounded to five decimal places.

     A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

     With respect to any LIBOR Determination Date, if the BBA's Interest
Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.
(London time) on such date, or if the Designated Telerate Page is not available on such date, the securities administrator will obtain such rate from the
Reuters or Bloomberg page. If such rate is not published for such LIBOR
Determination Date, LIBOR for such date will be the most recently published
Interest Settlement Rate. In the event that the BBA no longer sets an Interest
Settlement Rate, the securities administrator will designate an alternative index that has performed, or that the securities administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement
Rate. The securities administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust's expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

                                     S-136

     The establishment of LIBOR on each LIBOR Determination Date by the securities administrator and the securities administrator's calculation of the pass-through rates applicable to the certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

     LIBOR for the first distribution date will be determined two business days prior to the closing date.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in each loan group will be allocated between the related senior certificates (other than the Class A-X Certificates) and the subordinate certificates.

     Principal Distribution Amount. On each distribution date, the Principal
Distribution Amount with respect to each loan group will be applied as principal to the related class or classes of senior certificates (other than the Class A-X
Certificates) and to the subordinate certificates in respect of the related
Subordinate Component.

     Senior Principal Distribution Amount. On each distribution date, the
Principal Distribution Amount, up to the Senior Principal Distribution Amount
for each loan group, will be distributed as principal of the related class or classes of senior certificates (other than the Class A-X Certificates) as follows:

          o    with respect to group 1 mortgage loans, sequentially to (i) the
               Class A-R Certificate and then (ii) the Class A-1 Certificates, until their respective certificate principal balances are reduced to zero;

          o    with respect to group 2 mortgage loans, to the Class A-2
               Certificates, until their certificate principal balance is reduced to zero; and

          o    with respect to group 3 mortgage loans, to the Class A-3
               Certificates, until their certificate principal balances are reduced to zero.

     The amount of principal available for distributions to the senior certificates (other than the Class A-X Certificates) for a loan group may be increased if such loan group is experiencing rapid prepayments or disproportionately high realized losses, as described under "--Limited
Cross-Collateralization" below.

     If on any distribution date a Senior Termination Date has occurred with respect to two loan groups, the Senior Principal Distribution Amount for the remaining senior certificates (other than the Class A-X Certificates) will be calculated pursuant to the above formula based on all of the mortgage loans, as opposed to the mortgage loans in the related loan group only.

     If on any distribution date the allocation to the class or classes of senior certificates (other than the Class A-X Certificates) then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding certificate principal balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior
Prepayment Percentage and related Senior Percentage of those amounts for that distribution date will be limited to the amounts necessary to reduce the related certificate principal balance(s) to zero.

     Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each class of subordinate certificates will be entitled to receive on each distribution date its pro rata share of the Subordinate Principal
Distribution Amount (based on its respective certificate principal balance) for all loan groups, in each case to the extent of the amount available from
Available Funds for distribution of principal on that class, as described under
"--Priority of Distributions on the Certificates" above. Distributions of principal on the subordinate certificates will be made on each distribution date to the classes of subordinate certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for that distribution date.

     The amount of principal available for distribution to the subordinate certificates may be reduced if a loan group experiences rapid prepayments or disproportionately high realized losses, as described under "--Limited
Cross-Collateralization" below.

                                     S-137

     Under the definition of Subordinate Principal Distribution Amount, the subordinate certificates will only be entitled to receive the Subordinate
Percentage or the Subordinate Prepayment Percentage of any Principal
Distribution Amount for the related distribution date. Until the distribution date in July 2013, the Subordinate Prepayment Percentage will generally equal zero unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has doubled since the closing date and certain performance tests have been satisfied.

     With respect to each class of subordinate certificates, if on any distribution date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all classes of subordinate certificates which have higher numerical class designations than that class is less than the Original Applicable Credit Support Percentage, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of subordinate certificates, pro rata, based upon their respective certificate principal balances.

     The approximate Original Applicable Credit Support Percentages for the
subordinate certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1...........................   3.15%
Class B-2...........................   2.05%
Class B-3...........................   1.30%
Class B-4...........................   0.85%
Class B-5...........................   0.60%
Class B-6...........................   0.40%

     Limited Cross-Collateralization.

     Cross-Collateralization Due to Rapid Prepayments in a Loan Group. The
priority of distributions of principal prepayments will change in the case where a loan group or loan groups are experiencing rapid prepayments provided all the following conditions are met:

     o    the aggregate certificate principal balance of the senior certificates
          (other than the Class A-X Certificates) related to a loan group or loan groups have been reduced to zero;

     o    the distribution date is prior to the Senior Credit Support Depletion
          Date; and

     o    either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the closing date or (ii) the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate certificate principal balance of the subordinate certificates, is greater than or equal to 50%.

     When all of these three conditions are satisfied, all principal prepayments received with respect to the mortgage loans in a loan group relating to the senior certificates which have been paid in full will be applied as a distribution of principal to the remaining outstanding senior certificates
(other than the Class A-X Certificates) related to other loan groups (pro rata based on their certificate principal balances) rather than applied as a principal distribution to the subordinate certificates. Such principal prepayments would be distributed in the same priority as such certificates would receive other distributions of principal.

     Cross-Collateralization Due to Disproportionate Realized Losses in a Loan
Group. If, on any distribution date, the aggregate certificate principal balance of the senior certificates (other than the Class A-X Certificates) related to a loan group is greater than the aggregate principal balance of the mortgage loans in such loan group (such senior certificates related to such loan group or groups, the "undercollateralized group" or "groups" and the senior certificates related to any other loan group or groups, the "overcollateralized group" or
"groups"), then the priority of distributions described in this prospectus supplement will be altered as follows:

     The Available Funds for the overcollateralized group or groups, to the extent remaining following distributions of interest and principal to the related senior certificates of such loan group or groups will be paid in the following priority:

                                     S-138

     o    first, up to an amount necessary to equal, for each
          undercollateralized group, the sum of the accrued interest amount and the principal deficiency amount for each such undercollateralized group will be distributed to the senior certificates (other than the
          Class A-X Certificates) related to each such undercollateralized group first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

     o    second, any remaining amount will be distributed pursuant to paragraph
          (2) under "--Priority of Distributions on the Certificates" in this prospectus supplement.

     In the event that there are two undercollateralized groups, amounts paid from the overcollateralized group or groups will be allocated in proportion to the amount of undercollateralization for each such undercollateralized group.

     On each distribution date, the "accrued interest amount" for an undercollateralized group will equal one month's interest on the applicable principal deficiency amount at the pass-through rate of the related certificates, plus any shortfall of interest on the senior certificates of such undercollateralized group from prior distribution dates, pro rata in proportion to the accrued interest amounts.

     On each distribution date, the "principal deficiency amount" for an undercollateralized group will equal the excess of the aggregate certificate principal amount of the senior certificates (other than the Class A-X
Certificates) related to that undercollateralized group over the aggregate principal balance of the mortgage loans in that loan group.

FINAL MATURITY RESERVE TRUST

     On the Closing Date, pursuant to the pooling and servicing agreement a separate trust will be established (the "Final Maturity Reserve Trust"), the sole asset of which will be a separate account (the "Final Maturity Reserve
Account") and the funds therein. Beginning on the distribution date in June 2016 and on each distribution date up to and including the earlier of the distribution date in June 2036 or the termination of the trust, the securities administrator will deposit in the Final Maturity Reserve Account the Final
Maturity Reserve Amount (as defined below) for each distribution date and each applicable loan group from the Available Funds as set forth under "--Priority of
Distributions on the Certificates."

     On the earlier of the distribution date in June 2036 and the termination of the trust, all amounts on deposit in the Final Maturity Reserve Account will be distributed to the certificateholders other than the Class A-X
Certificateholders. It is intended that these amounts together with the other available funds will be sufficient to retire the offered certificates and the
Class B-4, Class B-5 and Class B-6 Certificates on the final scheduled distribution date, even though mortgage loans having 40-year terms to maturity may remain outstanding. Any investment earnings on amounts on deposit in the
Final Maturity Reserve Account will remain in such account and will be distributed as described below. The Final Maturity Reserve Trust will terminate upon the earlier of (a) the termination of the trust and (b) the distribution date occurring in June 2036.

     Amounts on deposit in the Final Maturity Reserve Account will constitute an asset of the Final Maturity Reserve Trust but will not be an asset of any REMIC.

     Application of Amounts on Deposit in the Final Maturity Reserve Account. On
the earlier of the distribution date in June 2036 and the termination of the trust, funds on deposit in the Final Maturity Reserve Account will be distributed in the following order of priority:

          (1) to the Class A-1, Class A-2 and Class A-3 Certificates,
     concurrently, in proportion to their respective certificate principal balances, after giving effect to principal distributions on such distribution date (as described under "--Priority of Distributions" above), in reduction of their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

          (2) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and
     Class B-6 Certificates, in that order, after giving effect to principal distributions on such distribution date (as described under "--Priority of
     Distributions on the Certificates" above), in reduction of their respective certificate principal balances, until the certificate principal balance of each such class has been reduced to zero;

                                     S-139

          (3) to the offered certificates (other than the Class A-X
     Certificates) and the Class B-4, Class B-5 and Class B-6 Certificates, any
     current interest for each such class remaining unpaid on such distribution date (as described under "--Priority of Distributions on the Certificates"
     above); and

          (4) to the extent of the remaining Final Maturity Reserve Amount after payment pursuant to clauses (1) through (3) above, to the Class I
     Certificates as described in the pooling and servicing agreement.

ALLOCATION OF LOSSES

     On each distribution date, the principal portion of all realized losses with respect to the mortgage loans in any loan group will be allocated first to the classes of subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of subordinate certificates then outstanding with the highest numerical class designation), in each case until the certificate principal balances of the respective classes of subordinate certificates have been reduced to zero, and then to the related class or classes of senior certificates (other than the Class A-X Certificates), pro rata, until their respective certificate principal balances have been reduced to zero. If on any distribution date the aggregate of the certificate principal balances of all classes of certificates following all distributions and the allocation of realized losses on that distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

     On each distribution date and with respect to any mortgage loan group, the interest portion of realized losses will reduce the amount available for distribution on the related distribution date to the class of subordinate certificates with the highest numerical class designation which is outstanding on that date and, when the subordinate certificates are reduced to zero, to the related class of senior certificates (other than the Class A-X Certificates).

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

     General. The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the Class B-1
Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative payment priority with protection against realized losses. Realized losses will be allocated to the class of subordinate certificates then outstanding with the highest numerical class designation.

MANDATORY AUCTION OF THE AUCTION CERTIFICATES

     Prior to the distribution date in June 2009 (the "Auction Distribution
Date"), Wells Fargo Bank, as securities administrator (in this capacity, the
"Auction Administrator"), will auction the Class A-1, Class A-2 and Class A-3
Certificates (the "Auction Certificates") to third-party investors.

     ON THE AUCTION DISTRIBUTION DATE, EACH CLASS OF AUCTION CERTIFICATES STILL
OUTSTANDING WILL BE TRANSFERRED TO THIRD-PARTY INVESTORS. In the event that the certificates are held in book-entry form, the Auction Administrator will direct
DTC to transfer the Auction Certificates from the holders to the applicable third-party investors. In the event that the Auction Certificates are no longer held in book-entry form, the holders of each class of Auction Certificates will be required to deliver their certificates to the securities administrator for transfer to third-party investors or, if not so delivered, the securities administrator will deem those certificates cancelled and will issue new certificates to the third-party investors. After distribution of Available Funds by the securities administrator on the Auction Distribution Date under
"--Priority of Distributions on the Certificates," the Auction Administrator
will distribute to the holders of each class of Auction Certificates the Par
Price (as defined below) for such certificates (to the extent that amount is received from the third-party investors who purchased that class of certificates at auction and, if applicable, from the Auction Swap Counterparty pursuant to the Auction Swap Agreement (as defined below)). The Par Price due to the holders of any cancelled, but not surrendered Auction Certificates no longer held in book-entry form will be paid only upon surrender of those certificates, without any accrued interest on the Par Price from the Auction Distribution Date.

                                     S-140

     On or before the Closing Date, the Auction Administrator will enter into an auction swap contract (the "Auction Swap Agreement") with the Auction Swap
Counterparty. Pursuant to the Auction Swap Agreement, the Auction Swap
Counterparty will be obligated to pay to the Auction Administrator the excess, if any, of the Par Price over the Auction Proceeds for each class of Auction
Certificates; and the Auction Administrator will be obligated to pay to the
Auction Swap Counterparty or its designee the excess, if any, of the Auction
Proceeds over the Par Price for each class of Auction Certificates. A separate auction will be held for each class of Auction Certificates and, therefore, the
Auction Proceeds and the Par Price will be calculated separately for each class.
In the event that all or a portion of a class of Auction Certificates is not sold in the auction, the Auction Proceeds for such unsold certificates will be deemed to be zero and the Auction Swap Counterparty will pay the Auction
Administrator the entire outstanding principal balance of the unsold certificates, after application of all interest and principal distributions and allocation of realized losses and Recoveries on the Auction Distribution Date, in exchange for such certificates.

     The "Auction Proceeds" is for each class of Auction Certificates, the proceeds from the sale of such Auction Certificates by the Auction Administrator to third-party investors.

     The "Par Price" is the certificate principal balance of the applicable
Auction Certificates after application of all principal distributions and allocation of realized losses and Recoveries on the Auction Distribution Date.

     The Auction Swap Counterparty. Credit Suisse International ("CSi" or the
"Auction Swap Counterparty") was incorporated in England and Wales under the
Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on
July 6, 1990. Its registered office and principal place of business is at One
Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a
European Union credit institution by The Financial Services Authority ("FSA")
under the Financial Services and Market Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was
renamed "Credit Suisse First Boston International." Effective as of January 16,
2006, Credit Suisse First Boston International was renamed "Credit Suisse
International." These changes were renamings only.

     CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24% by Credit Suisse (International) Holding
AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16,
1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

     CSi has been assigned a senior unsecured debt rating of AA- (stable outlook) by Standard & Poor's Ratings Services, a division of the McGraw-Hill
Companies, Inc., a senior debt rating of "Aa3 (stable outlook)" by Moody's and a long-term rating of "AA- (stable outlook)" by Fitch.

     As of the cut-off date, the Auction Swap Counterparty together with its affiliates will have an aggregate significance percentage of less than 10% with respect to the applicable certificates as calculated in accordance with Item
1115 of Regulation AB.

     The Auction Swap Counterparty has the right to assign its rights and obligations under the Auction Swap Agreement provided that the transferee has a credit rating that meets the requirements specified in the Auction Swap
Agreement.

     If the Auction Swap Counterparty defaults on its obligations under the
Auction Swap Agreement, holders of Auction Certificates may receive an amount less than the Par Price on the Auction Distribution Date. In addition, if the
Auction Swap Counterparty defaults and not all of a class of Auction
Certificates is purchased by third-party investors in the auction, then that class (or the part of that class not purchased by the third party investors in the auction) may not be transferred, in which case holders of that class will not receive proceeds from the auction and will retain their certificates (or the part of their certificates not purchased by third party investors in the auction).

     In addition, upon a ratings downgrade of the Auction Swap Counterparty below the levels specified in the Auction Swap Agreement, the Auction Swap
Counterparty may be required to post collateral or assign the Auction Swap
Agreement to another counterparty.

                                      S-141

     After the Auction Distribution Date, the "pass-through rate" of each class of Auction Certificates on any distribution date will be equal to the net WAC of the related loan group (less, on and after the distribution date in June 2016, the related final maturity reserve rate) for that class for that distribution date, as described under "--Interest--Pass-Through Rates" above.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the securities administrator will make available to each holder of a certificate, the trustee and the rating agency a statement
(based on information received from the servicers) generally setting forth, among other things:

          o    The amount of the distributions, separately identified, with respect to each class of certificates;

          o    the amount of the distributions allocable to principal,
               separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

          o    the amount of the distributions allocable to interest;

          o    the amount of any unpaid interest shortfall with respect to each class of certificates;

          o    the certificate principal balance of each class of certificates prior to and after giving effect to the distribution of principal on that distribution date;

          o    the principal balance of each loan group, the Pool Balance and the net WAC, weighted average life and weighted average remaining term of the mortgage loans in each loan group;

          o    Prepayment amounts for each loan group for the related Due
               Period;

          o    the Yield Maintenance Payments, if any, under the Yield
               Maintenance Agreements, with respect to each class of Yield
               Maintained Certificates;

          o    the Senior Percentage and Subordinate Percentage for each loan group for the following distribution date;

          o    the Senior Prepayment Percentage and Subordinate Prepayment
               Percentage for each loan group for the following distribution date;

          o    the amount of the master servicing fee paid to or retained by the master servicer;

          o    the amount of principal and interest advances made or reimbursed for the related Due Period;

          o    the number and aggregate principal balance of mortgage loans, in the aggregate and for each loan group, that were (A) delinquent
               (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B)
               in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date (using the MBA method to calculate delinquencies);

          o    the rolling six-month delinquency rate for that distribution date;

          o    the total number and principal balance of any REO properties in each loan group as of the close of business on the last day of the preceding Due Period;

          o    the aggregate amount of realized losses for each loan group and
               Recoveries incurred during the preceding calendar month;

                                      S-142

          o    the cumulative amount of realized losses for each loan group;

          o    the realized losses and Recoveries, if any, allocated to each class of certificates on that distribution date; and

          o    the pass-through rate for each class of certificates for that distribution date.

     The securities administrator will make that statement available each month, to any interested party, via the securities administrator's website. The securities administrator's internet website will initially be located at
"www.ctslink.com." Assistance in using the website can be obtained by calling the securities administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

     In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yields to the holders of the Class A-X Certificates, Class
A-R Certificates and subordinate certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the 25th day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

     Delinquencies on the mortgage loans which are not advanced by the servicers, the master servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the senior certificates and the subordinate certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinate certificates in the reverse order of their numerical class designations, and then by the related senior certificates. If, as a result of these shortfalls, the aggregate of the certificate principal balances of all classes of certificates (other than the Class A-X Certificates) following all distributions and the allocation of realized losses on a distribution date exceeds the Pool
Balance as of the first day of the month of that distribution date, the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

     Net interest shortfalls will adversely affect the yields on the related senior certificates and the subordinate certificates. In addition, all realized losses initially will be borne by the subordinate certificates, in the reverse order of their numerical class designations and then by the senior certificates in the manner set forth under "Description of the Certificates--Allocation of
Losses" and "--Subordination of the Subordinate Certificates" in this prospectus supplement. As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans generally in the related loan group, in the case of the senior certificates (other than the Class A-X Certificates), and in all loan groups, in the case of the Class A-X Certificates and subordinate certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including with respect to mortgage loans that provide for payments of

                                      S-143

interest, but not of principal, for up to ten years following origination and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the seller. The mortgage loans may be prepaid by the mortgagors at any time. The mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Loan Groups" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of the Class A-X Certificates and any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under "The Mortgage Loan
Groups" in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to "lock in" a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of a periodic rate cap on some of the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

     The particular features of the mortgage loans may affect the prepayment experience. The interest-only feature of some of the mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the loan rates. However, as a mortgage loan nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market rates are only slightly less than the loan rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     Approximately 96.28%, 95.33% and 95.73% of the group 1, group 2 and group 3 mortgage loans, respectively, do not provide for monthly payments of principal for the three to ten years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, borrowers may be disinclined to prepay these mortgage loans during the interest-only period. In addition, because no principal is due on these mortgage loans during the interest-only period, the related certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the interest-only mortgage loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related loan rates, principal payments on the related certificates are expected to increase correspondingly, and, in any case, the related certificates will amortize at a faster rate than if payments on the mortgage loans were initially calculated on the basis of a thirty year or other applicable amortization schedule.

     Approximately 17.87%, 18.94% and 17.53% of the group 1, group 2 and group 3 mortgage loans, respectively, provide for payment by the borrower of a prepayment premium during the first six months to five years after the date of origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty

                                      S-144

period. The amount of any prepayment penalty payments will not be included in the Available Funds and will not be available to make distributions on the certificates.

     The rate of prepayment may affect the pass-through rates on the offered certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of realized losses as among the loan groups may adversely affect the pass-through rate on the subordinate certificates by reducing the weighting factor used to determine that pass-through rate. Due to the different types of mortgage loans comprising the three loan groups, such different experience is likely to occur.

     The loan rates on approximately 1.08%, 0.34% and 0.19% of the group 1, group 2 and group 3 mortgage loans, respectively, can be converted to fixed rates and the loan rates on approximately 24.59%, 20.77% and 20.03% of the group
1, group 2 and group 3 mortgage loans, respectively, can be modified to any hybrid or adjustable rate product offered by the seller, including conversion to a different index or a different hybrid structure. The conversion or modification features may be exercised more often during periods of rising interest rates as borrowers attempt to limit their exposure to higher interest rates. If interest rates were to fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if interest rates were to remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage borrowers to exercise their options to convert the adjustable loan rates to fixed loan rates on such mortgage loans or prepay such mortgage loans. Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify any adjustable rate or hybrid product in accordance with the terms of the related mortgage note. In addition, the seller has the option, but not the obligation, to repurchase from the trust and then modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note. As a result of any borrower's exercise of a conversion or modification option, the mortgage loans may experience prepayments or, if not purchased by Thornburg Mortgage, Inc., the trust may include fixed rate mortgage loans and the interest rate for the certificates will not reflect corresponding changes in interest as they might otherwise.

     As described under "Description of the Certificates--Principal" in this prospectus supplement, the applicable Senior Prepayment Percentage of all principal prepayments on the related mortgage loans will be distributed to the related class or classes of senior certificates then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of senior certificates and none or less than their pro rata share of principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of the "Senior Prepayment Percentage" in this prospectus supplement. In addition, since the step down in each Senior
Prepayment Percentage is dependent on the performance of the entire mortgage pool rather than a particular loan group, the poor performance of one loan group may prevent the subordinate certificates from receiving distributions of principal prepayments from any of the loan groups.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

THE SUBORDINATE CERTIFICATES

     The weighted average lives of, and the yields to maturity on, the subordinate certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity of that certificate may be lower than the yield expected by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans will reduce the certificate principal balances of the applicable class of subordinate certificates to the extent of any losses allocated to them (as described under "Description of the Certificates--Allocation of Losses"),
without the receipt

                                      S-145

of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the subordinate certificates will result in a reduction in the certificate principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the certificate principal balances of all classes of certificates, following all distributions and the allocation of realized losses on a distribution date, exceeds the Pool Balance as of the first day of the month of that distribution date. As a result of these reductions, less interest will accrue on that class of subordinate certificates than otherwise would be the case. The yields to maturity of the subordinate certificates will also be affected by payments made to senior certificates (as described under "Description of the Certificates--Principal--Limited
Cross-Collateralization") and the disproportionate allocation of principal prepayments to the senior certificates, net interest shortfalls and other cash shortfalls in Available Funds.

     If on any distribution date the Applicable Credit Support Percentage for any class of subordinate certificates is less than its Original Applicable
Credit Support Percentage, all principal prepayments available for distribution on the subordinate certificates will be allocated solely to all other classes of subordinate certificates with lower numerical class designations, thereby accelerating the amortization of those classes relative to the classes of subordinate certificates not receiving distributions of principal prepayments on that distribution date, and reducing the weighted average lives of the classes of subordinate certificates receiving distributions. Accelerating the amortization of the classes of subordinate certificates with lower numerical designations relative to the other classes of subordinate certificates is intended to preserve the availability of the subordination provided by those other classes.

WEIGHTED AVERAGE LIVES

     The projected weighted average life of each class of offered certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in that class.
Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of offered certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under "The
Mortgage Loan Groups" in this prospectus supplement.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases, including any optional repurchase of remaining mortgage loans in connection with the termination of the trust. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates.
In addition, the weighted average lives of the offered certificates will be shortened if the optional securities purchase right is exercised.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates.
Further, to the extent that the prices of the offered certificates represent discounts or premiums to their respective original certificate principal balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity.

     The assumed final maturity date for each class of offered certificates is as set forth under "Description of the Certificates--General" in this prospectus supplement. The assumed final maturity date for each class of offered certificates is the distribution date in the first month following the month of the latest maturity date of any thirty-year mortgage loan in the related loan group or loan groups. The weighted average life of each class of offered certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the offered certificates could occur significantly earlier than the related assumed final maturity date because prepayments are likely to occur and because there may be a termination of the trust as provided in this prospectus supplement.

STRUCTURING ASSUMPTIONS

     Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or "CPR." This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

                                      S-146

     The tables on pages S-153 through S-156 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding and weighted average lives of the offered certificates set forth in the tables on pages S-153 through S-156. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the tables.

     The percentages and weighted average lives in the tables on pages S-153 through S-156 were determined based on the assumptions listed below.

     o    Each loan group consists of mortgage loans which have the
          characteristics set forth in the table below.

     o    Distributions on the certificates are received, in cash, on the 25th day of each month, commencing in July 2006.

     o    No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

     o    No mortgage loan is purchased by the seller or Thornburg Mortgage,
          Inc. from the trust pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

     o    Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in July 2006 and are computed prior to giving effect to any prepayments received in the prior month.

     o    Prepayments occur at the rates of CPR indicated in the tables, representing payment in full of individual mortgage loans, and are received on the last day of each month commencing in June 2006 and include 30 days' interest.

     o    The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity (taking into account any interest-only period).

     o    Interest accrues on each certificate at the related pass-through rate described under "Description of the
          Certificates--Interest--Pass-Through Rates" in this prospectus supplement.

     o    The initial certificate principal balance of each class of certificates (other than the Class A-X Certificates) is as set forth on the cover or as described in this prospectus supplement.

     o    LIBOR remains constant at 5.190%.

     o    The 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT remain constant at 5.190%, 5.420%, 5.500% and 5.300%, respectively.

     o    No optional termination of the trust will occur and no optional securities purchase right will be exercised, except that this assumption does not apply to the calculation of weighted average lives to the optional termination or to the securities purchase right, respectively.

     o    The certificates are purchased on June 28, 2006.

     o    No mortgage loan converts to a fixed rate of interest or to another adjustable rate of interest.

                                      S-147

     o    No mortgage loan is modified.

     o    The master servicer fee rate is equal to 0.010%.

     o    The funds in the Final Maturity Reserve Trust will be distributed to the certificateholders (other than the Class A-X Certificateholders)
          on the distribution date in June 2036 and will be sufficient to retire the offered certificates on that distribution date.

                                      S-148

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

GROUP 1 MORTGAGE LOANS

                                                                                           INITIAL     ADJUSTED
                                                                     ORIGINAL  REMAINING  SERVICING   SERVICING
                                          TOTAL CURRENT     GROSS      TERM       TERM       FEE         FEE         GROSS
       LOAN GROUP             INDEX        BALANCE ($)   COUPON (%)  (MONTHS)   (MONTHS)   RATE (%)  RATE (%)(1)  MARGIN (%)
       ----------         -------------  --------------  ----------  --------  ---------  ---------  -----------  ----------

FIXED 3YR 1MO ARM:
0 FIRST AND SUB RATE CAP  1-Month LIBOR      855,000.00    6.40000      360       360      0.25000     0.25000      1.87500
FIXED 3YR 1MO ARM:
0 FIRST AND SUB RATE CAP  1-Month LIBOR      410,400.00    5.60000      360       357      0.25000     0.37500      1.87500
FIXED 3YR ARM               1-Year CMT       631,936.15    6.00000      360       358      0.25000     0.25000      2.50000
FIXED 3YR ARM               1-Year CMT       621,740.00    6.04180      360       357      0.25000     0.37500      2.50000
FIXED 3YR ARM              1-Year LIBOR    2,705,210.93    5.79987      360       323      0.25000     0.25000      1.87500
FIXED 3YR ARM              1-Year LIBOR      354,960.73    6.59542      360       359      0.25000     0.37500      1.87500
FIXED 3YR ARM              1-Year LIBOR   21,741,066.42    6.03415      360       341      0.25187     0.25187      1.91068
FIXED 3YR ARM              1-Year LIBOR    7,585,207.32    6.21468      358       344      0.25000     0.37500      1.87500
FIXED 3YR ARM             6-Month LIBOR    5,278,348.44    6.42635      360       357      0.25000     0.25000      1.87500
FIXED 3YR ARM 40 YEAR      1-Year LIBOR      649,409.21    6.37500      480       478      0.25000     0.25000      1.87500
FIXED 5YR 1MO ARM:
0 FIRST AND SUB RATE CAP  1-Month LIBOR      996,701.23    5.50000      360       357      0.25000     0.25000      1.87500
FIXED 5YR 1MO ARM:
0 FIRST AND SUB RATE CAP  1-Month LIBOR   40,392,634.93    5.68996      358       355      0.25000     0.25000      1.87597
FIXED 5YR 1MO ARM:
0 FIRST AND SUB RATE CAP  1-Month LIBOR      724,000.00    5.67376      360       357      0.25000     0.37500      1.87500
FIXED 5YR ARM               1-Year CMT       184,100.00    6.62500      360       360      0.25000     0.37500      1.87500
FIXED 5YR ARM               1-Year CMT     1,400,000.00    6.28571      360       357      0.25000     0.25000      2.67857
FIXED 5YR ARM               1-Year CMT     1,062,300.00    6.23843      360       349      0.25000     0.37500      2.50000
FIXED 5YR ARM              1-Year LIBOR    3,845,581.64    5.98727      360       345      0.25000     0.25000      1.87500
FIXED 5YR ARM              1-Year LIBOR    2,646,326.98    6.25095      360       353      0.25000     0.37500      1.87500
FIXED 5YR ARM              1-Year LIBOR  145,742,271.84    6.25982      360       352      0.25000     0.25000      1.92600
FIXED 5YR ARM              1-Year LIBOR   36,374,067.21    6.18275      360       349      0.25000     0.37500      1.87500
FIXED 5YR ARM             6-Month LIBOR   10,943,556.50    6.21130      360       357      0.25000     0.25000      1.87500
FIXED 5YR ARM             6-Month LIBOR    1,701,433.39    6.37227      360       358      0.25000     0.37500      1.87500
FIXED 5YR ARM 40 YEAR      1-Year LIBOR      419,957.19    6.00000      480       477      0.25000     0.25000      1.87500
FIXED 5YR ARM 40 YEAR      1-Year LIBOR      327,000.00    6.23433      480       478      0.25000     0.37500      1.87500
REG ARM                    1-Year LIBOR      997,500.00    5.87500      360       356      0.25000     0.25000      2.25000
REG ARM                   6-Month LIBOR      917,468.59    6.52489      360       344      0.25000     0.25000      2.11105
REG ARM: 0 FIRST AND
SUB RATE CAP              1-Month LIBOR    1,283,080.25    6.13579      360       355      0.30330     0.30330      1.33085
REG ARM: 0 FIRST AND
SUB RATE CAP              6-Month LIBOR    1,447,000.00    7.00000      360       328      0.25000     0.25000      1.90000

                                                                                       INTEREST
                                                           RATE                          ONLY
                                                        ADJUSTABLE   FIRST    PERIOD  REMAINING
                           MAXIMUM   MINIMUM   MONTHS   FREQUENCY     RATE     RATE      TERM
       LOAN GROUP         RATE (%)  RATE (%)  TO ROLL  (MONTHS)(2)  CAP (%)  CAP (%)   (MONTHS)
       ----------         --------  --------  -------  -----------  -------  -------  ---------

FIXED 3YR 1MO ARM:
0 FIRST AND SUB RATE CAP  12.40000   1.87500     36          1      0.00000  0.00000     120
FIXED 3YR 1MO ARM:
0 FIRST AND SUB RATE CAP  11.60000   1.87500     33          1      0.00000  0.00000     117
FIXED 3YR ARM             12.00000   4.00000     34         12      2.00000  2.00000       0
FIXED 3YR ARM             11.04180   2.50000     33         12      4.00000  2.00000     117
FIXED 3YR ARM             10.79987   1.87500     31         12      4.00000  2.00000       0
FIXED 3YR ARM             11.59542   1.87500     35         12      4.00000  2.00000       0
FIXED 3YR ARM             11.07738   2.01377     32         12      4.08647  2.00000      95
FIXED 3YR ARM             11.24378   2.09661     33         12      3.94181  2.00000     102
FIXED 3YR ARM             11.42635   1.96878     34          6      4.00000  1.00000     117
FIXED 3YR ARM 40 YEAR     11.37500   1.87500     34         12      4.00000  2.00000       0
FIXED 5YR 1MO ARM:
0 FIRST AND SUB RATE CAP  11.50000   1.87500     57          1      0.00000  0.00000       0
FIXED 5YR 1MO ARM:
0 FIRST AND SUB RATE CAP  11.68996   1.87597     58          1      0.00000  0.00000     117
FIXED 5YR 1MO ARM:
0 FIRST AND SUB RATE CAP  11.67376   1.87500     57          1      0.00000  0.00000     117
FIXED 5YR ARM             11.50000   1.87500     60         12      5.00000  2.00000       0
FIXED 5YR ARM             11.28571   2.67857     57         12      5.00000  2.00000     117
FIXED 5YR ARM             11.23843   2.50000     57         12      5.00000  2.00000     109
FIXED 5YR ARM             10.98727   1.87500     58         12      5.00000  2.00000       0
FIXED 5YR ARM             11.25095   1.87500     57         12      5.00000  2.00000       0
FIXED 5YR ARM             11.29736   1.92723     58         12      4.98684  2.00000     101
FIXED 5YR ARM             11.18275   1.91680     57         12      4.98595  2.00000     104
FIXED 5YR ARM             11.21130   1.87500     58          6      5.00000  1.00000     103
FIXED 5YR ARM             11.37227   1.87500     58          6      5.00000  1.00000     103
FIXED 5YR ARM 40 YEAR     11.00000   1.87500     57         12      5.00000  2.00000     117
FIXED 5YR ARM 40 YEAR     11.23433   1.87500     58         12      5.00000  2.00000     118
REG ARM                   11.00000   3.87500      8         12      2.00000  2.00000     116
REG ARM                   11.00000   4.20512      3          6      1.00000  1.00000     104
REG ARM: 0 FIRST AND
SUB RATE CAP              12.68032   1.68936      1          1      0.00000  0.00000     115
REG ARM: 0 FIRST AND
SUB RATE CAP              14.85000   1.90000      4          6      0.00000  0.00000      88

(1)  Servicing Fee after initial rate adjustment. The Master Servicer Fee is
     0.010% for all loan types shown in the table above.

(2)  The Frequency of Payment Adjustment is the same as the Frequency of Rate
     Adjustment for all loan types shown in the table above.

(3)  The Original Amortized Term to Maturity is 360 months or less for all loan types other than the 3-year Hybrid (40 year) and 5-year Hybrid (40 year), in which case the Original Amortized Term to Maturity is 480 months.

                                     S-149

GROUP 2 MORTGAGE LOANS

                                                                                           INITIAL     ADJUSTED
                                                                     ORIGINAL  REMAINING  SERVICING   SERVICING
                                          TOTAL CURRENT     GROSS      TERM       TERM       FEE         FEE         GROSS
       LOAN GROUP             INDEX        BALANCE ($)   COUPON (%)  (MONTHS)   (MONTHS)   RATE (%)  RATE (%)(1)  MARGIN (%)
       ----------         -------------  --------------  ----------  --------  ---------  ---------  -----------  ----------

FIXED 7YR ARM               1-Year CMT     2,754,717.39    6.23299      360       358      0.25000     0.25000      2.50000
FIXED 7YR ARM               1-Year CMT       340,998.09    6.42016      360       359      0.25000     0.37500      2.27419
FIXED 7YR ARM               1-Year CMT    15,409,000.00    6.30169      360       358      0.25000     0.25000      2.45326
FIXED 7YR ARM               1-Year CMT       879,760.00    6.52311      360       359      0.25000     0.37500      2.58525
FIXED 7YR ARM              1-Year LIBOR   14,533,076.79    6.32577      360       355      0.25000     0.25000      1.91692
FIXED 7YR ARM              1-Year LIBOR    4,313,161.71    6.41895      360       353      0.25000     0.37500      1.89324
FIXED 7YR ARM              1-Year LIBOR  388,099,561.64    6.38612      360       356      0.25000     0.25000      1.92344
FIXED 7YR ARM              1-Year LIBOR   69,315,029.84    6.33774      360       353      0.25000     0.37500      1.86592
FIXED 7YR ARM             6-Month LIBOR    5,244,640.51    6.98836      360       359      0.25000     0.25000      1.87500
FIXED 7YR ARM             6-Month LIBOR   53,560,105.00    6.42535      360       358      0.25000     0.25000      1.89782
FIXED 7YR ARM             6-Month LIBOR    4,274,391.00    6.30120      360       357      0.25000     0.37500      1.90115
FIXED 7YR ARM 40 YEAR      1-Year LIBOR    1,528,553.62    6.13368      480       459      0.25000     0.25000      1.87500
FIXED 7YR ARM 40 YEAR      1-Year LIBOR      616,000.00    6.12013      480       477      0.25000     0.37500      1.87500
FIXED 7YR ARM: 0 FIRST
   AND SUB RATE CAP       1-Month LIBOR      928,446.39    5.87899      360       358      0.25000     0.25000      1.87500
FIXED 7YR ARM: 0 FIRST
   AND SUB RATE CAP       1-Month LIBOR      755,562.01    6.15273      360       357      0.25000     0.37500      1.87500
FIXED 7YR ARM: 0 FIRST
   AND SUB RATE CAP       1-Month LIBOR   45,307,800.00    5.88975      360       358      0.25000     0.25000      1.87500
FIXED 7YR ARM: 0 FIRST
   AND SUB RATE CAP       1-Month LIBOR    2,582,411.52    6.00225      360       358      0.25000     0.37500      1.87500

                                                                                       INTEREST
                                                           RATE                          ONLY
                                                        ADJUSTABLE   FIRST    PERIOD  REMAINING
                           MAXIMUM   MINIMUM   MONTHS   FREQUENCY     RATE     RATE      TERM
       LOAN GROUP         RATE (%)  RATE (%)  TO ROLL  (MONTHS)(2)  CAP (%)  CAP (%)   (MONTHS)
       ----------         --------  --------  -------  -----------  -------  -------  ---------

FIXED 7YR ARM             11.23299   2.50000     82         12      5.00000  2.00000       0
FIXED 7YR ARM             11.42016   2.27419     83         12      5.00000  2.00000       0
FIXED 7YR ARM             11.30169   2.47810     82         12      5.00000  2.00000     105
FIXED 7YR ARM             11.52311   2.58525     83         12      5.00000  2.00000     106
FIXED 7YR ARM             11.32577   1.91692     82         12      5.00000  2.00000       0
FIXED 7YR ARM             11.41895   1.89324     82         12      5.00000  2.00000       0
FIXED 7YR ARM             11.38612   1.92795     82         12      5.00000  1.99599     111
FIXED 7YR ARM             11.33774   1.87025     82         12      5.00000  2.00000     109
FIXED 7YR ARM             11.98836   1.87500     83          6      5.00000  1.00000       0
FIXED 7YR ARM             11.48621   1.89782     82          6      5.00000  1.00000     116
FIXED 7YR ARM             11.35532   1.90115     81          6      5.00000  1.06664     115
FIXED 7YR ARM 40 YEAR     11.13368   1.87500     81         12      5.00000  2.00000      99
FIXED 7YR ARM 40 YEAR     11.12013   1.87500     81         12      5.00000  2.00000     117
FIXED 7YR ARM: 0 FIRST
   AND SUB RATE CAP       11.87899   1.87500     82          1      0.00000  0.00000       0
FIXED 7YR ARM: 0 FIRST
   AND SUB RATE CAP       12.15273   1.87500     81          1      0.00000  0.00000       0
FIXED 7YR ARM: 0 FIRST
   AND SUB RATE CAP       11.88975   1.87500     82          1      0.00000  0.00000     118
FIXED 7YR ARM: 0 FIRST
   AND SUB RATE CAP       12.00225   1.87500     82          1      0.00000  0.00000     118

(1)  Servicing Fee after initial rate adjustment. The Master Servicer Fee is
     0.010% for all loan types shown in the table above.

(2)  The Frequency of Payment Adjustment is the same as the Frequency of Rate
     Adjustment for all loan types shown in the table above.

(3)  The Original Amortized Term to Maturity is 360 months for all loan types other than the 7-year Hybrid (40 year), in which case the Original
     Amortized Term to Maturity is 480 months.

                                     S-150

GROUP 3 MORTGAGE LOANS

                                                                                           INITIAL     ADJUSTED
                                                                     ORIGINAL  REMAINING  SERVICING   SERVICING
                                          TOTAL CURRENT     GROSS      TERM       TERM       FEE         FEE         GROSS
       LOAN GROUP             INDEX        BALANCE ($)   COUPON (%)  (MONTHS)   (MONTHS)   RATE (%)  RATE (%)(1)  MARGIN (%)
       ----------         -------------  --------------  ----------  --------  ---------  ---------  -----------  ----------

FIXED 10YR ARM              1-Year CMT       446,462.92    6.94415      360       359      0.25000     0.37500      2.50000
FIXED 10YR ARM              1-Year CMT     7,856,000.00    6.22639      360       358      0.25000     0.25000      2.50000
FIXED 10YR ARM              1-Year CMT     1,880,200.00    6.46596      360       357      0.25000     0.37500      2.50000
FIXED 10YR ARM             1-Year LIBOR   17,494,822.84    6.34539      360       357      0.25000     0.25000      1.87500
FIXED 10YR ARM             1-Year LIBOR    4,883,927.56    6.37068      360       355      0.25000     0.37500      1.87500
FIXED 10YR ARM             1-Year LIBOR  401,436,760.72    6.32534      360       358      0.25000     0.25000      1.88673
FIXED 10YR ARM             1-Year LIBOR   49,923,565.43    6.36502      360       353      0.25000     0.37500      1.88008
FIXED 10YR ARM            6-Month LIBOR    1,151,811.55    5.82526      360       359      0.25000     0.25000      1.87500
FIXED 10YR ARM            6-Month LIBOR      160,078.30    6.50000      360       355      0.25000     0.37500      1.87500
FIXED 10YR ARM            6-Month LIBOR   64,090,372.77    6.31210      360       358      0.25000     0.25000      1.87500
FIXED 10YR ARM            6-Month LIBOR    4,543,799.96    6.47432      360       358      0.25000     0.37500      1.88655
FIXED 10YR ARM 40 YEAR     1-Year LIBOR    1,499,387.15    6.75000      480       479      0.25000     0.25000        1.875
FIXED 10YR ARM 40 YEAR     1-Year LIBOR      600,000.00    6.50000      480       479      0.25000     0.25000        1.875
FIXED 10YR ARM 40 YEAR     1-Year LIBOR      178,800.00    6.25000      480       478      0.25000     0.37500        1.875
FIXED 10YR ARM: 0 FIRST
   AND SUB RATE CAP       1-Month LIBOR    1,788,989.96    5.84194      360       358      0.25000     0.25000        1.875
FIXED 10YR ARM: 0 FIRST
   AND SUB RATE CAP       1-Month LIBOR      415,724.36    5.90000      360       357      0.25000     0.37500        1.875
FIXED 10YR ARM: 0 FIRST
   AND SUB RATE CAP       1-Month LIBOR   90,181,898.72    5.98323      360       358      0.25000     0.25000        1.875
FIXED 10YR ARM: 0 FIRST
   AND SUB RATE CAP       1-Month LIBOR    3,156,475.00    6.00415      360       358      0.25000     0.37500        1.875

                                                                                       INTEREST
                                                           RATE                          ONLY
                                                        ADJUSTABLE   FIRST    PERIOD  REMAINING
                           MAXIMUM   MINIMUM   MONTHS   FREQUENCY     RATE     RATE      TERM
       LOAN GROUP         RATE (%)  RATE (%)  TO ROLL  (MONTHS)(2)  CAP (%)  CAP (%)   (MONTHS)
       ----------         --------  --------  -------  -----------  -------  -------  ---------

FIXED 10YR ARM            11.94415   2.50000     119        12      5.00000  2.00000       0
FIXED 10YR ARM            11.22639   2.50000     118        12      5.00000  2.00000     118
FIXED 10YR ARM            11.60530   2.50000     117        12      5.00000  2.00000     117
FIXED 10YR ARM            11.34539   1.87500     118        12      5.00000  2.00000       0
FIXED 10YR ARM            11.37068   1.87500     118        12      5.00000  1.96240       0
FIXED 10YR ARM            11.32534   1.89024     118        12      5.00000  2.00000     118
FIXED 10YR ARM            11.36606   1.88008     118        12      5.00000  2.00000     113
FIXED 10YR ARM            10.82526   1.87500     119         6      5.00000  1.00000       0
FIXED 10YR ARM            11.50000   1.87500     115         6      5.00000  1.00000       0
FIXED 10YR ARM            11.31210   1.87500     118         6      5.00000  1.00000     118
FIXED 10YR ARM            11.47432   1.88655     118         6      5.00000  1.04225     118
FIXED 10YR ARM 40 YEAR    11.75000   1.87500     119        12      5.00000  2.00000       0
FIXED 10YR ARM 40 YEAR    11.50000   1.87500     119        12      5.00000  2.00000     119
FIXED 10YR ARM 40 YEAR    11.25000   1.87500     118        12      5.00000  2.00000     118
FIXED 10YR ARM: 0 FIRST
   AND SUB RATE CAP       11.84194   1.87500     118         1      0.00000  0.00000       0
FIXED 10YR ARM: 0 FIRST
   AND SUB RATE CAP       11.90000   1.87500     117         1      0.00000  0.00000       0
FIXED 10YR ARM: 0 FIRST
   AND SUB RATE CAP       12.31312   1.87500     118         1      0.00000  0.00000     118
FIXED 10YR ARM: 0 FIRST
   AND SUB RATE CAP       12.00415   1.87500     118         1      0.00000  0.00000     118

(1)  Servicing Fee after initial rate adjustment. The Master Servicer Fee is
     0.010% for all loan types shown in the table above.

(2)  The Frequency of Payment Adjustment is the same as the Frequency of Rate
     Adjustment for all loan types shown in the table above.

(3)  The Original Amortized Term to Maturity is 360 months for all loan types other than the 10-year Hybrid (40 year), in which case the Original
     Amortized Term to Maturity is 480 months.

                                     S-151

     There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the original certificate principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the table. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, the certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each class that would be outstanding after each of the distribution dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate principal balances and the weighted average lives shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of
CPR.

     The weighted average life of any class of certificates is determined by:

          o    multiplying the assumed net reduction, if any, in the principal amount of that class of certificates on each distribution date by the number of years from the date of issuance of the certificates to the related distribution date,

          o    summing the results, and

          o    dividing the sum by the aggregate amount of the assumed net reductions in the principal amount of that class.

                                      S-152

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                     CLASS A-1
                                                 PERCENTAGE OF CPR
                                  -----------------------------------------------
DISTRIBUTION DATE                   0%     10%    15%    20%    25%    30%    40%
-----------------                 -----   ----   ----   ----   ----   ----   ----

Initial Percentage.............     100    100    100    100    100    100    100
June 25, 2007..................     100     90     84     79     74     69     59
June 25, 2008..................     100     80     71     63     55     47     34
June 25, 2009..................     100     72     60     50     40     33     20
June 25, 2010..................     100     64     51     40     30     23     12
June 25, 2011..................     100     58     43     32     23     16      7
June 25, 2012..................     100     51     36     25     17     11      4
June 25, 2013..................     100     46     31     20     13      8      3
June 25, 2014..................      99     41     26     16     10      5      2
June 25, 2015..................      98     37     22     13      7      4      1
June 25, 2016..................      97     33     18     10      5      3      1
June 25, 2017..................      94     29     15      8      4      2      0
June 25, 2018..................      92     25     13      6      3      1      0
June 25, 2019..................      89     22     10      5      2      1      0
June 25, 2020..................      86     19      9      4      1      1      0
June 25, 2021..................      83     16      7      3      1      0      0
June 25, 2022..................      79     14      6      2      1      0      0
June 25, 2023..................      76     12      5      2      1      0      0
June 25, 2024..................      72     10      4      1      0      0      0
June 25, 2025..................      68      9      3      1      0      0      0
June 25, 2026..................      63      7      2      1      0      0      0
June 25, 2027..................      58      6      2      1      0      0      0
June 25, 2028..................      53      5      1      0      0      0      0
June 25, 2029..................      47      4      1      0      0      0      0
June 25, 2030..................      41      3      1      0      0      0      0
June 25, 2031..................      34      2      1      0      0      0      0
June 25, 2032..................      27      2      0      0      0      0      0
June 25, 2033..................      20      1      0      0      0      0      0
June 25, 2034..................      11      1      0      0      0      0      0
June 25, 2035..................       3      0      0      0      0      0      0
June 25, 2036..................       0      0      0      0      0      0      0
Weighted Average Life
   Years to Maturity...........   21.42   8.13   5.75   4.32   3.39   2.74   1.92
   Years to Auction
      Distribution Date**......    2.99   2.56   2.36   2.17   1.99   1.83   1.52
   Years to Securities Purchase
      Right....................   21.25   7.11   4.82   3.54   2.74   2.23   1.55
   Years to Optional
      Termination..............   21.39   7.74   5.33   3.96   3.08   2.49   1.74

*    Rounded to the nearest whole percentage.

**   Assumes the certificates are sold on the Auction Distribution Date occurring in June 2009 and that the percentage of original certificate principal balance outstanding on such date will equal 0%.

                                      S-153

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                     CLASS A-2
                                                 PERCENTAGE OF CPR
                                  -----------------------------------------------
DISTRIBUTION DATE                   0%     10%    15%    20%    25%    30%    40%
-----------------                 -----   ----   ----   ----   ----   ----   ----

Initial Percentage.............     100    100    100    100    100    100    100
June 25, 2007..................     100     90     84     79     74     69     59
June 25, 2008..................     100     80     71     63     55     47     34
June 25, 2009..................     100     72     60     50     40     33     20
June 25, 2010..................     100     64     51     39     30     23     12
June 25, 2011..................     100     58     43     32     23     16      7
June 25, 2012..................     100     51     36     25     17     11      4
June 25, 2013..................     100     46     31     20     13      8      3
June 25, 2014..................      99     41     26     16     10      5      2
June 25, 2015..................      99     37     22     13      7      4      1
June 25, 2016..................      98     33     19     10      5      3      1
June 25, 2017..................      96     29     15      8      4      2      0
June 25, 2018..................      93     25     13      6      3      1      0
June 25, 2019..................      90     22     11      5      2      1      0
June 25, 2020..................      88     19      9      4      2      1      0
June 25, 2021..................      85     17      7      3      1      0      0
June 25, 2022..................      81     15      6      2      1      0      0
June 25, 2023..................      78     13      5      2      1      0      0
June 25, 2024..................      74     11      4      1      0      0      0
June 25, 2025..................      70      9      3      1      0      0      0
June 25, 2026..................      65      8      2      1      0      0      0
June 25, 2027..................      60      6      2      1      0      0      0
June 25, 2028..................      55      5      1      0      0      0      0
June 25, 2029..................      50      4      1      0      0      0      0
June 25, 2030..................      44      3      1      0      0      0      0
June 25, 2031..................      37      3      1      0      0      0      0
June 25, 2032..................      30      2      0      0      0      0      0
June 25, 2033..................      23      1      0      0      0      0      0
June 25, 2034..................      15      1      0      0      0      0      0
June 25, 2035..................       6      0      0      0      0      0      0
June 25, 2036..................       0      0      0      0      0      0      0
Weighted Average Life
   Years to Maturity...........   21.88   8.19   5.77   4.33   3.39   2.75   1.92
   Years to Auction
      Distribution Date**......    2.99   2.56   2.36   2.17   1.99   1.83   1.52
   Years to Securities Purchase
      Right....................   21.64   7.13   4.82   3.54   2.74   2.23   1.55
   Years to Optional
      Termination..............   21.82   7.77   5.34   3.96   3.08   2.49   1.74

*    Rounded to the nearest whole percentage.

**   Assumes the certificates are sold on the Auction Distribution Date occurring in June 2009 and that the percentage of original certificate principal balance outstanding on such date will equal 0%.

                                      S-154

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                               CLASS A-3
                                             PERCENTAGE OF CPR
                                ------------------------------------------
DISTRIBUTION DATE                  0%    10%   15%   20%   25%   30%   40%
-----------------               ------  ----  ----  ----  ----  ----  ----
Initial Percentage ...........     100   100   100   100   100   100   100
June 25, 2007 ................     100    90    84    79    74    69    59
June 25, 2008 ................     100    80    71    63    55    47    34
June 25, 2009 ................     100    72    60    50    41    33    20
June 25, 2010 ................     100    64    51    40    30    23    12
June 25, 2011 ................     100    58    43    32    23    16     7
June 25, 2012 ................     100    51    36    25    17    11     4
June 25, 2013 ................     100    46    31    20    13     8     3
June 25, 2014 ................     100    41    26    16    10     5     2
June 25, 2015 ................      99    37    22    13     7     4     1
June 25, 2016 ................      99    33    19    10     5     3     1
June 25, 2017 ................      97    29    16     8     4     2     0
June 25, 2018 ................      94    26    13     6     3     1     0
June 25, 2019 ................      91    22    11     5     2     1     0
June 25, 2020 ................      89    20     9     4     2     1     0
June 25, 2021 ................      86    17     7     3     1     0     0
June 25, 2022 ................      82    15     6     2     1     0     0
June 25, 2023 ................      79    13     5     2     1     0     0
June 25, 2024 ................      75    11     4     1     0     0     0
June 25, 2025 ................      71     9     3     1     0     0     0
June 25, 2026 ................      66     8     2     1     0     0     0
June 25, 2027 ................      61     7     2     1     0     0     0
June 25, 2028 ................      56     5     2     0     0     0     0
June 25, 2029 ................      51     4     1     0     0     0     0
June 25, 2030 ................      45     3     1     0     0     0     0
June 25, 2031 ................      38     3     1     0     0     0     0
June 25, 2032 ................      31     2     0     0     0     0     0
June 25, 2033 ................      24     1     0     0     0     0     0
June 25, 2034 ................      16     1     0     0     0     0     0
June 25, 2035 ................       8     0     0     0     0     0     0
June 25, 2036 ................       0     0     0     0     0     0     0
Weighted Average Life
   Years to Maturity .........   22.09  8.22  5.78  4.33   3.4  2.75  1.92
   Years to Auction
      Distribution Date** ....    2.99  2.56  2.36  2.17  1.99  1.83  1.52
   Years to Securities Purchase
      Right ..................   21.83  7.14  4.82  3.54  2.74  2.23  1.55
   Years to Optional
      Termination ............   22.02  7.79  5.34  3.96  3.08  2.49  1.74

*    Rounded to the nearest whole percentage.

**   Assumes the certificates are sold on the Auction Distribution Date occurring in June 2009 and that the percentage of original certificate principal balance outstanding on such date will equal 0%.

                                     S-155

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                    CLASS B-1, CLASS B-2 AND CLASS B-3
                                             PERCENTAGE OF CPR
                                ------------------------------------------
DISTRIBUTION DATE                 0%     10%   15%   20%   25%   30%   40%
-----------------               ------  ----  ----  ----  ----  ----  ----
Initial Percentage ...........     100   100   100   100   100   100   100
June 25, 2007 ................     100   100   100   100   100   100   100
June 25, 2008 ................     100   100   100   100   100   100    86
June 25, 2009 ................     100   100   100   100    92    84    67
June 25, 2010 ................     100   100   100    83    69    59    40
June 25, 2011 ................     100   100    89    66    52    41    24
June 25, 2012 ................     100   100    76    53    39    29    14
June 25, 2013 ................     100    95    65    42    29    20     9
June 25, 2014 ................      99    86    55    34    22    14     5
June 25, 2015 ................      99    77    46    27    16    10     3
June 25, 2016 ................      98    68    39    21    12     7     2
June 25, 2017 ................      96    60    32    17     9     5     1
June 25, 2018 ................      93    53    27    13     6     3     1
June 25, 2019 ................      91    46    22    10     5     2     0
June 25, 2020 ................      88    40    18     8     3     1     0
June 25, 2021 ................      85    35    15     6     2     1     0
June 25, 2022 ................      81    30    12     5     2     1     0
June 25, 2023 ................      78    26    10     4     1     0     0
June 25, 2024 ................      74    22     8     3     1     0     0
June 25, 2025 ................      70    19     6     2     1     0     0
June 25, 2026 ................      65    16     5     2     0     0     0
June 25, 2027 ................      60    13     4     1     0     0     0
June 25, 2028 ................      55    11     3     1     0     0     0
June 25, 2029 ................      50     9     2     1     0     0     0
June 25, 2030 ................      44     7     2     0     0     0     0
June 25, 2031 ................      37     5     1     0     0     0     0
June 25, 2032 ................      30     4     1     0     0     0     0
June 25, 2033 ................      23     3     1     0     0     0     0
June 25, 2034 ................      15     2     0     0     0     0     0
June 25, 2035 ................       6     1     0     0     0     0     0
June 25, 2036 ................       0     0     0     0     0     0     0
Weighted Average Life
   Years to Maturity .........   21.88  13.8  9.94  7.51  6.14  5.27  4.06
   Years to Securities
      Purchase Right .........   21.65  11.6  7.96  5.85  4.66  3.94  2.83
   Years to Optional
      Termination ............   21.82  12.93 9.04  6.73  5.43  4.61  3.47

*    Rounded to the nearest whole percentage.

                                     S-156

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS A-X CERTIFICATES

     The Class A-X Certificates will receive only distributions of interest on and prior to the distribution date in June 2009. The Class A-X Certificates will not receive any distributions following the distribution date in June 2009. The yield to maturity on the Class A-X Certificates will be extremely sensitive to the level of prepayments on all of the mortgage loans and the level of LIBOR.
The faster that the mortgage loans prepay and the more LIBOR increases, the less interest the Class A-X Certificates will receive. Furthermore, the higher the mortgage rates on the mortgage loans that prepay, the less interest the Class
A-X Certificates will receive. Furthermore, if the mortgage loans having higher rates prepay more rapidly than those having lower rates, the rate at which interest accrues on the Class A-X Certificates is also likely to decline.
Prospective investors should fully consider the risks associated with an investment in the Class A-X Certificates, including the possibility that if the rate of prepayments on the mortgage loans is faster than expected, an optional termination of the trust occurs earlier than expected or LIBOR increases faster than expected, investors may not fully recover their initial investments.

     To illustrate the significance of different rates of prepayment on the distributions on the Class A-X Certificates, the table below indicates the approximate pre tax yields to maturity for the Class A-X Certificates (on a corporate bond equivalent basis) under the different percentages of CPR indicated.

     Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields to maturity different from those shown in the table. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of the yield to maturity to varying percentages of CPR. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of
CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

     The following sensitivity table for the Class A-X Certificates is based on distributions to the Class A-X Certificates and the Structuring Assumptions and
assumes further that:

          o    the Class A-X Certificates are purchased at the price set forth in the table plus accrued interest on the notional amount from the cut-off date;

          o    that the assumed values of LIBOR, 1-Month LIBOR, 1-Year LIBOR,
               6-Month LIBOR and 1-Year CMT for the related interest accrual period are as set forth in the table in Schedule I to this prospectus supplement, beginning with the first interest accrual period related to the distribution date in July 2006;

          o    the notional balance of the Class A-X Certificates is reduced to zero on the earlier of the Auction Distribution Date or the
               Optional Termination Date; and

          o    that the Class A-X Certificattes will not receive any amounts from the Yield Maintenance Agreements.

     There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the Class A-X Certificates will be as assumed or that the pre-tax yield to maturity will correspond to any of the pre-tax yields shown in the table below. The actual price to be paid for the Class A-X Certificates has not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

                                     S-157

 PRE-TAX YIELD TO MATURITY OF THE CLASS A-X CERTIFICATES AT AN ASSUMED PURCHASE
  PRICE OF 0.625% OF THE CLASS A-X CERTIFICATES PLUS ACCRUED INTEREST FROM THE
                                  CUT-OFF DATE

                                PERCENTAGE OF CPR
--------------------------------------------------------------------------------
                                 10%       15%       20%      30%       40%
                                ----      ----      ----      ---      -----
Yield.........................  33.8%     27.3%     20.7%     6.6%     (8.4)%

     Based on a constant prepayment rate of approximately 34% of the CPR, with respect to the mortgage loans, the assumed purchase price above, plus accrued interest from the cut-off date, and the assumptions described above, the pre-tax yield to maturity of the Class A-X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class
A-X Certificates would not fully recover the initial purchase price of the Class
A-X Certificates.

     The pre-tax yields to maturity shown in the preceding table were calculated by determining the monthly discount rate (whether positive or negative), which, when applied to the assumed stream of cash flow to be paid on the Class A-X
Certificates, would cause the discounted present value of that assumed stream of cash flow to equal the assumed purchase price. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these
Class A-X Certificates when any reinvestment rates other than the discount rates are considered.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The pooling and servicing agreement provides that the trust will constitute multiple "real estate mortgage investment conduits" or REMICs. Elections will be made to treat the trust as comprising multiple REMICs for federal income tax purposes.

     Assuming compliance with the pooling and servicing agreement, in the opinion of McKee Nelson LLP

     o   each REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the
         Internal Revenue Code of 1986, as amended;

     o   each class of offered certificates (other than the Class A-R
         Certificate) will represent beneficial ownership of REMIC regular interests within the meaning of section 860G(a)(1) of the Code;

     o   the Class A-R Certificate will represent beneficial ownership of the residual interest in each REMIC within the meaning of section
         860G(a)(2) of the Code;

     o   each of the Yield Maintained Certificates, in addition to representing beneficial ownership of REMIC regular interests, will represent the right to receive payments from the related Yield Maintenance Account;

     o   each of the Auction Certificates will, in addition, represent rights and obligations under the Auction Swap Agreement; and

     o   the Class A-X Certificates, in addition to representing ownership of
         REMIC regular interests, will represent rights to any excess paid under the Yield Maintenance Agreements not used to make payments to the Yield
         Maintained Certificates.

                                     S-158

TAXATION OF REGULAR INTERESTS GENERALLY

     Interest on a REMIC regular interest must be included in income by a beneficial owner under the accrual method of accounting, regardless of the beneficial owner's regular method of accounting. In addition, the Class A-X
Certificates will, and certain other classes of offered certificates may, be issued with original issue discount ("OID"). For purposes of the OID rules, if two or more classes of certificates are acquired entirely by one beneficial owner at original issuance, then the classes of certificates owned by such beneficial owner will be aggregated and treated as a single debt instrument.
Consequently, if two or more classes of certificates were so aggregated, then the beneficial owner would determine OID and qualified stated interest by reference to the combined cash flows on those classes of certificates. Because various classes of regular certificates are expected to be issued to one person
(which intends to continue to hold the regular certificates indefinitely and, in any case, for at least 30 days), the securities administrator, on behalf of the trust, intends to determine the existence and amount of any OID as if those classes of regular certificates acquired entirely by a single beneficial owner were one debt instrument. If two or more classes of regular certificates are aggregated and treated as one debt instrument for purposes of determining the existence and amount of OID, the stripped bond rules described in section 1286 of the Code would apply to subsequent purchasers of such regular certificates
(unless the purchaser acquires a pro-rata portion of each such class of regular certificates). Under those rules, OID, rather than market discount, would be created if the purchase price at the time the regular certificate is purchased is less (by more than a de minimis amount) than its face amount. Because the amount of OID, if any, created by such a transaction will depend on subsequent transactions, information concerning the accrual of such OID will not be available from the securities administrator or the trustee. All purchasers of
REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the original issue discount and stripped bond provisions of the Code and the regulations thereunder on the purchase of the regular certificates. See "Material Federal Income Tax Considerations--REMIC
Certificates--C. Regular Certificates--Original Issue Discount and Premium" in
the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 20% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

PAYMENTS FROM THE FINAL MATURITY RESERVE TRUST

     Any certificateholder receiving a principal payment from the Final Maturity
Reserve Trust will be treated as selling a portion of its certificate to the
Class I Certificateholder and will be treated as receiving the amount of the principal payment from the Class I Certificateholder as proceeds of the sale.
The portion treated as having been sold will equal the amount of the corresponding reduction in the certificate principal amount of such certificate.
Accordingly, any principal payment from the Final Maturity Reserve Trust will not be treated as a distribution from any REMIC. Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale.

ADDITIONAL CONSIDERATIONS APPLICABLE TO THE AUCTION CERTIFICATES

     The purchase of an Auction Certificate, for federal income tax purposes, represents (i) the purchase of an undivided beneficial interest in a REMIC regular interest; (ii) the purchase of a beneficial interest in the right to receive payments from the Yield Maintenance Account; (iii) the obligation to sell the Auction Certificates on the Auction Distribution Date; and (iv) the
acquisition of rights and obligations under the Auction Swap Agreement and the related auction.

     On the Auction Distribution Date, each class of Auction Certificates will be transferred to the third-party investor or investors with the highest bid for that class in the auction conducted by the Auction Administrator, and the holders will be entitled to receive the Par Price. For federal income tax reporting purposes, each beneficial owner of an Auction Certificate will be treated as having entered into a forward contract for the sale of its beneficial ownership interest in the Auction Certificate on the Auction Distribution Date.

     For federal income tax reporting purposes, it will be assumed that no significant consideration will be paid or received by the beneficial owner of an
Auction Certificate for the rights acquired or the obligations undertaken with respect to the auction of the Auction Certificates. The Internal Revenue Service
could disagree, and if its position were upheld, the holders of the Auction
Certificates could have income from OID in addition to the stated interest on their certificates or small offsets of premium against that stated interest. See
"Material Federal Income

                                      S-159

Tax Considerations--REMIC Certificates--C. Regular Certificates--Original Issue
Discount and Premium" in the prospectus.

     The interest of the holders of Auction Certificates in the REMIC regular interest and the applicable auction should be treated as a straddle under
Section 1092 of the Code. Treatment as a straddle requires any gain or loss realized upon the sale or exchange of the certificate (including any gain or loss realized in connection with the mandatory transfer of the certificate to a third-party investor on the Auction Distribution Date) to be treated as a short-term gain or loss regardless of how long the certificate is held.
Treatment as a straddle also generally requires the certificateholder to capitalize, rather than deduct, any interest and carrying charges allocable to the certificate to the extent those charges exceed the ordinary income from the certificate includible for the taxable year. In addition the Auction
Certificates may have to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary income to the extent the holder's yield from the investment is less than 120% of the applicable federal rate. In contrast, under the rule generally applicable to REMIC regular interests, gain on sale is treated as ordinary income to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate.

     The correct treatment of the Auction Certificates is unclear. The Internal
Revenue Service might assert that the Auction Certificates represent the debt of, or another interest in, the Auction Swap Counterparty. If such a position were upheld it could affect the timing and character of the income on the
Auction Certificates, and the portion of such certificates which we describe above as being REMIC regular interests would not be treated as REMIC regular interests or qualifying assets for purposes of Sections 856(c)(4)(A),
7701(a)(19)(C) and 860G(a)(3) of the Code.

HOLDERS OF THE AUCTION CERTIFICATES ARE STRONGLY ADVISED TO CONSULT THEIR OWN
TAX ADVISORS REGARDING THE TREATMENT OF THEIR INTERESTS IN THE AUCTION
CERTIFICATES, INCLUDING THE ALLOCATION OF ISSUE PRICE, TIMING, CHARACTER AND
SOURCE OF INCOME, GAIN, DEDUCTION AND LOSS RESULTING FROM THE OWNERSHIP OF THEIR
CERTIFICATES.

TREATMENT OF THE YIELD MAINTAINED CERTIFICATES AND THE CLASS A-X CERTIFICATES

     In addition to the rights and obligations described above, each Yield
Maintained Certificate and the Class A-X Certificates will represent a beneficial interest in the right to receive payments from the Yield Maintenance
Account. For federal income tax information reporting purposes, the entitlement to such payments will be treated as an interest in an interest rate cap contract, and each beneficial owner of a Yield Maintained Certificate and the
Class A-X Certificates will agree, by virtue of their purchase of such
Certificates, to adopt a tax reporting position consistent with that characterization. Prospective investors in the Yield Maintained Certificates and the Class A-X Certificates should consult their tax advisors regarding the tax treatment of the rights of the beneficial owners of such Certificates with respect to payments from the Yield Maintenance Account.

     A beneficial owner of a Yield Maintained Certificate or a Class A-X
Certificate must allocate a portion of its purchase price for such Certificate to the interest rate cap component of the Yield Maintained Certificate and the
Class A-X Certificates. For federal income tax information reporting purposes, the Pooling and Servicing Agreement will specify the portion of the issue price of each Class of Yield Maintained Certificates and the Class A-X Certificates
allocable to the interest rate cap component of such Class and the portion allocable to the REMIC regular interest component of each such Class.

     Upon the sale, exchange, or other disposition of a Yield Maintained
Certificate or a Class A-X Certificate, the beneficial owner must allocate a portion of the amount realized to the interest rate cap component based on the relative fair market values of that component to the other components of the
Yield Maintained Certificate or the Class A-X Certificates, as applicable, at the time of sale.

     As indicated above, a portion of the purchase price paid by a beneficial owner to acquire a Yield Maintained Certificate or a Class A-X Certificate will be attributable to the interest rate cap component of such certificate. The portion of the overall purchase price attributable to the interest rate cap component must be amortized over the life of such Yield Maintained Certificate or a Class A-X Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Beneficial owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion

                                      S-160

of the purchase price paid for the interest rate cap component of a Yield
Maintained Certificate or a Class A-X Certificate.

     Any payments received by a holder of a Yield Maintained Certificate or a
Class A-X Certificate from the Yield Maintenance Account will be treated as periodic payments received from the interest rate cap contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the interest rate cap component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. A beneficial owner's ability to recognize a net deduction with respect to the interest rate cap component is limited under Sections 67 and 68 of the Code in the case of (i)
estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, REMICs and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly-offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the interest rate cap component in computing the beneficial owner's alternative minimum tax liability.

CERTAIN OWNERS OF THE OFFERED CERTIFICATES

     The Class A-R Certificates, the subordinate certificates, and the regular interest component of the Yield Maintained Certificates and the Class A-X
Certificates will be treated as (i) assets described in Section 7701(a)(19)(C)
of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" under Section 856(c)(4)(A) of the Code, and will be so treated in the same proportion that the assets of the Trust Estate, exclusive of the Yield
Maintenance Agreements, Yield Maintenance Account, and the Final Maturity
Reserve Account, would be so treated. The rights and obligations with respect to any of the mandatory auction, the Final Maturity Reserve Account and the rights under the interest rate cap component of the Yield Maintained Certificates and the Class A-X Certificates will not be treated as assets described in Section
7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class A-R Certificate will not be and, because of these additional rights and obligations associated with ownership of the Yield
Maintained Certificates and the Class A-X Certificates, the Yield Maintained
Certificates and the Class A-X Certificates would not likely be qualified mortgages in the hands of a REMIC.

THE RESIDUAL CERTIFICATE

     The holder of the Class A-R Certificate must include the taxable income of each REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

     The purchaser of the Class A-R Certificate should consider carefully the tax consequences of an investment in residual certificates as discussed in the
Prospectus and should consult its own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences--REMIC
Certificates--D. Residual Certificates" in the prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R
Certificate will be treated as consisting of "non-economic" residual interests,
"non-significant value" residual interests and "tax avoidance potential"
residential interests. See "Material Federal Income Tax Consequences--REMIC
Certificates--J. Tax-Related Restrictions on Transfers of Residual
Certificates--Non-economic Residual Certificates" in the prospectus.
Additionally, for information regarding prohibited transactions and treatment of realized losses, see "Material Federal Income Tax Consequences--REMIC
Certificates--E. Prohibited Transactions and Other Taxes" and "--REMIC
Certificates--C. Regular Certificates--Treatment of Realized Losses" in the
prospectus.

REPORTABLE TRANSACTIONS

     Pursuant to recently enacted legislation, a penalty in the amount of
$10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the
Code). The rules defining "reportable transactions" are complex and include transactions that result in certain losses that exceed threshold amounts.

                                      S-161

Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                   STATE TAXES

     The depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

     ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans-- and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds and insurance company general and separate accounts in which plans, accounts or arrangements are invested-- and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as
"Plans."

     ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section
4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the
ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.
Any such plan which is qualified and exempt from taxation under Sections 401(a)
and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

THE UNDERWRITER'S EXEMPTION

     The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc.
Prohibited Transaction Exemption ("PTE") 90-59 (Exemption Application No.
D-8374), as amended by PTE 97-34 (Exemption Application No. D-10245 and D-10246)
and by PTE 2000-58 (Exemption Application No. D-10829) and PTE 2002-41
(Exemption Application No. D-11077) (the "Underwriter's Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to

          o    the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Greenwich Capital
               Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate or the selling or placement agent, and

          o    the servicing, operation and management of such asset-backed pass-through entities,

                                      S-162

provided that the general conditions and certain other requirements set forth in the Underwriter's Exemption are satisfied.

     Each of the conditions listed below must be satisfied for the Underwriter's
Exemption to apply.

          o    The acquisition of the certificates by a Plan is on terms
               (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length
               transaction with an unrelated party.

          o    Unless the investment pool contains certain types of assets, the rights and interests evidenced by the certificates cannot be subordinated to the rights and interests evidenced by other certificates of the same trust.

          o    The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) from each rating agency identified in the exemption.

          o    The trustee must not be an affiliate of any other member of the
               "restricted group" (as defined below), other than an underwriter.

          o    The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates
               represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust assets to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith.

          o    The Plan investing in the certificates is an "accredited
               investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

     The trust must also meet each of the requirements listed below.

     o    The assets of the investment pool must consist solely of certain:

          o    secured consumer receivables,

          o    secured credit instruments,

          o    obligations secured by certain residential and/or commercial real property,

          o    obligations secured by motor vehicles or equipment, or qualified motor vehicle leases,

          o    guaranteed governmental mortgage pool certificates and/or

          o    fractional undivided interests in any of the above obligations.

     o    Such assets must be of the type that have been included in other investment pools. Certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories (four, if the investment pool contains certain types of assets) by a rating agency for at least one year prior to the Plan's acquisition of certificates. Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

                                      S-163

     Moreover, the Underwriter's Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of
               certificates in which Plans have invested and at least 50% of the aggregate interests in the trust is acquired by persons
               independent of the restricted group;

          o    such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the depositor, the master servicer, the trustee, an underwriter, any indemnitor or any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets, or any affiliate of these parties.

     It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the REMIC regular interest portion of the offered certificates that consist, in part, of REMIC regular interests provided that those conditions of the Underwriter's Exemption within the control of the investors are met.

     The rating of an offered certificate may change. If a class of offered certificates no longer has a rating of at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Underwriter's
Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it) unless the trustee receives:

          o    a representation from the acquirer or transferee of the
               certificate to the effect that the transferee is not a Plan or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

          o    if the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing the offered certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE
               95-60) and that the purchase and holding of the offered
               certificate are covered under Section I and III of PTCE 95-60.

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE
REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION
UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1
DISCUSSED UNDER "ERISA CONSIDERATIONS" IN THE PROSPECTUS, THE PURCHASE AND
HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT
ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN
PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.
CONSEQUENTLY, THE INITIAL ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE
WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR, AS CERTIFICATE
REGISTRAR, UNLESS THE SECURITIES ADMINISTRATOR, AS CERTIFICATE REGISTRAR,
RECEIVES:

          o    a representation from the acquirer or transferee of the Class A-R
               Certificate to the effect that the transferee is not a Plan, or a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, or

                                      S-164

          o    if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the
               Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e)
               of PTCE 95-60) and that the purchase and holding of the Class A-R
               Certificate are covered under Section I and III of PTCE 95-60.

ERISA CONSIDERATIONS WITH RESPECT TO THE AUCTION SWAP AGREEMENT AND THE FINAL
MATURITY RESERVE TRUST

     The swap feature related to each of the Auction Certificates under the
Auction Swap Agreement is not eligible for the exemptive relief available under the Underwriter's Exemption. The transactions under the Auction Swap Agreement are likely to be characterized under ERISA and Section 4975 of the Code as principal transactions between the owner of an Auction Certificate and the
Auction Swap Counterparty, to the extent of the right of an Auction
Certificateholder to receive the excess, if any, of the Par Price over the
Auction Proceeds for such class of Auction Certificates, and the right of the
Auction Swap Counterparty to receive such excess, if any, of the Auction
Proceeds over the Par Price for the Auction Certificates. Therefore, the
purchase of an Auction Certificate before the Auction Distribution Date by a
Plan under certain circumstances could be characterized as, or result in, a prohibited transaction under ERISA and Section 4975 of the Code between a Plan which holds the Auction Certificate and the Auction Swap Counterparty (if it is
a Party in Interest with respect to the Plan, as defined in the prospectus), unless another administrative exemption is available. In addition, when the certificates are retired if payments are made to Class A-1, Class A-2, Class
A-3, Class B-1, Class B-2 and Class B-3 from the Final Maturity Reserve Trust, for purposes of ERISA and Section 4975 of the Code this may be deemed to be a sale or exchange of property between certificateholders that are Plans and the
Class I Certificateholder, who may be a Party in Interest with respect to such
Plans and consequently may result in a prohibited transaction unless another administrative exemption is available.

     Accordingly, no Plan or other person using Plan Assets may acquire or hold an offered certificate (other than the Class A-X Certificates) otherwise eligible for the Underwriter's Exemption before the termination of the Final
Maturity Reserve Trust, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction
Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds),
90-1 (for transactions by insurance company pooled separate accounts), 95-60
(for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Final Maturity
Reserve Trust and the Auction Swap Agreements and any certificate whose rating has fallen to below BBB- and Baa3 could be purchased by insurance company general accounts pursuant to such exemption.

     If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer, the servicers, the seller and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

FIDUCIARY CONSIDERATIONS

     Greenwich Capital Acceptance, Inc., the seller and the trustee make no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant ERISA or other legal requirement for investment by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan. Each
Plan fiduciary should make its own determination as to the applicability of the
Underwriter's Exemption and any other exemptions to the acquisition, holding and disposition of offered certificates and any rights associated with such certificates.

                                      S-165

                         LEGAL INVESTMENT CONSIDERATIONS

     The senior certificates and the Class B-1 Certificates will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See "Legal Investment Considerations" in the prospectus.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction. In order to facilitate the release of liens on certain of the mortgage loans that the seller will sell to the depositor, Greenwich Capital Markets, Inc. will advance approximately $1.55 billion to various lenders to repay certain financing arrangements between the seller and the various lenders.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Greenwich Capital Markets, Inc., which is an affiliate of the depositor, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Credit
Suisse Securities (USA) LLC, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, the amount of the offered certificates set forth in the table below:

          GREENWICH CAPITAL   BEAR, STEARNS &   LEHMAN BROTHERS       CREDIT SUISSE
CLASS       MARKETS, INC.         CO. INC.            INC.        SECURITIES (USA) LLC
-----     -----------------   ---------------   ---------------   --------------------

A-1....     $  198,122,400      $ 28,303,200      $ 28,303,200        $ 28,303,200
A-2....     $  413,849,800      $ 59,121,400      $ 59,121,400        $ 59,121,400
A-3....     $  441,812,700      $ 63,116,100      $ 63,116,100        $ 63,116,100
A-X*...     $1,053,784,900      $150,540,700      $150,540,700        $150,540,700
A-R....     $          100      $          0      $          0        $          0
B-1....     $   11,969,300      $  1,709,900      $  1,709,900        $  1,709,900
B-2....     $    8,160,600      $  1,165,000      $  1,165,800        $  1,165,800
B-3....     $    4,896,500      $    699,500      $    699,500        $    699,500

----------
*    Notional Amount

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from the underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions.
The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The depositor has been advised by the underwriters that they intend to make a market in the offered certificates but have no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

     The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

                                      S-166

                                  LEGAL MATTERS

     Certain legal matters in connection with the issuance of the offered certificates will be passed upon by McKee Nelson LLP, Washington, D.C., as counsel for the depositor and for the underwriters. Certain legal matters will be passed upon for the seller by Stroock & Stroock & Lavan LLP, New York, New
York, as counsel for the seller.

                                     RATINGS

     It is a condition to the issuance of the offered certificates that the senior certificates be rated "AAA" by Fitch Ratings ("Fitch") and "Aaa" by
Moody's Investors Service, Inc. ("Moody's," and together with Fitch, the "rating agencies"). It is a condition to the issuance of the Class B-1 Certificates that they be rated at least "Aa2" by Moody's and at least "AA+" by Fitch. It is a condition to the issuance of the Class B-2 Certificates that they be rated at least "A2" by Moody's and at least "AA-" by Fitch. It is a condition to the issuance of the Class B-3 Certificates that they be rated at least "Baa2" by
Moody's and at least "A" by Fitch.

     The ratings assigned by the above rating agencies address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreement pursuant to which the certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings do not address the possibility that, as a result of principal prepayments, holders of the offered certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans for which the interest rate or terms have converted.

     The ratings do not address the likelihood that any payments under the Yield
Maintenance Agreements will be made to the holders of the Class A-1, Class A-2 or Class A-3 Certificates.

     The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

     The depositor has not engaged any rating agency other than Fitch and
Moody's to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Fitch and Moody's.

                                      S-167

                                GLOSSARY OF TERMS

     AB Servicing Criteria. The servicing criteria established in Item 1122(d)
of Regulation AB.

     Aggregate Subordinate Percentage. For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal amount of the subordinate certificates immediately prior to that date and the denominator of which is the Pool Balance for that date.

     Applicable Credit Support Percentage. For each class of subordinate certificates and any distribution date, the sum of the Class Subordination
Percentage of that class and the aggregate Class Subordination Percentage of all other classes of subordinate certificates having higher numerical class designations than that class.

     Apportioned Principal Balance. For any distribution date, any loan group and for any class of subordinate certificates, an amount equal to the certificate principal amount of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for that date.

     Available Funds. For any distribution date and any loan group, an amount equal to:

     (A)  the sum of the following with respect to each mortgage loan in that loan group:

          o    all scheduled installments of interest (net of the related trust expense fees and retained interest, if any) and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination
               Date, together with any advances in respect of the mortgage loan;

          o    all net proceeds of any insurance policies with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer's normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

          o    any amounts received with respect to foreclosed properties for that distribution date;

          o    any amount of compensating interest received in respect of the mortgage loan for that distribution date;

          o    all partial or full prepayments of the mortgage loan (but not including prepayment penalties) received during the related
               Prepayment Period for that distribution date; and

          o    if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the loan;

reduced by

     (B)  the sum of the following with respect to each mortgage loan in that loan group:

          o    amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the master servicer, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

          o    the trust expense fees including the servicing fees, master servicing fees and retained interest, if any.

                                      S-168

     Class Subordination Percentage. For any distribution date and each class of subordinate certificates, a fraction (expressed as a percentage) the numerator of which is the certificate principal amount of that class immediately before that date and the denominator of which is the aggregate certificate principal amount of all classes of certificates immediately before that date.

     Determination Date. For any distribution date and each mortgage loan, the date set forth in the related servicing agreement on which the related servicer determines the amount to be remitted to the master servicer.

     Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

     Final Maturity Reserve Amount. For each loan group and each distribution date on and after the distribution date in June 2016 up to and including the earlier of the distribution date in June 2036 or the termination of the trust, the product of (x) the related Final Maturity Reserve Rate divided by 12 and (y)
the related Pool Balance on the first day of the related Due Period (not including for this purpose mortgage loans in the related loan group for which prepayments in full have been received and distributed in the month prior to that distribution date).

     Final Maturity Reserve Rate. For the mortgage loans in group 1, group 2 and group 3, an annual rate of 0.01151%, 0.00777% and 0.00799%, respectively.

     Original Applicable Credit Support Percentage. For each class of subordinate certificates, the Applicable Credit Support Percentage for that class on the date of issuance of the certificates.

     Pool Balance. For any distribution date, the aggregate of the Stated
Principal Balances of the mortgage loans outstanding on the first day of the month preceding the month of that distribution date.

     Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

     Principal Distribution Amount. For any distribution date and loan group, the sum of the following for each such mortgage loan in that loan group:

          o    each scheduled payment of principal collected or advanced on the mortgage loan by the related servicer or the master servicer in the related Due Period;

          o    if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the collection account during the related Prepayment Period;

          o    the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the collection account during the related Prepayment Period;

          o    if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

          o    if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than
               Recoveries; and

          o    the principal portion of all partial and full principal
               prepayments of the mortgage loan and any Recoveries, in each case received during the related Prepayment Period.

     Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the related Prepayment Period which has previously been allocated as a realized loss to a class or classes of certificates, net of reimbursable expenses.

                                      S-169

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB),
17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act
Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the
Securities and Exchange Commission or its staff from time to time.

     Senior Credit Support Depletion Date. The date on which the aggregate certificate principal balance of the subordinate certificates has been reduced to zero.

     Senior Percentage. For each distribution date and each loan group, the percentage equivalent of a fraction, the numerator of which is the aggregate of the certificate principal balance of the class or classes of senior certificates relating to the loan group immediately prior to that date and the denominator of which is the Stated Principal Balance of all mortgage loans in the related loan group for that date; provided, however, that on any distribution date after a
Senior Termination Date has occurred with respect to a loan group, the Senior
Percentage for such loan group will be equal to 0%; and, provided, further, that on any distribution date after a Senior Termination Date has occurred with respect to two loan groups, the Senior Percentage of the remaining senior certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the certificate principal balances of the remaining class or classes of senior certificates immediately prior to such date and the denominator of which is the aggregate of the certificate principal balances of all classes of certificates, immediately prior to such date.

     Senior Prepayment Percentage. For each loan group and any distribution date occurring before July 2013, 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs.
This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinate certificates. Increasing the interest of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates.

     For each loan group and any distribution date occurring on or after the distribution date in July 2013, the related Senior Prepayment Percentage will be as follows:

     o    for any distribution date in the first year thereafter, the related
          Senior Percentage plus 70% of the related Subordinate Percentage for that date;

     o    for any distribution date in the second year thereafter, the related
          Senior Percentage plus 60% of the related Subordinate Percentage for that date;

     o    for any distribution date in the third year thereafter, the related
          Senior Percentage plus 40% of the related Subordinate Percentage for that date;

     o    for any distribution date in the fourth year thereafter, the related
          Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

     o    for any distribution date thereafter, the related Senior Percentage for that date.

     Notwithstanding the preceding paragraphs, no decrease in the Senior
Prepayment Percentage for any loan group will occur unless the Step Down Test is satisfied on such distribution date.

     However, if, on any distribution date occurring on or after the distribution date in July 2013, the Senior Percentage for such loan group exceeds the initial Senior Percentage for such loan group, the related Senior
Prepayment Percentage for that date will once again equal 100%.

     Notwithstanding the preceding paragraphs, (i) if on any distribution date prior to July 2009 the Two Times Test is satisfied, the Senior Prepayment
Percentage for each loan group will equal the related Senior Percentage for that date plus 50% of an amount equal to 100% minus the related Senior Percentage for that date and (ii) if on any distribution date in or after July 2009 the Two
Times Test is satisfied, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that date.

                                      S-170

     Senior Principal Distribution Amount. For any distribution date and each loan group will equal the sum of:

          o    the related Senior Percentage of all amounts for that date described in the first four bullets of the definition of
               "Principal Distribution Amount" with respect to that loan group;

plus

          o    for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

          (a)  the related Senior Percentage of the Stated Principal Balance of that mortgage loan, and

          (b)  the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

          o    the related Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition of "Principal Distribution Amount."

     Senior Termination Date. For any loan group is the date on which the aggregate certificate principal balance of the related class or classes of senior certificates is reduced to zero.

     Stated Principal Balance. For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and net liquidation proceeds received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related borrower.

     Step Down Test. As to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

     first,    the outstanding principal balance of all mortgage loans
               delinquent 60 days or more (including mortgage loans in
               foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate certificate principal balance of the subordinate certificates, does not equal or exceed 50%, and

     second,   cumulative realized losses on all of the mortgage loans do not exceed:

               o    for any distribution date on or after the seventh
                    anniversary of the first distribution date, 30% of the
                    aggregate certificate principal balance of the subordinate certificates as of the closing date,

               o    for any distribution date on or after the eighth anniversary of the first distribution date, 35% of the aggregate
                    certificate principal balance of the subordinate
                    certificates as of the closing date,

               o    for any distribution date on or after the ninth anniversary of the first distribution date, 40% of the aggregate
                    certificate principal balance of the subordinate
                    certificates as of the closing date,

               o    for any distribution date on or after the tenth anniversary of the first distribution date, 45% of the aggregate
                    certificate principal balance of the subordinate
                    certificates as of the closing date, and

                                      S-171

               o    for any distribution date on or after the eleventh
                    anniversary of the first distribution date, 50% of the
                    aggregate certificate principal balance of the subordinate certificates as of the closing date.

     Subordinate Component. For any distribution date and with respect to any loan group is the aggregate Stated Principal Balances of the mortgage loans in the related loan group, as of the first day of the month preceding the month in which such distribution date occurs, minus the aggregate certificate principal balance of the related senior certificates immediately prior to such distribution date.

     Subordinate Percentage. For each loan group and any distribution date will be equal to the difference between 100% and the related Senior Percentage for such loan group on such distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to two loan groups, the Subordinate Percentage will represent the entire interest of the subordinate certificates in the mortgage loans and will be equal to the difference between 100% and the related Senior Percentage for such distribution date.

     Subordinate Prepayment Percentage. For any distribution date and each loan group, the difference between 100% and the related Senior Prepayment Percentage for that date.

     Subordinate Principal Distribution Amount. For any distribution date and each loan group will equal the sum of the following amounts:

          o    the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of
               "Principal Distribution Amount,"

          o    for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to
               principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of "Senior
               Principal Distribution Amount" up to the related Subordinate
               Percentage of the Stated Principal Balance of the mortgage loan,
               and

          o    the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition of "Principal Distribution Amount."

     On any distribution date after a Senior Termination Date has occurred with respect to two loan groups, the Subordinate Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate
Prepayment Percentage, as applicable, for the subordinate certificates for such distribution date with respect to all of the mortgage loans as opposed to the mortgage loans in the related loan group only.

     Two Times Test. On any distribution date, the satisfaction of all of the following conditions:

          o    the Aggregate Subordinate Percentage is at least two times the
               Aggregate Subordinate Percentage as of the closing date,

          o    the condition described in clause first of the definition of
               "Step Down Test" is satisfied, and

          o    on or after the distribution date in July 2009, cumulative realized losses do not exceed 30% of the aggregate certificate principal balance of the subordinate certificates as of the closing date, or prior to the distribution date in July 2009, cumulative realized losses do not exceed 20% of the aggregate certificate principal balance of the subordinate certificates as of the closing date.

                                      S-172

                                   SCHEDULE I

                              INTEREST RATE CURVES

   INTEREST       1-MONTH     6-MONTH      1-YEAR     1-YEAR
ACCRUAL PERIOD   LIBOR (%)   LIBOR (%)   LIBOR (%)   CMT (%)
--------------   ---------   ---------   ---------   -------
        1         5.25200     5.51600     5.61700    5.15000
        2         5.39007     5.56189     5.63566    5.20880
        3         5.47265     5.58321     5.64122    5.23082
        4         5.50408     5.58872     5.63852    5.22955
        5         5.55076     5.58682     5.63204    5.20629
        6         5.54707     5.57500     5.62049    5.17008
        7         5.52101     5.56235     5.60839    5.13837
        8         5.51507     5.55276     5.59782    5.11990
        9         5.50492     5.54226     5.58718    5.10882
       10         5.49294     5.53149     5.57706    5.10508
       11         5.48149     5.52079     5.56784    5.10663
       12         5.47293     5.51015     5.55979    5.10953
       13         5.46480     5.49925     5.55296    5.10786
       14         5.45347     5.48828     5.54709    5.10071
       15         5.44178     5.47809     5.54198    5.09216
       16         5.43018     5.46915     5.53774    5.08237
       17         5.41912     5.46193     5.53442    5.07156
       18         5.40905     5.45690     5.53203    5.06000
       19         5.40043     5.45451     5.53058    5.04799
       20         5.39372     5.45404     5.53000    5.03591
       21         5.38937     5.45430     5.53023    5.02417
       22         5.38784     5.45498     5.53115    5.01323
       23         5.38958     5.45573     5.53261    5.00362
       24         5.39505     5.45613     5.53443    4.99591
       25         5.39770     5.45569     5.53641    4.99071
       26         5.39522     5.45503     5.53898    4.98786
       27         5.39338     5.45522     5.54269    4.98668
       28         5.39225     5.45632     5.54745    4.98704
       29         5.39191     5.45841     5.55313    4.98879
       30         5.39243     5.46156     5.55960    4.99171
       31         5.39387     5.46585     5.56669    4.99554
       32         5.39632     5.47151     5.57424    5.00000
       33         5.39984     5.47855     5.58204    5.00476
       34         5.40451     5.48671     5.58988    5.00944
       35         5.41040     5.49568     5.59753    5.01362
       36         5.41758     5.50511     5.60475    5.01687
       37         5.42705     5.51462     5.61126    5.01866
       38         5.43763     5.52364     5.61705    5.01963
       39         5.44769     5.53178     5.62232    5.02071
       40         5.45709     5.53888     5.62710    5.02190
       41         5.46569     5.54481     5.63146    5.02318
       42         5.47336     5.54941     5.63546    5.02454
       43         5.47995     5.55256     5.63915    5.02596
       44         5.48532     5.55480     5.64264    5.02744
       45         5.48933     5.55692     5.64601    5.02896
       46         5.49184     5.55913     5.64938    5.03050
       47         5.49272     5.56168     5.65285    5.03205
       48         5.49182     5.56484     5.65655    5.03361
       49         5.49308     5.56888     5.66062    5.03514

                                      S-I-1

   INTEREST       1-MONTH     6-MONTH      1-YEAR     1-YEAR
ACCRUAL PERIOD   LIBOR (%)   LIBOR (%)   LIBOR (%)   CMT (%)
--------------   ---------   ---------   ---------   -------
       50         5.49771     5.57343     5.66505    5.03685
       51         5.50229     5.57787     5.66969    5.03890
       52         5.50680     5.58220     5.67446    5.04128
       53         5.51122     5.58640     5.67932    5.04398
       54         5.51553     5.59044     5.68419    5.04700
       55         5.51972     5.59433     5.68900    5.05032
       56         5.52377     5.59840     5.69369    5.05392
       57         5.52767     5.60296     5.69816    5.05779
       58         5.53140     5.60792     5.70234    5.06191
       59         5.53494     5.61317     5.70615    5.06627
       60         5.53828     5.61860     5.70949    5.07085
       61         5.54359     5.62407     5.71227    5.07563
       62         5.55053     5.62911     5.71429    5.08040
       63         5.55674     5.63324     5.71549    5.08495
       64         5.56217     5.63642     5.71597    5.08924
       65         5.56674     5.63857     5.71586    5.09326
       66         5.57040     5.63964     5.71528    5.09698
       67         5.57309     5.63957     5.71438    5.10037
       68         5.57476     5.63846     5.71330    5.10341
       69         5.57534     5.63665     5.71219    5.10608
       70         5.57478     5.63441     5.71123    5.10834
       71         5.57301     5.63204     5.71058    5.11019
       72         5.56998     5.62985     5.71043    5.11158
       73         5.56662     5.62817     5.71096    5.11250
       74         5.56415     5.62717     5.71198    5.11316
       75         5.56222     5.62684     5.71319    5.11380
       76         5.56088     5.62720     5.71460    5.11446
       77         5.56017     5.62831     5.71625    5.11515
       78         5.56012     5.63020     5.71816    5.11591
       79         5.56077     5.63292     5.72035    5.11677
       80         5.56218     5.63591     5.72285    5.11775
       81         5.56437     5.63859     5.72568    5.11890
       82         5.56738     5.64098     5.72888    5.12025
       83         5.57126     5.64307     5.73247    5.12182
       84         5.57605     5.64488     5.73647    5.12367
       85         5.57829     5.64643     5.74091    5.12582
       86         5.57790     5.64830     5.74627    5.12809
       87         5.57834     5.65113     5.75284    5.13023
       88         5.57966     5.65496     5.76041    5.13225
       89         5.58189     5.65984     5.76872    5.13414
       90         5.58507     5.66581     5.77754    5.13589
       91         5.58926     5.67290     5.78658    5.13749
       92         5.59449     5.68145     5.79558    5.13894
       93         5.60080     5.69140     5.80426    5.14023
       94         5.60824     5.70228     5.81230    5.14135
       95         5.61685     5.71356     5.81942    5.14230
       96         5.62667     5.72473     5.82528    5.14307
       97         5.63932     5.73521     5.82956    5.14365
       98         5.65282     5.74416     5.83199    5.14404
       99         5.66453     5.75107     5.83272    5.14423
      100         5.67437     5.75583     5.83200    5.14421
      101         5.68224     5.75837     5.83011    5.14397

                                      S-I-2

   INTEREST       1-MONTH     6-MONTH      1-YEAR     1-YEAR
ACCRUAL PERIOD   LIBOR (%)   LIBOR (%)   LIBOR (%)   CMT (%)
--------------   ---------   ---------   ---------   -------
      102         5.68808     5.75860     5.82732    5.14352
      103         5.69178     5.75643     5.82392    5.14284
      104         5.69326     5.75220     5.82023    5.14192
      105         5.69245     5.74672     5.81655    5.14076
      106         5.68925     5.74056     5.81323    5.13935
      107         5.68358     5.73433     5.81059    5.13769
      108         5.67534     5.72868     5.80899    5.13577
      109         5.66703     5.72426     5.80880    5.13357
      110         5.66112     5.72130     5.80990    5.13130
      111         5.65636     5.71965     5.81188    5.12913
      112         5.65279     5.71934     5.81461    5.12710
      113         5.65046     5.72044     5.81799    5.12522
      114         5.64943     5.72298     5.82189    5.12351
      115         5.64973     5.72703     5.82617    5.12201
      116         5.65143     5.73213     5.83071    5.12072
      117         5.65457     5.73763     5.83537    5.11968
      118         5.65920     5.74325     5.84001    5.11890
      119         5.66538     5.74872     5.84448    5.11841
      120         5.67314     5.75375     5.84862    5.11824
      121         5.67962     5.75803     5.85229    5.11841
      122         5.68364     5.76175     5.85581    5.11876
      123         5.68752     5.76531     5.85957    5.11911
      124         5.69124     5.76870     5.86348    5.11945
      125         5.69480     5.77191     5.86745    5.11980
      126         5.69821     5.77494     5.87137    5.12014
      127         5.70144     5.77778     5.87515    5.12048
      128         5.70449     5.78089     5.87868    5.12082
      129         5.70737     5.78465     5.88185    5.12116
      130         5.71005     5.78886     5.88456    5.12150
      131         5.71254     5.79336     5.88669    5.12184
      132         5.71484     5.79795     5.88812    5.12217
      133         5.71969     5.80245     5.88874    5.12251
      134         5.72647     5.80619     5.88823    5.12284
      135         5.73205     5.80860     5.88648    5.12317
      136         5.73638     5.80965     5.88370    5.12350
      137         5.73945     5.80928     5.88011    5.12383
      138         5.74119     5.80748     5.87594    5.12416
      139         5.74159     5.80419     5.87141    5.12449
      140         5.74059     5.79946     5.86677    5.12481
      141         5.73817     5.79364     5.86227    5.12513
      142         5.73427     5.78719     5.85815    5.12546
      143         5.72887     5.78058     5.85467    5.12578
      144         5.72193     5.77428     5.85211    5.12610
      145         5.71387     5.76878     5.85072    5.12642
      146         5.70653     5.76450     5.85047    5.12674
      147         5.70041     5.76156     5.85106    5.12706
      148         5.69554     5.76000     5.85237    5.12737
      149         5.69196     5.75986     5.85430    5.12769
      150         5.68970     5.76117     5.85674    5.12800
      151         5.68881     5.76398     5.85956    5.12831
      152         5.68932     5.76778     5.86265    5.12863
      153         5.69127     5.77185     5.86589    5.12894

                                      S-I-3

   INTEREST       1-MONTH     6-MONTH      1-YEAR     1-YEAR
ACCRUAL PERIOD   LIBOR (%)   LIBOR (%)   LIBOR (%)   CMT (%)
--------------   ---------   ---------   ---------   -------
      154         5.69471     5.77596     5.86915    5.12925
      155         5.69966     5.77986     5.87229    5.12955
      156         5.70617     5.78328     5.87519    5.12986
      157         5.71103     5.78596     5.87771    5.13017
      158         5.71319     5.78817     5.88051    5.13047
      159         5.71536     5.79039     5.88415    5.13078
      160         5.71752     5.79260     5.88839    5.13108
      161         5.71968     5.79482     5.89294    5.13138
      162         5.72185     5.79704     5.89751    5.13169
      163         5.72401     5.79925     5.90183    5.13199
      164         5.72617     5.80246     5.90560    5.13229
      165         5.72834     5.80734     5.90852    5.13258
      166         5.73050     5.81335     5.91028    5.13288
      167         5.73266     5.81996     5.91056    5.13318
      168         5.73482     5.82664     5.90905    5.13347
      169         5.74283     5.83282     5.90542    5.13377
      170         5.75471     5.83693     5.90012    5.13406
      171         5.76354     5.83772     5.89399    5.13436
      172         5.76925     5.83513     5.88728    5.13465
      173         5.77176     5.82906     5.88027    5.13494
      174         5.77100     5.81945     5.87323    5.13523
      175         5.76689     5.80622     5.86644    5.13552
      176         5.75936     5.79181     5.86019    5.13581
      177         5.74834     5.77910     5.85476    5.13609
      178         5.73374     5.76867     5.85046    5.13638
      179         5.71549     5.76112     5.84760    5.13667
      180         5.69352     5.75705     5.84647    5.13695
      181         5.68250     5.75709     5.84741    5.13724
      182         5.68491     5.75934     5.84944    5.13752
      183         5.68725     5.76151     5.85137    5.13780
      184         5.68949     5.76359     5.85320    5.13808
      185         5.69166     5.76557     5.85492    5.13837
      186         5.69373     5.76745     5.85654    5.13865
      187         5.69571     5.76924     5.85805    5.13893
      188         5.69761     5.77093     5.85945    5.13920
      189         5.69940     5.77251     5.86074    5.13948
      190         5.70110     5.77399     5.86191    5.13976
      191         5.70270     5.77536     5.86296    5.14004
      192         5.70420     5.77662     5.86389    5.14031
      193         5.70559     5.77777     5.86470    5.14059
      194         5.70688     5.77880     5.86538    5.14086
      195         5.70806     5.77971     5.86594    5.14114
      196         5.70913     5.78051     5.86636    5.14141
      197         5.71008     5.78118     5.86665    5.14168
      198         5.71092     5.78173     5.86681    5.14195
      199         5.71164     5.78216     5.86683    5.14222
      200         5.71224     5.78245     5.86671    5.14250
      201         5.71272     5.78261     5.86645    5.14277
      202         5.71307     5.78264     5.86604    5.14304
      203         5.71330     5.78254     5.86548    5.14330
      204         5.71340     5.78229     5.86478    5.14357
      205         5.71336     5.78191     5.86392    5.14384

                                      S-I-4

   INTEREST       1-MONTH     6-MONTH      1-YEAR     1-YEAR
ACCRUAL PERIOD   LIBOR (%)   LIBOR (%)   LIBOR (%)   CMT (%)
--------------   ---------   ---------   ---------   -------
      206         5.71320     5.78138     5.86291    5.14411
      207         5.71289     5.78070     5.86174    5.14437
      208         5.71245     5.77988     5.86041    5.14464
      209         5.71187     5.77891     5.85893    5.14490
      210         5.71114     5.77779     5.85727    5.14517
      211         5.71027     5.77651     5.85545    5.14543
      212         5.70925     5.77507     5.85346    5.14570
      213         5.70808     5.77347     5.85130    5.14596
      214         5.70676     5.77172     5.84897    5.14622
      215         5.70528     5.76979     5.84646    5.14649
      216         5.70365     5.76771     5.84377    5.14675
      217         5.70185     5.76545     5.84090    5.14701
      218         5.69990     5.76302     5.83785    5.14727
      219         5.69778     5.76042     5.83461    5.14753
      220         5.69550     5.75764     5.83118    5.14779
      221         5.69305     5.75468     5.82756    5.14805
      222         5.69042     5.75155     5.82375    5.14831
      223         5.68763     5.74823     5.81974    5.14857
      224         5.68466     5.74472     5.81554    5.14883
      225         5.68151     5.74103     5.81113    5.14908
      226         5.67818     5.73715     5.80653    5.14934
      227         5.67467     5.73307     5.80171    5.14960
      228         5.67098     5.72880     5.79669    5.14986
      229         5.66710     5.72434     5.79146    5.15011
      230         5.66303     5.71967     5.78624    5.15037
      231         5.65876     5.71480     5.78125    5.15062
      232         5.65431     5.70973     5.77652    5.15088
      233         5.64966     5.70445     5.77205    5.15114
      234         5.64481     5.69896     5.76787    5.15139
      235         5.63976     5.69327     5.76399    5.15165
      236         5.63451     5.68778     5.76043    5.15190
      237         5.62905     5.68295     5.75721    5.15215
      238         5.62339     5.67882     5.75434    5.15241
      239         5.61751     5.67542     5.75184    5.15266
      240         5.61142     5.67277     5.74973    5.15291
      241         5.60762     5.67093     5.74803    5.15317
      242         5.60623     5.66949     5.74654    5.15342
      243         5.60483     5.66805     5.74505    5.15367
      244         5.60343     5.66661     5.74355    5.15392
      245         5.60203     5.66516     5.74205    5.15418
      246         5.60062     5.66370     5.74054    5.15443
      247         5.59920     5.66225     5.73903    5.15468
      248         5.59778     5.66078     5.73751    5.15493
      249         5.59636     5.65932     5.73600    5.15518
      250         5.59494     5.65785     5.73448    5.15543
      251         5.59351     5.65638     5.73295    5.15569
      252         5.59207     5.65490     5.73143    5.15594
      253         5.59064     5.65342     5.72990    5.15619
      254         5.58920     5.65194     5.72837    5.15644
      255         5.58775     5.65046     5.72684    5.15669
      256         5.58631     5.64897     5.72530    5.15694
      257         5.58486     5.64748     5.72377    5.15719

                                      S-I-5

   INTEREST       1-MONTH     6-MONTH      1-YEAR     1-YEAR
ACCRUAL PERIOD   LIBOR (%)   LIBOR (%)   LIBOR (%)   CMT (%)
--------------   ---------   ---------   ---------   -------
      258         5.58341     5.64599     5.72223    5.15744
      259         5.58195     5.64450     5.72069    5.15769
      260         5.58050     5.64301     5.71915    5.15794
      261         5.57904     5.64151     5.71761    5.15819
      262         5.57758     5.64001     5.71607    5.15844
      263         5.57612     5.63852     5.71453    5.15869
      264         5.57466     5.63702     5.71299    5.15894
      265         5.57320     5.63552     5.71144    5.15919
      266         5.57174     5.63402     5.70990    5.15944
      267         5.57027     5.63252     5.70836    5.15969
      268         5.56881     5.63102     5.70682    5.15994
      269         5.56734     5.62952     5.70528    5.16019
      270         5.56588     5.62802     5.70374    5.16044
      271         5.56441     5.62652     5.70220    5.16069
      272         5.56294     5.62502     5.70066    5.16094
      273         5.56148     5.62352     5.69912    5.16119
      274         5.56001     5.62202     5.69759    5.16144
      275         5.55855     5.62052     5.69605    5.16169
      276         5.55708     5.61903     5.69452    5.16195
      277         5.55562     5.61754     5.69299    5.16220
      278         5.55416     5.61604     5.69146    5.16245
      279         5.55270     5.61455     5.68994    5.16270
      280         5.55124     5.61307     5.68842    5.16295
      281         5.54978     5.61158     5.68690    5.16320
      282         5.54833     5.61010     5.68538    5.16345
      283         5.54688     5.60861     5.68387    5.16370
      284         5.54543     5.60714     5.68236    5.16396
      285         5.54398     5.60566     5.68085    5.16421
      286         5.54253     5.60419     5.67935    5.16446
      287         5.54109     5.60272     5.67785    5.16471
      288         5.53965     5.60125     5.67636    5.16496
      289         5.53821     5.59979     5.67487    5.16522
      290         5.53678     5.59834     5.67338    5.16547
      291         5.53535     5.59688     5.67190    5.16572
      292         5.53392     5.59543     5.67043    5.16598
      293         5.53250     5.59399     5.66895    5.16623
      294         5.53108     5.59255     5.66749    5.16648
      295         5.52967     5.59111     5.66603    5.16674
      296         5.52826     5.58968     5.66458    5.16699
      297         5.52685     5.58825     5.66313    5.16725
      298         5.52545     5.58683     5.66169    5.16750
      299         5.52406     5.58542     5.66025    5.16776
      300         5.52267     5.58401     5.65882    5.16801
      301         5.52128     5.58261     5.65740    5.16827
      302         5.51990     5.58121     5.65598    5.16853
      303         5.51853     5.57982     5.65457    5.16878
      304         5.51716     5.57844     5.65317    5.16904
      305         5.51580     5.57706     5.65178    5.16930
      306         5.51444     5.57569     5.65039    5.16956
      307         5.51309     5.57432     5.64901    5.16982
      308         5.51175     5.57297     5.64764    5.17007
      309         5.51041     5.57162     5.64628    5.17033

                                      S-I-6

   INTEREST       1-MONTH     6-MONTH      1-YEAR     1-YEAR
ACCRUAL PERIOD   LIBOR (%)   LIBOR (%)   LIBOR (%)   CMT (%)
--------------   ---------   ---------   ---------   -------
      310         5.50908     5.57028     5.64493    5.17059
      311         5.50776     5.56894     5.64358    5.17085
      312         5.50645     5.56762     5.64224    5.17111
      313         5.50514     5.56630     5.64092    5.17137
      314         5.50384     5.56499     5.63960    5.17164
      315         5.50255     5.56369     5.63829    5.17190
      316         5.50126     5.56240     5.63699    5.17216
      317         5.49999     5.56111     5.63570    5.17242
      318         5.49872     5.55984     5.63442    5.17269
      319         5.49746     5.55857     5.63315    5.17295
      320         5.49621     5.55732     5.63189    5.17321
      321         5.49497     5.55607     5.63064    5.17348
      322         5.49374     5.55483     5.62940    5.17374
      323         5.49252     5.55361     5.62817    5.17401
      324         5.49130     5.55239     5.62695    5.17428
      325         5.49010     5.55119     5.62574    5.17454
      326         5.48891     5.54999     5.62455    5.17481
      327         5.48772     5.54881     5.62337    5.17508
      328         5.48655     5.54763     5.62220    5.17535
      329         5.48539     5.54647     5.62104    5.17562
      330         5.48423     5.54532     5.61989    5.17589
      331         5.48309     5.54418     5.61875    5.17616
      332         5.48196     5.54305     5.61763    5.17643
      333         5.48084     5.54193     5.61652    5.17670
      334         5.47973     5.54083     5.61542    5.17698
      335         5.47863     5.53973     5.61434    5.17725
      336         5.47755     5.53865     5.61327    5.17752
      337         5.47647     5.53758     5.61221    5.17780
      338         5.47541     5.53653     5.61117    5.17807
      339         5.47436     5.53549     5.61014    5.17835
      340         5.47332     5.53446     5.60912    5.17862
      341         5.47230     5.53344     5.60812    5.17890
      342         5.47129     5.53244     5.60713    5.17918
      343         5.47029     5.53145     5.60616    5.17946
      344         5.46930     5.53048     5.60520    5.17974
      345         5.46833     5.52951     5.60426    5.18002
      346         5.46737     5.52857     5.60333    5.18030
      347         5.46642     5.52763     5.60242    5.18058
      348         5.46549     5.52672     5.60152    5.18087
      349         5.46457     5.52581     5.60064    5.18115
      350         5.46366     5.52493     5.59978    5.18143
      351         5.46277     5.52405     5.59893    5.18172
      352         5.46190     5.52319     5.59809    5.18200
      353         5.46104     5.52235     5.59726    5.18229
      354         5.46019     5.52152     5.59645    5.18258
      355         5.45936     5.52071     5.59564    5.18286
      356         5.45854     5.51992     5.59485    5.18315
      357         5.45774     5.51914     5.59406    5.18344
      358         5.45696     5.51837     5.59327    5.18373
      359         5.45619     5.51760     5.59249    5.18402
      360         5.45544     5.51685     5.59172    5.18431

                                      S-I-7

                                    ANNEX A:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Thornburg
Mortgage Securities Trust 2006-3, Mortgage Loan Pass-Through Certificates,
Series 2006-3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global
Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and
Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS.
Secondary market trading between Clearstream Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                      S-A-1

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR
PURCHASER. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream
Luxembourg or Euroclear through a Clearstream Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement. Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant
Depositary of the DTC Participant's account against delivery of the Global
Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or
Euroclear. Under this approach, they may take on credit exposure to Clearstream
Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg
Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC
PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC
Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the
following day, and receipt of the cash proceeds in the Clearstream Luxembourg
Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant
have a line of credit with its respective clearing system and elect to

                                      S-A-2

be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.
If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream Luxembourg or Euroclear for one day
     (until the purchase side of the day trade is reflected in their Clearstream
     Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global
     Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
     Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" within the meaning of Section
7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S.
withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the
"U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I. the trustee or the U.S. withholding agent receives a statement--

          (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN
     (or any successor form) that--

               (i) is signed by the holder under penalties of perjury,

               (ii) certifies that such owner is not a United States person, and

               (iii) provides the name and address of the holder, or

          (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that -

               (i) is signed under penalties of perjury by an authorized
          representative of the financial institution,

               (ii) states that the financial institution has received an IRS
          Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such
          IRS Form W-8BEN (or any successor form),

               (iii) provides the name and address of the holder, and

               (iv) attaches the IRS Form W-8BEN (or any successor form)
          provided by the holder;

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

                                      S-A-3

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form
W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

     IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example
"qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

     A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream,
Euroclear or DTC may be subject to backup withholding at a rate of up to 31%
unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY
(or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the
Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not
"United States persons" within the meaning of Section 7701(a)(30) of the
Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

     The term "United States person" means (1) a citizen or resident of the
United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable
Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                      S-A-4

PROSPECTUS

                     MORTGAGE-BACKED/ASSET-BACKED SECURITIES
                              (ISSUABLE IN SERIES)

     GREENWICH CAPITAL ACCEPTANCE, INC. OR FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

THE SECURITIES

     Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

     o    Each series of securities will consist of one or more classes.

     o    Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

     o    A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

     o    No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

THE TRUST AND ITS ASSETS

     As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

     o    mortgage loans secured generally by senior liens on one- to four-family residential properties,

     o    closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

     o    mortgage loans secured by senior liens on multifamily residential properties,

     o    conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

     o    home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

     o    mortgage pass-through securities issued or guaranteed by Ginnie Mae,
          Fannie Mae or Freddie Mac, or

     o    private label mortgage-backed or asset-backed securities.

OFFERS OF THE SECURITIES

     Offers of the securities may be made through one or more different methods.
All securities will be distributed by, or sold through underwriters managed by,
Greenwich Capital Markets, Inc.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

     The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

     This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 APRIL 26, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Important Notice About Information in This Prospectus and Each

                                        2

   Other Insurance, Surety Bonds, Guaranties, Letters of Credit and

                                        3

   Possible Application of Contingent Payment Regulations to Certain

                                        4

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

     Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

     We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

                                   ----------

You may obtain additional information by contacting either depositor. The mailing address of the depositor's principal executive offices is either
Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at
600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is
(203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain
Information by Reference" on page 33 of this prospectus.

                                   ----------

                                        5

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION, TOGETHER WITH THE
INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT,
SINCE IT IDENTIFIES THE PRINCIPAL RISK FACTORS ASSOCIATED WITH AN INVESTMENT IN
THE SECURITIES.

PRINCIPAL PREPAYMENTS ON THE
LOANS MAY ADVERSELY AFFECT THE
AVERAGE LIFE OF, AND RATE OF
RETURN ON, YOUR SECURITIES....   You may be unable to reinvest the principal
                                 payments on your securities at a rate of return
                                 at least equal to the rate on your securities.
                                 The timing of principal payments on the
                                 securities of a series will be affected by a
                                 number of factors, including the following:

                                      o    the extent of prepayments on the
                                           loans in the trust or, if the trust
                                           is comprised of underlying
                                           securities, on the loans backing the
                                           underlying securities;

                                      o    how payments of principal are
                                           allocated among the classes of
                                           securities of the series as specified
                                           in the related prospectus supplement;

                                      o    if any party has an option to
                                           terminate the related trust early or
                                           to call your securities, the effect
                                           of the exercise of the option;

                                      o    the rate and timing of defaults and
                                           losses on the assets in the related
                                           trust; and

                                      o    repurchases of assets in the related
                                           trust as a result of material
                                           breaches of representations and
                                           warranties made by the depositor or
                                           master servicer.

                                 The rate of prepayment of the loans included
                                 in, or underlying the assets held in, each
                                 trust may affect the average life of the
                                 securities.

ONLY THE ASSETS OF THE RELATED
TRUST ARE AVAILABLE TO PAY
YOUR SECURITIES...............   Unless the applicable prospectus supplement
                                 provides otherwise, the securities of each
                                 series will be payable solely from the assets
                                 of the related trust, including any applicable
                                 credit enhancement, and will not have a claim
                                 against the assets of any other trust. If the
                                 assets

                                        6

                                 of the related trust are not sufficient, you
                                 may suffer a loss on your securities. Moreover,
                                 at the times specified in the related
                                 prospectus supplement, assets of the trust may
                                 be released to the applicable depositor, master
                                 servicer, any servicer, credit enhancement
                                 provider or other specified person, if all
                                 payments then due on the securities have been
                                 made and adequate provision for future payments
                                 on the remaining securities has been made. Once
                                 released, these assets will no longer be
                                 available to make payments on your securities
                                 There will be no recourse against the
                                 depositor, the master servicer, any servicer or
                                 any of their affiliates if a required
                                 distribution on the securities is not made. The
                                 securities will not represent an interest in,
                                 or an obligation of, the depositor, the master
                                 servicer, any servicer or any of their
                                 affiliates.

                                 The depositor's obligations are limited to its
                                 representations and warranties concerning the
                                 trust assets. Because the depositor has no
                                 significant assets, if it is required to
                                 repurchase trust assets due to the breach of a
                                 representation or warranty, the depositor's
                                 source of funds for the repurchase would be
                                 limited to:

                                      o    moneys obtained from enforcing any
                                           similar obligation of the seller or
                                           originator of the asset, or

                                      o    funds from a reserve account or other
                                           credit enhancement established to pay
                                           for asset repurchases.

CREDIT ENHANCEMENT MAY NOT BE
ADEQUATE TO PREVENT LOSSES ON
YOUR SECURITIES...............   Credit enhancement is intended to reduce the
                                 effect of delinquent payments or loan losses on
                                 those classes of securities that have the
                                 benefit of the credit enhancement.
                                 Nevertheless, the amount of any credit
                                 enhancement is subject to the limits described
                                 in the related prospectus supplement. Moreover,
                                 the amount of credit enhancement may decline or
                                 be depleted under certain circumstances before
                                 the securities are paid in full. As a result,
                                 securityholders may suffer losses. In addition,
                                 credit enhancement may not cover all potential
                                 sources of risk of loss, such as fraud or
                                 negligence by a loan originator or other
                                 parties.

                                        7

                                 OVERCOLLATERALIZATION: The mortgage loans are
                                 expected to generate more interest than is
                                 needed to pay interest on the related
                                 securities because the weighted average
                                 interest rate on the mortgage loans is expected
                                 to be higher than the weighted average interest
                                 rate on the related securities. If the mortgage
                                 loans generate more interest than is needed to
                                 pay interest on the related securities the
                                 "excess spread" will be used to make additional
                                 principal payments on those securities, which
                                 will reduce the total outstanding principal
                                 balance of those securities below the aggregate
                                 principal balance of the related mortgage
                                 loans, thereby creating
                                 "overcollateralization." Overcollateralization
                                 is intended to provide limited protection to
                                 securityholders by absorbing the security's
                                 share of losses from liquidated mortgage loans.
                                 However, there can be no guaranty that enough
                                 excess spread will be generated on the mortgage
                                 loans to maintain the required level of
                                 overcollateralization. The excess spread
                                 available on any distribution date will be
                                 affected by the actual amount of interest
                                 received, advanced or recovered in respect of
                                 the mortgage loans during the preceding month.
                                 Such amount may be influenced by changes in the
                                 weighted average of the mortgage rates
                                 resulting from prepayments, defaults and
                                 liquidations of the mortgage loans. If the
                                 protection afforded by overcollateralization is
                                 insufficient, then you could experience a loss
                                 on your investment.

                                 SUBORDINATION: This form of credit enhancement
                                 uses collections on the mortgage loans
                                 otherwise payable to the holders of the
                                 subordinated classes to pay amounts due on the
                                 more senior classes. Such collections are the
                                 sole source of funds from which such credit
                                 enhancement is provided. Realized losses will
                                 be allocated, first, to reduce the amount of
                                 excess spread, second, to reduce the
                                 overcollateralization amount, third, to each
                                 class of subordinate securities, beginning with
                                 the class with the lowest payment priority, in
                                 each case until the principal amount of that
                                 class has been reduced to zero, and fourth, to
                                 the senior securities. Accordingly, if the
                                 aggregate principal balance of a subordinated
                                 class were to be reduced to zero, delinquencies
                                 and defaults on the mortgage loans would reduce
                                 the amount of funds available for distributions
                                 to

                                        8

                                 holders of the remaining subordinated class or
                                 classes and, if the aggregate principal balance
                                 of all the subordinated classes were to be
                                 reduced to zero, delinquencies and defaults on
                                 the mortgage loans would reduce the amount of
                                 funds available for monthly distributions to
                                 holders of the senior securities.

                                 The weighted average lives of, and the yields
                                 to maturity on the subordinate securities will
                                 be progressively more sensitive, based on their
                                 payment priority, to the rate and timing of
                                 mortgagor defaults and the severity of ensuing
                                 losses on the mortgage loans. If the actual
                                 rate and severity of losses on the mortgage
                                 loans are higher than those assumed by an
                                 investor in such securities, the actual yield
                                 to maturity of such securities may be lower
                                 than the yield anticipated by such holder based
                                 on such assumption. The timing of losses on the
                                 mortgage loans will also affect an investor's
                                 actual yield to maturity, even if the rate of
                                 defaults and severity of losses over the life
                                 of the mortgage loans are consistent with an
                                 investor's expectations. In general, the
                                 earlier a loss occurs, the greater the effect
                                 on an investor's yield to maturity. Realized
                                 losses on the mortgage loans, to the extent
                                 they exceed the amount of excess spread for the
                                 related distribution date and the
                                 overcollateralization following distributions
                                 of principal on the related distribution date,
                                 will reduce the certificate principal balance
                                 of each of the subordinate securities. As a
                                 result of such reductions, less interest will
                                 accrue on such class of subordinated securities
                                 than would otherwise be the case. Once a
                                 realized loss is allocated to a subordinated
                                 security, no interest will be distributable
                                 with respect to such written down amount.

                                 Subordinated securities will not be entitled to
                                 any principal distributions during any period
                                 in which delinquencies or losses on the
                                 mortgage loans exceed certain levels. As a
                                 result, the weighted average lives of the
                                 subordinated securities will be longer than
                                 would otherwise be the case if distributions of
                                 principal were allocated among all of the
                                 securities at the same time. As a result of the
                                 longer weighted average lives of the
                                 subordinated securities, the holders of such
                                 securities have a greater risk of suffering a
                                 loss on their investments. Further, because
                                 such securities might not receive any principal
                                 if certain delinquency or loss

                                        9

                                 levels occur, it is possible for such
                                 securities to receive no principal
                                 distributions even if no losses have occurred
                                 on the mortgage pool.

                                 You should fully consider the risks of
                                 investing in a subordinated certificate,
                                 including the risk that you may not fully
                                 recover your initial investment as a result of
                                 realized losses.

                                 DERIVATIVES: Payments made by the derivative
                                 contract counterparty will be used first, to
                                 cover basis risk shortfalls on the related
                                 securities with any remaining amounts to be
                                 used as net monthly excess cashflow as
                                 described in the prospectus supplement.
                                 However, if the derivative contract
                                 counterparty defaults on its obligations, then
                                 there may be insufficient funds to cover basis
                                 risk shortfalls on the bonds or interest on the
                                 bonds, and the amount of net monthly excess
                                 cashflow may be reduced. As a result, investors
                                 in the securities will be subject to the credit
                                 risk of the derivative contract counterparty.

                                 Net amounts payable under the derivative
                                 contracts are based on the parameters described
                                 in the prospectus supplement, and to the extent
                                 the actual performance of the mortgage loans
                                 differs from the expectations on which these
                                 parameters were based, the derivative contracts
                                 may provide insufficient funds to cover these
                                 shortfalls.

                                 Net monthly excess cashflow, including amounts
                                 from the derivative contracts, will provide
                                 some protection against any basis risk
                                 shortfalls on the securities, subject to the
                                 priorities described in the prospectus
                                 supplement. However, there can be no assurance
                                 that available net monthly excess cashflow will
                                 be sufficient to cover these shortfalls,
                                 particularly because in a situation where the
                                 interest rate on a class of securities is
                                 limited to the related available funds rate,
                                 there will be little or no related net monthly
                                 excess cashflow, except to the extent provided
                                 by the derivative contracts.

THE INTEREST ACCRUAL PERIOD
MAY REDUCE THE EFFECTIVE YIELD
ON YOUR SECURITIES............   Interest payable on the securities on any
                                 distribution date will include all interest
                                 accrued during the related

                                       10

                                 interest accrual period. The interest accrual
                                 period for the securities of each series will
                                 be specified in the applicable prospectus
                                 supplement. If the interest accrual period ends
                                 two or more days before the related
                                 distribution date, your effective yield will be
                                 less than it would be if the interest accrual
                                 period ended the day before the distribution
                                 date. As a result, your effective yield at par
                                 would be less than the indicated coupon rate.

MORTGAGE LOANS ORIGINATED
ACCORDING TO NON-AGENCY
UNDERWRITING GUIDELINES MAY
HAVE HIGHER EXPECTED
DELINQUENCIES.................   If specified in the related prospectus
                                 supplement, the mortgage loans may have been
                                 originated according to underwriting guidelines
                                 that do not comply with Fannie Mae or Freddie
                                 Mac guidelines. These types of mortgage loans
                                 are sometimes referred to as "subprime,"
                                 "non-prime" or "non-conforming" mortgage loans.
                                 Whereas "prime" loans are typically made to
                                 borrowers who have a strong credit history and
                                 can demonstrate a capacity to repay their
                                 loans, subprime loans are typically made to
                                 borrowers who are perceived as deficient in
                                 either or both of these respects. The borrowers
                                 may have imperfect credit histories, ranging
                                 from minor delinquencies to bankruptcy, or
                                 relatively high ratios of monthly mortgage
                                 payments to income or relatively high ratios of
                                 total monthly credit payments to income. While
                                 lenders consider a borrower's credit history
                                 when determining whether a loan is other than
                                 prime, they also consider the mortgage loan
                                 characteristics, such as loan-to-value ratio,
                                 or attributes of the property that may cause
                                 the loan to carry elevated credit risk.

                                 Compared with prime loans, subprime loans
                                 typically have higher loan-to-value ratios,
                                 reflecting the greater difficulty that subprime
                                 borrowers have in making down payments and the
                                 propensity of these borrowers to extract equity
                                 during refinancing. Historically, subprime
                                 borrowers pay higher rates of interest, go into
                                 delinquency more often, and have their
                                 properties foreclosed at a higher rate than
                                 either prime borrowers or borrowers of mortgage
                                 loans originated in accordance with Fannie Mae
                                 or Freddie Mac guidelines. A significant
                                 portion of the mortgage loans in the trust fund
                                 may have been classified in these

                                       11

                                 relatively low (i.e., relatively higher risk)
                                 credit categories.

                                 Rising unemployment, higher interest rates, or
                                 a decline in housing prices generally or in
                                 certain regions of the United States may have a
                                 greater effect on the delinquency, foreclosure,
                                 bankruptcy and loss experience of subprime
                                 mortgage loans and other mortgage loans of
                                 relatively low credit quality than on mortgage
                                 loans originated under stricter guidelines. We
                                 cannot assure you that the values of the
                                 mortgaged properties have remained or will
                                 remain at levels in effect on the dates of
                                 origination of the related mortgage loans.
                                 These risks are magnified with respect to
                                 adjustable payment mortgage loans, interest-
                                 only mortgage loans, loans with balloon
                                 payments and loans which provide for negative
                                 amortization. See "--Changes in U.S. Economic
                                 Conditions May Adversely Affect the Performance
                                 of Mortgage Loans, Particularly Adjustable
                                 Payment Loans of Various Types" for a
                                 discussion of risks related to economic
                                 conditions generally and adjustable payment
                                 mortgage loans.

                                 Consequently, mortgage loans originated
                                 according to underwriting guidelines that are
                                 not as strict as Fannie Mae or Freddie Mac
                                 guidelines may be likely to experience rates of
                                 delinquency, foreclosure and bankruptcy that
                                 are higher, and that may be substantially
                                 higher, than those experienced by mortgage
                                 loans underwritten in accordance with higher
                                 standards.

                                 "ALT-A "MORTGAGE LOANS: If specified in the
                                 related prospectus supplement, the trust fund
                                 may include mortgage loans originated according
                                 to "Alternative-A" or "Alt-A" underwriting
                                 guidelines. Although Alt- A loans are typically
                                 made to borrowers who have a strong credit
                                 history and can demonstrate a capacity to repay
                                 their loans, Alt-A mortgage loans may have some
                                 of the characteristics and risks of subprime
                                 mortgage loans described above. In particular,
                                 Alt-A mortgage loans (1) are often originated
                                 under underwriting guidelines with more limited
                                 and reduced documentation requirements, (2)
                                 have higher loan-to- value ratios than prime
                                 loans, (3) are more likely to be secured by
                                 properties not primarily occupied by the
                                 related borrower than prime loans and (4) often
                                 have

                                       12

                                 prepayment penalties. You should consider the
                                 risks discussed above if the trust fund
                                 contains Alt-A mortgage loans.

                                 See "Loan Underwriting Procedures and
                                 Standards" in this prospectus and see the
                                 prospectus supplement for a description of the
                                 characteristics of the related mortgage loans
                                 and for a general description of the
                                 underwriting guidelines applied in originating
                                 the related mortgage loans.

ASPECTS OF THE MORTGAGE LOAN
ORIGINATION PROCESS MAY RESULT
IN HIGHER EXPECTED
DELINQUENCIES.................   Various factors in the process of originating
                                 the mortgage loans in the trust fund may have
                                 the effect of increasing delinquencies and
                                 defaults on the mortgage loans. These factors
                                 may include any or all of the following:

                                 APPRAISAL QUALITY: During the mortgage loan
                                 underwriting process, appraisals are generally
                                 obtained on each prospective mortgaged
                                 property. The quality of these appraisals may
                                 vary widely in accuracy and consistency.
                                 Because in most cases the appraiser is selected
                                 by the mortgage loan broker or lender, the
                                 appraiser may feel pressure from that broker or
                                 lender to provide an appraisal in the amount
                                 necessary to enable the originator to make the
                                 loan, whether or not the value of the property
                                 justifies such an appraised value. Inaccurate
                                 or inflated appraisals may result in an
                                 increase in the number and severity of losses
                                 on the mortgage loans.

                                 STATED INCOME UNDERWRITING GUIDELINES: Most
                                 underwriting guidelines applied in the
                                 origination of mortgage loans have several
                                 different levels of documentation requirements
                                 applicable to prospective borrowers. There has
                                 recently been an increasing number of mortgage
                                 loans originated under "stated income"
                                 programs, which permit an applicant to qualify
                                 for a mortgage loan based upon monthly income
                                 as stated on the mortgage loan application, if
                                 the applicant meets certain criteria. Typically
                                 no verification of monthly income is required
                                 under stated income programs, which increases
                                 the risk that these borrowers have overstated
                                 their income and may not have sufficient income
                                 to make their monthly mortgage loan

                                       13

                                 payments. You should consider the risk that a
                                 higher number of mortgage loans originated
                                 under stated income programs may result in
                                 increased delinquencies and defaults on the
                                 mortgage loans in the trust fund.

                                 UNDERWRITING GUIDELINE EXCEPTIONS: Although
                                 mortgage originators generally underwrite
                                 mortgage loans in accordance with their
                                 pre-determined loan underwriting guidelines,
                                 from time to time and in the ordinary course of
                                 business, originators will make exceptions to
                                 these guidelines. Loans originated with
                                 exceptions may result in a higher number of
                                 delinquencies and loss severities than loans
                                 originated in strict compliance with the
                                 designated underwriting guidelines.

                                 NON-OWNER OCCUPIED PROPERTIES: Mortgage Loans
                                 secured by properties acquired by investors for
                                 the purposes of rental income or capital
                                 appreciation, or properties acquired as second
                                 homes, tend to have higher seventies of default
                                 than properties that are regularly occupied by
                                 the related borrowers. In a default, real
                                 property investors who do not reside in the
                                 mortgaged property may be more likely to
                                 abandon the related mortgaged property,
                                 increasing the severity of the default.

                                 BROKER AND CORRESPONDENT ORIGINATION VERSUS
                                 RETAIL ORIGINATION: Mortgage loans that have
                                 been originated on behalf of the originators by
                                 unaffiliated brokers or correspondents rather
                                 than directly by the originators themselves may
                                 experience a higher rate of delinquencies and
                                 defaults. In particular, a substantial number
                                 of subprime mortgage loans are originated by
                                 brokers rather than directly by the related
                                 originators.

                                 FRAUD: Fraud committed in the origination
                                 process may increase delinquencies and defaults
                                 on the mortgage loans. For example, a borrower
                                 may present fraudulent documentation to a
                                 lender during the mortgage loan underwriting
                                 process, which may enable the borrower to
                                 qualify for a higher balance or lower interest
                                 rate mortgage loan than the borrower would
                                 otherwise qualify for. In addition,
                                 increasingly frequent incidences of identity
                                 theft involving borrowers, particularly in the
                                 case of mortgage loans originated by brokers
                                 and under streamlined origination programs,

                                       14

                                 may result in an increased number of fraudulent
                                 mortgage loans that are not secured by a
                                 mortgaged property. To the extent that the
                                 trust fund includes any mortgage loans
                                 originated electronically over the Internet,
                                 these originations are more likely to be
                                 fraudulent. You should consider the potential
                                 effect of fraud by borrowers, brokers and other
                                 third parties on the yield on your securities.

                                 SELF-EMPLOYED BORROWERS: Self-employed
                                 borrowers may be more likely to default on
                                 their mortgage loans than salaried or
                                 commissioned borrowers and generally have less
                                 predictable income. In addition, many
                                 self-employed borrowers are small business
                                 owners who may be personally liable for their
                                 business debt. Consequently, you should
                                 consider that a higher number of self-employed
                                 borrowers may result in increased defaults on
                                 the mortgage loans in the trust fund.

                                 FIRST TIME BORROWERS: First time home buyers
                                 are often younger, have shorter credit
                                 histories, are more highly leveraged and have
                                 less experience with undertaking mortgage debt
                                 and maintaining a residential property than
                                 other borrowers. The presence of loans with
                                 first time buyers in the mortgage pool may
                                 increase the number of defaults on the mortgage
                                 loans.

                                 Although the aspects of the mortgage loan
                                 origination process described above may be
                                 indicative of the performance of the mortgage
                                 loans, information regarding these factors may
                                 not be available for the mortgage loans in the
                                 trust fund, unless specified in the prospectus
                                 supplement.

                                 See "Loan Underwriting Procedures and
                                 Standards" in this prospectus and see the
                                 prospectus supplement for a description of the
                                 characteristics of the related mortgage loans
                                 and for a general description of the
                                 underwriting guidelines applied in originating
                                 the related mortgage loans.

                                       15

CHANGES IN U.S. ECONOMIC
CONDITIONS MAY ADVERSELY AFFECT
THE PERFORMANCE OF MORTGAGE
LOANS, PARTICULARLY ADJUSTABLE
PAYMENT LOANS OF VARIOUS
TYPES.........................   Recently, an increasingly large proportion of
                                 residential mortgage loans originated in the
                                 United States have been adjustable payment
                                 mortgage loans, including loans that have
                                 interest-only or negative amortization
                                 features. Mortgage loans that are referred to
                                 generally as adjustable payment or adjustable
                                 rate mortgage loans may include any of the
                                 following types of loans:

                                 o    mortgage loans whose interest rate adjusts
                                      on the basis of a variable index plus a
                                      margin, with the initial adjustment
                                      typically occurring six months after
                                      origination of the related mortgage loan
                                      and adjustments occurring every six months
                                      thereafter; these loans may or may not
                                      have a low introductory interest rate;

                                 o    "hybrid" mortgage loans, whose interest
                                      rate is fixed for the initial period
                                      specified in the related mortgage note,
                                      and thereafter adjusts periodically based
                                      on the related index;

                                 o    "interest-only" mortgage loans, which
                                      provide for payment of interest at the
                                      related mortgage interest rate, but no
                                      payment of principal, for the period
                                      specified in the related mortgage note;
                                      thereafter, the monthly payment is
                                      increased to an amount sufficient to
                                      amortize the principal balance of the
                                      mortgage loan over the remaining term and
                                      to pay interest at the applicable mortgage
                                      interest rate;

                                 o    "negative amortization" mortgage loans,
                                      which may have a low introductory interest
                                      rate, and thereafter have a mortgage
                                      interest rate which adjusts periodically
                                      based on the related index; however, the
                                      borrower is only required to make a
                                      minimum monthly payment which may not be
                                      sufficient to pay the monthly interest
                                      accrued, resulting in an increase to the
                                      principal balance of the mortgage loan by
                                      the amount of unpaid interest; and

                                 o    "option ARMs," which combine several of
                                      the features described above and permit
                                      the borrower to

                                       16

                                 elect whether to make a monthly payment
                                 sufficient to pay accrued interest and amortize
                                 the principal balance, make an interest-only
                                 payment or make a minimum payment that may be
                                 insufficient to pay accrued interest (with the
                                 unpaid interest added to the principal balance
                                 of the loan).

                                 If specified in the related prospectus
                                 supplement, the trust fund may include
                                 significant concentrations of these types of
                                 adjustable payment mortgage loans, which
                                 present special default and prepayment risks.

                                 The primary attraction to borrowers of these
                                 adjustable payment mortgage loan products is
                                 that initial monthly mortgage loan payments can
                                 be significantly lower than fixed rate or level
                                 pay mortgage loans under which the borrower
                                 pays both principal and interest at an interest
                                 rate fixed for the life of the mortgage loan.
                                 As a result, many borrowers are able to incur
                                 substantially greater mortgage debt using one
                                 of these adjustable payment mortgage loan
                                 products than if they used a standard
                                 amortizing fixed rate mortgage loan.

                                 In addition, a substantial number of these
                                 adjustable payment mortgage loans have been
                                 originated in regions of the United States that
                                 have seen substantial residential housing price
                                 appreciation over the past few years, such as
                                 California and major metropolitan areas in
                                 other states. Many borrowers in these markets
                                 have used adjustable payment mortgage loan
                                 products to purchase homes that are
                                 comparatively larger or more expensive than
                                 they would otherwise have purchased with a
                                 fixed rate mortgage loan with relatively higher
                                 monthly payments. These borrowers may have
                                 taken out these mortgage loan products in the
                                 expectation that either (1) their income will
                                 rise by the time their fixed rate period or
                                 interest-only period expires, thus enabling
                                 them to make the higher monthly payments, or
                                 (2) in an appreciating real estate market, they
                                 will be able to sell their property for a
                                 higher price or will be able to refinance the
                                 mortgage loan before the expiration of the
                                 fixed rate or interest- only period.

                                 Borrowers with adjustable payment mortgage
                                 loans will likely be exposed to increased
                                 monthly payments (1) when the mortgage interest
                                 rate adjusts upward from a low introductory
                                 rate to the rate computed in

                                       17

                                 accordance with the applicable index and
                                 margin, (2) if interest rates rise
                                 significantly, (3) in the case of interest-only
                                 mortgage loans, from the large increases in
                                 monthly payments when the interest-only terms
                                 expire and the monthly payments on these loans
                                 are recalculated to amortize the outstanding
                                 principal balance over the remaining term or
                                 (4) in the case of loans with negative
                                 amortization features, from the large increases
                                 in monthly payments when the payments are
                                 recalculated to amortize the outstanding
                                 principal balance.

                                 When evaluating a mortgage loan application
                                 from a prospective borrower for an adjustable
                                 payment or interest-only mortgage loan, many
                                 mortgage originators determine the amount of
                                 loan that borrower can afford based on the
                                 borrower's initial scheduled monthly payments,
                                 or the scheduled monthly payments on the first
                                 mortgage interest rate reset date, rather than
                                 based on the adjusted monthly payments as of
                                 future mortgage interest reset dates (in the
                                 case of adjustable rate mortgage loans) or the
                                 principal amortization date (in the case of
                                 interest-only mortgage loans). Mortgage loan
                                 characteristics and debt-to-income ratios set
                                 forth in the prospectus supplement will reflect
                                 the scheduled mortgage loan payments due or
                                 being made as of the "cut-off date," and will
                                 not reflect the mortgage loan payment resets
                                 that will occur during the life of the mortgage
                                 loan. These origination practices may increase
                                 the sensitivity of mortgage loan performance
                                 and defaults to changes in U.S. economic
                                 conditions.

                                 In recent years, mortgage interest rates have
                                 been at historically low levels. Although
                                 short-term interest rates have increased from
                                 their lowest levels, long- term interest rates
                                 have remained low. If mortgage interest rates
                                 rise, borrowers will experience increased
                                 monthly payments on their adjustable rate
                                 mortgage loans. As the fixed interest rates on
                                 hybrid mortgage loans expire and convert to
                                 adjustable rates, borrowers may find that the
                                 new minimum monthly payments are considerably
                                 higher and they may not be able to make those
                                 payments.

                                 In addition, without regard to changes in
                                 interest rates, the monthly payments on
                                 mortgage loans with interest-

                                       18

                                 only or negative amortization features will
                                 increase substantially when the principal must
                                 be repaid.

                                 Any of these factors, or a combination of these
                                 factors, could cause mortgage loan defaults to
                                 increase substantially.

                                 Borrowers who intend to avoid increased monthly
                                 payments by refinancing their mortgage loans
                                 may find that lenders may not in the future be
                                 willing or able to offer these adjustable
                                 payment mortgage loan products, or to offer
                                 these products at relatively low interest
                                 rates. A decline in housing prices generally or
                                 in certain regions of the United States could
                                 also leave borrowers with insufficient equity
                                 in their homes to permit them to refinance. In
                                 addition, if the recent rapid increase in house
                                 prices ceases or housing prices decline,
                                 borrowers who intend to sell their properties
                                 on or before the expiration of the fixed rate
                                 periods or interest-only periods on their
                                 mortgage loans may find that they cannot sell
                                 their properties for an amount equal to or
                                 greater than the unpaid principal balance of
                                 their loans, especially in the case of negative
                                 amortization mortgage loans. These events could
                                 cause borrowers to default on their mortgage
                                 loans.

                                 Rising unemployment and slow wage growth in
                                 certain regions of the United States or
                                 generally could also impact the ability of many
                                 borrowers with adjustable payment mortgage
                                 loans to make the higher monthly payments
                                 resulting from the expiration of fixed rate
                                 periods or interest-only periods, or from
                                 increases in interest rates. If borrowers
                                 become unemployed in a slowing economy, or if
                                 they find that expected increases in personal
                                 income have not occurred, they may be unable to
                                 make the higher monthly mortgage payments.

                                 It is likely that borrowers with adjustable
                                 payment mortgage loans will over the next
                                 several years be required to spend a larger
                                 proportion of their income to service their
                                 mortgage debt. This increase could, in the
                                 absence of strong wage growth, come at the
                                 expense of other expenditures by these
                                 borrowers, particularly consumer spending. It
                                 is possible that a decline in consumer spending
                                 could cause the U.S. economy to

                                       19

                                 slow or decline, which could give rise to
                                 increased unemployment and falling property
                                 values.

                                 These factors would negatively impact the
                                 ability of many borrowers to meet their
                                 increased monthly mortgage payments as
                                 described above. As a consequence, defaults on
                                 adjustable payment mortgage loans may increase
                                 significantly.

                                 Any of the factors described above, alone or in
                                 combination, could adversely affect the yield
                                 on your securities. Depending upon the type of
                                 security purchased and the price paid, the
                                 adverse yield effect could be substantial.

                                 These risks are magnified with respect to
                                 mortgage loans made on the basis of relatively
                                 low credit standards. See "--Mortgage Loans
                                 Originated According to Non-Agency Underwriting
                                 Guidelines May Have Higher Expected
                                 Delinquencies" for a discussion of risks
                                 related to mortgage loans that are sometimes
                                 referred to as "subprime," "nonconforming" or
                                 "Alt-A," or are otherwise originated in
                                 accordance with credit standards that do not
                                 conform to those of Fannie Mae or Freddie Mac.

                                 Several types of adjustable payment mortgage
                                 loans discussed above, in particular "option
                                 ARMs" and interest-only mortgage loans, have
                                 only been originated in any significant numbers
                                 in relatively recent years. Consequently, there
                                 is no material statistical information showing
                                 payment and default trends under a variety of
                                 macroeconomic conditions. In particular, it is
                                 unclear how these mortgage loan products will
                                 perform in a declining housing market or under
                                 other negative macroeconomic conditions.

                                 See "--Mortgage Loans with Interest-Only
                                 Payments" and "--Special Risks of Mortgage
                                 Loans that Provide for Negative Amortization
                                 "for further discussion of mortgage loans with
                                 interest-only or negative amortization
                                 features, respectively.

                                       20

LEGAL AND OTHER FACTORS COULD
REDUCE THE AMOUNT AND DELAY
THE TIMING OF RECOVERIES
ON DEFAULTED LOANS............   The following factors, among others, could
                                 adversely affect property values in such a way
                                 that the outstanding balance of the related
                                 loans would equal or exceed those values:

                                      o    an overall decline in the residential
                                           real estate markets where the
                                           properties are located,

                                      o    failure of borrowers to maintain
                                           their properties adequately, and

                                      o    natural disasters that are not
                                           necessarily covered by hazard
                                           insurance, such as earthquakes and
                                           floods.

                                 Even if you assume that the mortgaged
                                 properties provide adequate security for the
                                 loans, substantial delays could occur before
                                 defaulted loans are liquidated and the proceeds
                                 forwarded to investors. Property foreclosure
                                 actions are regulated by state statutes and
                                 rules and are subject to many of the delays and
                                 expenses that characterize other types of
                                 lawsuits if defenses or counterclaims are made.
                                 As a result, foreclosure actions can sometimes
                                 take several years to complete. Moreover, some
                                 states prohibit a mortgage lender from
                                 obtaining a judgment against the borrower for
                                 amounts not covered by property proceeds if the
                                 property is sold outside of a judicial
                                 proceeding. As a result, if a borrower
                                 defaults, these restrictions may impede the
                                 servicer's ability to dispose of the borrower's
                                 property and obtain sufficient proceeds to
                                 repay the loan in full. In addition, the
                                 servicer is entitled to deduct from liquidation
                                 proceeds all the expenses it reasonably incurs
                                 in trying to recover on the defaulted loan,
                                 including legal fees and costs, real estate
                                 taxes, and property preservation and
                                 maintenance expenses.

                                 State laws generally regulate interest rates
                                 and other loan charges, require certain
                                 disclosures, and often require licensing of
                                 loan originators and servicers. In addition,
                                 most states have other laws and public policies
                                 for the protection of consumers that prohibit
                                 unfair and deceptive practices in the
                                 origination, servicing and collection of loans.
                                 Depending on the

                                       21

                                 provisions of the particular law or policy and
                                 the specific facts and circumstances involved,
                                 violations may limit the ability of the
                                 servicer to collect interest or principal on
                                 the loans. Also, the borrower may be entitled
                                 to a refund of amounts previously paid and the
                                 servicer may be subject to damage claims and
                                 administrative sanctions.

RISKS RELATED TO MORTGAGE
LOANS WITH INTEREST-ONLY
PAYMENTS......................   If specified in the related prospectus
                                 supplement, some of the mortgage loans to be
                                 included in the trust fund may provide for
                                 payment of interest at the related mortgage
                                 interest rate, but no payment of principal, for
                                 the period following origination specified in
                                 the related prospectus supplement. Following
                                 the applicable interest-only period, the
                                 monthly payment with respect to each of these
                                 mortgage loans will be increased to an amount
                                 sufficient to amortize the principal balance of
                                 the mortgage loan over the remaining term and
                                 to pay interest at the applicable mortgage
                                 interest rate.

                                 If applicable, the presence of these mortgage
                                 loans in the trust fund will, absent other
                                 considerations, result in longer weighted
                                 average lives of the related securities than
                                 would have been the case had these loans not
                                 been included in the trust fund. In addition,
                                 borrowers may view the absence of any
                                 obligation to make a payment of principal
                                 during the interest-only period following
                                 origination specified in the related prospectus
                                 supplement as a disincentive to prepayment.
                                 Conversely, however, borrowers may be more
                                 likely to refinance their mortgage loans when
                                 the related interest-only period expires,
                                 resulting in increased prepayments.

                                 After a borrower's monthly payment has been
                                 increased to include principal amortization,
                                 and assuming the borrower does not refinance
                                 the related mortgage loan, delinquency or
                                 default may be more likely.

                                 See also "--Changes in U.S. Economic Conditions
                                 May Adversely Affect the Performance of
                                 Mortgage Loans, Particularly Adjustable Payment
                                 Loans of Various Types "for a discussion of
                                 risks related to interest-only mortgage loans
                                 and economic conditions.

                                       22

RISKS RELATED TO MORTGAGE
LOANS THAT PROVIDE FOR
NEGATIVE AMORTIZATION.........   If specified in the related prospectus
                                 supplement, the trust fund may include mortgage
                                 loans that provide for so-called "negative
                                 amortization." Negative amortization mortgage
                                 loans generally provide the borrower with a low
                                 initial introductory interest rate. Thereafter,
                                 the mortgage interest rate is calculated at the
                                 index specified in the related mortgage note
                                 plus the applicable margin. However, the
                                 borrower is only required to make (or may elect
                                 to make) for the period specified in the
                                 related mortgage note a minimum monthly payment
                                 on the mortgage loan that may be sufficient to
                                 amortize the principal balance of the mortgage
                                 loan over the remaining term but not to pay all
                                 accrued interest, or may be insufficient to pay
                                 accrued interest and not amortize the principal
                                 balance at all.

                                 At the end of this initial period, and
                                 periodically thereafter, the borrower's minimum
                                 monthly payment is adjusted to reflect the
                                 prevailing interest rate, consisting of the
                                 current applicable index plus the applicable
                                 margin, plus a principal amount sufficient to
                                 amortize the mortgage loan over the remaining
                                 applicable term. Typically, the borrower's
                                 monthly payment will not be increased or
                                 decreased by more than a periodic cap and is
                                 subject to a maximum interest rate, as
                                 specified in the related mortgage note.
                                 Nevertheless, although each year's recalculated
                                 monthly payment will be based on the prevailing
                                 rate of the applicable index at the time of the
                                 annual payment adjustment date, this index may
                                 continue to adjust up or down throughout the
                                 course of the year.

                                 During a period of rising interest rates, as
                                 well as before the annual adjustment to the
                                 minimum monthly payment made by the borrower,
                                 the amount of interest accruing on the
                                 principal balance of the related mortgage loan
                                 may exceed the amount of the scheduled monthly
                                 payment. As a result, a portion of the accrued
                                 interest on the related mortgage loan may
                                 become deferred interest that will be added to
                                 its principal balance and will also bear
                                 interest at the applicable interest rate.

                                       23

                                 In addition, the amount by which a monthly
                                 payment may be adjusted on an annual payment
                                 adjustment date is generally limited and may
                                 not be sufficient to amortize fully the unpaid
                                 principal balance of a negative amortization
                                 mortgage loan over its remaining term to
                                 maturity.

                                 Generally, under the circumstances and at the
                                 intervals provided in the related mortgage
                                 note, the monthly payment due on a negative
                                 amortization mortgage loan will be "recast"
                                 without regard to the related payment cap in
                                 order to provide for payment of the outstanding
                                 balance of the mortgage loan over its remaining
                                 term.

                                 In summary, then, as interest rates increase
                                 (or, in some cases, even if market interest
                                 rates remain stable), the principal balance of
                                 a negative amortization mortgage loan will
                                 increase over time, thereby increasing the
                                 monthly payments to be paid by the borrower
                                 when principal must be repaid, making
                                 refinancing more difficult and increasing the
                                 potential adverse effect of macroeconomic
                                 trends. See "-- Changes in U.S. Economic
                                 Conditions May Adversely Affect the Performance
                                 of Mortgage Loans, Particularly Adjustable
                                 Payment Loans of Various Types" above.

                                 In addition, any deferral of interest on
                                 negative amortization mortgage loans will
                                 result in a reduction of the amount of interest
                                 available to be distributed as interest to the
                                 securities. If specified in the related
                                 prospectus supplement, the reduction in
                                 interest collections may be offset, in part, by
                                 applying certain prepayments received on the
                                 mortgage loans to interest payments on the
                                 securities. In that case, the excess of any
                                 deferred interest on the mortgage loans over
                                 the prepayments received on the mortgage loans,
                                 or net deferred interest, will be allocated
                                 among the classes of securities in an amount
                                 equal to the excess of the interest accrued on
                                 each such class at its applicable interest rate
                                 over the amount of interest that would have
                                 accrued if the applicable interest rate for
                                 each class had been equal to a rate adjusted
                                 for net deferred interest on the related
                                 mortgage loans, as described in the related
                                 prospectus supplement. Any such allocation of
                                 net deferred interest could, as a result,
                                 affect the weighted average maturity of the
                                 affected class of securities.

                                       24

LOANS SECURED BY JUNIOR LIENS
ARE SUBJECT TO ADDITIONAL
RISKS.........................   If a loan is in a junior lien position, a
                                 decline in property values could extinguish the
                                 value of the junior lien loan before having any
                                 effect on the related senior lien loan or
                                 loans. In general, the expenses of liquidating
                                 defaulted loans do not vary directly with the
                                 unpaid amount. So, assuming that a servicer
                                 would take the same steps to recover a
                                 defaulted loan with a small unpaid balance as
                                 it would a loan with a large unpaid balance,
                                 the net amount realized after paying
                                 liquidation expenses would be a smaller
                                 percentage of the balance of the small loan
                                 than of the large loan. Since the mortgages
                                 securing home equity loans typically will be in
                                 a junior lien position, the proceeds from any
                                 liquidation will be applied first to the claims
                                 of the related senior mortgageholders,
                                 including foreclosure costs. In addition, a
                                 junior mortgage lender may only foreclose
                                 subject to any related senior mortgage. As a
                                 result, the junior mortgage lender generally
                                 must either pay each related senior mortgage
                                 lender in full at or before the foreclosure
                                 sale or agree to make the regular payments on
                                 each senior mortgage. Since the trust will not
                                 have any source of funds to satisfy any senior
                                 mortgages or to continue making payments on
                                 them, the trust's ability as a practical matter
                                 to foreclose on any junior lien will be
                                 limited.

RISKS RELATED TO ANY INTEREST
RATE SWAP AGREEMENT...........   If the related prospectus supplement specifies
                                 that the trust fund or related supplemental
                                 interest trust includes one or more interest
                                 rate swap agreements, then any net swap payment
                                 payable to the swap counterparty under the
                                 terms of those interest rate swap agreements
                                 will reduce amounts available for payment to
                                 securityholders, and may reduce payments of
                                 interest on the securities. If the rate of
                                 prepayments on the mortgage loans is faster
                                 than anticipated, the scheduled notional
                                 amounts on which payments due under the
                                 interest rate swap agreements are calculated
                                 may exceed the total principal balance of the
                                 mortgage loans, thereby increasing the relative
                                 proportion of interest collections on the
                                 mortgage loans that must be applied to make
                                 swap payments to the swap counterparty and,
                                 under certain circumstances, requiring
                                 application of principal received on the
                                 mortgage loans to make net swap payments to the
                                 swap

                                       25

                                 counterparty. Therefore, a rapid rate of
                                 prepayments during periods in which the trust
                                 fund makes net payments to a swap counterparty
                                 could adversely affect the yields on the
                                 securities.

EFFECT OF CREDITWORTHINESS OF
SWAP COUNTERPARTY ON RATINGS
OF SECURITIES.................   If the related prospectus supplement specifies
                                 that the trust fund includes one or more
                                 interest rate swap agreements, in the event
                                 that the trust fund, after application of all
                                 interest and principal received on the related
                                 mortgage loans, cannot make the required swap
                                 payments to the swap counterparty, a swap
                                 termination payment as described in the related
                                 prospectus supplement may be owed to the swap
                                 counterparty. Any termination payment payable
                                 to the swap counterparty in the event of early
                                 termination of any interest rate swap agreement
                                 will likely reduce amounts available for
                                 payment to securityholders.

                                 If the related prospectus supplement specifies
                                 that the trust fund includes one or more
                                 interest rate swap agreements, the ratings on
                                 your securities will be dependent in part upon
                                 the credit ratings of the swap counterparty or
                                 its credit support provider. If a credit rating
                                 of the swap counterparty or its credit support
                                 provider is qualified, reduced or withdrawn, or
                                 if the swap counterparty or its credit support
                                 provider defaults on its obligations, and a
                                 substitute counterparty or credit support
                                 provider is not obtained in accordance with the
                                 terms of the interest rate swap agreement, the
                                 ratings of your securities may be qualified,
                                 reduced or withdrawn. In such event, the value
                                 and marketability of those securities will be
                                 adversely affected.

                                 See the descriptions of any interest rate swap
                                 agreement and the swap counterparty in the
                                 prospectus supplement.

SPECIAL RISKS FOR CERTAIN
CLASSES OF SECURITIES.........   The related prospectus supplement may specify
                                 that certain classes of securities are
                                 interest-only or principal-only securities.
                                 These securities will have yields to maturity
                                 (or early termination)--the yield you will
                                 receive if you hold a security until it has
                                 been paid in full--that are highly sensitive to
                                 prepayments on the related mortgage loans.

                                       26

                                 If you purchase any of these classes of
                                 securities, you should consider the risk that
                                 you may receive a lower than expected yield
                                 under the following circumstances:

                                 o    in the case of any interest-only
                                      securities, a faster than expected rate of
                                      prepayments on the mortgage loans in the
                                      trust fund; and

                                 o    in the case of any principal-only
                                      securities, a slower than expected rate of
                                      prepayments on the mortgage loans in the
                                      trust fund.

                                 Prepayments on the mortgage loans, including
                                 liquidations, purchases and insurance payments,
                                 could result in the failure of investors in any
                                 interest-only securities to fully recover their
                                 initial investments. Prepayments on the
                                 mortgage loans may occur as a result of
                                 solicitations of the borrowers by mortgage loan
                                 providers, including the seller and its
                                 affiliates and any master servicer or servicer.

                                 Exercise by a party that has a right to
                                 purchase the mortgage loans, as described in
                                 the related prospectus supplement, will
                                 adversely affect the yields on any
                                 interest-only securities.

MILITARY ACTION AND TERRORIST
ATTACKS.......................   The effects that military action by U.S. forces
                                 in Iraq, Afghanistan or other regions,
                                 terrorist attacks in the United States or other
                                 incidents and related military action may have
                                 on the performance of the mortgage loans in the
                                 trust fund or on the values of mortgaged
                                 properties cannot be determined at this time.
                                 Investors should consider the possible effects
                                 on delinquency, default and prepayment
                                 experience of the related mortgage loans.
                                 Federal agencies and non-government lenders may
                                 defer, reduce or forgive payments and delay
                                 foreclosure proceedings in respect of loans to
                                 borrowers affected in some way by possible
                                 future events. In addition, the activation of
                                 additional U.S. military reservists or members
                                 of the National Guard may significantly
                                 increase the proportion of mortgage loans whose
                                 mortgage rates are reduced by application of
                                 the Servicemembers Civil Relief Act or similar
                                 state or local laws. The amount of interest
                                 available for payment to securityholders will
                                 be reduced by any reductions in the amount of
                                 interest collectible as a result of application
                                 of the Servicemembers Civil Relief

                                       27

                                 Act or similar state or local laws and no
                                 servicer, master servicer nor any other party
                                 will be required to fund any interest shortfall
                                 caused by any such reduction.

THE SERVICERS' COLLECTIONS
PROCEDURES MAY AFFECT THE
TIMING OF COLLECTIONS ON THE
MORTGAGE LOANS................   In order to reduce borrower defaults, the
                                 servicer or servicers may from time to time use
                                 servicing and collections practices that have
                                 the effect of accelerating or deferring
                                 prepayments or borrower defaults of mortgage
                                 loans. The servicers may generally waive,
                                 modify or vary any term of any mortgage loan,
                                 or postpone strict compliance by the borrower
                                 with any term of any mortgage loan, so long as
                                 that waiver, modification or postponement is
                                 not materially adverse to the trust fund. For
                                 example, qualifying borrowers might be
                                 permitted to skip a payment or be offered other
                                 benefits that have the effect of deferring or
                                 otherwise altering the timing of the trust
                                 fund's receipt of interest or principal
                                 payments.

RISKS RELATING TO DEFAULTS OR
RESIGNATION OF THE MASTER
SERVICER OR SERVICER..........   If the master servicer or servicer were to
                                 default in their obligations under the related
                                 master servicing or servicing agreement, the
                                 trustee or the seller may attempt to terminate
                                 the defaulting party. However, certain aspects
                                 of the servicing of mortgage loans are subject
                                 to various interpretations of what actions are
                                 "accepted" or "market standard" practices, and
                                 the parties' determination of what servicing
                                 actions are in the best interest for the
                                 securityholders may, at such times, be in
                                 disagreement between the trustee, the sponsor
                                 and the seller on the one hand, and the master
                                 servicer or servicer, as applicable, on the
                                 other. As a consequence, if the trustee or the
                                 seller attempts to terminate a defaulting
                                 master servicer or servicer, the master
                                 servicer or servicer may challenge that
                                 termination. While such a dispute is being
                                 resolved, the performance of the servicing
                                 function of the master servicer or servicer may
                                 continue to suffer and may adversely affect the
                                 mortgage loans.

                                 If the master servicer or servicer were to
                                 become a debtor in a bankruptcy proceeding, it
                                 could seek to reject its obligations under the
                                 relevant agreements

                                       28

                                 under the bankruptcy laws, thus forcing the
                                 trustee to appoint a successor servicer or
                                 master servicer.

                                 If the master servicer or servicer resigns or
                                 is in default and the cost of servicing the
                                 mortgage loans has increased, the trustee may
                                 not be able to find a successor master servicer
                                 or servicer willing to service the loans for
                                 the master servicing fee or servicing fee
                                 specified in the relevant governing agreement.
                                 These circumstances might cause the trustee to
                                 seek authority from securityholders to increase
                                 the applicable fee to an amount necessary to
                                 provide acceptable compensation to the then
                                 current master servicer or servicer or any
                                 replacement master servicer or servicer. If
                                 that approval was not granted by
                                 securityholders, under the law generally
                                 applicable to trusts the trustee could seek
                                 approval for such an increase from a court if
                                 such increase were necessary for the
                                 preservation or continued administration of the
                                 trust. Any increase in the master servicing fee
                                 or servicing fee would reduce amounts available
                                 for distribution to securityholders,
                                 particularly holders of subordinate securities.

RISK OF DELINQUENCIES DUE TO
SERVICING TRANSFERS...........   Servicing of mortgage loans may be transferred
                                 in the future to other servicers in accordance
                                 with the provisions of the trust agreement or
                                 transfer and servicing agreement, as
                                 applicable, and the related servicing agreement
                                 as a result of, among other things, (1) the
                                 occurrence of unremedied events of default in
                                 servicer performance under a servicing
                                 agreement or (2) the exercise by the seller of
                                 its right to terminate a servicer without
                                 cause.

                                 All transfers of servicing involve some risk of
                                 disruption in collections due to data input
                                 errors, misapplied or misdirected payments,
                                 inadequate borrower notification, system
                                 incompatibilities and other reasons. As a
                                 result, the affected mortgage loans may
                                 experience increased delinquencies and
                                 defaults, at least for a period of time, until
                                 all of the borrowers are informed of the
                                 transfer and the related servicing mortgage
                                 files and records and all the other relevant
                                 data has been obtained by the new servicer.
                                 There can be no assurance as to the extent or
                                 duration of any disruptions associated with the
                                 transfer of servicing or as to the resulting
                                 effects on the yields on the securities.

                                       29

BANKRUPTCY OR INSOLVENCY
PROCEEDINGS COULD DELAY OR
REDUCE PAYMENTS ON THE
SECURITIES....................   Each transfer of a mortgage loan to Greenwich
                                 Capital Financial Products, Inc. (or to such
                                 other seller specified in the related
                                 prospectus supplement), from the seller to the
                                 depositor and, in connection with the issuance
                                 of any asset-backed notes, from the depositor
                                 to the issuer, will be intended to be an
                                 absolute and unconditional sale of that
                                 mortgage loan and will be reflected as such in
                                 the applicable documents. However, in the event
                                 of the bankruptcy or insolvency of a prior
                                 owner of a mortgage loan, a trustee in
                                 bankruptcy or a receiver or creditor of the
                                 insolvent party could attempt to recharacterize
                                 the sale of that mortgage loan by the insolvent
                                 party as a borrowing secured by a pledge of the
                                 mortgage loan. Such an attempt, even if
                                 unsuccessful, could result in delays in
                                 payments on the securities. If such an attempt
                                 were successful, it is possible that the
                                 affected mortgage loans could be sold in order
                                 to liquidate the assets of the insolvent
                                 entity. In the case of the bankruptcy or
                                 insolvency of the applicable seller, there can
                                 be no assurance that the proceeds of such a
                                 liquidation would be sufficient to repay the
                                 securities in full.

LOANS TO LOWER CREDIT QUALITY
BORROWERS ARE MORE LIKELY TO
EXPERIENCE LATE PAYMENTS AND
DEFAULTS AND INCREASE YOUR
RISK OF LOSS..................

                                 Trust assets may have been made to lower credit
                                 quality borrowers who fall into one of two
                                 categories:

                                      o    customers with moderate income,
                                           limited assets and other income
                                           characteristics that cause difficulty
                                           in borrowing from banks and other
                                           traditional lenders; or

                                      o    customers with a history of irregular
                                           employment, previous bankruptcy
                                           filings, repossession of property,
                                           charged-off loans or garnishment of
                                           wages.

                                 The average interest rate charged on loans made
                                 to these types of borrowers is generally higher
                                 than that charged by lenders that typically
                                 impose more stringent credit requirements.
                                 There is a greater likelihood of late payments
                                 on loans made to these types of borrowers

                                       30

                                 than on loans to borrowers with a higher credit
                                 quality. In particular, payments from borrowers
                                 with a lower credit quality are more likely to
                                 be sensitive to changes in the economic climate
                                 in the areas in which they reside.

                                 As much as 20% (by principal balance) of the
                                 trust assets for any particular series of
                                 securities may be contractually delinquent as
                                 of the related cut-off date.

EARLY OR MULTIPLE PAYMENT
DEFAULTS MAY BE INDICATIVE OF
HIGHER RATES OF DELINQUENCIES
AND LOSSES IN THE FUTURE......   As specified in the related prospectus
                                 supplement, a certain number of mortgage loans
                                 included in the trust fund may be delinquent as
                                 of the applicable cut-off date or may have been
                                 delinquent in payment in the last twelve months
                                 on one or more due dates.

                                 Prior delinquencies and, in particular, first
                                 or early payment defaults, may be an indication
                                 of underwriting errors in assessing the
                                 financial means and/or credit history of the
                                 borrower or of an adverse change in the
                                 financial status of the borrower. These
                                 mortgage loans are likely to experience rates
                                 of delinquency, foreclosure and bankruptcy that
                                 are higher, and that may be substantially
                                 higher, than those experienced by mortgage
                                 loans whose borrowers have more favorable
                                 payment histories.

MORTGAGE LOANS WITH HIGH
ORIGINAL LOAN-TO-VALUE RATIOS
MAY PRESENT A GREATER RISK OF
LOSS..........................   As specified in the related prospectus
                                 supplement, some of the mortgage loans included
                                 in the trust fund may have original
                                 loan-to-value ratios of greater than 80%.
                                 Mortgage loans with high loan-to-value ratios,
                                 particularly those in excess of 100%, may be
                                 more likely to experience default and
                                 foreclosure than mortgage loans with low
                                 original loan-to-value ratios.

                                 Moreover, mortgage loans with high original
                                 loan-to- value ratios are more likely to be
                                 subject to a judicial reduction of the loan
                                 amount in bankruptcy or other proceedings than
                                 mortgage loans with lower original
                                 loan-to-value ratios. If a court relieves a
                                 borrower's obligation to repay amounts
                                 otherwise due on a mortgage loan, none of the
                                 servicers or the master

                                       31

                                 servicer will be required to advance funds in
                                 respect of relieved amounts, and any related
                                 loss may reduce the amount available to be paid
                                 to securityholders. In such event, holders of
                                 subordinate classes of securities may suffer
                                 losses.

GEOGRAPHIC CONCENTRATION OF
MORTGAGE LOANS................   The mortgage loans to be included in the trust
                                 fund may be concentrated in one or more states,
                                 as specified in the related prospectus
                                 supplement. The rate of delinquencies, defaults
                                 and losses on the mortgage loans may be higher
                                 than if fewer of the mortgage loans were
                                 concentrated in those states because the
                                 following conditions will have a
                                 disproportionate impact on the mortgage loans
                                 in general:

                                 o    Weak economic conditions in those states,
                                      which may or may not affect real property
                                      values, may affect the ability of
                                      borrowers to repay their loans on time.

                                 o    Declines in the residential real estate
                                      market in those states may reduce the
                                      values of properties located in those
                                      states, which would result in an increase
                                      in the loan-to-value ratios of the related
                                      mortgage loans.

                                 o    Properties in California, Florida and the
                                      Gulf of Mexico coast, in particular, may
                                      be more susceptible than homes located in
                                      other parts of the country to certain
                                      types of uninsurable hazards, such as
                                      hurricanes, as well as earthquakes,
                                      floods, wildfires, mudslides and other
                                      natural disasters.

                                 o    Predatory lending laws or other laws which
                                      tend to restrict the availability of
                                      credit in certain cities, counties or
                                      states may limit a borrower's refinancing
                                      options and increase the chances of
                                      default and foreclosure.

                                 Natural disasters affect regions of the United
                                 States from time to time, and may result in
                                 increased losses on mortgage loans in those
                                 regions, or in insurance payments that will
                                 constitute prepayments of principal of those
                                 mortgage loans.

                                       32

                                 For additional information regarding the
                                 geographic concentration of the mortgage loans
                                 to be included in the trust fund, see the
                                 geographic distribution table or tables in the
                                 prospectus supplement.

FAILURE TO PERFECT SECURITY
INTERESTS IN MANUFACTURED
HOMES MAY RESULT IN LOSSES ON
YOUR SECURITIES...............   Each manufactured housing conditional sales
                                 contract or installment loan agreement that is
                                 included in a trust fund will be secured by a
                                 security interest in the related manufactured
                                 home. The steps necessary to perfect the
                                 security interest in a manufactured home will
                                 vary from state-to-state. If, as a result of
                                 clerical error or otherwise, the master
                                 servicer fails to take the appropriate steps to
                                 perfect the security interest in a manufactured
                                 home that secures a conditional sales contract
                                 or installment loan agreement included in the
                                 trust, the trustee may not have a first
                                 priority security interest in that manufactured
                                 home. Moreover, the master servicer will not
                                 amend the certificate of title to a
                                 manufactured home to name the trustee as
                                 lienholder, note the trustee's interest on the
                                 certificate of title or deliver the certificate
                                 of title to the trustee. As a result, in some
                                 states the assignment of the security interest
                                 in the manufactured home to the trustee may not
                                 be perfected or may not be effective against
                                 creditors of the master servicer or a
                                 bankruptcy trustee in the event of a bankruptcy
                                 of the master servicer.

                                 In addition, courts in many states have held
                                 that manufactured homes may, in certain
                                 circumstances, become subject to real estate
                                 title and recording laws. As a result, the
                                 security interest in each manufactured home
                                 could be rendered subordinate to the interests
                                 of other parties claiming an interest in that
                                 manufactured home under applicable state real
                                 estate law.

                                 The failure to properly perfect a valid, first
                                 priority security interest in a manufactured
                                 home that secures a conditional sales contract
                                 or installment loan agreement included in the
                                 trust could lead to losses that, to the extent
                                 not covered by any credit enhancement, could
                                 adversely affect the yield to maturity of the
                                 related securities.

                                       33

MULTIFAMILY AND MIXED USE
LOANS GENERALLY ARE RISKIER
THAN SINGLE FAMILY LOANS......   Loans that are secured by first liens on rental
                                 apartment buildings or projects containing five
                                 or more residential units, together with loans
                                 that are secured by first liens on mixed-use
                                 properties, shall not in the aggregate
                                 constitute 10% or more of any pool by principal
                                 balance. Multifamily loans are generally
                                 considered riskier than single-family loans for
                                 the following reasons:

                                      o    Multifamily loans typically are much
                                           larger in amount, which increases the
                                           risk represented by the default of a
                                           single borrower.

                                      o    Repayment of a multifamily loan
                                           usually depends upon successful
                                           management of the related mortgaged
                                           property.

                                      o    Changing economic conditions in
                                           particular markets can affect the
                                           supply and demand of rental units and
                                           the rents that those markets will
                                           bear.

                                      o    Government regulations, including
                                           rental control laws, may adversely
                                           affect future income from mortgaged
                                           properties that are subject to those
                                           regulations.

                                 In addition, because individual multifamily
                                 loans often are relatively large in amount,
                                 principal prepayments resulting from defaults,
                                 casualties, condemnations or breaches of
                                 representations and warranties may adversely
                                 affect your yield.

DEFAULT RISK ON HIGH BALANCE
MORTGAGE LOANS................   If specified in the related prospectus
                                 supplement, a certain percentage of the
                                 mortgage loans included in the trust fund may
                                 have a principal balance as of the cut-off date
                                 in excess of $l,000,000. You should consider
                                 the risk that the loss and delinquency
                                 experience on these high balance loans may have
                                 a disproportionate effect on the trust fund as
                                 a whole.

LOANS WITH BALLOON PAYMENTS
MAY INCREASE YOUR RISK OF
LOSS..........................   Certain loans may not be fully amortizing and
                                 may require a substantial principal payment (a
                                 "balloon"

                                       34

                                 payment) at their stated maturity. Loans of
                                 this type involve greater risk than fully
                                 amortizing loans since the borrower must
                                 generally be able to refinance the loan or sell
                                 the related property prior to the loan's
                                 maturity date. The borrower's ability to do so
                                 will depend on such factors as the level of
                                 available mortgage rates at the time of sale or
                                 refinancing, the relative strength of the local
                                 housing market, the borrower's equity in the
                                 property, the borrower's general financial
                                 condition and tax laws.

MORTGAGE LOAN INTEREST RATES
MAY LIMIT INTEREST RATES
ON THE VARIABLE RATE
SECURITIES....................   The securities generally will have either fixed
                                 or variable interest rates. However, as
                                 specified in the related prospectus supplement,
                                 the interest rates on your securities may be
                                 subject to certain limitations, generally based
                                 on the weighted average interest rates of the
                                 mortgage loans in the trust fund or as
                                 otherwise described in the related prospectus
                                 supplement, net of certain allocable fees and
                                 expenses of the trust fund and any payments
                                 owed on derivative instruments. The mortgage
                                 loans to be included in the trust fund will
                                 have interest rates that either are fixed or
                                 adjust based on a variable index, as described
                                 in the related prospectus supplement.

                                 Any adjustable rate mortgage loans in the trust
                                 fund may also have periodic maximum and minimum
                                 limitations on adjustments to their interest
                                 rates, and may have the first adjustment to
                                 their interest rates a number of years after
                                 their first payment dates. In addition,
                                 adjustable rate mortgage loans generally have
                                 lifetime maximum interest rates. As a result,
                                 your variable rate securities may accrue less
                                 interest than they would accrue if their
                                 interest rates were solely based on the
                                 specified index plus the specified margin.

                                 A variety of factors could limit the interest
                                 rates and adversely affect the yields to
                                 maturity on the variable rate securities. Some
                                 of these factors are described below.

                                 o    The interest rates for your securities may
                                      adjust monthly based on the one-month
                                      LIBOR index or another index, while the
                                      interest rates on the mortgage loans to be
                                      included in the trust fund may either
                                      adjust

                                       35

                                      less frequently, adjust based on a
                                      different index or not adjust at all.
                                      Consequently, the limits on the interest
                                      rates on these securities may prevent
                                      increases in the interest rates for
                                      extended periods in a rising interest rate
                                      environment.

                                 o    The interest rates on adjustable rate
                                      mortgage loans may respond to economic and
                                      market factors that differ from those that
                                      affect the one-month LIBOR index or the
                                      index applicable to your variable rate
                                      securities. It is possible that the
                                      interest rates on any adjustable rate
                                      mortgage loans may decline while the
                                      interest rates on the related securities
                                      are stable or rising. It is also possible
                                      that the interest rates on any adjustable
                                      rate mortgage loans and the interest rates
                                      on the related securities may both decline
                                      or increase during the same period, but
                                      that the interest rates on your securities
                                      may decline or may increase more slowly or
                                      rapidly.

                                 o    To the extent that fixed rate or
                                      adjustable rate mortgage loans are subject
                                      to default or prepayment, the interest
                                      rates on the related securities may be
                                      reduced as a result of the net funds cap
                                      limitations described in the related
                                      prospectus supplement.

                                 See "Yield and Prepayment Considerations" in
                                 this prospectus and see the prospectus
                                 supplement for a description of the interest
                                 rates applicable to your securities and for a
                                 general description of the interest rates of
                                 the related mortgage loans.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO
PURCHASE TRUST ASSETS, YOU
WILL RECEIVE A PREPAYMENT ON
THE RELATED SECURITIES........   The related prospectus supplement may provide
                                 that the depositor transfer a specified amount
                                 into a pre-funding account on the date the
                                 securities are issued. In this case, the
                                 transferred funds may be used only to acquire
                                 additional assets for the trust during a set
                                 period after the issuance. Any amounts
                                 remaining in the account at the end of the
                                 period will be distributed as a prepayment of
                                 principal to the holders of the related
                                 securities. The resulting prepayment could
                                 adversely affect the yield on those securities.

                                       36

VIOLATIONS OF APPLICABLE
FEDERAL LAWS MAY REDUCE OR
DELAY MORTGAGE LOAN
COLLECTIONS...................   The loans may also be subject to federal laws
                                 relating to the origination and underwriting.
                                 These laws

                                      o    require certain disclosures to the
                                           borrowers regarding the terms of the
                                           loans;

                                      o    prohibit discrimination on the basis
                                           of age, race, color, sex, religion,
                                           marital status, national origin,
                                           receipt of public assistance or the
                                           exercise of any right under the
                                           consumer credit protection act, in
                                           the extension of credit;

                                      o    regulate the use and reporting of
                                           information related to the borrower's
                                           credit experience; and

                                      o    require additional application
                                           disclosures, limit changes that may
                                           be made to the loan documents without
                                           the borrower's consent and restrict a
                                           lender's ability to declare a default
                                           or to suspend or reduce a borrower's
                                           credit limit to certain enumerated
                                           events.

                                 Loans may also be subject to federal laws that
                                 impose additional disclosure requirements on
                                 creditors for nonpurchase money loans with high
                                 interest rates or high upfront fees and
                                 charges. These laws can impose specific
                                 statutory liabilities upon creditors that fail
                                 to comply and may affect the enforceability of
                                 the related loans. In addition, any assignee of
                                 the creditor (including the trust) would
                                 generally be subject to all claims and defenses
                                 that the borrower could assert against the
                                 creditor, including the right to rescind the
                                 loan.

                                 Loans relating to home improvement contracts
                                 may be subject to federal laws that protect the
                                 borrower from defective or incomplete work by a
                                 contractor. These laws permit the borrower to
                                 withhold payment if the work does not meet the
                                 quality and durability standards agreed to
                                 between the borrower and the contractor. These
                                 laws have the effect of subjecting any assignee
                                 of the seller (including the trust) to all
                                 claims and defenses which the borrower in a
                                 sale transaction could assert against the
                                 seller of defective goods.

                                       37

                                 If certain provisions of these federal laws are
                                 violated, the master servicer may be unable to
                                 collect all or part of the principal or
                                 interest on the loans. The trust also could be
                                 subject to damages and administrative
                                 enforcement.

ORIGINATORS AND SERVICERS MAY
BE SUBJECT TO LITIGATION OR
GOVERNMENTAL PROCEEDINGS......   The mortgage lending and servicing business
                                 involves the collection of numerous accounts
                                 and compliance with various federal, state and
                                 local laws that regulate consumer lending.
                                 Lenders and servicers may be subject from time
                                 to time to various types of claims, legal
                                 actions (including class action lawsuits),
                                 investigations, subpoenas and inquiries in the
                                 course of their business. It is impossible to
                                 predict the outcome of any particular actions,
                                 investigations or inquiries or the resulting
                                 legal and financial liability. If any such
                                 proceeding were determined adversely to an
                                 originator or servicer of mortgage loans
                                 included in the trust fund and were to have a
                                 material adverse effect on its financial
                                 condition, the ability of the affected servicer
                                 to service the mortgage loans in accordance
                                 with the applicable servicing agreement, or the
                                 ability of the affected originator to fulfill
                                 its obligation to repurchase or substitute for
                                 defective mortgage loans, could be impaired.

PROCEEDS OF LIQUIDATED LOANS
GENERALLY ARE PAID FIRST TO
PROVIDERS OF TRUST SERVICES...   There is no assurance that the value of the
                                 trust assets for any series of securities at
                                 any time will equal or exceed the principal
                                 amount of the outstanding securities of that
                                 series. If trust assets have to be sold because
                                 of an event of default or otherwise, providers
                                 of services to the trust (including the
                                 trustee, the master servicer and the credit
                                 enhancer, if any) generally will be entitled to
                                 receive the proceeds of the sale to the extent
                                 of their unpaid fees and other amounts due them
                                 before any proceeds are paid to investors. As a
                                 result, the proceeds of such a sale may be
                                 insufficient to pay the full amount of interest
                                 and principal of the related securities.

                                       38

MORTGAGED PROPERTIES MAY BE
SUBJECT TO ENVIRONMENTAL RISKS
THAT COULD RESULT IN LOSSES...   Federal, state and local laws and regulations
                                 impose a wide range of requirements on
                                 activities that may affect the environment,
                                 health and safety. In certain circumstances,
                                 these laws and regulations impose obligations
                                 on owners or operators of residential
                                 properties such as those that secure the loans
                                 included in a trust. Failure to comply with
                                 these laws and regulations can result in fines
                                 and penalties that could be assessed against
                                 the trust as owner of the related property.

                                 In some states, a lien on the property due to
                                 contamination has priority over the lien of an
                                 existing mortgage. Further, a mortgage lender
                                 may be held liable as an "owner" or "operator"
                                 for costs associated with the release of
                                 petroleum from an underground storage tank
                                 under certain circumstances. If the trust is
                                 considered the owner or operator of a property,
                                 it will suffer losses as a result of any
                                 liability imposed for environmental hazards on
                                 the property.

YOU MAY HAVE DIFFICULTY
SELLING YOUR SECURITIES OR
OBTAINING YOUR DESIRED PRICE..   No market will exist for the securities before
                                 they are issued. In addition, there can be no
                                 assurance that a secondary market will develop
                                 following the issuance and sale of the
                                 securities. Even if a secondary market does
                                 develop, you may not be able to sell your
                                 securities when you wish to or at the price you
                                 want.

RATINGS OF THE SECURITIES DO
NOT ADDRESS ALL INVESTMENT
RISKS AND MUST BE VIEWED WITH
CAUTION.......................   Any class of securities issued under this
                                 prospectus and the accompanying prospectus
                                 supplement will be rated in one of the four
                                 highest generic rating categories of a
                                 nationally recognized rating agency. A rating
                                 is based on the adequacy of the value of the
                                 trust assets and any credit enhancement for
                                 that class and reflects the rating agency's
                                 assessment of how likely it is that holders of
                                 the class of securities will receive the
                                 payments to which they are entitled. A rating
                                 does not constitute an assessment of how likely
                                 it is that principal prepayments on the loans
                                 will be made, the degree to which the rate of
                                 prepayments might differ from that originally
                                 anticipated or the likelihood of early,
                                 optional

                                       39

                                 termination of the securities. You must not
                                 view a rating as a recommendation to purchase,
                                 hold or sell securities because it does not
                                 address the market price or suitability of the
                                 securities for any particular investor.

                                 There is no assurance that any rating will
                                 remain in effect for any given period of time
                                 or that the rating agency will not lower or
                                 withdraw it entirely in the future. The rating
                                 agency could lower or withdraw its rating due
                                 to:

                                      o    any decrease in the adequacy of the
                                           value of the trust assets or any
                                           related credit enhancement,

                                      o    an adverse change in the financial or
                                           other condition of a credit
                                           enhancement provider, or

                                      o    a change in the rating of the credit
                                           enhancement provider's long-term
                                           debt.

THE SECURITIES MAY NOT BE
SUITABLE INVESTMENTS..........   The securities may not be a suitable investment
                                 if you require a regular or predictable
                                 schedule of payment, or payment on any specific
                                 date. Because the mortgage loans in the trust
                                 fund may include a substantial proportion of
                                 loans as to which the borrowers have blemished
                                 credit histories (including prior bankruptcy
                                 proceedings) or loans whose future performance
                                 is difficult to predict, such as adjustable
                                 payment mortgage loans, interest-only loans,
                                 and for the other factors relating to the
                                 mortgage loans discussed above, the yields and
                                 the aggregate amount and timing of
                                 distributions on your securities may be subject
                                 to substantial variability from period to
                                 period and over the lives of the securities. An
                                 investment in these types of securities
                                 involves significant risks and uncertainties
                                 and should only be considered by sophisticated
                                 investors who, either alone or with their
                                 financial, tax and legal advisors, have
                                 carefully analyzed the mortgage loans and the
                                 securities and understand the risks. In
                                 addition, investors should not purchase classes
                                 of securities that are susceptible to special
                                 risks, such as subordinate securities,
                                 interest- only securities and principal-only
                                 securities, unless the investors have the
                                 financial ability to absorb a substantial loss
                                 on their investment.

                                       40

                                 THE TRUST FUND

     The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

     o    Single Family Loans,

     o    Home Equity Loans,

     o    Multifamily Loans,

     o    Manufactured Housing Contracts,

     o    Home Improvement Contracts,

     o    Agency Securities or

     o    Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

     Whenever the terms "pool," "certificates" and "notes" are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term
"pass-through rate" refers to the pass-through rate borne by the certificates of a particular series, the term "interest rate" refers to the coupon borne by notes of a particular series and the term "trust fund" refers to the related trust fund.

     Unless the context indicates otherwise, the term "loan" includes Single
Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing
Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term "underlying loan" refers to the Single Family Loans, Home
Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home
Improvement Contracts backing or securing Agency Securities or Private Label
Securities.

     The securities will be entitled to payment from the assets of the related trust fund as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

     The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the

                                       41

general underwriting criteria specified in this prospectus under the heading
"Loan Program-- Underwriting Standards" and as more specifically provided in a related prospectus supplement.

     Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the "depositor" as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

     The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

     The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a
Current Report on Form 8-K.

THE MORTGAGE LOANS--GENERAL

     The loans in each trust fund are secured by the related mortgaged properties. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units.
In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

                                       42

     The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

     Each of the mortgage loans will be a type of mortgage loan described or referred to below:

     o    Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

     o    Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

     o    Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an
          ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

     o    Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the
          Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified

                                       43

     in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

o    Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

o    Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

o    Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

o    Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

o    Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

o    Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

                                       44

     All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

     o    Interest may be payable at

          o    a fixed rate,

          o    a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,

          o    a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

          o    a rate that otherwise varies from time to time, or

          o    a rate that is convertible from an adjustable rate to a fixed rate.

     Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

     o    Principal may be

          o    payable on a level debt service basis to fully amortize the loan over its term,

          o    calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

          o    nonamortizing during all or a portion of the original term.

     Payment of all or a substantial portion of the principal may be due on maturity in the form of a "balloon" payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o    Monthly payments of principal and interest may

          o    be fixed for the life of the loan,

          o    increase over a specified period of time, or

                                       45

          o    change from period to period.

     Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o    Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods.
          Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale"
          clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

     o    the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

     o    the type of mortgaged property securing each loan,

     o    the original terms to maturity of the loans,

     o    the largest principal balance and the smallest principal balance of the loans,

     o    the earliest origination date and latest maturity date of the loans,

     o    the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

     o    the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

     o    the geographical location of the related mortgaged properties on a state-by-state basis.

     The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of

                                       46

refinancing. For purposes of calculating the loan-to-value ratio of a
Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

     o    a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the
          "manufacturer invoice price"),

     o    the actual cost of any accessories depending on the size of the unit,
          and

     o    the cost of state and local taxes, filing fees and up to three years'
          prepaid hazard insurance premiums.

     The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers' Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool.
In the case of Multifamily Loans, these other factors could include

     o    excessive building resulting in an oversupply of rental housing stock,

     o    a decrease in employment reducing the demand for rental units in an area,

     o    federal, state or local regulations and controls affecting rents, prices of goods and energy,

     o    environmental restrictions,

     o    increasing labor and material costs, and

     o    the relative attractiveness to tenants of the mortgaged properties.

                                       47

     To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

     The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor's rights with respect to those representations and warranties. See
"Operative Agreements--Assignment of Trust Fund Assets" in this prospectus.

     The obligations of the master servicer with respect to the mortgage loans will consist principally of:

     o    its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings "Mortgage Loan Program--Representations by Sellers; Repurchases" and "Operative Agreements-- Sub-Servicing by
          Sellers" and "--Assignment of Trust Fund Assets"; and

     o    its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading "Description of the Certificates--Advances."

     The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

SINGLE FAMILY LOANS

     Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

     If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

HOME EQUITY LOANS

     Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

                                       48

     As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

MULTIFAMILY LOANS

     Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

     Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

     Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for the cooperative's mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

                                       49

MANUFACTURED HOUSING CONTRACTS

     Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR.
Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

     When we use the term "manufactured home" in this prospectus, we mean, as stated in 42 U.S.C. Section 5402(6), "a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban
Development and complies with the standards established under this chapter."

     Each prospectus supplement will specify for the Manufactured Housing
Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured
Housing Contracts, the loan-to-value ratios of the Manufactured Housing
Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

HOME IMPROVEMENT CONTRACTS

     Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The
Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

     The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

                                       50

AGENCY SECURITIES

     Government National Mortgage Association or Ginnie Mae. The Government
National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban
Development. Section 306(g) of Title II of the National Housing Act of 1934, as
amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing
Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen's Readjustment Act of
1944, as amended, or Chapter 37 of Title 38 of the United States Code.

     Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section
306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae Certificate held in a trust fund will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie
Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each
Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie
Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae
Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae
Certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA
Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans

                                       51

underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae
Certificate as they become due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate.
In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the
Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae
Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those
Ginnie Mae Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae
I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae
Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due.
Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae
Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the
Ginnie Mae Certificate.

     Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans.
Payments due the registered holders of Ginnie Mae Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such

                                       52

mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown"
mortgage loans are available in respect of graduated payment or "buydown"
mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

     If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

     Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home
Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance
Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional mortgage loans and the sale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or its Guarantor Program.

     Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a
Freddie Mac Certificate may include whole loans. Under the Guarantor Program, the pool of loans backing a Freddie Mac Certificate may include only whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac
Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac
Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program,
Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor,

                                       53

published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie
Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold.
The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any
Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac
Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof.
Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by
Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor
Program,

                                       54

the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the related seller and Freddie Mac.

     Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac
Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie
Mac, and makes payments of principal and interest each month to the registered
Freddie Mac Certificateholders in accordance with the holders' instructions.

     Federal National Mortgage Association or Fannie Mae. The Federal National
Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage
Association Charter Act, as amended. Fannie Mae was originally established in
1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie
Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage
Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and

                                       55

Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae
Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which
Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie
Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of
Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States.
Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae
Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie
Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie
Mae Certificates, distributions will be made by check.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions -
but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae
Certificates. The underlying securities will be held under a trust agreement by
Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie
Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency
Security.

                                       56

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE LABEL SECURITIES

     General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

     o    pass-through certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans,
          Manufactured Housing Contracts or Home Improvement Contracts,

     o    collateralized mortgage obligations secured by Single Family Loans,
          Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts
          or Home Improvement Contracts, or

     o    other Private Label Securities.

     Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans.
The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the
Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. The PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by
HUD as an FHA mortgagee.

     If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition, the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities
Act. As to any series of mortgage securities, the related prospectus supplement will

                                       57

include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

     The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private
Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

     Distributions of principal and interest will be made on the Private Label
Securities on the dates specified in the related prospectus supplement. The
Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

     o    no loan will have had a loan-to-value ratio at origination in excess of 95%;

     o    each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

     o    each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

     o    no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

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     o    each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

     o    each loan (other than a cooperative loan or a Manufactured Housing
          Contract) will be covered by a title insurance policy.

     Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label
Securities themselves.

     Additional Information. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

     o    the aggregate approximate principal amount and type of Private Label
          Securities to be included in the trust fund,

     o    the maximum original term-to-stated maturity of the PLS,

     o    the weighted average term-to-stated maturity of the PLS,

     o    the pass-through or certificate rate of the PLS,

     o    the weighted average pass-through or interest rate of the PLS,

     o    the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

     o    certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

     o    the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

     o    the terms on which mortgage loans may be substituted for those originally underlying the PLS.

     In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label
Securities, including

     o    the payment features of the mortgage loans,

     o    the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

     o    the servicing fee or range of servicing fees with respect to the loans, and

                                       59

     o    the minimum and maximum stated maturities of the underlying loans at origination.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We incorporate in this prospectus by reference all documents and reports, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the applicable depositor,
Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities
Corp. (FASCO), with respect to a trust fund pursuant to the requirements of
Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the
Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents).
Requests to the depositors should be directed in writing to: Paul D. Stevelman,
Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as
applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number
(203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

     Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange
Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each trust fund, that file electronically with the SEC.

                             STATIC POOL INFORMATION

     For each trust fund discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

     In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

     Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006

                                       60

or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

     With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

                                   THE SPONSOR

     The sponsor will be Greenwich Capital Financial Products, Inc. for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on November
16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings,
Inc. and is an affiliate of each of the depositors. The sponsor was organized for the purpose of issuing securities through its affiliates Greenwich Capital
Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

     The sponsor maintains its principal office at 600 Steamboat Road,
Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

     From January 2000 through and including December 2005, the Sponsor has securitized mortgage loans with an aggregate principal balance of approximately
$92.5 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Sponsor securitized mortgage loans with an aggregate principal balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4 and $47.9 billion, respectively.
Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

     The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties. Products purchased include both fixed rate and ARM programs for Alt A, Jumbo (Prime) and Subprime mortgages as well as fixed rate Second Liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker
Price Opinions (BPOs) are also obtained on a selective basis. See "The

                                       61

Originators--Underwriting Guidelines" in the prospectus supplement for additional information.

     The sponsor has been securitizing residential mortgage loans since 1990.

                                 THE DEPOSITORS

     Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on
April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of
Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is
(203) 625-2700.

     The depositors do not have, nor are they expected in the future to have, any significant assets.

     From January 2000 through and including December 2005, the Depositor has securitized mortgage loans with an aggregate principal balance of approximately
$55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Depositor securitized mortgage loans with an aggregate principal balance of approximately $0.7, $1.1, $3.6, $10.3, $16.9 and $22.7 billion, respectively.
Such issuances have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

     In conjunction with Greenwich Capital Financial Products, Inc.'s acquisition of seasoned, program exception, and non-performing residential mortgages, the applicable depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

     After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositors will have no duties or responsibilities with respect to the pool assets or the securities, except as otherwise specified in the related prospectus supplement.

     Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading "--Underwriting Standards" below.

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UNDERWRITING STANDARDS

     Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor's affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy.
Generally, an employment verification is obtained from an independent source, which is typically the borrower's employer. The verification reports the borrower's length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.
Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home.
In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

                                       63

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

     o    to meet the borrower's monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

     o    to meet monthly housing expenses and other financial obligations and monthly living expenses.

     The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

     In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

     Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially.
In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

FICO SCORES

     The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

QUALIFICATIONS OF SELLERS

     Each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

                                       64

     o    be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

     o    maintain satisfactory facilities to originate and service the loans,

     o    be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

     o    be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance
          Corporation (FDIC).

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

     Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

     o    Except in the case of a cooperative loan, each Single Family Loan,
          Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney's certificate of title may be substituted.

     o    The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect except as provided in the mortgage loan file.

     o    Each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender's title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

     o    The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

     o    Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions,

                                       65

          if applicable, and certain other exceptions described in the related servicing agreement.

     o    The mortgaged property was free from damage and was in acceptable condition.

     o    There were no delinquent tax or assessment liens against the mortgaged property.

     o    Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

     o    There are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions).

     o    No mortgage loan is more than 90 days delinquent as to any scheduled payment of principal and/or interest.

     o    The information set forth in the mortgage loan schedule provided by the seller is true and correct in all material respects and the information provided to the Rating Agencies, including the mortgage loan level detail, is true and correct according to the Rating Agency requirements.

     o    Each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

     If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

     The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter

                                       66

of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

     The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

     o    to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan's unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

     o    substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

     This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

     Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

     If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General" in this prospectus.

     Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading "Operative Agreements--Assignment of Trust Fund
Assets" in this prospectus.

                          DESCRIPTION OF THE SECURITIES

     Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities
Corp., as depositor, will establish a trust fund for each series of securities.
A particular series of securities

                                       67

will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

     Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed               A class of securities designated to receive
                                 principal payments primarily from the interest
                                 that accrues on specified Accrual Classes.

Accrual                          A class of securities where the accrued
                                 interest otherwise payable to such certificates
                                 is allocated to specified classes of
                                 certificates as principal payments in reduction
                                 of their certificate principal balance. The
                                 certificate principal balance of the Accrual
                                 Class will be increased to the extent such
                                 accrued interest is so allocated.

Companion                        A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component                        A class consisting of "components." The
                                 components of a class of component securities
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this list.

Fixed Rate                       A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate                    A class that receives interest payments based
                                 on an interest rate that fluctuates each
                                 payment period based on a designated index,
                                 which will be of a type that is customarily
                                 used in the debt and fixed income markets to
                                 measure the cost of borrowed funds, plus a
                                 specified margin.

Interest Only or IO              A class of securities with no principal balance
                                 and which is not entitled to principal

                                       68

                                 payments. Interest usually accrues based on a
                                 specified notional amount.

Inverse Floating Rate            A class of securities where the pass-through
                                 rate adjusts based on the excess between a
                                 specified rate and LIBOR or another index,
                                 which will be of a type that is customarily
                                 used in the debt and fixed income markets to
                                 measure the cost of borrowed funds.

Lock Out                         A class of securities which is "locked out" of
                                 certain payments, usually principal, for a
                                 specified period of time.

Partial Accrual                  A class that accretes a portion of the amount
                                 of accrued interest thereon, which amount will
                                 be added to the principal balance of such class
                                 on each applicable distribution date, with the
                                 remainder of such accrued interest to be
                                 distributed currently as interest on such
                                 class. Such accretion may continue until a
                                 specified event has occurred or until such
                                 Partial Accrual class is retired.

Principal Only                   A class of securities which is not entitled to
                                 interest payments.

Planned Amortization Class or
PAC                              A class of securities with a principal balance
                                 that is reduced based on a schedule of
                                 principal balances, assuming a certain range of
                                 prepayment rates on the underlying assets.

Scheduled Principal              A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 Planned Principal Class or Targeted Principal
                                 Class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 scheduled principal class.

Senior Support                   A class that absorbs the realized losses other
                                 than excess losses that would otherwise be
                                 allocated to a Super Senior Class after the

                                       69

                                 related classes of subordinated securities are
                                 no longer outstanding.

Sequential Pay                   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Super Senior                     A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class, referred to as the "support class" until
                                 the class principal balance of the support
                                 class is reduced to zero.

Target Amortization or TAC       A class of securities with a principal balance
                                 that is reduced based on a scheduled of
                                 principal balances, assuming a certain targeted
                                 rate of prepayments on the related collateral.

Variable Rate                    A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the Loan
                                 Rates borne by the underlying loans).

     Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

     Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series.
If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

     The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in

                                       70

each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities
Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830,
Attention: Asset Backed Finance Group.

GENERAL

     The securities of each series will

     o    be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

     o    evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

     o    not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

     The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

     To the extent provided in the related operative agreements, each trust fund will consist of the following:

     o    the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as "retained interest";

     o    those assets as from time to time are required to be deposited in the related security account as defined under the heading "Operative
          Agreements--Payments on Loans; Deposits to Security Account" in this prospectus;

     o    property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     o    primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

                                       71

     If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

     o    reinvestment income on payments received on the trust fund assets,

     o    a reserve fund,

     o    a pool insurance policy,

     o    a special hazard insurance policy,

     o    an interest rate swap or yield supplement agreement,

     o    a currency swap,

     o    a market value swap,

     o    a bankruptcy bond,

     o    one or more letters of credit,

     o    a surety bond,

     o    guaranties, or

     o    similar instruments or other agreements.

     Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement.
Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related

                                       72

prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or
Section 4975 of the Internal Revenue Code may result in "prohibited transactions" within the meaning of Section 406 of ERISA or Section 4975 of the
Code. See "ERISA Considerations" in this prospectus.

     As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a "real estate mortgage investment conduit" (REMIC) as defined in the Internal Revenue Code.
The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a
REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests"
in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See "Credit Enhancement and
Other Support" in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

                                       73

     The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term "Available Funds" for each distribution date will equal the sum of the following amounts:

     (i)  the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including
          Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement)
          received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

          o    all payments which were due on or before the cut-off date;

          o    all Liquidation Proceeds and all Insurance Proceeds, all
               principal prepayments and all other proceeds of any loan
               purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

          o    all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          o    amounts received on particular loans as late payments of
               principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

          o    amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading "--Advances" immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

                                       74

          o    that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

     (ii) the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under "--Advances"
          immediately below and deposited by it in the security account;

     (iii) if applicable, amounts withdrawn from a reserve account;

     (iv) any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

     (v)  if applicable, the amount of any prepayment interest shortfall.

     Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to

                                       75

the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

     Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

     o    the original aggregate principal balance of that class as specified in the related prospectus supplement

     reduced by

     o    all distributions reported to securityholders of that class as allocable to principal

     increased by

     o    in the case of a class of accrual securities, all interest accrued but not then distributable on that class and

     subject to

     o    in the case of adjustable rate certificates, the effect of any negative amortization.

     The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

     If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement and Other
Support--Subordination" in this prospectus.

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account

                                       76

may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date.
Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

ADVANCES

     Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer's determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation
Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or
otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the

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master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

     The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

     Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances.
See "--Distributions on Securities" above.

PURCHASE OBLIGATIONS

     Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

     A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

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     The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

     o    the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

     o    the total cash flows received and the general sources thereof;

     o    the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

     o    the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

     o    the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

     o    the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

     o    the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

     o    interest rates, as applicable, to the pool assets and securities;

     o    the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

     o    the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

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     o    the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

     o    number and amount of pool assets, together with updated pool composition information;

     o    the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

     o    if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

     o    material breaches of pool asset representation or warranties or transaction covenants;

     o    information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

     o    information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

     o    any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

     o    the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

     o    with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

     o    the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

     o    the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     o    the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

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     o    the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     o    the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from
          60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

     o    the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to
          89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;

     o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

     o    if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and

     o    the pass-through rate as of the day prior to the immediately preceding distribution date.

     Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

     o    other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

     Reports, whether monthly or annual, will be posted on a website as described below under "Available Information" and "Reports to Securityholders."

                      CREDIT ENHANCEMENT AND OTHER SUPPORT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to

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reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action.
Credit enhancement may take the form of one or more of the following:

     o    a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

     o    the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,

     o    the establishment of one or more reserve accounts,

     o    an interest rate swap (or cap, floor or collar) or a yield supplement agreement,

     o    a currency swap,

     o    a market value swap,

     o    the use of a cross-support feature, or

     o    a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

     Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

SUBORDINATION

     If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

     o    reducing the ownership interest of the holders of the related subordinated securities,

     o    a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

     o    as otherwise described in the related prospectus supplement.

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     If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

     The related prospectus supplement may also limit the following:

     o    the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

     o    the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

     o    the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

     If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

     In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

     o    on each distribution date,

     o    for specified periods, or

     o    until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

     If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

     As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

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     o    in the order of their scheduled final distribution dates,

     o    in accordance with a schedule or formula,

     o    in relation to the occurrence of events or otherwise,

     in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

POOL INSURANCE POLICIES

     The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

     o    any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

     o    hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o    if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

     o    the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted
          encumbrances.

     Upon satisfaction of these conditions, the pool insurer will have the option either

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     o    to purchase the property securing the defaulted loan at a price equal to the loan's principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders,
          or

     o    to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property,

     in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

     o    the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

     o    the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

     Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

     o    fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

     o    failure to construct a mortgaged property in accordance with plans and specifications.

     Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan's servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

     Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include

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certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

     The terms of any pool insurance policy relating to a pool of Manufactured
Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

     The related prospectus supplement may specify a mortgage loan (the "PMI
Mortgage Loan") is backed by a primary mortgage insurance policy (the "PMI
Policy"). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the "PMI Insurer"). The PMI
Policy covers loss by reason of default in payment on the insured's mortgage loan. A PMI Policy generally requires that delinquencies on any PMI Mortgage
Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI
Mortgage Loan must be commenced within six months of default. The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI
Insurer, good and merchantable title to the property securing the PMI Mortgage
Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv)
claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and
(v) a claim generally must be paid within 60 days after the claim is filed by the insured.

     No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI
Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

     Unless approved in writing by the PMI Insurer, the insured under the PMI
Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI
Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage
Loan; nor make any change in the property or other collateral securing the PMI
Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured's approval, the
PMI Insurer's

                                       86

liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

     Unless otherwise specified in the related prospectus supplement, the PMI
Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage
Loan, as of the effective date of coverage; (iii) any claim involving a PMI
Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the
PMI Mortgage Loan.

     The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA INSURANCE; VA GUARANTEES

     Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United
States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

     The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development
(HUD), or by the master servicer or any sub-servicer, and are paid to the FHA.
The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer

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or HUD that the default was caused by circumstances beyond the mortgagor's control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD.
With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

     In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of
FHA insurance claims bear interest at the applicable HUD debentures' interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture's principal amount.

     The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

     Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the
Serviceman's Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

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     The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1,
1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan's assignment to the
VA.

     With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

     The amount payable under the guaranty will be the percentage of the
VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

     o    loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area,
          and

     o    loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

     See "Operative Agreements--Hazard Insurance" in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or

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chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

     Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

     o    the cost to repair or replace the mortgaged property, and

     o    upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

     If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

     Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

     To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

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     The terms of any special hazard insurance policy relating to a pool of
Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on
Lenders" in this prospectus.

     To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

     The terms of any bankruptcy bond relating to a pool of Manufactured Housing
Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for
Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act
allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the
Housing Act provides for co-insurance of mortgage loans made under Sections
221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may

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not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

     The reserve account for a series of securities will be funded in one of the following ways:

     o    by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

     o    by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

     o    in such other manner as the prospectus supplement may specify.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement,
"permitted investments" will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

     Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In

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this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR
INSTRUMENTS OR AGREEMENTS

     If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

     o    to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

     o    to pay administrative expenses, or

     o    to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

     These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

DERIVATIVES

     The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include
1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities and that are used solely in conjunction with auctions.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating

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rate based on one or more reference interest rates including the London
Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury
Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

     The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

     A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

     Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These
forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

     In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take

                                       94

certain other measures intended to assure performance of those obligations.
Posting of collateral will be documented using the ISDA Credit Support Annex.

     There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool.
Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

     The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans.
Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of
Multifamily Loans.

     Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement
Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity
Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers

                                       95

to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

     Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

     o    make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

     o    make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

     It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Operative Agreements--Collection Procedures" and "Material Legal
Aspects of the Mortgage Loans" in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate.
Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other

                                       96

factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

     When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt.
Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

     If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

     o    30 days' interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer's servicing fee accrues, over

     o    the amount of interest actually received on that loan during the due period, net of the master servicer's servicing fee.

     If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. See "Operative
Agreements--Termination; Optional Termination; Optional Calls" in this prospectus.

     Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the

                                       97

securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

     In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an "insolvency trustee") is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal
Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale.
In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average "strip rate" as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

                              OPERATIVE AGREEMENTS

     Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under
Regulation AB, will be filed with the Commission in a current report on Form 8-K following the issuance of the securities. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

ASSIGNMENT OF TRUST FUND ASSETS

     Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans.
Each loan will be identified in a schedule appearing as

                                       98

an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic
Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related trust will be registered electronically through the MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

     o    the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

     o    in the case of Single Family Loans, Home Equity Loans or Multifamily
          Loans, the mortgage, deed of trust or similar instrument (each, a
          "mortgage") with evidence of recording indicated on the mortgage;
          however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

     o    in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

     o    an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS(R) System; and

     o    any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home
Equity Loan and Multifamily Loan (except for mortgages held under the MERS(R)
System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.

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     With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

     o    the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement and the relevant stock certificate,

     o    related blank stock powers, and

     o    any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement.
The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller's obligation to the extent described in this prospectus under "Mortgage
Loan Program--Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller's obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the

                                      100

breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

     Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

     Assignment of Agency Securities. The applicable depositor will cause any
Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

     Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any
Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label
Securities. See "The Trust Fund--Private Label Securities." The Private Label
Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the
Private Label Securities conveyed to the trustee.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

     o    It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

     o    It must be an account the deposits in which are fully insured by the
          FDIC.

     o    It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with

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          respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

     o    It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

     A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance
Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under "--Sub-Servicing by Sellers,"
less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

     The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

     On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the

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following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

     o    all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

     o    all payments on account of interest on the loans, net of applicable servicing compensation;

     o    Insurance Proceeds;

     o    Liquidation Proceeds;

     o    any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under "Loan Program--Representations by Sellers;
          Repurchases or Substitutions" or "--Assignment of Trust Fund Assets"
          above and all proceeds of any loan repurchased as described in this prospectus under "--Termination; Optional Termination" below;

     o    all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under "--Hazard Insurance" below;

     o    any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

     o    all other amounts required to be deposited in the security account pursuant to the related agreement.

PRE-FUNDING ACCOUNT

     If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the
Sellers of additional mortgage loans to the related trust after the Closing
Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments

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and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months
(with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

SUB-SERVICING OF LOANS

     Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

     With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

     o    collecting payments from borrowers and remitting collections to the master servicer;

     o    maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer's right to approve settlements in advance;

     o    maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

     o    processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

     o    attempting to cure delinquencies;

     o    supervising foreclosures;

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     o    inspecting and managing mortgaged properties under certain circumstances;

     o    maintaining accounting records relating to the loans; and

     o    to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

     A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under "--Payments on Loans; Deposits to Security
Account" above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

     As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See "--Servicing and
Other Compensation and Payment of Expenses" below.

     Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity.
Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

     Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

     The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any

                                      105

amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

COLLECTION PROCEDURES

     The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

     o    waive any assumption fee, late payment or other charge in connection with a loan; and

     o    to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

     Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

     In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement.
These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related trust fund.

     Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not

                                      106

met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See "Material Legal Aspects of the Mortgage
Loans--Due-on-Sale Clauses" in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

     With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Material
Legal Aspects of the Loans" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the
Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section
216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section
216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the
Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with

                                      107

extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

     The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

     o    the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

     o    such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans

                                      108

decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See "Credit Enhancement and Other
Support--Special Hazard Insurance Policies" in this prospectus.

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

     o    all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

     o    hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

     o    amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

     o    claim payments previously made by the primary insurer, and

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     o    unpaid premiums.

     Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

     o    fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

     o    failure to construct the related mortgaged property in accordance with specified plans,

     o    physical damage to the mortgaged property and

     o    lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

     o    to advance or discharge all hazard insurance policy premiums;

     o    to advance

          o    real estate property taxes,

          o    all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

          o    mortgaged property sales expenses,

          o    any outstanding liens on the mortgaged property (as defined in the policy) and

          o    foreclosure costs, including court costs and reasonable
               attorneys' fees,

          o    in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

     o    in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

     o    to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

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     In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans.
As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

     If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

     o    the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

     o    the master servicer will be able to recover its expenses from related
          Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related

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Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. See "Credit Enhancement and Other
Support" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer's primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account.
Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

     Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

     o    payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

     o    payment of the fees and disbursements of the trustee and independent accountants;

     o    payment of expenses incurred in connection with distributions and reports to securityholders; and

     o    payment of any other expenses described in the related prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     The operative agreements will provide that on or before a specified date in
March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of
Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB
Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

                                      112

     Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing
Criteria.

     Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one operative agreement.

     Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITORS

     The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

     Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer's resignation become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

     Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

                                      113

     o    any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

     o    any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

     In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related trust fund and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

     In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

     Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed
"events of default" under each agreement:

     o    any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

     o    any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

                                      114

     o    any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

     o    events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

     No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

     o    the holder has previously given to the trustee written notice of default;

     o    the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

     o    the trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed "events of default" under the indenture for each series of notes:

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     o    failure to pay for five days or more any principal or interest on any note of that series;

     o    failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

     o    the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

     o    events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

     o    any other event of default specified in the indenture.

     If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

     If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

     o    the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

     o    the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

     o    the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

                                      116

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee's costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

     o    to cure any ambiguity,

     o    to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

     o    to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

     In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary

                                      117

to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

     Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than
66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

     o    reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

     o    reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

     If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION; CALLS

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

     o    the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

     o    the purchase from the trust fund by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

     See "Material Federal Income Tax Consequences" in this prospectus.

     Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised

                                      118

only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a "qualified liquidation" of the
REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

     Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the
United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

     Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1)
the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or
(2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word
"Callable." With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word "Callable." In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

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THE TRUSTEE

     The trustee under each agreement will be named in the related prospectus supplement. The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

     Duties of the Trustee

     The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution
Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

     As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage
Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO
Property) will pass to and be vested in the trustee. The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default.
Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

     Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer)
will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement

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arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.
The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer. The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies.
Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the trust fund).

     If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee's duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee);
the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

     Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

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     Certain Matters Regarding the Trustee

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related trust fund.

     The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

     Resignation and Removal of the Trustee

     The trustee may at any time resign and be discharged from the trust by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

GENERAL

     Single Family Loans, Multifamily Loans and Home Equity Loans. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage

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creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments.
Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage:
the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender
(similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share

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loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.
The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     Manufactured Housing Contracts. Each Manufactured Housing Contract
evidences both

     o    the obligation of the borrower to repay the loan it represents, and

     o    the grant of a security interest in a manufactured home to secure repayment of the loan.

     The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured
Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee's ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

     Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing
Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states

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have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a
"fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

     If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee's security interest in the new state, the security interest in the

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manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home.
Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.
Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related
Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a
Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

FORECLOSURE

     Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure
of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls

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the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure.
Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages, Rights of
Senior Mortgages" below.

     Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to

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the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

     Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on
Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

REPOSSESSION OF MANUFACTURED HOMES

     Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the
UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

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     Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

     Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

     Sale proceeds are to be applied first to reasonable repossession expenses
(expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness.
While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall.
Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

     Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC.
Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

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     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor's abandonment or with the obligor's consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

RIGHTS OF REDEMPTION

     Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the

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borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy
Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor's principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

     o    reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

     o    reduce the monthly payments due under the mortgage loan,

     o    change the rate of interest of the mortgage loan, and

     o    alter the mortgage loan repayment schedule.

     The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

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     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, or TILA, as implemented by
Regulation Z, Real Estate Settlement Procedures Act, as implemented by
Regulation Z, Real Estate Settlement Procedures Act, as implemented by
Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair
Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

     Some of the mortgage loans, known as High Cost Loans, may be subject to the
Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the
Homeownership Act. Remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the
Homeownership Act. The maximum damages that may be recovered from an assignee, including the related trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.
Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

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     The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

     The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has
the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the
Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

     Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the
Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the
Manufactured Housing Contract.

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

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     Under the FTC Rule discussed above, the holder of a Manufactured Housing
Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract.
Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

     o    the seller fails to perform its obligation to repurchase that
          Manufactured Housing Contract, and

     o    the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

     Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section
341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St.
Germain) permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota,
New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the
Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

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     In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

PREPAYMENT CHARGES; LATE FEES

     Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan.
Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans.
The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

     Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.
Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity
Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the
Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or
OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1,
2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after
March 31, 1980. The Office of Thrift Supervision, as successor to the Federal
Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen

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states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No
Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

     Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6%
rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard,
and officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

     Some states, such as California, provide similar protection to National
Guard members called up to active service and reservists called to active duty as that provided by the Relief Act. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the
Relief Act or a similar state law could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980
(CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where

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the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under
CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of "owner" or
"operator" those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner" or "operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996,
or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation
Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1)
exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long

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as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     The Conservation Act specifically addresses the potential liability under
CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans.
However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

     If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

     Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

     The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and

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regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper"
or constitute "purchase money security interests" each as defined in the UCC.
Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The Home Improvement Contracts
that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing.
In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement
Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by
"self-help" repossession that is "peaceful" (i.e., without breach of the peace)
or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

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     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

INSTALLMENT CONTRACTS

     Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract.
Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is

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entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

     General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA
is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

     There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.
With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to

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the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.
In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed

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in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities.
With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct
Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a
Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the
FHA of a loan report on the prescribed form pursuant to the Title I regulations.
For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the
FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide transaction)
insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of

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insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than
$5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased.
Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan.
Concurrently with filing the insurance claim, the lender shall assign to the
United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United
States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the

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part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "claimable amount" means an amount equal to 90% of the sum of:

     o    the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

     o    the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

     o    the uncollected court costs;

     o    the attorney's fees not to exceed $500; and

     o    the expenses for recording the assignment of the security to the
          United States.

     The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the
Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, any of Sidley Austin LLP, Thacher Proffitt &
Wood LLP or McKee Nelson LLP, as specified in the related prospectus supplement.
This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

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GENERAL

     The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a "section" or "sections" shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

     If a REMIC election is not made, in the opinion of tax counsel the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A trust fund that qualifies as a "grantor trust" for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

     o    the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

     o    owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below.

     A trust fund that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

     With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

     If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related trust fund. The trust fund would then be treated as a partnership and could be a publicly traded partnership. If the trust fund were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute "qualifying income" not derived in the conduct of a financial business. Nevertheless, if the trust fund were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders.
For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust's income but might be subject to certain limitations on their ability to deduct their share of the trust's expenses.

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TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a
REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

     o    securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

     o    securities held by a real estate investment trust will constitute
          "real estate assets" within the meaning of section 856(c)(4)(A) of the
          Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

     In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with "original issue discount" or
OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

     In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to

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the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The
OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID.
However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated
redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

     Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

     o    the interest is unconditionally payable at least annually,

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

     In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

     The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

     Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section
1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the
Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest
Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

     Certain classes of the debt securities may be "pay-through securities,"
which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through

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security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

     o    sum of

          o    the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

          o    the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

     over

     o    the adjusted issue price of the pay-through security at the beginning of the accrual period.

     The present value of the remaining payments is to be determined on the basis of three factors:

     o    the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

     o    events that have occurred before the end of the accrual period, and

     o    the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the
IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

     Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus

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supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

     Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

     Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under
"--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Non-REMIC Certificates--B. Multiple
Classes of Senior Certificates--Stripped Bonds and Stripped Coupons" below.

     Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is

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uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

     Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the
Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in
Treasury regulations but, until such regulations are issued, market discount would in general accrue either

     o    on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

     o    in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans)
with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all

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taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the
IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the
Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

     Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the debt security. Such adjusted basis generally will equal the seller's purchase price for the debt security, increased by the OID and market discount included in the seller's gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a "capital asset" within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

     Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

     It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a debt security will be part of a conversion transaction if substantially all of the holder's

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expected return is attributable to the time value of the holder's net investment, and at least one of the following conditions is met:

     o    the holder entered the contract to sell the debt security
          substantially contemporaneously with acquiring the debt security;

     o    the debt security is part of a straddle;

     o    the debt security is marketed or sold as producing capital gain; or

     o    other transactions to be specified in Treasury regulations that have not yet been issued occur.

     If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

     o    the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

     o    the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

     o    the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a
          U.S. Person and providing its name and address.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the
Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with

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respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

NON-REMIC CERTIFICATES

SINGLE CLASS OF SENIOR CERTIFICATES

     Characterization. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool.
Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder's method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder's adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

     o    a senior certificate owned by a "domestic building and loan association" within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

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     o    a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of section
          856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

     o    a senior certificate owned by a REMIC will be an "obligation . . .
          which is principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31,
1995.

     The assets constituting certain trust funds may include "buydown" mortgage loans. The characterization of any investment in "buydown" mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such "buydown" mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in "buydown" mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes "buydown" mortgage loans.

     Premium. The price paid for a senior certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis

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of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above.
Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code
(currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury's
OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the
OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27,
1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984.
OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--B. Multiple Classes of Senior Certificates--Senior Certificates
Representing Interests in Loans Other than ARM Loans--Accrual of Original Issue
Discount" below.

     Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder's undivided interest over the holder's tax basis in such interest.
Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors are encouraged to consult their own tax advisors regarding the application of

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these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

     o    the total remaining market discount

     times

     o    a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

     For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     o    the total remaining market discount

     times

     o    a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

     A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable

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transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income.
The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Regular Certificates--Original Issue
Discount and Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

     Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

MULTIPLE CLASSES OF SENIOR CERTIFICATES

     Stripped Bonds and Stripped Coupons

     General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will

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represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans ("stripped bond certificates"), while the second class of senior certificates will represent the right to some or all of the interest on such portion ("stripped coupon certificates").

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount.
The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

     Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "--Single Class of Senior Certificates--Original
Issue Discount" above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

     o    the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

     o    no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund's mortgage loans.

     Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis.
However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate's stated
redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed

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prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

     Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent "real estate assets"
within the meaning of section 856(c)(4)(A) of the Code and "loans . . . secured by, an interest in real property which is . . . residential real property"
within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment.
Prospective purchasers to which such characterization of an investment in senior certificates is material are encouraged to consult their own tax advisors regarding the characterization of the senior certificates and related income.
Senior certificates will be "obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

     Senior Certificates Representing Interests in Loans Other Than ARM Loans

     General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. OID on each senior certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that

                                      162

adjust periodically (ARM loans) likely will be computed as described under
"--Accrual of Original Issue Discount" below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "-- Accrual of Original Issue Discount"
below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the

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distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

     o    the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

     o    any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the
          "adjusted issue price" of the respective component at the beginning of such accrual period.

     The "adjusted issue price" of a senior certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a senior certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of
OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans
(e.g., that arising from a "teaser" rate) would still need to be accrued.

     Senior Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments.
In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans ("stripped ARM obligations") to holders in a manner it believes to be consistent with the rules described under the heading "-- Senior Certificates Representing Interests in Loans Other Than ARM
Loans" above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior

                                      164

certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate's principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

     Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

POSSIBLE APPLICATION OF CONTINGENT PAYMENT REGULATIONS TO CERTAIN NON-REMIC
CERTIFICATES

     Final regulations issued on June 11, 1996 with respect to OID under section
1275 include "contingent payment regulations" covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments.
The absence of interest payments following a prepayment would be the normal consequence of the return of the investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

     Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

     In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading "--Stripped Bonds and
Stripped Coupons" above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder's adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment

                                      165

regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller's purchase price for the senior certificate, increased by the OID and market discount included in the seller's gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a "capital asset" within the meaning of section
1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period
(currently more than one year).

     Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

     It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and at least one of the following conditions is met:

     o    the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

     o    the senior certificate is part of a straddle;

     o    the senior certificate is marketed or sold as producing capital gain;
          or

     o    other transactions to be specified in Treasury regulations that have not yet been issued occur.

     If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Senior certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

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NON-U.S. PERSONS

     Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

     o    the senior certificateholder does not actually or constructively own
          10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

     o    the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer;
          and

     o    the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

REMIC CERTIFICATES

GENERAL

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax
(see, however, "--Prohibited Transactions and Other Taxes") below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any

                                      167

taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under "--Residual
Certificates" below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests ("regular certificates") or residual interests ("residual certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

     o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in section 7701(a)(19)(C) of the Code;

     o    certificates held by a real estate investment trust will constitute
          "real estate assets" within the meaning of section 856(c)(4)(A) of the
          Code; and

     o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

     In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of
"buydown" mortgage loans contained in "--Non-REMIC Certificates--Single Class of
Senior Certificates" above. REMIC certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of section
856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code.

     A "qualified mortgage" for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under section 25(e)(10) of the

                                      168

Code will qualify as real property without regard to state law classifications.
Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

TIERED REMIC STRUCTURES

     For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the
"subsidiary REMIC" and the "master REMIC") for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

     o    whether the REMIC certificates will be (i) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code or (ii) "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
          Code; and

     o    whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

     Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the "stated redemption price at maturity" of a regular certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax
Reform Act. Holders of regular certificates should be aware, however, that the
OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

                                      169

     Rules governing OID are set forth in sections 1271 through 1273 and section
1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that
Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

     In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated
interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

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     Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

     o    the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made

     times

     o    a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

     Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as "super-premium" certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

     Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated
redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest
Certificates" below), so that such regular certificates would be considered for
U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under "--Premium" below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only

                                      171

claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

     Under the REMIC Regulations, if the issue price of a regular certificate
(other than regular certificate based on a notional amount) does not exceed 125%
of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under
"--Premium" below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

     Generally, a regular certificateholder must include in gross income the
"daily portions," as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

     o    the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

     o    any payments included in the stated redemption price at maturity received during the accrual period,

     and subtracting from that total the "adjusted issue price" of the regular certificates at the beginning of the accrual period.

     The "adjusted issue price" of a regular certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a regular certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

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     A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

     o    the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price),

     less

     o    any prior payments included in the stated redemption price at maturity,

     and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

     o    the interest is unconditionally payable at least annually;

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

     The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue
Discount and Premium" above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate.
Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular

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certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

     Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

     o    the regular certificate's stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

     over

     o    the price for the regular certificate paid by the purchaser.

     A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated
redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter.
Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Original Issues
Discount and Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

     Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate's stated redemption price at maturity multiplied by the regular certificate's weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the

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advisability of making any of the elections allowed under sections 1276 through
1278 of the Code.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     o    the total remaining market discount

     multiplied by

     o    a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

     For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     o    the total remaining market discount

     multiplied by

     o    a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

     A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including
OID) includible in the holder's gross income for the taxable year with respect to the regular certificate. The amount of

                                      175

such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform
Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have
OID) will also apply in amortizing bond premium under section 171 of the Code.
The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

     On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March
2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could

                                      176

accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates.
Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the regular certificate, and reduced (but not below zero)
by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder's adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a "capital asset"
(generally, property held for investment) within the meaning of section 1221 of the Code.

     Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

     Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

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     o    the amount that would have been includible in such holder's income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the
          Code determined as of the date of purchase of such regular certificate,

     over

     o    the amount actually includible in the holder's income.

     Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a "conversion transaction" as defined in section
1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

     Regular certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Regular certificates that are "payment lag"
certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest"), and the regular certificate provides for a payment of stated
interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the

                                      178

proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

     Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are
"pass-through interest holders." Generally, a single-class REMIC is defined as
(i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder's adjusted gross income. In addition, section 68 of the
Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "applicable amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the
"2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after
December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are
"pass-through interest holders" are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless.
Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at

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such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

     o    the regular certificateholder does not actually or constructively own
          10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

     o    the regular certificateholder is not a controlled foreign corporation
          (within the meaning of section 957 of the Code) related to the issuer;
          and

     o    the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

     If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United
States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

     Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or

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desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the
Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The
REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited
Transactions and Other Taxes" below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of
"passive losses." As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests
(i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

     A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or

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less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See "--Sale or Exchange of Residual
Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Certificates. The
taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the
REMIC for interest and OID on the regular certificates and, except as described under "--Non-Interest Expenses of the REMIC" below, other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the
Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method.
It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985.
Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC's taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see "-- Allocation of the Income of the REMIC to the Residual Certificates"
above.

     Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into

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account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC's taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a "negative value" residual interest.

     Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of
"inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

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     Non-Interest Expenses of the REMIC. The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are "pass-through interest holders." Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense.
Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The
REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are "pass-through interest holders" are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See "--
Regular Certificates--Non-Interest Expenses of the REMIC" above.

     Excess Inclusions. A portion of the income on a residual certificate
(referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

     o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

     o    will be treated as "unrelated business taxable income" within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt
          Investors" below); and

     o    is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

     See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

     o    the income of the residual certificateholder for that calendar quarter from its residual certificate

                                      184

     over

     o    the sum of the "daily accruals" for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

     For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the residual certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the residual certificate is issued. For this purpose, the "adjusted issue price" of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased
(but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The "Federal long-term rate"
is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder's adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

     Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day.
In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as

                                      185

individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class
REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

     Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in section 7701(i)) of the
Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder's adjusted basis in the newly acquired asset.

     Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

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PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax.
However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder's adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage
Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to

                                      187

each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

     Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an "excess inclusion." See"--Residual Certificates-- Excess
Inclusions" above.

NON-U.S. PERSONS

     Amounts paid to residual securityholders who are not U.S. Persons (see
"--Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.
Amounts distributed to residual securityholders should qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates"
above, but only to the extent that the mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates--Excess
Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have
OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See "--Residual
Certificates--Excess Inclusions" above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see "--Tax-Related Restrictions on Transfers of Residual
Certificates" below.

     Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

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TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

     o    an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer

     multiplied by

     o    the highest marginal federal income tax rate applicable to corporations.

     The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means

     o    the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

     o    any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income,"

     o    a rural electric or telephone cooperative, and

     o    electing large partnerships.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity.
The amount of the tax is equal to the product of

     o    the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record

                                      189

holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means

     o    a regulated investment company, real estate investment trust or common trust fund,

     o    a partnership, trust or estate, and

     o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31,
1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31,
1988.

     In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

     Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "non-economic residual certificate" is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

     o    the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

                                      190

     o    the transferor conducted a reasonable investigation of the transferee's financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

     o    the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

     Final Treasury regulations issued on July 18, 2002 (the "New REMIC
Regulations"), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

     o    the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and

     o    the transfer must satisfy either an "asset test" or a "formula test"
          provided under the REMIC Regulations.

     A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if:

     o    at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

     o    the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

     o    a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

     In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

     The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

                                      191

     o    any consideration given to the transferee to acquire the interest (the inducement payment),

     o    future distributions on the interest, and

     o    any anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

     If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a "tax avoidance potential" to a "foreign person"
will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee's income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S.
Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual

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certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                             REPORTABLE TRANSACTIONS

     Pursuant to recently enacted legislation, a penalty in the amount of
$10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the
Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item.
Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                PENALTY AVOIDANCE

     The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United
States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in this prospectus under "Material Federal Income Tax Considerations" above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

     ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements ("Parties in Interest") or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans."
Generally, ERISA applies to investments

                                      193

made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan.
ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan.
Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section
2510.3-101). Under this "Plan Assets Regulation," the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed, for purposes of
ERISA, to be assets of the investing Plan in certain circumstances.

     The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a
"publicly-offered security," or if equity participation by "benefit plan investors" is not "significant." In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by "benefit plan investors" is not significant if, after the most recent acquisition of an equity interest in the entity, less than
25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under
Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities the underlying assets of which include assets of the benefit plan by reason of investment in the entity by the benefit plan.

     If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of
Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In

                                      194

addition, parties with certain relationships to investing plans or providing services with respect to the issuer's assets could be deemed to be Parties in
Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a
Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter)
might be considered or might become Parties in Interest with respect to a Plan.
In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption ("PTCE") 96-23,
which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

INSURANCE COMPANY GENERAL ACCOUNTS

     The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to
Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

     o    disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

     o    allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest;
          and

     o    give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

                                      195

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

     Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan is encouraged to consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and
Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by
Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a "swap"), a yield maintenance agreement (a "cap") or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

UNDERWRITER EXEMPTION

     On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724
(1990)) (the "Exemption") from certain of the prohibited transaction rules of
ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of
"securities" that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital
Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed.
Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67
Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

     The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

     o    the investment pool consists only of assets of a type which have been included in other investment pools;

     o    securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the exemption; and

                                      196

     o    securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

     The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the
Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of
Standard & Poor's, Moody's Investors Service, Inc. or Fitch Ratings. The
Exemption specifies that the pool trustee must not be an affiliate of any other member of the "Restricted Group" (defined below), other than an underwriter. The
Exemption stipulates that any Plan investing in the securities must be an
"accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

     If an issuer holds obligations that have loan-to-value ratios in excess of
100%, the Exemption may apply to only the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

     o    the obligations are residential or home equity loans, and

     o    the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

     Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

     o    in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

     o    the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

                                      197

     o    the Plans' investment in securities of any class does not exceed 25%
          of all of the securities of that class outstanding at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     This relief is not available to Plans sponsored by the "Restricted Group,"
which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than
5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

     If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period"), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

     The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from
Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

     The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

     In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is

                                      198

permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the
Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

     The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended (SMMEA). Classes of certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96,
as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12
C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

                                      199

     All depository institutions considering an investment in the certificates
(whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for
(and restrictions on) investing in mortgage derivative products, including
"mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates.
Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" ("TB 73a"), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB
13a"), which applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB
13a, the term "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i)

                                      200

that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB
73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital
Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

                                      201

     As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190.

     Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

     The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

     In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

     The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New
York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New
York, New York 10281, or by McKee Nelson LLP, 1919 M Street, NW, Washington, DC
20036, as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance

                                       202

of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the
Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration
Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference
Section, 100 F Street, N. E., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC. Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to provide any financial reports to securityholders.

     The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities --
Reports to Securityholders" and "Servicing of Mortgage Loans -- Evidence as to
Compliance," required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site of the trustee for the related transaction as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission.

                           REPORTS TO SECURITYHOLDERS

     The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

     As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under
"Available Information."

     As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Operative

                                       203

Agreements -- Evidence as to Compliance" and "Description of the Securities --
Reports to Securityholders."

                                     RATINGS

     It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       204

                                GLOSSARY OF TERMS

     Agency Securities: Mortgage pass-through securities issued or guaranteed by
Ginnie Mae, Fannie Mae or Freddie Mac.

     Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

     Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

     Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer's normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

     Liquidation Proceeds: All cash amounts (other than Insurance Proceeds)
received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

     Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

     Multifamily Loans: First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

     Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

     REMIC Regulations: Regulations promulgated by the Department of the
Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

     Single Family Loans: First lien mortgage loans, secured by one- to four-family residential properties.

     U.S. Person: Any of the following:

     o    a citizen or resident of the United States;

     o    a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes)
          organized in or under the laws of

                                       205

          the United States, or any State thereof or the District of Columbia
          (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

     o    an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

     o    a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more
          U.S. Persons have the authority to control all substantial decisions of the trust.

     In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

                                       206

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS
EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER
THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE
OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

                           [THORNBURG MORTGAGE LOGO]
                               [GRAPHIC OMITTED]

                                 $1,541,159,100
                                 (APPROXIMATE)

                   THORNBURG MORTGAGE SECURITIES TRUST 2006-3
            MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-3

                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                   Depositor

                  THORNBURG MORTGAGE SECURITIES TRUST 2006-3
                                Issuing Entity

                      THORNBURG MORTGAGE HOME LOANS, INC.
                              Sponsor and Seller

                            WELLS FARGO BANK, N.A.
                 Master Servicer and Securities Administrator

--------------------------------------------------------------------------------

                            PROSPECTUS SUPPLEMENT

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated
on their respective covers.

RBS GREENWICH CAPITAL

                     BEAR, STEARNS & CO. INC.

                                            LEHMAN BROTHERS

                                                                  CREDIT SUISSE

                                 June 26, 2006